As filed with the Securities and Exchange Commission on October 29, 2021

Registration No. 333-[●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

theMaven, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	4841	68-0232575
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

200 Vesey Street

24th Floor

New York, New York 10281

(212) 321-5002

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Ross Levinsohn

Chief Executive Officer

theMaven, Inc.

200 Vesey Street

24th Floor

New York, New York 10281

(212) 321-5002

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey P. Berg, Esq. Baker & Hostetler LLP 11601 Wilshire Boulevard, Suite 1400 Los Angeles, California 90025-0509 (310) 442-8850	Alissa Kay Lugo, Esq. Baker & Hostetler LLP 200 South Orange Avenue, Suite 2300 Orlando, Florida 32801 (407) 649-4015	Robert Scott, Esq. General Counsel theMaven, Inc. 200 Vesey Street 24th Floor New York, New York 10281 (212) 321-5002

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per security		Proposed maximum aggregate offering price		Amount of registration fee
Common stock (2)	201,217,169	$0.4925	(3)	$99,099,455.73	(4)	$9,186.52
Common stock issued or issuable upon exercise of warrants (5)	1,500,000	$0.50	(6)	$750,000	(4)	$69.53
Common stock issued or issuable upon exercise of warrants (5)	875,000	$0.4925	(7)	430,937.50	(4)	$39.95
Common stock issued or issuable upon conversion of Series H convertible preferred stock (8)	52,366,587	$0.4925	(9)	25,790,544.10	(4)	$2,390.78
Preferred Stock Purchase Rights (1)(10)	-	-		-		-
Total	255,958,756	-		$126,070,937.33		$11,686.78

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The number of shares of common stock being registered represents the sum of up to 201,217,169 shares of our common stock issued in connection with (a) the 2018 PIPE Investment (as defined in the registration statement), (b) the Debenture Conversions (as defined in the registration statement), (c) the Preferred Stock Conversions (as defined in the registration statement), (d) the 2021 PIPE Investment (as defined in the registration statement) and (e) the Piggy-back Shares (as defined in the registration statement).
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock of theMaven, Inc. (the “Company”) on the OTC Market Group Inc.’s OTCQX® Best Market on October 26, 2021 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission). This calculation is in accordance with Rule 457(c) of the Securities Act.
(4)	The proposed maximum aggregate offering price of the common stock has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act.
(5)	Reflects the shares of common stock that may be issued upon exercise of outstanding warrants, with each warrant exercisable for one share of common stock.
(6)	Estimated pursuant to Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee based on the exercise price of the warrants.
(7)	Estimated pursuant to Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the common stock of the Company on the OTC Market Group Inc.’s OTCQX® Best Market on October 26, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC).
(8)	Reflects the shares of common stock that may be issued upon the conversion of outstanding shares of the Company’s Series H Convertible Preferred Stock.
(9)	Estimated pursuant to Rule 457(c) under the Securities Act for purpose of calculating the registration fee, based on the average of the high and low prices of the common stock of the Company on the OTC Market Group Inc.’s OTCQX® Best Market on October 26, 2021 (such date being within five business days of the date that this registration statement was first filed with the SEC).
(10)	The Company’s common stock currently includes certain preferred stock purchase rights issued pursuant to that certain Rights Agreement, dated May 4, 2021 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent. Until the occurrence of certain events specified in the Rights Agreement, none of which have occurred, the preferred stock purchase rights are not exercisable, are evidenced by the certificate for the common stock and will be transferred along with and only with and are not severable from, the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the market price of the common stock. No separate consideration will be payable for the preferred stock purchase rights.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED OCTOBER 27, 2021

THEMAVEN, INC.

UP TO 255,958,756 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling stockholders named in this prospectus (each, a “Selling Stockholder” and, collectively, the “Selling Stockholders”) of up to 255,958,756 shares (the “Shares”) of our common stock, par value $0.01 per share (our “common stock”). The Shares consist of (i) up to 201,217,169 shares of our common stock issued in connection with (1) the 2018 PIPE Investment (as defined below), (2) the Debenture Conversions (as defined below), (3) the Preferred Stock Conversions (as defined below), (4) the 2021 PIPE Investment (as defined below) and (5) the Piggy-back Shares (as defined below); (ii) up to 2,375,000 shares of our common stock issuable upon the exercise of outstanding Warrants (as defined below); and (iii) up to 52,366,587 shares of our common stock issuable upon the conversion of outstanding shares of our Series H Convertible Preferred Stock (“Series H Preferred Stock”).

Our common stock is quoted on the OTC Markets Group, Inc.’s (the “OTCM”) OTCQX® Best Market (the “OTCQX”) under the symbol “MVEN.” The Shares covered by this prospectus may be sold at prevailing market prices or privately negotiated prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section entitled “Plan of Distribution” beginning on page 23 of this prospectus. We do not know when or in what amount the Selling Stockholders may offer these Shares. The Selling Stockholders may sell some, all, or none of the Shares offered by this prospectus. The last sales price of our common stock was $0.4925 on October 26, 2021.

We will receive the proceeds from any exercise of the Warrants for cash. The Selling Stockholders will receive all proceeds from the sale of the Shares hereunder, and we will not receive any of the proceeds from their sale of the Shares hereunder.

We will bear all costs, expenses, and fees in connection with the registration of the Shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

Investing in shares of our common stock involves significant risks. You should read the section entitled “Risk Factors” beginning on page 6 for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________.

You should rely only on the information contained in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not, and the Selling Stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date. Information contained on our website, or any other website operated by us, is not part of this prospectus.

This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to future events or future performance and include, without limitation, statements concerning our business strategy, future revenues, market growth, capital requirements, product introductions, and expansion plans and the adequacy of our funding. Other statements contained in this prospectus that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and other comparable terminology.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

●	the impact of the novel coronavirus (“COVID-19”) pandemic;

●	our ability to attract new subscribers and to persuade existing subscribers to renew their subscriptions;

●	our ability to attract new advertisers and to persuade existing advertisers to continue to advertise on our digital media platform;

●	our ability to manage our growth effectively, including through strategic acquisitions;

●	our ability to maintain an effective system of internal control over financial reporting;

●	our ability to grow market share in our existing markets or any new markets we may enter;

●	our ability to recruit and retain qualified personnel;

●	our ability to respond to general economic conditions;

●	our ability to attract, develop, and retain capable publisher partners and expert contributors;

●	our ability to achieve and maintain profitability in the future;

●	the success of strategic relationships with third parties; and

●	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts, and assumptions, and involve a number of judgments, risks, and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” See also the section entitled “Where You Can Find Additional Information.”

Unless context otherwise requires, references in this prospectus to “The Arena Group,” the “Company,” “we,” “us,” or “our” refer to theMaven, Inc. and our subsidiaries.

Our Company

We operate a best-in-class digital media platform (the “Platform”) empowering premium publishers who impact, inform, educate and entertain. Our focus is on leveraging the Platform and iconic brands in targeted verticals to maximize the audience, improve engagement and optimize monetization of digital publishing assets for the benefit of our users, our advertiser clients, and our owned and operated properties as well as properties we run on behalf of independent publisher partners. We operate the media businesses for Sports Illustrated (as defined below), own and operate TheStreet, Inc. (“TheStreet”) and College Spun Media, Inc. (“The Spun” and, collectively, Sports Illustrated, TheStreet and The Spun are hereinafter referred to as our “Owned and Operated Businesses”), and power more than 200 independent media publishers (each a “Publisher Partner”). Our strategy is to focus on key verticals where audiences are passionate about a topic category (e.g., sports, finance) and where we can leverage the strength of our core brands to grow audience and monetization both within our core brands as well as our Publisher Partners. Each Publisher Partner joins the Platform by invitation-only and is drawn from premium media brands and independent publishing businesses with the objective of augmenting our position in key verticals and optimizing the performance of the Partner. Because of the state-of-the-art technology and large scale of the Platform and our expertise in search engine optimization (SEO), social media, subscription marketing and ad monetization, Publisher Partners benefit from improved traffic and increased monetization. Additionally, we believe the lead brand within each vertical creates a halo benefit for all Publisher Partners in the vertical while each of them adds to the breadth and quality of content. While they benefit from these critical performance improvements they also may save substantially in costs of technology, infrastructure, advertising sales, and member marketing and management.

Our Corporate History and Background

We were originally incorporated in Delaware as Integrated Surgical Systems, Inc. (“Integrated”) in 1990. On October 11, 2016, Integrated and TheMaven Network, Inc. (“Maven Network”) entered into a share exchange agreement (the “Share Exchange Agreement”), whereby the stockholders of Maven Network agreed to exchange all of the then-issued and outstanding shares of common stock for shares of common stock of Integrated. On November 4, 2016, the parties consummated a recapitalization pursuant to the Share Exchange Agreement and, as a result, Maven Network became a wholly owned subsidiary of Integrated. Integrated changed its name to theMaven, Inc. on December 2, 2016.

On September 20, 2021, we re-branded to “The Arena Group.”

Registrable Shares

This prospectus relates to an offering of up to 255,958,756 Shares that were previously issued to the Selling Stockholders or are issuable to the Selling Stockholders upon exercise or conversion of certain securities held by them. The following sets forth descriptions of the various private placements pursuant to which the Selling Stockholders obtained the Shares we are registering herein.

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Common Stock Issuances – 2018 PIPE Investment and 2021 PIPE Investment

On January 4, 2018, we entered into a securities purchase agreement with The Mark and Tammy Strome Family Trust (“Strome Trust”), pursuant to which we issued 1,200,000 shares of our common stock at a price of $2.50 per share (the “January 2018 SPA”). In addition, we entered into a registration rights agreement, dated January 4, 2018, with Strome Trust (the “January 2018 Registration Rights Agreement”), pursuant to which we agreed to register the 1,200,000 shares of our common stock for resale. On March 30, 2018, we entered into another securities purchase agreement with Strome Trust, pursuant to which we issued 500,000 shares of our common stock at a price of $2.50 per share (the “March 2018 SPA” and, together with the January 2018 SPA, the “2018 PIPE Investment”). In addition, we entered into a registration rights agreement, dated March 30, 2018, with Strome Trust (the “March 2018 Registration Rights Agreement”), pursuant to which we agreed to register the 500,000 shares of our common stock for resale.

On May 20 and 25, 2021, we entered into securities purchase agreements with several accredited investors (the “May 2021 SPAs”), pursuant to which we sold an aggregate of 21,435,718 shares of our common stock, at a per share price of $0.70, for aggregate gross proceeds of approximately $15.0 million in a private placement. On June 2, 2021, we entered into a securities purchase agreement with an accredited investor (the “June 2021 SPA”), pursuant to which we sold an aggregate of 7,142,857 shares of our common stock at a per share price of $0.70, for gross proceeds of approximately $5.0 million in a private placement. In connection with the 2021 PIPE Investment, we also entered into registration rights agreements with such investors (the “2021 PIPE Registration Rights Agreements”), pursuant to which we agreed to register the shares of our common stock for resale on behalf of such investors.

Accordingly, we are registering an aggregate of 29,564,288 shares of our common stock in connection with the 2018 PIPE Investment and the 2021 PIPE Investment.

Common Stock Issuances – Debenture Conversions

On December 12, 2018, we entered into securities purchase agreements (the “December 2018 SPAs”) with three accredited investors, pursuant to which we issued to the investors the 12% Senior Secured Subordinated Debentures (the “Debentures”) in the aggregate principal amount of approximately $13.1 million, which included (i) the roll-over of approximately $3.6 million, in the aggregate, in principal and interest of those certain 10% original issue discount (“OID”) senior secured convertible debentures previously issued to two of the investors in October 2018 and (ii) a placement fee of $540,000 to B. Riley FBR, Inc. (“B. Riley FBR”), our placement agent in the offering. After taking into account legal fees and expenses of the investors, we received net proceeds of approximately $9.0 million. On March 18 and 27, 2019, we entered into securities purchase agreements (the “March 2019 SPAs”) with accredited investors, including our former Executive Chairman, John Fichthorn, pursuant to which we issued to the investors the Debentures in the aggregate principal amount of approximately $2.0 million, which included placement fees of $114,000 payable to B. Riley FBR for acting as our placement agent in the offering. After taking into account legal fees and expenses, we received net proceeds of approximately $1.9 million. On April 8, 2019, we entered into a securities purchase agreement (the “April 2019 SPA”) with an accredited investor, pursuant to which we issued to the investor the Debenture in the aggregate principal amount of $100,000. The Debentures were due and payable on December 31, 2020, and interest accrued on the Debentures at the rate of 12% per annum, payable on the earlier of conversion or the maturity date. The Debentures issued pursuant to the December 2018 SPAs had conversion prices of $0.33 per share, subject to adjustment. The Debentures issued pursuant to the March 2019 SPAs and the April 2019 SPA had conversion prices of $0.40 per share, subject to adjustment. In connection with the December 2018 SPAs, the March 2019 SPAs, and the April 2019 SPA, we entered into registration rights agreements with the investors (collectively, the “Debenture Registration Rights Agreements”), pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Debentures by the investors.

On December 31, 2020, noteholders converted the Debentures representing an aggregate of approximately $18.1 million of the then outstanding principal and accrued but unpaid interest into 53,887,470 shares of our common stock at effective conversion per-share prices ranging from $0.33 to $0.40 (collectively, the “Debenture Conversions”). We are registering an aggregate of 52,221,408 shares of common stock that were issuable upon the Debenture Conversions.

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Common Stock Issuances – Preferred Stock Conversions

On June 28, 2019, we issued shares of our Series I Convertible Preferred Stock (the “Series I Preferred Stock”), pursuant to securities purchase agreements entered into with certain accredited investors (the “Series I SPAs”). In accordance with the Series I SPAs, we issued an aggregate of 23,100 shares of Series I Preferred Stock at a stated value of $1,000, initially convertible into 46,200,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.50 per share, for aggregate gross proceeds of approximately $23.1 million. In connection with the Series I SPAs, we entered into registration rights agreements with the accredited investors (the “Series I Registration Rights Agreements”), pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series I Preferred Stock.

On October 7, 2019, we issued shares of our Series J Convertible Preferred Stock (the “Series J Preferred Stock”), pursuant to securities purchase agreements entered into with certain accredited investors (the “2019 Series J SPAs”). In accordance with the 2019 Series J SPAs, we issued an aggregate of 20,000 shares of Series J Preferred Stock at a stated value of $1,000, initially convertible into 28,571,428 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of approximately $20.0 million. On September 4, 2020, we issued additional shares of our Series J Preferred Stock pursuant to securities purchase agreements entered into with two accredited investors (the “2020 Series J SPAs” and, together with the 2019 Series J SPAs, the “Series J SPAs”). In accordance with the 2020 Series J SPAs, we issued an aggregate of 10,500 shares of Series J Preferred Stock at a stated value of $1,000 per share, initially convertible into 15,000,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.70, for aggregate gross proceeds of approximately $6.0 million. In connection with the Series J SPAs, we entered into registration rights agreements with the accredited investors, pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series J Preferred Stock.

Between October 23, 2020 and November 11, 2020, we entered into several securities purchase agreements with accredited investors (the “Series K SPAs”), pursuant to which we issued an aggregate of 18,042 of Series K Convertible Preferred Stock (the “Series K Preferred Stock”) at a stated value of $1,000 per share, initially convertible into 45,105,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.40 per share, for aggregate gross proceeds of approximately $18.0 million. In connection with the Series K SPAs, we entered into registration rights agreements with the accredited investors (the “Series K Registration Rights Agreements”), pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series K Preferred Stock.

On December 18, 2020, we filed a Certificate of Amendment to our Certificate of Incorporation (the “Certificate of Amendment”), to increase the number of authorized shares of our common stock. Upon the filing of the Certificate of Amendment, all of our then issued and outstanding shares of Series I Preferred Stock, Series J Preferred Stock, and Series K Preferred Stock automatically converted into shares of our common stock (the “Preferred Stock Conversions”). Accordingly, we are registering for resale 45,000,000 shares of our common stock that were issued upon conversion of the Series I Preferred Stock, 40,419,265 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, and 29,917,500 shares of our common stock that were issued upon conversion of the Series K Preferred Stock.

Common Stock Issuances – Piggy-back Shares

We previously granted a stockholder piggy-back registration rights with respect to 4,094,708 shares of our common stock in connection with a settlement and release (the “Piggy-back Shares”). Accordingly, we are registering for resale all 4,094,708 shares.

Common Stock Issuable Upon Exercise of Warrants

On June 15, 2018, we modified the January 2018 SPA and the March 2018 SPA, to eliminate a make-whole provision under which we were committed to issue up to 1,700,000 shares of our common stock in certain circumstances. The modification removed the prior uncertainty of our obligation under these agreements. In exchange for the modification, we issued to a designee of Strome Trust a common stock purchase warrant to purchase up to 1,500,000 shares of our common stock (the “Strome Warrant”). The Strome Warrant is exercisable for a period of five years at an initial exercise price of $1.19 per share, which has been adjusted to $0.50 per share. Pursuant to the March 2018 Registration Rights Agreement entered into with Strome Trust, we agreed to register for resale the 1,500,000 shares of our common stock underlying the Strome Warrant.

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On October 18, 2018, we entered into securities purchase agreements with two accredited investors, pursuant to which we issued warrants exercisable for up to 875,000 shares of our common stock (the “2018 Warrants” and, together with the Strome Warrant, the “Warrants”), among other securities. The 2018 Warrants are exercisable for a period of seven years at an initial exercise price of $1.00 per share, subject to customary anti-dilution and other adjustments. The 2018 Warrants also provide that upon the consummation of a subsequent financing, the $1.00 exercise price will be adjusted to (i) in the event that the security issued in such subsequent financing is shares of our common stock, 125% of the effective per share purchase price of our common stock in such subsequent financing, (ii) in the event that the security issued in such subsequent financing is a common stock equivalent, 100% of the effective per-share purchase price of our common stock underlying the common stock equivalent issued in such subsequent financing, or (iii) in the event that the primary securities issued in such subsequent financing includes a combination of shares of our common stock and common stock equivalents, the greater of (a) 125% of the effective per share purchase price of shares of our common stock issued in such subsequent financing or (b) 100% of the effective per share purchase price of the shares of our common stock underlying the common stock equivalents. The securities purchase agreements granted the investors piggyback registration rights, pursuant to which we agreed that if we file with the Securities and Exchange Commission (the “SEC”) a registration statement relating to an offering of our common stock of our own account or the account of others under the Securities Act, other than on a Form S-4 or a Form S-8, we would notify the investors and provide them with the opportunity to have the shares of our common stock underlying the 2018 Warrants registered for resale. If at any time after the six-month anniversary of the issuance of the 2018 Warrants, there is no effective registration statement covering the resale of the shares of our common stock underlying the 2018 Warrants, the 2018 Warrants may be exercised on a cashless basis. The current exercise price of the 2018 Warrants is $0.33 per share.

Accordingly, we are registering an aggregate of 2,375,000 shares of our common stock that may be issuable upon the exercise of outstanding Warrants.

Common Stock Issuable Upon Conversion of Series H Preferred Stock

On August 10, 2018, we entered into securities purchase agreements (“2018 Series H SPAs”) with certain accredited investors pursuant to which we issued an aggregate of 19,399 shares of Series H Preferred Stock at a stated value of $1,000, initially convertible into 58,784,848 shares of our common stock, at the option of the holder subject to certain limitations, at a conversion right equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of approximately $19.4 million.

Between August 14, 2020 and August 20, 2020, we entered into several securities purchase agreements (“2020 Series H SPAs”) for the sale of additional shares of Series H Preferred Stock with certain accredited investors, pursuant to which we issued an aggregate of 2,253 shares, at a stated value of $1,000 per share, initially convertible into 6,825,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of approximately $2.7 million. On October 28, 2020, we entered into a mutual rescission agreement with two of the investors, pursuant to which the securities purchase agreements associated with 2,145 shares of Series H Preferred Stock were rescinded and deemed null and void. All the shares of Series H Preferred Stock automatically convert into shares of our common stock on the fifth anniversary of the closing date at the then-conversion price. Finally, on October 31, 2020, we entered into an exchange agreement with a former executive officer pursuant to which he agreed to convert the outstanding principal amount, plus accrued but unpaid interest, owed to him pursuant to promissory notes into 389 shares of Series H Preferred Stock, at a stated value of $1,000 per share, initially convertible into 1,178,788 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share.

In connection with the issuance of the Series H Preferred Stock, we also entered into registration rights agreements with the investors, pursuant to which we agreed to register the shares issuable upon conversion of the Series H Preferred Stock for resale. Accordingly, we are registering up to 52,366,587 shares of our common stock issuable upon the conversion of issued and outstanding shares of Series H Preferred Stock.

See “Description of Our Securities – Registrable Shares” for a more detailed description of the transactions.

Corporate Information

We are a Delaware corporation. Our principal executive office is located at 200 Vesey Street, 24th Floor, New York, New York, 10281. Our telephone number is (212) 321-5002. Our website address is www.thearenagroup.net. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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THE OFFERING

Issuer	theMaven, Inc.

Securities Being Offered by the Selling Stockholders:

Up to 255,958,756 Shares, including: (i) up to 201,217,169 shares of our common stock issued in connection with (1) the 2018 PIPE Investment, (2) the Debenture Conversions, (3) the Preferred Stock Conversions, (4) the 2021 PIPE Investment and (5) the Piggy-back Shares; (ii) up to 2,375,000 shares of our common stock issuable upon the exercise of outstanding Warrants; and (iii) up to 52,366,587 shares of our common stock issuable upon the conversion of outstanding shares of our Series H Preferred Stock.

Offering Price:	The Selling Stockholders may offer, sell, or distribute all or a portion of their Shares registered on their behalf hereby either through public or private transactions at prevailing market prices or privately negotiated prices.

Risk Factors:	The Shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” for a discussion of the factors you should consider carefully before making an investment decision.

Shares of Our Common Stock Issued and Outstanding Prior to the Offering:	264,645,981 shares (1)

Use of Proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholders. However, we will receive proceeds from any exercise of the Warrants; provided, that such exercise is not on a cashless basis. We have agreed to bear the expenses relating to the registration of the Shares of the Selling Stockholders. See “Use of Proceeds.”

Trading Symbol:	Our common stock is currently quoted on the OTCQX under the symbol “MVEN.”

(1)	Unless we indicate otherwise, the number of shares of our common stock outstanding prior to this offering is based on 264,645,981 shares of our common stock outstanding on October 6, 2021, and excludes the following: (i) 24,871,899 shares of our common stock issuable upon exercises of outstanding warrants, including the Warrants; (ii) 59,243,926 shares of our common stock issuable upon conversions of the Series H Preferred Stock; (iii) 126,220,219 shares of our common stock issuable upon exercises of outstanding option awards; (iv) 40,367,378 shares of our common stock issuable upon vesting of outstanding restricted stock units and restricted stock awards; (v) 188,791 shares of our common stock issuable upon conversion of Series G Preferred Stock, and (vi) 23,449,567 shares of our common stock reserved for issuance under the 2019 Equity Incentive Plan (the “2019 Plan”).

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

In the course of conducting our business operations, we are exposed to a variety of risks. Any of the risk factors we describe below have affected or could materially adversely affect our business, financial condition, and results of operations. The market price of shares of our common stock could decline, possibly significantly or permanently, if one or more of these risks and uncertainties occurs. Certain statements in “Risk Factors” are forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR BUSINESS AND OUR FINANCIAL CONDITION

Our business operations have been and may continue to be materially and adversely affected by the outbreak of COVID-19. An outbreak of respiratory illness caused by COVID-19 emerged in late 2019 and has spread globally. In March 2020, the World Health Organization declared the outbreak of COVID-19 as a pandemic based on the rapid increase in global exposure. COVID-19 continues to spread throughout the world. Many national governments and sports authorities around the world made the decision to postpone/cancel high attendance sports events in an effort to reduce the spread of the COVID-19 virus. In addition, many governments and businesses limited non-essential work activity, furloughed, and/or terminated many employees and closed some operations and/or locations, all of which has had a negative impact on the economic environment.

Beginning in March 2020, as a result of the COVID-19 pandemic, our revenue and earnings began to decline largely due to the cancellation of high attendance sports events and the resulting decrease in traffic to the Platform and advertising revenue. This initial decrease in revenue and earnings were partially offset by revenues generated by TheStreet, as well as some recovery of sporting events (including, in some cases, limited in-person attendance) that have generated content for the media business (the “Sports Illustrated Licensed Brands”) of Sports Illustrated (“Sports Illustrated”) that we have the right to operate pursuant to the licensing agreement, as amended by Amendment No. 1 dated September 1, 2019, Amendment No. 2 dated April 1, 2020, Amendment No. 3 dated July 28, 2020, Amendment No. 4 dated June 4, 2021, and side letter dated June 4, 2021 (collectively, the “Sports Illustrated Licensing Agreement”), we previously entered into with ABG-SI LLC (“ABG”). Through 2021, we have increasingly seen sports leagues and events return to pre-pandemic scheduling, as well as additional lifting of restrictions on in-person attendance at sporting events, which have continued to result in some recovery of our operational and financial performance. Despite this initial recovery, the future impact, or continued impact, from the COVID-19 pandemic remains uncertain.

The extent of the impact on our operational and financial performance will depend, in part, on future developments, including the duration and spread of the COVID-19 pandemic, related group gathering and sports event advisories and restrictions, and the extent and effectiveness of containment actions taken, all of which remain uncertain at the time of issuance of our accompanying consolidated financial statements.

These and other impacts of the COVID-19 pandemic, or other pandemics or epidemics, could have the effect of heightening many of the other risks described in this Annual Report under this “Risk Factors” section.

Because of the effects of COVID-19 pandemic and the uncertainty about their persistence, we may need to raise more capital to continue operations. At June 30, 2021, we had cash of approximately $6.7 million. As of September 30, 2021, we had cash of approximately $8.7 million. We have seen stabilization in our markets since May 2020 and believe that based on our current assessment of the impact of COVID-19, we have sufficient resources to fully fund our business operations through 12 months from the filing date of this registration statement. However, due to the continuing uncertainty regarding the duration of the impact of COVID-19 and its effect on our financial performance and the potential that our traffic and advertising revenue becomes destabilized again, we may require additional capital. We have not had difficulties accessing the capital markets during 2020 and 2021, however, due to the continuing uncertainty surrounding COVID-19, we may experience difficulties in the future.

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As market conditions present uncertainty as to our ability to secure additional capital, there can be no assurances that we will be able to secure additional financing on acceptable terms, or at all, as and when necessary to continue to conduct operations. Our future liquidity and capital requirements will depend upon numerous factors, including the success of our offerings and competing technological and market developments. We may need to raise funds through public or private financings, strategic relationships, or other arrangements. There can be no assurance that such funding will be available on terms acceptable to us, or at all. Furthermore, any equity financing may be dilutive to existing stockholders, and debt financing, if available, may involve restrictive covenants that may limit our operating flexibility with respect to certain business matters. Strategic arrangements may require us to relinquish our rights or grant licenses to some or substantial parts of our intellectual property. If funds are raised through the issuance of equity securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences, or privileges senior to those of the holders of our existing capital stock. If adequate funds are not available on acceptable terms, we may not be able to continue operating, develop or enhance products, take advantage of future opportunities, or respond to competitive pressures, any of which could have a material adverse effect on our business, operating results, and financial condition.

We have incurred losses since our inception, have yet to achieve profitable operations, and anticipate that we will continue to incur losses for the foreseeable future. We have had losses from inception, and as a result, have relied on capital funding or borrowings to fund our operations. Our accumulated deficit as of December 31, 2020 was approximately $162.1 million. Our accumulated deficit as of June 30, 2021 was approximately $208.4 million. While we anticipate generating positive cash flow in fiscal 2021, the uncertainty surrounding the COVID-19 pandemic yields some doubt as to our ability to do so and could require us to raise additional capital. We cannot predict whether we will be able to continue to find capital to support our business plan if the negative effects of the COVID-19 pandemic continue longer than anticipated.

We identified material weaknesses in our internal control over financial reporting. If we do not adequately address these material weaknesses or if other material weaknesses or significant deficiencies in our internal control over financial reporting are discovered, our financial statements could contain material misstatements and our business, operations and stock price may be adversely affected. As disclosed under Item 9A, Controls and Procedures, of our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), our management identified material weaknesses in our internal control over financial reporting at December 31, 2020. We continued to have material weaknesses in our internal controls over financial reporting at March 31, 2021 and June 30, 2021, and expect to have material weaknesses in our internal controls over financial reporting at September 30, 2021. We expect to have remediated our material weaknesses in our internal control over financial reporting by December 31, 2021, of which there can be no assurance. Under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. Although no material misstatement of our historical financial statements was identified, the existence of these material weaknesses or significant deficiencies could result in material misstatements in our financial statements and we could be required to restate our financial statements. Further, significant costs and resources may be needed to remediate the identified material weaknesses or any other material weaknesses or internal control deficiencies. If we are unable to remediate, evaluate, and test our internal controls on a timely basis in the future, management will be unable to conclude that our internal controls are effective and our independent registered public accounting firm will be unable to express an unqualified opinion on the effectiveness of our internal controls. If we cannot produce reliable financial reports, investors may lose confidence in our financial reporting, the price of our common stock could be adversely impacted and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which could negatively impact our business, financial condition, and results of operations.

As of the date of filing this registration statement, we currently lack certain internal controls over our financial reporting. While we have six independent directors serving on our board of directors (our “Board”), have added to our accounting staff, and have hired a Chief Technology Officer, we are still implementing such internal controls at this time. The lack of such controls makes it difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized, and reported as and when required.

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We cannot assure you that we will be able to develop and implement the necessary internal controls over financial reporting. The absence of such internal controls may inhibit investors from purchasing our shares and may make it more difficult for us to raise debt or equity financing.

If we fail to retain current users or add new users, or if our users decrease their level of engagement with the Platform, our business would be seriously harmed. The success of our business heavily depends on the size of our user base and the level of engagement of our users. Thus, our business performance will also become increasingly dependent on our ability to increase levels of user engagement in existing and new markets. We are continuously subject to a highly competitive market in order to attract and retain our users’ attention. A number of factors could negatively affect user retention, growth, and engagement, including if:

●	users increasingly engage with competing platforms instead of ours;

●	we fail to introduce new and exciting products and services, or such products and services do not achieve a high level of market acceptance;

●	we fail to accurately anticipate consumer needs, or we fail to innovate and develop new software and products that meet these needs;

●	we fail to price our products competitively;

●	we do not provide a compelling user experience because of the decisions we make regarding the type and frequency of advertisements that we display;

●	we are unable to combat spam, bugs, malwares, viruses, hacking, or other hostile or inappropriate usage on our products;

●	there are changes in user sentiment about the quality or usefulness of our existing products in the short-term, long-term, or both;

●	there are increased user concerns related to privacy and information sharing, safety, or security;

●	there are adverse changes in our products or services that are mandated by legislation, regulatory authorities, or legal proceedings;

●	technical or other problems frustrate the user experience, particularly if those problems prevent us from delivering our products in a fast and reliable manner;

●	we, our Publisher Partners, or other companies in our industry are the subject of adverse media reports or other negative publicity, some of which may be inaccurate or include confidential information that we are unable to correct or retract; or

●	we fail to maintain our brand image or our reputation is damaged.

Any decrease in user retention, growth, or engagement could render our products less attractive to users, advertisers, or our Publisher Partners, thereby reducing our revenues from them, which may have a material and adverse impact on our business, financial condition, and results of operations. In addition, there can be no assurance that we will succeed in developing products and services that eventually become widely accepted, that we will be able to timely release products and services that are commercially viable, or that we will establish ourselves as a successful player in a new business area. Our inability to do so would have an adverse impact on our business, financial condition, and results of operations.

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The market in which we participate is intensely competitive, and if we do not compete effectively, our operating results could be harmed. The digital media industry is fragmented and highly competitive. There are many players in the digital media market, many with greater name recognition and financial resources, which may give them a competitive advantage. Some of our current and potential competitors have substantially greater financial, technical, marketing, distribution, and other resources than we do. Our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards, customer, and user requirements and trends. In addition, our customers and strategic partners may become competitors in the future. Certain of our competitors may be able to negotiate alliances with strategic partners on more favorable terms than we are able to negotiate. Pricing pressures and increased competition generally could result in reduced sales, reduced margins, losses, or the failure of the Platform to achieve or maintain more widespread market acceptance, any of which could adversely affect our revenues and operating results. With the introduction of new technologies, the evolution of the Platform, and new market entrants, we expect competition to intensify in the future.

We may have difficulty managing our growth. We have added, and expect to continue to add, Publisher Partner and end-user support capabilities, to continue software development activities, and to expand our administrative operations. In the past two years, we have entered into multiple strategic transactions. These strategic transactions, which have significantly expanded our business, have and are expected to place a significant strain on our managerial, operational, and financial resources. To manage any further growth, we will be required to improve existing, and implement new, operational, customer service, and financial systems, procedures and controls and expand, train, and manage our growing employee base. We also will be required to expand our finance, administrative, technical, and operations staff. There can be no assurance that our current and planned personnel, systems, procedures, and controls will be adequate to support our anticipated growth, that management will be able to hire, train, retain, motivate, and manage required personnel or that our management will be able to successfully identify, manage and exploit existing and potential market opportunities. If we are unable to manage growth effectively, our business could be harmed.

The strategic relationships that we may be able to develop and on which we may come to rely may not be successful. We will seek to develop strategic relationships with advertising, media, technology, and other companies to enhance the efforts of our market penetration, business development, and advertising sales revenues. These relationships are expected to, but may not, succeed. There can be no assurance that these relationships will develop and mature, or that potential competitors will not develop more substantial relationships with attractive partners. Our inability to successfully implement our strategy of building valuable strategic relationships could harm our business.

We rely heavily on our ability to collect and disclose data and metrics in order to attract new advertisers and retain existing advertisers. Any restriction, whether by law, regulation, policy, or other reason, on our ability to collect and disclose data that our advertisers find useful would impede our ability to attract and retain advertisers. Our advertising revenue could be seriously harmed by many other factors, including:

●	a decrease in the number of active users of the Platform;

●	our inability to create new products that sustain or increase the value of our advertisements;

●	our inability to increase the relevance of targeted advertisements shown to users;

●	adverse legal developments relating to advertising, including changes mandated by legislation, regulation, or litigation; and

●	difficulty and frustration from advertisers who may need to reformat or change their advertisements to comply with our guidelines.

The occurrence of any of these or other factors could result in a reduction in demand for advertisements, which may reduce the prices we receive for our advertisements or cause advertisers to stop advertising with us altogether, either of which would negatively affect our business, financial condition, and results of operations.

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The sales and payment cycle for online advertising is long, and such sales, which were significantly impacted by the COVID-19 pandemic during 2020 and the beginning of 2021, may not occur when anticipated or at all. The decision process is typically lengthy for brand advertisers and sponsors to commit to online campaigns. Some of their budgets are planned a full year in advance. The COVID-19 pandemic significantly impacted the amount and pricing of advertising throughout the media industry during 2020 and it is uncertain when and to what extent advertisers will return to more normal spending levels. The decision process for such purchases, even in normal business situations, is subject to delays and aspects that are beyond our control. In addition, some advertisers and sponsors take months after the campaign runs to pay, and some may not pay at all, or require partial “make-goods” based on performance.

We are dependent on the continued services and on the performance of our key executive officers, management team, and other key personnel, the loss of which could adversely affect our business. Our future success largely depends upon the continued services of our key executive officers, management team, and other key personnel. The loss of the services of any of such key personnel could have a material adverse effect on our business, operating results, and financial condition. We depend on the continued services of our key personnel as they work closely with both our employees and our Publisher Partners. Such key personnel are also responsible for our day-to-day operations. Although we have employment agreements with some of our key personnel, these are at-will employment agreements, albeit with non-competition and confidentiality provisions and other rights typically associated with employment agreements. We do not believe that any of our executive officers are planning to leave or retire in the near term; however, we cannot assure that our executive officers or members of our management team will remain with us. We also depend on our ability to identify, attract, hire, train, retain, and motivate other highly skilled technical, managerial, sales, operational, business development, and customer service personnel. Competition for such personnel is intense, and there can be no assurance that we will be able to successfully attract, assimilate, or retain sufficiently qualified personnel. The loss or limitation of the services of any of our executive officers, members of our management team, or key personnel, including our regional and country managers, or the inability to attract and retain additional qualified key personnel, could have a material adverse effect on our business, financial condition, or results of operations.

We are dependent on the continued services and on the performance of key third party content contributors, the loss of which could adversely affect our business. We rely on content contributed by third party providers, which has in turn attracted users that drive advertising and subscription revenue. The loss of the services of any of such key contributors could have a material adverse effect on our business, operating results, and financial condition. Although we have service agreements with some of our key contributors, many are short term in nature or have cancelation clauses in the agreements. We also depend on our ability to identify, attract, and retain, other highly skilled third-party content contributors. Competition for such contributors is intense, and there can be no assurance that we will be able to successfully attract, assimilate, or retain them. The loss or limitation of the services of any of our key third party contributors, or the inability to attract and retain additional qualified key contributors, could have a material adverse effect on our business, financial condition, or results of operations.

Our revenues could decrease if the Platform does not continue to operate as intended. The Platform performs complex functions and is vulnerable to undetected errors or unforeseen defects that could result in a failure to operate or inefficiency. There can be no assurance that errors and defects will not be found in current or new products or, if discovered, that we will be able to successfully correct them in a timely manner or at all. The occurrence of errors and defects could result in loss of or delay in revenue, loss of market share, increased development costs, diversion of development resources and injury to our reputation or damage to our efforts to expand brand awareness.

Interruptions or performance problems associated with our technology and infrastructure may adversely affect our business and operating results. Our growth will depend in part on the ability of our users and Publisher Partners to access the Platform at any time and within an acceptable amount of time. We believe that the Platform is proprietary and we rely on the expertise of members of our engineering, operations, and software development teams for their continued performance. It is possible that the Platform may experience performance problems due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints due to an overwhelming number of users accessing the Platform software simultaneously, denial of service attacks, or other security related incidents. We may not be able to identify the cause or causes of any performance problems within an acceptable period of time. It may be that it will be difficult to maintain and/or improve our performance, especially during peak usage times and as the Platform becomes more complex and our user traffic increases. If the Platform software is unavailable or if our users are unable to access it within a reasonable amount of time or at all, our business would be negatively affected. Therefore, in the event of any of the factors described above, or certain other failures of our infrastructure, partner or user data may be permanently lost. Moreover, the partnership agreements (“Partnership Agreements”) with our Publisher Partners include service level standards that obligate us to provide credits or termination rights in the event of a significant disruption in the Platform. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be adversely affected.

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We operate our exclusive coalition of professional-managed online media channels on third party cloud platforms and data center hosting facilities. We rely on software and services licensed from, and cloud platforms provided by, third parties in order to offer our digital media services. Any errors or defects in third-party software or cloud platforms could result in errors in, or a failure of, our digital media services, which could harm our business. Any damage to, or failure of, these third-party systems generally could result in interruptions in the availability of our digital media services. As a result of this third-party reliance, we may experience the aforementioned issues, which could cause us to render credits or pay penalties, could cause our Publisher Partners to terminate their contractual arrangements with us, and could adversely affect our ability to grow our audience of unique visitors, all of which could reduce our ability to generate revenue. Our business would also be harmed if our users and potential users believe our product and services offerings are unreliable. In the event of damage to, or failure of, these third-party systems, we would need to identify alternative channels for the offering of our digital media services, which would consume substantial resources and may not be effective. We are also subject to certain standard terms and conditions with Amazon Web Services and Google Cloud related to data storage purposes. These providers have broad discretion to change their terms of service and other policies with respect to us, and those changes may be unfavorable to us. Therefore, we believe that maintaining successful partnerships with Amazon Web Services, Google Cloud, and other third-party suppliers is critical to our success.

Real or perceived errors, failures, or bugs in the Platform could adversely affect our operating results and growth prospects. Because the Platform is complex, undetected errors, failures, vulnerabilities, or bugs may occur, especially when updates are deployed. Despite testing by us, errors, failures, vulnerabilities, or bugs may not be found in the Platform until after they are deployed to our customers. We expect from time to time to discover software errors, failures, vulnerabilities, and bugs in the Platform and anticipate that certain of these errors, failures, vulnerabilities, and bugs will only be discovered and remediated after deployment to our Publisher Partners and used by subscribers. Real or perceived errors, failures, or bugs in our software could result in negative publicity, loss of or delay in market acceptance of the Platform, loss of competitive position, or claims by our Publisher Partners or subscribers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

Malware, viruses, hacking attacks, and improper or illegal use of the Platform could harm our business and results of operations. Malware, viruses, and hacking attacks have become more prevalent in our industry and may occur on our systems in the future. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware, or other computer equipment, and the inadvertent transmission of computer viruses could harm our business, financial condition, and operating results. Any failure to detect such attack and maintain performance, reliability, security and availability of products and technical infrastructure to the satisfaction of our users may also seriously harm our reputation and our ability to retain existing users and attract new users.

Our information technology systems are susceptible to a growing and evolving threat of cybersecurity risk. Any substantial compromise of our data security, whether externally or internally, or misuse of agent, customer, or employee data, could cause considerable damage to our reputation, cause the public disclosure of confidential information, and result in lost sales, significant costs, and litigation, which would negatively affect our financial position and results of operations. Although we maintain policies and processes surrounding the protection of sensitive data, which we believe to be adequate, there can be no assurances that we will not be subject to such claims in the future.

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If we are unable to protect our intellectual property rights, our business could suffer. Our success significantly depends on our proprietary technology. We rely on a combination of copyright, trademark and trade secret laws, employee and third-party non-disclosure and invention assignment agreements and other methods to protect our proprietary technology. However, these only afford limited protection, and unauthorized parties may attempt to copy aspects of the Platform’s features and functionality, or to use information that we consider proprietary or confidential. There can be no assurance that the Platform will be protectable by patents, but if they are, any efforts to obtain patent protection that is not successful may harm our business in that others will be able to use our technologies. For example, previous disclosures or activities unknown at present may be uncovered in the future and adversely impact any patent rights that we may obtain. In addition, the laws of some foreign countries do not protect proprietary rights to the same extent as do the laws of the United States. There can be no assurance that the steps taken by us to protect our proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, copyrights, and similar proprietary rights. If we resort to legal proceedings to enforce our intellectual property rights, those proceedings could be expensive and time-consuming and could distract our management from our business operations. Our business, profitability and growth prospects could be adversely affected if we fail to receive adequate protection of our proprietary rights.

We could be required to cease certain activities and/or incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights. Some of our competitors, and other third parties, may own technology patents, copyrights, trademarks, trade secrets and website content, which they may use to assert claims against us. We cannot assure you that we will not become subject to claims that we have misappropriated or misused other parties’ intellectual property rights. Any claim or litigation alleging that we have infringed or otherwise violated intellectual property or other rights of third parties, with or without merit, and whether or not settled out of court or determined in our favor, could be time-consuming and costly to address and resolve, and could divert the time and attention of our management and technical personnel.

The results of any intellectual property litigation to which we might become a party may require us to do one or more of the following:

●	cease making, selling, offering, or using technologies or products that incorporate the challenged intellectual property;

●	make substantial payments for legal fees, settlement payments, or other costs or damages;

●	obtain a license, which may not be available on reasonable terms, to sell or use the relevant technology; or

●	redesign technology to avoid infringement.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement claims against us, such payments or costs could have a material adverse effect upon our business and financial results.

We are subject to a variety of laws and regulations in the United States and abroad that involve matters central to our business, including privacy, data protection, and personal information, rights of publicity, content, intellectual property, advertising, marketing, distribution, data security, data retention and deletion, personal information, electronic contracts and other communications, competition, protection of minors, consumer protection, telecommunications, employee classification, product liability, taxation, economic or other trade prohibitions or sanctions, securities law compliance, and online payment services. The introduction of new products, expansion of our activities in certain jurisdictions, or other actions that we may take may subject us to additional laws, regulations, monetary penalties, or other government scrutiny. In addition, foreign data protection, privacy, competition, and other laws and regulations can impose different obligations or be more restrictive than those in the United States. Many of these laws and regulations are still evolving and could be interpreted or applied in ways that could limit or harm our business, require us to make certain fundamental and potentially detrimental changes to the products and services we offer, or subject us to claims. For example, laws relating to the liability of providers of online services for activities of their users and other third-parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright, and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, there have been calls by members of Congress, from both parties, to limit the scope of the current immunities and safe harbors afforded online publishers with regard to user content and communications under the federal Digital Millennium Copyright Act and the federal Communications Decency Act. Any material reduction of those protections would make us more vulnerable to third party claims arising out of user content published by our online services.

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United States federal and state and foreign laws and regulations, which in some cases can be enforced by private parties in addition to government entities, are constantly evolving and can be subject to significant change, which could adversely affect our business. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate and may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices. Any change in legislation and regulations could affect our business. For example, regulatory or legislative actions affecting the manner in which we display content to our users or obtain consent to various practices could adversely affect user growth and engagement. Such actions could affect the manner in which we provide our services or adversely affect our financial results.

Furthermore, significant penalties could be imposed on us for failure to comply with various statutes or regulations. Violations may result from:

●	ambiguity in statutes;

●	regulations and related court decisions;

●	the discretion afforded to regulatory authorities and courts interpreting and enforcing laws;

●	new regulations affecting our business; and

●	changes to, or interpretations of, existing regulations affecting our business.

While we prioritize ensuring that our business and compensation model are compliant, and that any product or income related claims are truthful and non-deceptive, we cannot be certain that the Federal Trade Commission (“FTC”) or similar regulatory body in another country will not modify or otherwise amend its guidance, laws, or regulations or interpret in a way that would render our current practices inconsistent with the same.

Our services involve the storage and transmission of digital information; therefore, cybersecurity incidents, including those caused by unintentional errors and those intentionally caused by third parties, may expose us to a risk of loss, unauthorized disclosure or other misuse of this information, litigation liability and regulatory exposure, reputational harm and increased security costs. We and our third-party service providers experience cyber-attacks of varying degrees on a regular basis. We expect to incur significant costs in ongoing efforts to detect and prevent cybersecurity-related incidents and these costs may increase in the event of an actual or perceived data breach or other cybersecurity incident. The COVID-19 pandemic has increased opportunities for cyber-criminals and the risk of potential cybersecurity incidents, as more companies and individuals work online. We cannot ensure that our efforts to prevent cybersecurity incidents will succeed. An actual or perceived breach of our cybersecurity could impact the market perception of the effectiveness of our cybersecurity controls. If our users or business partners, including our Publisher Partners, are harmed by such an incident, they could lose trust and confidence in us, decrease their use of our services or stop using them in entirely. We could also incur significant legal and financial exposure, including legal claims, higher transaction fees and regulatory fines and penalties, which in turn could have a material and adverse effect on our business, reputation and operating results. While our insurance policies include liability coverage for certain of these types of matters, a significant cybersecurity incident could subject us to liability or other damages that exceed our insurance coverage.

Prior employers of our employees may assert violations of past employment arrangements. Our employees are highly experienced, having worked in our industry for many years. Prior employers may try to assert that our employees are breaching restrictive covenants and other limitations imposed by past employment arrangements. We believe that all of our employees are free to work for us in their various capacities and have not breached past employment arrangements. Notwithstanding our care in our employment practices, a prior employer may assert a claim. Such claims will be costly to contest, highly disruptive to our work environment, and may be detrimental to our operations.

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Our products may require availability of components or known technology from third parties and their non-availability can impede our growth. We license/buy certain technology integral to our products from third parties, including open-source and commercially available software. Our inability to acquire and maintain any third-party product licenses or integrate the related third-party products into our products in compliance with license arrangements, could result in delays in product development until equivalent products can be identified, licensed, and integrated. We also expect to require new licenses in the future as our business grows and technology evolves. We cannot provide assurance that these licenses will continue to be available to us on commercially reasonable terms, if at all.

Government regulations may increase our costs of doing business. The adoption or modification of laws or regulations relating to online media, communities, commerce, security, and privacy could harm our business, operating results, and financial condition by increasing our costs and administrative burdens. It may take years to determine whether and how existing laws such as those governing intellectual property, privacy, security, libel, consumer protection, and taxation apply. Laws and regulations directly applicable to Internet activities are becoming more diverse and prevalent in all global markets. We must comply with regulations in the United States, as well as any other regulations adopted by other countries where we may do business. The growth and development of Internet content, commerce and communities may prompt calls for more stringent consumer protection laws, privacy laws and data protection laws, both in the United States and abroad, as well as new laws governing the taxation of these activities. Compliance with any newly adopted laws may prove difficult for us and may harm our business, operating results, and financial condition.

We may face lawsuits or incur liabilities in the future in connection with our businesses. In the future, we may face lawsuits or incur liabilities in connection with our businesses. For example, we could face claims relating to information that is published or made available on the Platform. In particular, the nature of our business exposes us to claims related to defamation, intellectual property rights and rights of publicity and privacy. We might not be able to monitor or edit a significant portion of the content that appears on the Platform. This risk is enhanced in certain jurisdictions outside the United States where our protection from liability for third-party actions may be unclear and where we may be less protected under local laws than we are in the United States. We could also face fines or orders restricting or blocking our services in particular geographies as a result of content hosted on our services. If any of these events occur, our business could be seriously harmed.

RISKS RELATED TO AN INVESTMENT IN OUR SECURITIES

There may be no liquid market for our common stock. We provide no assurances of any kind or nature whatsoever that an active market for our common stock will ever develop. There has been no sustained activity in the market for our common stock. Investors should understand that there may be no alternative exit strategy for them to recover or liquidate their investments in our common stock. Accordingly, investors must be prepared to bear the entire economic risk of an investment in us for an indefinite period of time. Even if an active trading market develops over time, we cannot predict how liquid that market might become. Our common stock is quoted on the OTCM’s OTCQX. Trading in stock quoted on over-the-counter markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The trading price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

●	Quarterly variations in our results of operations or those of our competitors;

●	Announcements by us or our competitors of acquisitions, new products and services, significant contracts, commercial relationships, or capital commitments;

●	Disruption or substantive changes to our operations, including the impact of the COVID-19 pandemic;

●	Variations in our sales and earnings from period to period;

●	Commencement of, or our involvement in, litigation;

●	Any major change in our board or management;

●	Changes in governmental regulations or in the status of our regulatory approvals; and

●	General market conditions and other factors, including factors unrelated to our own operating performance.

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We are subject to the reporting requirements of the United States securities laws, which will require expenditure of capital and other resources, and may divert management’s attention. We are a public reporting company subject to the information and reporting requirements of the Exchange Act, the Sarbanes-Oxley Act (“Sarbanes”), and other applicable securities rules and regulations. Complying with these rules and regulations have caused us and will continue to cause us to incur additional legal and financial compliance costs, make some activities more difficult, be time-consuming or costly, and continue to increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. The cost of maintaining current financial reporting has been, and will continue to be, a financial burden for us. If we fail to or are unable to comply with Sarbanes, we will not be able to obtain independent accountant certifications that Sarbanes requires publicly traded companies to obtain. Further, by complying with public disclosure requirements, our business and financial condition are more visible, which we believe may result in the likelihood of increased threatened or actual litigation, including by competitors and other third parties. Compliance with these additional requirements may also divert management’s attention from operating our business. Any of these may adversely affect our operating results.

We may not be able to attract the attention of major brokerage firms or securities analysts in our efforts to raise capital. In due course, we plan to seek to have our common stock quoted on a national securities exchange in the United States. There can be no assurance that we will be able to garner a quote for our common stock on an exchange. Even if we are successful in doing so, security analysts and major brokerage houses may not provide coverage of us. We may also not be able to attract any brokerage houses to conduct secondary offerings with respect to our securities.

Our common stock is categorized as “penny stock,” which may make it more difficult for investors to sell their shares of our common stock due to suitability requirements. Our common stock is categorized as “penny stock.” The SEC adopted Rule 15g-9, which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Historically, the price of our common stock has been significantly less than $5.00 per share and we did not qualify for any of the other exceptions; therefore, our common stock is considered “penny stock.” This designation imposes additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The term “accredited investor” refers generally to institutions with assets in excess of $5.0 million or individuals with a net worth in excess of $1.0 million or annual income exceeding $200,000, or $300,000 jointly with his or her spouse. The penny stock rules require a broker-dealer buying our securities, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability and/or willingness of broker-dealers to trade our securities, either directly or on behalf of their clients, may discourage potential investor’s from purchasing our securities, or may adversely affect the ability of our stockholders to sell their shares.

15

In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock.

Our Board is authorized to issue additional shares of our common stock that would dilute existing stockholders. We are authorized to issue up to 1,000,000,000 shares of our common stock and 1,000,000 shares of preferred stock, par value $0.01 per share (our “Preferred Stock”) of which 264,645,981 shares of our common stock and 2,124 shares of our Preferred Stock, consisting of 19,546 shares of Series H Preferred Stock and 168 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) are issued and outstanding as of October 6, 2021. The number of shares of our common stock issued and outstanding as of October 6, 2021 excludes 126,220,219 shares of our common stock issuable upon exercise of outstanding option awards, 40,367,378 shares of our common stock issuable upon vesting of restricted stock units and restricted stock awards, 24,871,899 shares of our common stock issuable upon exercise of outstanding warrants, including the Warrants, 59,243,926 shares of our common stock issuable upon conversion of Series H Preferred Stock, 188,791 shares of our common stock issuable upon conversion of Series G Preferred Stock, and 23,449,567 shares of our common stock reserved for issuance under the 2019 Plan. We expect to seek additional financing in order to provide working capital to our business in the future. Our Board has the power to issue any or all such authorized but unissued shares of our common stock at any price and, in respect of our Preferred Stock, at any price and with any attributes our Board considers sufficient, without stockholder approval. The issuance of additional shares of our common stock in the future will reduce the proportionate ownership and voting power of current stockholders and may negatively impact the market price of our common stock.

We may issue additional securities with rights superior to those of our common stock, which could materially limit the ownership rights of our stockholders. We may offer additional debt or equity securities in private and/or public offerings in order to raise working capital or to refinance our debt. Our Board has the right to determine the terms and rights of any debt securities and Preferred Stock without obtaining the approval of our stockholders. It is possible that any debt securities or Preferred Stock that we sell would have terms and rights superior to those of our common stock and may be convertible into shares of our common stock. Any sale of securities could adversely affect the interests or voting rights of the holders of our common stock, result in substantial dilution to existing stockholders, or adversely affect the market price of our common stock.

The elimination of monetary liability against our directors, officers, and employees under Delaware law and the existence of indemnification rights for our obligations to our directors, officers, and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers, and employees. Our Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) and our Second Amended and Restated Bylaws (our “Bylaws”) contain provision permitting us to eliminate the personal liability of our directors and officers to us and our stockholders for damages for the breach of a fiduciary duty as a director or officer to the extent provided by Delaware law. We may also have contractual indemnification obligations under any future employment agreements with our officers. The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and the resulting costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even through such actions, if successful, might otherwise benefit us and our stockholders.

We are not subject to the rules of a national securities exchange requiring the adoption of certain corporate governance measures and, as a result, our stockholders do not have the same protections. We are quoted on the OTCQX and are not subject to the rules of a national securities exchange, such as the New York Stock Exchange, the NYSE-American, or the Nasdaq Stock Market. National securities exchanges generally require more rigorous measures relating to corporate governance that are designed to enhance the integrity of corporate management. The requirements of the OTCQX afford our stockholders fewer corporate governance protections than those of a national securities exchange. We have taken steps to institute greater corporate governance measures, even though such compliance is not required by the OTCM for quotations of shares of our common stock on the OTCQX; however, because such measures are not required, our stockholders will have fewer protections, such as those related to director independence, stockholder approval rights, and governance measures that are designed to provide oversight of a corporation’s management by its board of directors.

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Because we are a “smaller reporting company,” we will not be required to comply with certain disclosure requirements that are applicable to other public companies and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors. We are a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K. As a smaller reporting company, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not smaller reporting companies, including, but not limited to:

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements;
●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002; and
●	reduced disclosure obligations for our annual and quarterly reports, proxy statements, and registration statements.

We will remain a smaller reporting company until the end of the fiscal year in which (1) we have a public common equity float of more than $250 million, or (2) we have annual revenues for the most recently completed fiscal year of more than $100 million plus we have any public common equity float or public float of more than $700 million. We also would not be eligible for status as smaller reporting company if we become an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock. A substantial portion of the total outstanding shares of our common stock may be sold into the market at any time. Some of these shares are owned by our executive officers and directors, and we believe that such holders have no current intention to sell a significant number of shares of our stock. If all of the major stockholders were to decide to sell large amounts of stock over a short period of time, such sales could cause the market price of our common stock to drop significantly, even if our business were doing well.

Provisions in our Certificate of Incorporation and Bylaws and Delaware law may discourage a takeover attempt even if a takeover might be beneficial to our stockholders. Provisions contained in our Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire us. Provisions in our Certificate of Incorporation and Bylaws impose various procedural and other requirements, which could make it more difficult for stockholders to effect certain corporate actions. For example, our Certificate of Incorporation authorizes our Board to determine the rights, preferences, privileges, and restrictions of unissued series of our Preferred Stock without any vote or action by our stockholders. Thus, our Board can authorize and issue shares of our Preferred Stock with voting or conversion rights that could dilute the voting power of holders of other series of our capital stock. These rights may have the effect of delaying or deterring a change of control of us. Additionally, our Certificate of Incorporation and/or Bylaws establish limitations on the removal of directors and include advance notice requirements for nominations for election to our Board and for proposing matters that can be acted upon at stockholder meetings.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the DGCL, which prohibits an “interested stockholder” owning in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which such stockholder acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

See “Description of Securities – Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL.” These provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

The terms of our Rights Agreement, dated May 4, 2021 (the “Rights Agreement”) and Series L Junior Participating Preferred Stock may discourage a takeover attempt even if a takeover might be beneficial to our stockholders. Features of our Rights Agreement will make it difficult for a party to acquire control of our Company in a transaction not approved by our Board.  On May 4, 2021, we adopted a Rights Agreement, which provided for a dividend distribution of a right to purchase from us one-thousandth of a share of our Series L Junior Participating Preferred Stock for: (i) each outstanding share of our common stock and (ii) each share of our common stock issuable upon conversion of each share of our Series H Preferred Stock. The description of such rights are set forth in the Rights Agreement, between America Stock Transfer & Trust Company, LLC as Rights Agent and us.  The Rights Agreement is set to expire on May 3, 2022; however, our Board may elect to extend the termination date at any time, subject to ratification by our stockholders.

See “Description of Securities – Rights Agreement and Series L Junior Participating Preferred Stock.”  This Rights Agreement could limit the price that certain investors might be willing to pay in the future for shares of our common stock.

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Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us. Our Certificate of Incorporation provides that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, Section 145 of the DGCL or our Certificate of Incorporation provides that:

●	We will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
●	We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.
●	We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.
●	The rights conferred in our Certificate of Incorporation are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees, and agents and to obtain insurance to indemnify such persons.
●	We may not retroactively amend our Certificate of Incorporation or indemnification agreement, if any, to reduce our indemnification obligations to directors, officers, employees, and agents.

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USE OF PROCEEDS

All of the Shares offered by the Selling Stockholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Stockholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Stockholders in disposing of their Shares, and we will bear all other costs, fees and expenses incurred in effecting the registration of such Shares covered by this prospectus, including, without limitation, all registration and filing fees, listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will receive any proceeds from the exercise of the Warrants for cash, but not from the sale of the Shares issuable upon such exercise.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the Shares offered by this prospectus, and such sales may be made at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale, or at privately negotiated prices.

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SELLING STOCKHOLDERS

The Shares registered hereunder are being offered by the Selling Stockholders. For additional information regarding the issuances of the Shares, see “Description of Our Securities – Registrable Shares.” We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except (i) as disclosed under the section titled “Certain Relationships and Related Person Transactions,” (ii) as disclosed under the section titled “Management,” and (iii) for the ownership of shares of our common stock, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our common stock by each of the Selling Stockholders. The second column lists the number of shares of our common stock beneficially owned by each Selling Stockholder, based on its ownership of our common stock, as of October 6, 2021. The third column lists the Shares being offered by this prospectus by the Selling Stockholders. The fourth column assumes the sale of all the Shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders may sell all, some, or none of their Shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares our Common Stock Beneficially Owned Prior to Offering (1)		Maximum Number of Shares of our Common Stock to be Sold Pursuant to this Prospectus (2)		Number of Shares of our Common Stock Beneficially Owned After Offering		Percentage of Shares of our Common Stock Beneficially Owned After Offering (1)

Invenire Equity Opportunities, LP	285,715		285,715	(3)	-		-
Invenire Select Fund I, LP	625,000		625,000	(4)	-		-
Invenire Partners, LP	6,608,000		6,608,000	(5)	-		-
Athletes First Media, LLC	15,000,000		15,000,000	(6)	-		-
Webb Mulligan	150,000		150,000	(7)	-		-
Casey Hunt	71,429		71,429	(8)	-		-
Daniel H. Crow	910,714		910,714	(9)	-		-
Davin P. Hunt	142,857		142,857	(10)	-		-
Lyda Hunt – Herbert Trusts – Barbara Ann Hunt	714,286		714, 286	(11)	-		-
Pangea Capital, L.L.C.	285,714		285,714	(12)	-		-
Pledge Resources, L.L.C.	714,286		714,286	(13)	-		-
Taylor F. Hunt	71,429		71,429	(14)	-		-
David Shelton Hunt	1,750,150		1,750,150	(15)	-		-
Hassie Hunt – Douglas H. Hunt Trust	839,286		839,286	(16)	-		-
Hunt Technology Ventures, L.P.	1,250,000		1,250,000	(17)	-		-
Kingdom Investments, Limited	1,250,000		1,250,000	(18)	-		-
Lyda Hunt – Herbert Trusts – Bruce William Hunt	1,964,286		1,964,286	(19)	-		-
Lyda Hunt – Herbert Trusts – Douglas Herbert Hunt	839,286		839,286	(20)	-		-
William Herbert Hunt Trust Estate	12,267,857		12,267,857	(21)	-		-
Allred 2002 Trust – NLA	875,365		875,365	(22)	-		-
Lyda Hunt – Herbert Trusts – Lyda Bunker Hunt	1,964,286		1,964,286	(23)	-		-
MACABA Holdings, L.L.C.	1,178,571		1,178,571	(24)	-		-
Redcap Investments, LP	1,324,875		1,324,875	(25)	-		-
Herbert Hunt Allred	227,325		227,325	(26)	-		-
Allred 2002 Trust – HHA	875,365		875,365	(27)	-		-
180 Degree Capital Corp.	30,434,420		30,434,420	(28)	-		-
Julie Bamburg and Michael Bamburg TTEE Julie Bamburg dtd 12/5/2007	285,800		285,500	(29)	-		-
Manatuck Hill Scout Fund, LP	545,580		545,580	(30)	-		-
Emancipation Capital Master Ltd.	714,500		714,500	(31)	-		-
Denman Street, LLC	1,559,392		1,559,392	(32)	-		-
Richard J. Reisman	148,616		148,616	(33)	-		-
Bradley Silver	111,500		111,500	(34)	-		-
TCS Capital Management, LLC	20,714,286		5,714,286	(35)	15,000,000		*
Reiss Capital Management LLC	769,983		769,983	(36)	-		-
John Aaron Fichthorn	1,379,920		320,395	(37)	1,059,525		*
Voss Value Master Fund, LP	3,097,672		2,911,975	(38)	185,697		*
Choice Equities Fund, LP	200,060		200,060	(39)		-	-
BRC Partners Opportunity Fund, LP	90,462,797	(40)	15,439,589	(41)	-		-
B. Riley Principal Investments, LLC	90,462,797	(40)	4,428,118	(42)	-		-
BRF Investments, LLC	90,462,797	(40)	74,689,798	(43)	-		-
Pegasus Capital II, L.P.	4,546,500		4,546,500	(44)	-		-
Manatuck Hill Navigator Master Fund, LP	212,170		212,170	(45)	-		-
Warlock Partners, LLC	36,450,516		36,450,516	(46)	-		-
Parity Capital, L.P.	625,000		625,000	(47)	-		-
Placid Ventures, L.P.	1,250,000		1,250,000	(48)	-		-
Robert Nathaniel Crow 2015 Revocable Trust	500,000		500,000	(49)	-		-
Jon D. and Linda W. Gruber Trust	1,886,210		1,886,210	(50)	-		-
Michael Ray Crawford	495,596		495,596	(51)	-		-
The Mark and Tammy Strome Family Trust	1,700,000		1,700,000	(52)	-		-
Strome Mezzanine Fund LP	16,048,800		16,048,800	(53)	-		-
The Mark Strome Revocable Trust	3,031,000		3,031,000	(54)	-		-
Mark E. Strome Living Trust U/A dtd 01/15/1997	1,818,600		1,818,600	(55)	-		-
Strome Mezzanine Fund II, LP	4,805,930		4,805,930	(56)	-		-

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*	Less than 1%.
(1)	The number and percentage of shares beneficially owned includes any securities that such person has the right to acquire within sixty (60) days of October 6, 2021 pursuant to options, warrants, conversion privileges, or other rights based on 264,645,981 shares of our common stock outstanding as of such date.
(2)	The amounts set forth in this column are the number of shares of our common stock that may be offered by such Selling Stockholder using this prospectus. These amounts do not represent any other shares of our common stock that the Selling Stockholder may own beneficially or otherwise.
(3)	Consists of 285,715 shares of our common stock obtained in the 2021 PIPE Investment, the voting and investment control of which belongs to Mr. Chad M. Nelson and David G. Kern as managing members.
(4)	Consists of 625,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to Chad M. Nelson and David G. Kern, as managing members.
(5)	Consists of (i) 2,858,000 shares of our common stock that were issued upon conversion of the Series J Preferred Stock and (ii) 3,750,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to Chad M. Nelson as managing partner.
(6)	Consists of 15,000,000 shares of our common stock that were issued upon conversion of the Series I Preferred Stock, the voting and investment control of which belongs to Brian G. Murphy.
(7)	Consists of 150,000 shares of our common stock obtained in the 2021 PIPE Investment.
(8)	Consists of 71,429 shares of our common stock obtained in the 2021 PIPE Investment.
(9)	Consists of (i) 625,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 285,714 shares of our common stock obtained in the 2021 PIPE Investment.
(10)	Consists of 142,857 shares of our common stock obtained in the 2021 PIPE Investment.
(11)	Consists of 714,286 shares of our common stock obtained in the 2021 PIPE Investment, the voting and investment control of which belongs to John L. Zogg, as trustee.
(12)	Consists of 285,714 shares of our common stock obtained in the 2021 PIPE Investment, the voting and investment control of which belongs to Casey H. Hunt, as manager.
(13)	Consists of 714,286 shares of our common stock obtained in the 2021 PIPE Investment, the voting and investment control of which belongs to Carter W. Hunt, as president.
(14)	Consists of 714,286 shares of our common stock obtained in the 2021 PIPE Investment.
(15)	Consists of (i) 500,150 shares of our common stock that were issued upon conversion of the Series J Preferred Stock and (ii) 1,250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock.
(16)	Consists of (i) 625,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 214,286 shares of our common stock obtained in the 2021 PIPE Investment, the voting and investment control of which belongs to Margaret F. Hunt, as trustee.
(17)	Consists of 1,250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to David S. Hunt, president of D.S. Hunt Corp., its general partner.
(18)	Consists of 1,250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to Gage A. Prichard, Sr., Trustee of the William Herbert Hunt Trust Estate, its general partner.
(19)	Consists of (i) 1,250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 714,286 shares of our common stock obtained in the 2021 PIPE Investment, Ronald D. Hurst, as trustee.
(20)	Consists of (i) 625,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 214,286 shares of our common stock obtained in the 2021 PIPE Investment, J.M. Mason, as trustee.
(21)	Consists of (i) 5,125,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 7,142,857 shares of our common stock obtained in the 2021 PIPE Investment, Gage A. Prichard, Sr., as trustee.
(22)	Consists of (i) 500,115 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock and (ii) 357,250 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, the voting and investment control of which belongs to Brittny Allred, as trustee. Mr. Herbert Hunt Allred, one of our directors, is a beneficiary
(23)	Consists of (i) 1,250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 714,286 shares of our common stock obtained in the 2021 PIPE Investment, Davin P. Hunt, as trustee.
(24)	Consists of (i) 750,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock and (ii) 428,571 shares of our common stock obtained in the 2021 PIPE Investment, Carter W. Hunt, as president.
(25)	Consists of (i) 681,975 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, (ii) 142,900 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, and (iii) 500,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to Herbert Hunt Allred.
(26)	Consists of 227,325 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock.
(27)	Consists of (i) 500,115 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock and (ii) 357,250 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, the voting and investment control of which belongs to Brittny Allred, as trustee. Mr. Herbert Hunt Allred, one of our directors, is a beneficiary.

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(28)	Consists (i) 10,000,000 shares of our common stock that were issued upon conversion of the Series I Preferred Stock, (ii) 1,429,000 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, and (iii) 4,000,920 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Kevin M. Rendino. Also consists of 7,502,250 shares of our common stock that were issued upon conversion of the Series J Preferred Stock that are registered in the name of B&W Pension Trust, but for which 180 Degree Capital Corp. serves as the investment manager and the voting and investment control of which belongs to Kevin M. Rendino.
(29)	Consists of 285,800 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, the voting and investment control of which belongs to Michael Lee Bamburg.
(30)	Consists of 545,580 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Thomas Scalia.
(31)	Consists of 714,500 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, the voting and investment control of which belongs to Charles Frumberg.
(32)	Consists of (i) 1,309,392 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock and (ii) 250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to John B. Berding.
(33)	Consists of 148,616 shares of our common stock that were issued upon conversion of the Series J Preferred Stock.
(34)	Consists of (i) 75,775 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock and (ii) 35,725 shares of our common stock that were issued upon conversion of the Series J Preferred Stock.
(35)	Consists of 5,714,286 shares of our common stock obtained in the 2021 PIPE Investment, the voting and investment control of which belongs to H. Eric Semler. Mr. H. Eric Semler previously served as a director of ours.
(36)	Consists of 769,983 shares of our common stock that were issued upon conversion of the Debentures, the voting and investment control of which belongs to Richard Reiss.
(37)	Consists of 320,395 shares of our common stock that were issued upon conversion of the Debentures. Mr. John A. Fichthorn previously served as a director of ours.
(38)	Consists of (i) 714,500 shares of our common stock that were issued upon conversion of the Series J Preferred Stock and (ii) 2,197,475 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Travis Cocke.
(39)	Consists of 200,060 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, the voting and investment control of which belongs to Peter Mitchell Scott IV.
(40)	BRC Partners Opportunity Fund, LP, B. Riley Principal Investments, LLC, and BRF Investments, LLC are affiliated entities. Reflects shares beneficially owned by each entity.
(41)	Consists of (i) 7,577,500 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, (ii) 250,000 shares of our common stock that are issuable upon exercise of the 2018 Warrants, (iii) 1,780,534 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, and (iv) 5,831,555 shares of our common stock that were issued upon conversion of the Debentures, the voting and investment control of which belongs to Bryant Riley.
(42)	Consists of (i) 4,094,708 Piggy-back Shares and (ii) 333,410 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Bryant Riley
(43)	Consists of (i) 2,621,815 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, (ii) 625,000 shares issuable upon exercise of the 2018 Warrants, (iii) 21,792,250 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, (iv) 8,417,500 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, (v) 38,376,090 shares of our common stock issued upon conversion of the Debentures, and (vi) 2,857,143 shares of our common stock issued in the 2021 PIPE Investment, the voting and investment control of which belongs to Bryant Riley.
(44)	Consists of 4,546,500 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to John Lanier.
(45)	Consists of 212,170 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Thomas Scalia.
(46)	Consists of (i) 6,668,200 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, (ii) 20,000,000 shares of our common stock that were issued upon conversion of the Series I Preferred Stock, (iii) 714,500 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, (iv) 1,924,959 shares of our common stock upon conversion of the Debentures, and (v) 7,142,857 shares of our common stock that were issued in the 2021 PIPE Investment, the voting and investment control of which belongs to Pierce Brock.
(47)	Consists of 625,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to Bruce W. Hunt, as president of its general partner.
(48)	Consists of 1,250,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to David S. Hunt, as president of its general partner.
(49)	Consists of 500,000 shares of our common stock that were issued upon conversion of the Series K Preferred Stock, the voting and investment control of which belongs to Robert Nathaniel Crow, as trustee.
(50)	Consists of (i) 1,000,230 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock and (ii) 885,980 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, the voting and investment control of which belongs to Jon D. Gruber, as trustee.
(51)	Consists of (i) 303,100 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock and (ii) 192,496 shares of our common stock that were issued upon conversion of the Debentures.
(52)	Consists of 1,700,000 shares of our common stock that were issued in the 2018 PIPE Investment, the voting and investment control of which belongs to Mark Strome.
(53)	Consists of (i) 1,500,000 shares of our common stock that are issuable upon exercise of the Strome Warrant and (ii) 14,548,800 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Mark Strome.
(54)	Consists of 3,031,000 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Mark Strome.
(55)	Consists of 1,818,600 shares of our common stock that are issuable upon conversion of the Series H Preferred Stock, the voting and investment control of which belongs to Mark Strome.
(56)	Consists of 4,805,930 shares of our common stock that were issued upon conversion of the Debentures, the voting and investment control of which belongs to Mark Strome.

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PLAN OF DISTRIBUTION

The Selling Stockholders of the Shares and any of their pledgees, assignees, and successors-in interest may, from time to time, sell, transfer, distribute, or otherwise dispose of any or all of their Shares covered hereby on any stock exchange, market, or trading facility on which shares of our common stock are traded or in private transactions. The Shares covered by this prospectus may be sold at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of their Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of the Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell the Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay all fees and expenses incident to the registration of the Shares to be offered and sold pursuant to this prospectus, which we expect to be approximately $184,912. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with. We intend to amend this registration statement to register the resale Shares on Form S-3 as soon as reasonably practicable after August 16, 2022, the one-year anniversary date of we became current in our Exchange Act periodic filings; provided, that, we remain current in our Exchange Act filing obligations, of which there can be no assurance.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF OUR SECURITIES

The following is a summary of all material characteristics of our capital stock as set forth in our Certificate of Incorporation and our Bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and our Bylaws, each of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to review complete copies of our Certificate of Incorporation and our Bylaws, and the applicable provisions of the DGCL for additional information.

General

Our authorized capital stock consists of 1,001,000,000 shares, divided into 1,000,000,000 shares of our common stock and 1,000,000 shares of Preferred Stock. Under our Certificate of Incorporation, our Board has the authority to issue such shares of our common stock and Preferred Stock in one or more classes or series, with such voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and such qualifications, limitations or restrictions thereof, if any, as shall be provided for in a resolution or resolutions adopted by our Board and filed as designations.

Common Stock

As of October 6, 2021, 264,645,981 shares of our common stock were outstanding.

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election of directors, and are entitled to receive dividends when and as declared by our Board out of funds legally available therefore for distribution to stockholders and to share ratably in the assets legally available for distribution to stockholders in the event of the liquidation or dissolution, whether voluntary or involuntary, of the Company. We have not paid any dividends and do not anticipate paying any dividends on our common stock in the foreseeable future. It is our present policy to retain earnings, if any, for use in the development of our business. Our common stockholders have cumulative voting rights in the election of directors and have no preemptive, subscription, or conversion rights. Our common stock is not subject to redemption by us.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, LLC.

Preferred Stock

Of the 1,000,000 shares of Preferred Stock authorized, our Board has previously designated:

●	1,800 shares of Preferred Stock as Series G Convertible Preferred Stock (“Series G Preferred Stock”); of which approximately 168 shares remain outstanding as of October 6, 2021;

●	23,000 shares of Preferred Stock as Series H Preferred Stock; of which 19,546 shares remain outstanding as of October 6, 2021; and

●	600,000 shares of Preferred Stock as Series L Junior Participating Preferred Stock, none of which is currently outstanding.

Of the 1,000,000 shares of Preferred Stock, 375,200 shares of Preferred Stock remain available for designation by our Board as of October 6, 2021. Accordingly, our Board is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of Preferred Stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of us, all without further action by our stockholders.

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Series G Preferred Stock

The Series G Preferred Stock is convertible into shares of our common stock, at the option of the holder, subject to certain limitations. We may require holders to convert all (but not less than all) of the Series G Preferred Stock or buy out all outstanding shares of Series G Preferred Stock at the liquidation value of approximately $168,500. Holders of Series G Preferred Stock are not entitled to dividends and have no voting rights, unless required by law or with respect to certain matters relating to the Series G Preferred Stock.

Upon a change in control, sale of or similar transaction, as defined in the Certificate of Designation for the Series G Preferred Stock, the holder of the Series G Preferred Stock has the option to deem such transaction as a liquidation and may redeem the approximately 168 shares outstanding at the liquidation value of $1,000 per share, or an aggregate amount of approximately $168,500. The sale of all our assets on June 28, 2007 triggered the redemption option.

Series H Preferred Stock

The Series H Preferred Stock has a stated value of $1,000, convertible into shares of our common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share. In addition, if at any time prior to the nine month anniversary of the closing date, we sell or grant any option or right to purchase or issue any shares of our common stock, or securities convertible into shares of our common stock, with net proceeds in excess of $1.0 million in the aggregate, entitling any person to acquire shares of our common stock at an effective price per share that is lower than the then conversion price (such lower price, the “Base Conversion Price”), then the conversion price will be reduced to equal the Base Conversion Price. All the shares of Series H Preferred Stock automatically convert into shares of our common stock on the fifth anniversary of the closing date at the then-conversion price. The number of shares issuable upon conversion of the Series H Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares, and similar transactions. Each share of Series H Preferred Stock is entitled to vote on an as-if-converted to common stock basis, subject to beneficial ownership blocker provisions and other certain conditions.

Rights Agreement and Series L Junior Participating Preferred Stock

On May 4, 2021, the Special Finance & Governance Committee of our Board declared a dividend of one preferred stock purchase right (each, a “Right”) for (i) each outstanding share of our common stock and (ii) each share of our common stock issuable upon conversion of each share of our Series H Preferred Stock. The dividend was paid to stockholders of record as of May 14, 2021. Each Right entitles the registered holder, subject to the terms of the Rights Agreement to purchase from us one one-thousandth of a share of our Series L Junior Participating Preferred Stock at a price of $4.00, subject to certain adjustments (the “Exercise Price”).

In general terms, and subject to certain exceptions, the Rights Agreement works by significantly diluting the stock ownership of any person or group of affiliated or associated persons who, at any time after the date of the Rights Agreement, acquires, or obtains the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock, on a fully diluted basis without the approval of our Board.

Subject to certain exceptions, the Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons have, become an Acquiring Person (as defined below) or (ii) the close of business on the tenth business day after the commencement by any person of, or the first public announcement of the intention of any person to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). “Acquiring Person” is a person or group of affiliated or associated persons who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of our common stock, including through such person’s ownership of the Preferred Stock. No such person or group of affiliated or associated persons having beneficial ownership of 15% or more of such outstanding shares at the time of the first announcement of adoption of the Rights Agreement will be deemed an Acquiring Person until such time as such person or group becomes the beneficial owner of additional shares of our common stock (other than by reason of a stock dividend, stock split or other corporate action effected by us in which all holders of our common stock are treated equally).

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Each share of Series L Junior Participating Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, in each case, paid to holders of our common stock during such period. Each share of Series L Junior Participating Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any merger, consolidation, or other transaction in which shares of our common stock are converted or exchanged, each share of Series L Junior Participating Preferred Stock will be entitled to receive 1,000 times the amount received per one share of our common stock.

Because of the nature of the Series L Junior Participating Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-thousandth interest in a share of Series L Junior Participating Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.

In the event that any person or group of persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of common stock (or at our option, other of our securities) having a market value of two times the Exercise Price, unless the Rights were earlier redeemed or exchanged.

Our Board may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions, including, without limitation, the expiration date, or (d) make additional changes to the Rights Agreement that our Board deems necessary or desirable. However, from and after the time when any person or group of persons becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than the holders of Rights that have become null and void in accordance with the Rights Agreement).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as one of our stockholders, including, without limitation, the right to vote or to receive dividends.

Registrable Shares

This prospectus relates to an offering of up to 255,958,756 Shares that were previously issued to the Selling Stockholders or are issuable to the Selling Stockholders upon exercise or conversion of certain securities held by them. The following sets forth descriptions of the various private placements pursuant to which the Selling Stockholders obtained the Shares we are registering herein.

Common Stock Issuances – 2018 PIPE Investment, 2021 PIPE Investment, and Piggy-back Shares

We are registering an aggregate of 33,658,996 shares of our common stock in connection with the 2018 PIPE Investment and the 2021 PIPE Investment as more fully described below.

January 2018 SPA

On January 4, 2018, we entered into the January 2018 SPA with Strome Trust, pursuant to which we issued 1,200,000 shares of our common stock at a price of $2.50 per share. We received net proceeds after estimated issuance costs of approximately $3.0 million. In connection with this offering, MDB Capital Group, LLC (“MDB”) served as placement agent and was entitled to receive an aggregate of 60,000 shares of our common stock, as well as warrants to purchase an additional 60,000 shares of common stock. To date, neither the 60,000 shares of common stock nor the warrants have been issued. In addition, we entered into the January 2018 Registration Rights Agreement, pursuant to which we agreed to register the 1,200,000 shares of our common stock for resale. Pursuant to the January 2018 Registration Rights Agreement, we committed to file a registration statement no later than 200 days after the closing of the private placement and to cause the registration statement to become effective no later than the earlier of (i) seven business days after the SEC informs us that no review of the registration statement will be made or that the SEC has no further comments on the registration statement. The January 2018 Registration Rights Agreement also provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to Strome Trust would be 1% of the aggregate amount invested by Strome Trust (or the value of the placement agent shares, as applicable) for each 30-day period, or pro rata portion thereof, during which the default continues, up to a maximum amount of 5.0% of the aggregate amount invested by Strome Trust pursuant to the January 2018 SPA, in the case of Strome Trust, or the value of the securities registered by the placement agent. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we have incurred approximately $15,000 in liquidated damages expenses.

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The shares of our common stock issued pursuant to the January 2018 SPA were offered and sold exclusively to Strome Trust, an accredited investor, in a transaction exempt from registration under the Securities Act, as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

March 2018 SPA

On March 30, 2018, we entered into the March 2018 SPA, pursuant to which we issued and sold 500,000 shares at a price per share of $2.50 to Strome Trust, for total gross proceeds of approximately $1.3 million. In addition, we entered into the March 2018 Registration Rights Agreement, pursuant to which we agreed to register the 500,000 shares of our common stock for resale. Pursuant to the March 2018 Registration Rights Agreement, we committed to file the registration statement no later than 270 days after the closing and to cause the registration statement to become effective no later than the earlier of (i) 7 business days after the SEC informs us that no review of the registration statement will be made or (ii) when the SEC has no further comments on the registration statement. The March 2018 Registration Rights Agreement also provides for liquidated damages upon the occurrence of certain events, including our failure to file the registration statement or to cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to Strome Trust is 1.0% of the aggregate amount invested for each 30-day period, or pro rata portion thereof, during which the default continues, up to a maximum amount of 5.0% of the aggregate amount invested. Strome Trust waived the liquidated damages when it converted certain notes payable into Series H Preferred Stock in August 2018.

The shares of our common stock issued pursuant to the March 2018 SPA were offered and sold exclusively to Strome Trust, an accredited investor, in a transaction exempt from registration under the Securities Act, as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

May 2021 SPAs and June 2021 SPA

On May 20 and 25, 2021, we entered into the May 2021 SPAs, pursuant to which we sold an aggregate of 21,435,718 shares of our common stock, at a per share price of $0.70, for aggregate gross proceeds of approximately $15.0 million in a private placement. On June 2, 2021, we entered into the June 2021 SPA, pursuant to which we sold an aggregate of 7,142,857 shares of our common stock at a per share price of $0.70, for gross proceeds of approximately $5.0 million in a private placement.

In connection with the 2021 PIPE Investment, we also entered into the 2021 PIPE Registration Rights Agreements with such investors, pursuant to which we agreed to register the shares of our common stock for resale on behalf of such investors. Pursuant to the 2021 PIPE Registration Rights Agreements, we committed to file the registration statement on the earlier of (i) in the event we do not obtain a waiver from the holders of the shares of our common stock that were issued upon the conversion of the Series K Preferred Stock (the “Waiver”), within ten (10) calendar days following the date our registration statement(s) on Form S-1, registering for resale shares of our common stock that were issued in connection with offerings prior to the dates of the 2021 PIPE Registration Rights Agreements (the “Prior Registration Statements”), is declared effective by the SEC and (ii) in the event we do obtain the Waiver, the earliest practicable date on which we are permitted by SEC guidance to file the initial registration statement following the filing of the Prior Registration Statements (the “Filing Date”). We are also committed to cause the registration statement to become effective by no later than 90 days after the Filing Date (or, in the event of a full review by the staff of the SEC, 120 days following the Filing Date). The 2021 PIPE Registration Rights Agreements provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such purchaser pursuant to the May 2021 SPAs or June 2021 SPA, as applicable.

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The shares of our common stock issued pursuant to the 2021 PIPE Investment were offered and sold exclusively to accredited investors, in transactions exempt from registration under the Securities Act, as transactions not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Common Stock Issuances – Piggy-back Shares

We previously granted a stockholder piggy-back registration rights with respect to 4,094,708 shares of our common stock in connection with a settlement and release (the “Piggy-back Shares”). Accordingly, we are registering for resale all 4,094,708 shares.

Common Stock Issuances – Debenture Conversions

On December 12, 2018, we entered into the December 2018 SPAs with three accredited investors, pursuant to which we issued to the investors the Debentures in the aggregate principal amount of approximately $13.1 million, which included (i) the roll-over of an aggregate of approximately $3.6 million in principal and interest of those certain 10% OID senior secured convertible debentures previously issued to two of the investors in October 2018 and (ii) a placement fee of $540,000 for our placement agent in the offering. After taking into account legal fees and expenses of the investors, we received net proceeds of approximately $9.0 million. On March 18 and 27, 2019, we entered into the March 2019 SPAs with accredited investors, including our former Executive Chairman, John Fichthorn, pursuant to which we issued to the investors the Debentures in the aggregate principal amount of approximately $2.0 million, which included placement fees of $114,000 payable to B. Riley FBR for acting as our placement agent in the offering. After taking into account legal fees and expenses, we received net proceeds of approximately $1.9 million. On April 8, 2019, we entered into the April 2019 SPA with an accredited investor, pursuant to which we issued to the investor the Debenture in the aggregate principal amount of $100,000. The Debentures were due and payable on December 31, 2020, and interest accrued on the Debentures at the rate of 12% per annum, payable on the earlier of conversion or the maturity date. The Debentures issued pursuant to the December 2018 SPAs had conversion prices of $0.33 per share, subject to adjustment. The Debentures issued pursuant to the March 2019 SPAs and the April 2019 SPA had conversion prices of $0.40 per share, subject to adjustment.

In connection with the December 2018 SPAs, the March 2019 SPAs, and the April 2019 SPA, we entered into the Debenture Registration Rights Agreements with the investors, pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Debentures by the investors. Pursuant to the Debenture Registration Rights Agreements, we committed to file a registration statement by no later than the 30th calendar day following the date we filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 with the SEC, but in no event later than May 15, 2019, but after satisfaction of other outstanding registration rights provisions, and to cause the registration statement to become effective by no later than 90 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Debenture Registration Rights Agreements provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such investor pursuant to the December 2018 SPAs, the March 2019 SPAs, or the April 2019 SPA, as applicable. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we had incurred approximately $1.1 million in liquidated damages expenses.

The offer and sale of the Debentures, including the shares of our common stock underlying the Debentures, were not registered under the Securities Act. The Debentures, including the shares of our common stock underlying the Debentures, were sold in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

On December 31, 2020, noteholders converted the Debentures representing an aggregate of approximately $18.1 million of the then-outstanding principal and accrued but unpaid interest into 53,887,470 shares of our common stock at effective conversion per-share prices ranging from $0.33 to $0.40. We are registering 52,221,408 shares of our common stock hereunder.

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Common Stock Issuances – Preferred Stock Conversions

Series I Preferred Stock Issuances

On June 28, 2019, we issued shares of the Series I Preferred Stock, pursuant to the Series I SPAs entered into with certain accredited investors. In accordance with the Series I SPAs, we issued an aggregate of 23,100 shares of Series I Preferred Stock at a stated value of $1,000, initially convertible into 46,200,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.50 per share, for aggregate gross proceeds of approximately $23.1 million. B. Riley FBR acted as placement agent for the financing and earned a fee of approximately $1.4 million in consideration for its services plus approximately $73,900 in reimbursement of legal fees and other transaction costs.

In connection with the Series I SPAs, we entered into the Series I Registration Rights Agreements with the accredited investors, pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series I Preferred Stock. Pursuant to the Series I Registration Rights Agreements, we committed to file the registration statement by no later than the 30th calendar day following the date we filed with the SEC our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (ii) all of our required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2019 and our refiling of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, and (iii) Current Report on Form 8-K in connection with the acquisitions of The Street and our license with ABG, but in no event later than December 1, 2019. We also committed to cause the registration statement to become effective by no later than 90 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Series I Registration Rights Agreements provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such investor pursuant to the Series I SPAs. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we had incurred approximately $3.3 million in liquidated damages expenses.

The Series I Preferred Stock, and the shares issuable upon conversion of the Series I Preferred stock, were not registered under the Securities Act pursuant to an exemption under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

Series J Preferred Stock Issuances

On October 7, 2019, we issued shares of the Series J Preferred Stock, pursuant to the 2019 Series J SPAs entered into with certain accredited investors. In accordance with the 2019 Series J SPAs, we issued an aggregate of 20,000 shares of Series J Preferred Stock at a stated value of $1,000, initially convertible into 28,571,428 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of approximately $20.0 million. B. Riley FBR acted as placement agent for the financing and earned a fee of approximately $525,200 in consideration for its services plus approximately $43,000 in reimbursement of legal fees and other transaction costs.

In connection with the 2019 Series J SPAs, we entered into a registration rights agreement with the accredited investors (the “Series J 2019 Registration Rights Agreements”), pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series J Preferred Stock. Pursuant to the Series J 2019 Registration Rights Agreements, we committed to file the registration statement by no later than the 30th calendar day following the date we filed our (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (ii) all our required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2019, and (iii) Current Reports on Form 8-K in connection with the acquisitions of The Street, Say Media, Inc. (“Say Media”) and HubPages, Inc. (“HubPages”), and our license with ABG, with the SEC, but in no event later than March 31, 2020. We also committed to cause the registration statement to become effective by no later than 90 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Series J 2019 Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such investor pursuant to the 2019 Series J SPAs. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we had incurred approximately $2.8 million in liquidated damages expenses.

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On September 4, 2020, we issued additional shares of our Series J Preferred Stock pursuant to the 2020 Series J SPAs. In accordance with the 2020 Series J SPAs, we issued an aggregate of 10,500 shares of Series J Preferred Stock at a stated value of $1,000 per share, initially convertible into 15,000,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.70, for aggregate gross proceeds of approximately $6.0 million.

In connection with the 2020 Series J SPAs, we entered into a registration rights agreement with the accredited investors (the “Series J 2020 Registration Rights Agreements”), pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series J Preferred Stock. Pursuant to the Series J 2020 Registration Rights Agreements, we agreed to register the shares issuable upon conversion of the Series J Preferred Stock for resale by the investors. We committed to file the registration statement by no later than the 30th calendar day following the date we filed our (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 2018 and December 31, 2019, (ii) all our required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2020, and (iii) any Form 8-K Reports that may be required through the last of the aforementioned filings with the SEC, but in no event later than April 30, 2021. We have also committed to cause the registration statement to become effective by no later than 60 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Series J 2020 Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by the investors pursuant to the 2020 Series J SPAs. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we had incurred approximately $746,400 in liquidated damages expenses.

The Series J Preferred Stock, and the shares issuable upon conversion of the Series J Preferred Stock, were not registered under the Securities Act pursuant to an exemption under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

Series K Preferred Stock

Between October 23, 2020 and November 11, 2020, we entered into the Series K SPAs with accredited investors, pursuant to which we issued an aggregate of 18,042 of Series K Preferred Stock at a stated value of $1,000 per share, initially convertible into 45,105,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.40 per share, for aggregate gross proceeds of approximately $18.0 million. B. Riley FBR acted as placement agent for the financing and earned a fee of $560,500 in consideration for its services.

In connection with the Series K SPAs, we entered into the Series K Registration Rights Agreements with the accredited investors, pursuant to which we agreed to register for resale the shares of our common stock issuable upon conversion of the Series K Preferred Stock. Pursuant to the Series K Registration Rights Agreements, we committed to file the registration statement by no later than the 30th calendar day following the date we filed our (i) Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 and December 31, 2019, (ii) all its required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2020, and (iii) any Form 8-K Reports that the Company is required to file with the SEC; provided, however, if such 30th calendar day is on or after February 12, 2021, then such 30th calendar date will be tolled until the 30th calendar day following the date that we file our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. We also committed to cause the registration statement to become effective by no later than 90 days after the filing date (or, in the event of a full review by the staff of the SEC, 120 days following the filing date). The Series K Registration Rights Agreements provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such investor pursuant to the Series K SPAs. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we had incurred approximately $748,600 in liquidated damages expenses.

Conversions

On December 18, 2020, we filed the Certificate of Amendment, to increase the number of authorized shares of our common stock. Upon the filing of the Certificate of Amendment, all of our issued and outstanding shares of Series I Preferred Stock, Series J Preferred Stock, and Series K Preferred Stock automatically converted into shares of our common stock. Accordingly, we are registering for resale 45,000,000 shares of our common stock that were issued upon conversion of the Series I Preferred Stock, 40,419,265 shares of our common stock that were issued upon conversion of the Series J Preferred Stock, and 29,917,500 shares of our common stock that were issued upon conversion of the Series K Preferred Stock.

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Common Stock Issuable Upon Exercise of Warrants

We are registering an aggregate of 2,375,000 shares of our common stock that may be issuable upon the exercise of the Warrants as more fully described below.

Strome Warrant

On June 15, 2018, we modified the January 2018 SPA and the March 2018 SPA, to eliminate a make-whole provision under which we were committed to issue up to 1,700,000 shares of our common stock in certain circumstances. The modification removed the prior uncertainty of our obligation under these agreements. In exchange for the modification, we issued to a designee of Strome Trust, the investor, the Strome Warrant to purchase up to 1,500,000 shares of our common stock. The Strome Warrant is exercisable for a period of five years at an initial exercise price of $1.19 per share, which has been adjusted to $0.50 per share. We agreed to register for resale the 1,500,000 shares of our common stock underlying the Strome Warrant, and the parties agreed that such registration rights would be as set forth in the March 2018 Registration Rights Agreement (which is described in more detail above). If the underlying shares are registered, the Strome Warrant is exercisable for cash only. If the underlying shares are not registered, the Strome Warrant may be exercised on a cashless basis.

2018 Warrants

On October 18, 2018, we entered into securities purchase agreements with two accredited investors, pursuant to which we issued the 2018 Warrants exercisable for up to 875,000 shares of our common stock, among other securities. The 2018 Warrants are exercisable for a period of seven years at an initial exercise price of $1.00 per share, subject to customary anti-dilution and other adjustments. The 2018 Warrants also provide that upon the consummation of a subsequent financing, the $1.00 exercise price will be adjusted to (i) in the event that security issued in such subsequent financing is shares of our common stock, 125% of the effective per share purchase price of our common stock in such subsequent financing, (ii) in the event that the security issued in such subsequent financing is a common stock equivalent, 100% of the effective per-share purchase price of our common stock underlying the common stock equivalent issued in such subsequent financing, or (iii) in the event that the primary securities issued such subsequent financing includes a combination of shares of our common stock and common stock equivalents, the greater of (a) 125% of the effective per share purchase price of shares of our common stock issued in such subsequent financing or (b) 100% of the effective per share purchase price of the shares of our common stock underlying the common stock equivalents. The securities purchase agreements granted the investors piggyback registration rights, pursuant to which we agreed that if we file with the SEC a registration statement relating to an offering of our common stock of our own account or the account of others under the Securities Act, other than on a Form S-4 or a Form S-8, we would notify the investors and provide them with the opportunity to have the shares of our common stock underlying the 2018 Warrants registered for resale. If at any time after the six-month anniversary of the issuance of the 2018 Warrants, there is no effective registration statement covering the resale of the shares of our common stock underlying the 2018 Warrants, the 2018 Warrants may be exercised on a cashless basis. The current exercise price of the 2018 Warrants is $0.33 per share.

Common Stock Issuable Upon Conversion of Series H Preferred Stock

On August 10, 2018, we entered into the 2018 Series H SPAs with certain accredited investors pursuant to which we issued an aggregate of 19,399 shares of Series H Preferred Stock at a stated value of $1,000, initially convertible into 58,784,848 shares of our common stock, at the option of the holder subject to certain limitations, at a conversion right equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of approximately $19.4 million. B. Riley FBR acted as placement agent for the financing. In consideration for its services as placement, we paid B. Riley a fee of $575,000 (including a previously paid retainer of $75,000) and issued to B. Riley 669 shares of Series H Preferred Stock. In addition, entities affiliated with B. Riley purchased 5,592 shares of Series H Preferred Stock in the financing.

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Between August 14, 2020 and August 20, 2020, we entered into the 2020 Series H SPAs for the sale of additional shares of Series H Preferred Stock with certain accredited investors, pursuant to which we issued an aggregate of 2,253 shares, at a stated value of $1,000 per share, initially convertible into 6,825,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of approximately $2.7 million. On October 28, 2020, we entered into a mutual rescission agreement with two of the investors, pursuant to which the securities purchase agreements associated with 2,145 shares of Series H Preferred Stock were rescinded and deemed null and void.

All the shares of Series H Preferred Stock automatically convert into shares of our common stock on the fifth anniversary of the closing date at the then-conversion price.

Finally, on October 31, 2020, we entered into an exchange agreement with a former executive officer pursuant to which he agreed to convert the outstanding principal amount, plus accrued but unpaid interest, owed to him pursuant to promissory notes into 389 shares of Series H Preferred Stock, at a stated value of $1,000 per share, initially convertible into 1,178,788 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share. We granted the former executive officer piggyback registration rights with respect to these shares of our common stock pursuant a General Release and Continuing Obligations Agreement dated June 3, 2021 (“GRCOA”).

In connection with the issuances of the Series H Preferred Stock, we also entered into registration rights agreements with the investors, pursuant to which we agreed to register the shares issuable upon conversion of the Series H Preferred Stock for resale. We committed to file the registration statement by no later than 75 days after the closing date and to cause the registration statement to become effective by no later than 120 days after the closing date (or, in the event of a full review by the staff of the SEC, 150 days following the Closing Date). The registration rights agreement provides for liquidated damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested by such investor. We were not able to meet these deadlines. Accordingly, as of October 6, 2021, we had incurred approximately $3.1 million in liquidated damages expenses.

Accordingly, we are registering up to 52,366,587 shares of our common stock issuable upon the conversion of issued and outstanding shares of Series H Preferred Stock.

Certain Provisions of our Certificate of Incorporation, our Bylaws, and the DGCL

Certain provisions in our Certificate of Incorporation and Bylaws, as well as certain provisions of the DGCL, may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price of the shares held by stockholders. These provisions contained in our Certificate of Incorporation and Bylaws include the items described below.

●	Special Meetings of Stockholders. Our Bylaws provide that special meetings of our stockholders may be called only by a majority of our Board, the Chairman of our Board, our Chief Executive Officer, or President (in the absence of our Chief Executive Officer).

●	Stockholder Advance Notice Procedures. Our Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

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●	Exclusive Forum. Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the courts in the State of Delaware are, to the fullest extent permitted by applicable law, the sole and exclusive forum for any claims, including claims in the right of the Company, any action asserting a claim arising pursuant to any provision of the DGCL, our Certificate of Incorporation, or our Bylaws, any action to interpret, apply, enforce, or determine the validity of our Certificate of Incorporation or our Bylaws, or any action asserting a claim governed by the internal affairs doctrine.

●	No Action by Written Consent. Our Certificate of Incorporation provides that any action required or permitted to by taken by our stockholders must be effected at a duly constituted annual or special meeting of the stockholders.

●	Amendments to our Certificate of Incorporation. Any amendments to our Certificate of Incorporation requires a supermajority vote unless our Board recommends to our stockholders that they approve such amendment.

●	Undesignated Preferred Stock. Because our Board has the power to establish the preferences and rights of the shares of any additional series of Preferred Stock, it may afford holders of any Preferred Stock preferences, powers, and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of our common stock and could discourage a takeover of us even if a change of control of the Company would be beneficial to the interests of our stockholders.

These, other provisions contained in our Certificate of Incorporation and Bylaws, and the Rights are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests.

In addition, we are subject to the provisions of Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless:

●	The board of directors of the corporation approved the business combination or other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

●	Upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers of the corporation and shares issued under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of a corporation’s voting stock.

Section 203 of the DGCL could depress our stock price and delay, discourage, or prohibit transactions not approved in advance by our Board, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

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Limitation of Liability and Indemnification Matters

Our Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, a director cannot be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty. DGCL provides that such a provision may not limit the liability of directors:

●	for any breach of their duty of loyalty to us or to our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal, or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal, or modification.

Further, our Bylaws provide that we will indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of our, or is or was a director or officer of ours serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests; except that no indemnification will be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Subject to the requires in our Bylaws and the DGCL, we are not obligated to indemnify any person in connection with any action, suit, or proceeding:

●	for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote, or otherwise, except with respect to any excess beyond the amount paid;

●	for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provision of federal, state, or local statutory law, or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

●	for any reimbursement by such person or any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of our securities, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement pursuant to Section 304 of Sarbanes, or the payment to us of profits arising from the purchase and sale by such person or securities in violation of Section 306 of Sarbanes, if such is held liable therefor (including pursuant to any settlement arrangements);

●	initiated by such person, including any proceeding (or any part of any proceeding) initiated by such person against us or our directors, officers, employees, agents, or other indemnitees, unless (i) our Board authorized the proceeding or the relevant part of the proceeding) prior to its initiation, (ii) we provide indemnification, in our sole discretion, pursuant to the powers vested in us under appliable law, (iii) otherwise required to be made pursuant to our Bylaws, or (iv) otherwise required by applicable law; or

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●	if prohibited by applicable law; provided, however, that if any provision or provisions of our Bylaws be held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of our Bylaws (including, without limitation, each portion of any paragraph or clause containing any such provisions held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of our Bylaws (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provisions held invalid, illegal, or unenforceable.

Our Bylaws also requires us to pay any expenses incurred by any director or officer in defending against any such action, suit, or proceeding in advance of the final disposition of such matter upon receipt of a written request to the fullest extent permitted by law, subject to the receipt of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified as authorized by our Bylaws or otherwise. We believe that the limitation of liability provision in our Bylaws facilitates our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer and Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent’s telephone number is (800) 937-5449.

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MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Beginning on December 1, 2016 until September 20, 2021, our common stock was quoted on the OTCM’s Pink Open Market trading under the symbol “MVEN.” Beginning on September 21, 2021, our common stock began to be quoted on the OTCM’s OTCQX. Despite being quoted on the OTCM’s OTCQX, our common stock is still experiencing limited or sporadic quotations; thus, we do not consider the OTCM’s OTCQX an established trading market for purposes of this disclosure.

The following table sets forth the high and low bid prices during the periods indicated, as reported by the OTCM. Such prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Common Stock
	High	Low
2021
First Quarter	$3.00	$0.42
Second Quarter	$1.04	$0.56
Third Quarter	$0.81	$0.40
Fourth Quarter (1)	$0.52	$0.31
2020
First Quarter	$0.99	$0.31
Second Quarter	$0.80	$0.30
Third Quarter	$1.12	$0.50
Fourth Quarter	$0.90	$0.50
2019
First Quarter	$0.75	$0.40
Second Quarter	$0.70	$0.37
Third Quarter	$1.00	$0.50
Fourth Quarter	$0.94	$0.56

(1)	Through October 6, 2021.

Holders

As of October 6, 2021, there were approximately 253 holders of record of our common stock. We believe that there are additional holders of our common stock who have their stock in “street name” with their brokers. Currently, we cannot determine the approximate number of those street name holders. As of such date, 264,645,981 shares of our common stock were issued and outstanding.

Dividends

We have never paid cash dividends on our common stock, and our present policy is to retain any future earnings to support our operations and finance the growth and development of our business. We do not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our Board.

Rule 144 - Generally

In general, under Rule 144 of the Securities Act, as currently in effect, a person (or persons whose shares are required to be aggregated), who is not our affiliate at any time during the preceding three months, and who has beneficially owned the relevant shares of our common stock for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets; provided, that current public information about us is available and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock into the public markets without restriction.

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A person who may be deemed an “affiliate” of us or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the affiliates, is entitled to sell within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of our common stock, which equals approximately 2,646,460 shares based on the number of shares of our common stock outstanding as of October 6, 2021, or (2) if and when our common stock is listed on a national securities exchange, the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales of shares held by our affiliates that are not “restricted” are subject to such volume limitations, but are not subject to the holding period requirement. Sales under Rule 144 by our affiliates are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about us. A person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above. We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

Rule 144 – Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Because we may be deemed previously to have been a “shell company,” under such circumstances sales of our securities pursuant to Rule 144 under the Securities Act may not be made unless, among other things, at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. Because, as a possible former shell company, the reporting requirements of Rule 144(i) will apply regardless of holding period, restrictive legends on certificates for shares of our common stock cannot be removed except in connection with an actual sale that is subject to an effective registration statement under, or an applicable exemption from the registration requirements of, the Shares. Because under such circumstances our unregistered securities may not be sold pursuant to Rule 144 unless we continue to meet such requirements, any unregistered securities we issue will have limited liquidity unless we continue to comply with such requirements.

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BUSINESS

General

We operate a best-in-class digital media platform empowering premium publishers who impact, inform, educate and entertain. Our focus is on leveraging our Platform and iconic brands in targeted verticals to maximize the audience, improve engagement and optimize monetization of digital publishing assets for the benefit of our users, our advertiser clients, and our owned and operated properties as well as properties we run on behalf of independent publisher partners. We operate the media businesses for Sports Illustrated, own and operate TheStreet and The Spun, and power more than 200 independent Publisher Partners. Our strategy is to focus on key verticals where audiences are passionate about a topic category (e.g., sports, finance) and where we can leverage the strength of our core brands to grow audience and monetization both within our core brands as well as our Publisher Partners. Each Publisher Partner joins the Platform by invitation-only and is drawn from premium media brands and independent publishing businesses with the objective of augmenting our position in key verticals and optimizing the performance of the Partner. Because of the state-of-the-art technology and large scale of the Platform and our expertise in search engine optimization (SEO), social media, subscription marketing and ad monetization, Publisher Partners benefit from improved traffic and increased monetization. Additionally, we believe the lead brand within each vertical creates a halo benefit for all Publisher Partners in the vertical while each of them adds to the breadth and quality of content. While they benefit from these critical performance improvements they also may save substantially in costs of technology, infrastructure, advertising sales, and member marketing and management.

Corporate History

We were originally incorporated in Delaware as Integrated in 1990. On October 11, 2016, Integrated and Maven Network entered into the Share Exchange Agreement, whereby the stockholders of Maven Network agreed to exchange all of the then-issued and outstanding shares of common stock for shares of common stock of Integrated. On November 4, 2016, the parties consummated a recapitalization pursuant to the Share Exchange Agreement and, as a result, Maven Network became a wholly owned subsidiary of Integrated. Integrated changed its name to theMaven, Inc. on December 2, 2016.

In 2018, we acquired HubPages and Say Media. In 2019, we acquired TheStreet. In connection with this acquisition, we entered into a letter agreement with Jim Cramer, a finance and stock market expert who co-founded TheStreet, pursuant to which Mr. Cramer and a production company owned and controlled by Mr. Cramer agreed to provide certain services. Mr. Cramer and his production company ceased providing services in September 2021.

Also, in 2019, we entered into the Sports Illustrated Licensing Agreement with ABG, pursuant to which we have the exclusive right and license in the United States, Canada, Mexico, United Kingdom, Republic of Ireland, Australia, and New Zealand to operate the Sports Illustrated media business (in the English and Spanish languages), including to (i) operate the digital and print editions of Sports Illustrated (including all special interest issues and the swimsuit issue) and Sports Illustrated for Kids, (ii) develop new digital media channels under the Sports Illustrated brands, and (iii) operate certain related businesses, including without limitation, special interest publications, video channels, bookazines, and the licensing and/or syndication of certain products and content under the Sports Illustrated brand.

In 2020, we acquired substantially all the assets of Petametrics Inc., doing business as LiftIgniter, a Delaware corporation (“LiftIgniter”). In 2021, we acquired all of the issued and outstanding shares of capital stock of The Spun.

On September 20, 2021, we re-branded to “The Arena Group.”

The Platform

We developed the Platform, a proprietary online publishing platform that provides our owned and operated media businesses, Publisher Partners, whom are third parties producing and publishing content on their own domains, and individual creators contributing content to our owned and operated sites (“Expert Contributors”), the ability to produce and manage editorially focused content through tools and services provided by us. We have also developed proprietary advertising technology, techniques and relationships that allow us, our Publisher Partners and Expert Contributors to monetize online, editorially focused content through various display and video advertisements and tools and services for driving a subscription or membership based business and other monetization services (the “Monetization Solutions” and, together with the Platform, the “Platform Services”).

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The Platform comprises state-of-the-art publishing tools, video platforms, commenting features, social distribution channels, newsletter technology, machine learning content recommendations, notifications and other technology, that deliver a complete set of features to drive a digital media business in an entirely cloud-based suite of services. Our software engineering and product development teams are experienced at delivering these services at scale. We continue to develop the Platform software by combining proprietary code with components from the open-source community, plus select commercial services as well as identifying, acquiring, and integrating other platform technologies, where we see unique long-term benefits to us.

The Platform Services include:

1.	Content management, machine learning driven content recommendations, traffic redistribution, hosting and bandwidth;

2.	Video publishing, hosting, and player solution via an integrated set of third-party providers;

3.	Dashboards for our Publisher Partners as well as integration with leading analytics services like Google Analytics;

4.	Digital subscriptions and membership with paywalls, exclusive member access, and metering, credit card processing and reporting;

5.	User account management;

6.	User account migration to platform, including emails and membership data;

7.	Technical support team to train and support our Publisher Partners and staff (if applicable) on the Platform;

8.	Advertising serving, trafficking/insertion orders, yield management, and reporting and collection;

9.	Dedicated customer service and sales center to assist our Publisher Partners with customer support, sign-ups, cancellations, and “saves”;

10.	Services for maintaining evergreen content to Expert Contributors;

11.	Various syndication integrations (e.g., Apple News, Facebook Instant Articles, Google AMP, Google news, and RSS feeds);

12.	Structured data objects (i.e., structured elements such as recipes or products); and

13.	Other features, as they may be added to the Platform from time to time.

Our Platform partners use the Platform Services to produce, manage, host and monetize their content in accordance with the terms and conditions of partner agreements between each of our Publisher Partners and us (the “Partnership Agreements”). Pursuant to the Partnership Agreements, we and our Publisher Partners split revenue generated from the Platform Services used in connection with the Publisher Partner’s content based on certain metrics such as whether the revenue was from direct sales, was generated by our Publisher Partner or us, was generated in connection with a subscription or a membership, was based on standalone or bundled subscriptions or whether the revenue was derived from affiliate links.

Subject to the terms and conditions of each Partnership Agreement and in exchange for the Platform Services, our Publisher Partners grant us, for so long as our Publisher Partner’s assets are hosted on the Platform, (i) exclusive control of ads.txt with respect to our Publisher Partner’s domains and (ii) the exclusive right to include our Publisher Partner’s website domains and related URLs in our coalition in a consolidated listing assembled by third party measurement companies such as comScore, Nielsen and/or other similar measuring services selected by us. As such, the Platform serves as the primary digital media and social platform with respect to each of our Publisher Partners’ website domains during the applicable term of each Partnership Agreement.

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Our Brands and Growth Strategy

Our growth strategy is to continue to expand the coalition by adding new Publisher Partners in key verticals that management believes will expand the scale of unique users interacting on the Platform. In each vertical, we seek to build around a leading brand, such as Sports Illustrated (for sports) and TheStreet (for finance), surround it with subcategory specialists, and further enhance coverage with individual expert contributors. The primary means of expansion is adding independent Publisher Partners and/or acquiring publishers that have premium branded content and can broaden the reach and impact of the Platform.

The Arena Group

We operate a best-in-class digital media platform empowering premium publishers who impact, inform, educate, and entertain. We operate the media businesses for Sports Illustrated and TheStreet, and power more than 250 independent brands. These brands range from niche media businesses to world-leading independent publishers, operating on the Platform, a shared digital publishing, monetization, and distribution platform.

Sports Illustrated

We assumed management of certain Sports Illustrated media assets (pursuant to the Sports Illustrated License Agreement) on October 4, 2019. Sports Illustrated is owned by ABG, a brand development, marketing, and entertainment company that owns a global portfolio of media, entertainment, and lifestyle brands. Since assuming management of the Sports Illustrated media assets, we have implemented significant changes to rebuild the historic brand and beacon of sports journalism, to evolve and expand the business, and to position it for growth and continued success going forward.

TheStreet

TheStreet is a leading financial news and information provider to investors and institutions worldwide and has produced business news and market analysis for individual investors. TheStreet brings its editorial tradition, strong subscription platform, and valuable membership base to us, and benefits from our mobile-friendly CMS, social, video, and monetization technology.

HubPages

We acquired HubPages to enhance the user’s experience by increasing content, including from Expert Contributors. HubPages operates a network of 28 premium content channels that act as an open community for writers, explorers, knowledge seekers, and conversation starters to connect in an interactive and informative online space. HubPages operates in the United States.

Say Media

We acquired Say Media to enhance the user’s experience by increasing content. Now fully integrated into the Platform, Say Media’s technology provides a comprehensive online media publishing platform and enables brand advertisers to engage today’s social media consumer through rich advertising experiences across its network of web properties. Say Media operated in the United States and previously maintained subsidiaries located in the United Kingdom, Canada, and Australia.

LiftIgniter

LiftIgniter provides a distribution and recommendation engine for premium publishers. The LiftIgniter platform connects users efficiently to hundreds of professional content creators, with custom recommendations of content aligned with users’ personal passions. Aided by machine-learning technology, publishers can identify and target those interested in their content. LiftIgniter activates the value of hosting hundreds of premium journalists on a single platform by interconnecting them through unified content distribution.

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The Spun

The Spun (thespun.com), founded in September of 2012, is an independent sports publication that brings readers the most interesting athletic stories of the day. The Spun reaches approximately 15 million unique readers per month and focuses on the social media aspect of the industry.

Intellectual Property

We have seven patent registrations in the United States in connection with our technology. All of our patent registrations are owned by our wholly-owned subsidiary, Maven Coalition, Inc. (“Maven Coalition”).

Maven and Key Design

We currently have trademark registrations directed to our key design logo and the MAVEN name in the United States, Australia, China, the European Union (the “EU”), the United Kingdom, India, Japan, and New Zealand, as well as international Madrid Protocol registrations. We have trademark applications directed to our key design logo and the MAVEN name pending in Canada.

Moreover, we have a United States trademark registration for the word mark MAVEN COALITION, trademark registrations in the EU and the United Kingdom for the word mark THEMAVEN, and a United States trademark registration for the word mark A MAVEN CHANNEL. We have trademark registrations for the work mark A MAVEN CHANNEL in Australia, New Zealand, the EU, and the United Kingdom, and applications for the word mark A MAVEN CHANNEL pending in Canada, Mexico, and New Zealand, as well as an international Madrid Protocol registration.

Other Marks

We have trademark registrations for the word marks ACTION ALERTS PLUS, ALPHA RISING, BANKING MY WAY, BULL MARKET FANTASY, INCOME SEEKER, MAIN ST. (logo), REAL MONEY, REALMONEY, STREETLIGHTNING, THE SPUN, THESTREET, THESTREET.COM, THE STREET (logo), and TEMPEST in the United States and a trademark application for BULL MARKET FANTASY pending in Canada.

We have trademark applications for the marks THE ARENA, THE ARENA GROUP, and THE ARENA GROUP (logo) pending in the United States.

We have a United States trademark registration for the word mark HUBPAGES, and trademark registrations for the HUBPAGES mark in Argentina, Australia, Brazil, Canada, China, Colombia, the EU, Hong Kong, India, Indonesia, Japon, Mexico, New Zealand, Peru, Philippines, South Korea, South Africa, and the United Kingdom, as well as an international Madrid Protocol registration.

We continue to file updated trademark applications to reflect our branding evolution and intend to continue strengthening our trademark portfolio as financial resources permit.

Our Publisher Partners and Licensing

In connection with our Partnership Agreements and any other applicable agreements between us and our Publisher Partners, (i) we and our affiliates own and retain (a) all right, title, and interest in and to the Platform, Monetization Solutions and data collected by us, and (b) we and our licensors’ trademarks and branding and all software and technology we use to provide and operate the Platform and Monetization Solutions, and (ii) each Publisher Partner owns and retains (a) all right, title, and interest in and to the Publisher Partner’s assets, content, and data collected by Publisher Partner and (b) each Publisher Partner’s trademarks and branding.

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Seasonality

We expect to experience typical media company advertising and membership sales seasonality, which is strong in the fiscal fourth quarter and slower in the fiscal first quarter.

Competition

Currently, we believe that there are dozens of competitors delivering niche media content on the web and on mobile devices and an even broader array of general media companies and major media brands. All those competitors use mobile alerts, invest heavily in video, and leverage social media. We believe that we have developed distribution, production, and technology tactics that are superior because our management team’s tactics in the past with prior companies have proven to be highly engaging and effective for our particular model, which organizes channels into interest groups, led by key brands, such as Sports Illustrated in the sports vertical and TheStreet in the finance vertical.

The web provides unlimited access to the market by niche or general media companies, so there are a large number and variety of direct competitors of ours competing for audience and ad and membership dollars. The general business of online media, combined with some level or method of leveraging community attracts many potential entrants, and in the future, there may be strong competitors that will compete with us in general or in selected markets. These and other companies may be better financed and be able to develop their markets more quickly and penetrate those market more effectively. The following is a list of possible competitors and their respective categories:

●	Vice, Buzzfeed, Business Insider, et al. – niche content, leverages social, mobile, and video, and competes for ad dollars;
●	Fortune, CNN, ESPN, Yahoo!, Google, et al. – general content, major media companies, and competes for ad dollars;
●	WordPress, Medium, RebelMouse, Arc – content management software, open to all including experts and professionals, and competes for publishers;
●	Leaf Group Ltd. and Future PLC – competes for partners and ad dollars;
●	YouTube, Twitter, Facebook, Reddit – social platforms open to all including experts and professionals; and
●	Affiliate networks such as Liberty Alliance – competes for ad dollars.

We believe that we compete on the basis of our technology, substantial scale in traffic, ease of use, recognized lead media brands, and platform evolution through a continuing development and acquisition program. We believe that our scale, methods, technology and experience enable us to compete for a material amount of market share of media dollars and membership revenue.

Government Regulations

Our operations are subject to a number of United States federal and state laws and regulations that involve privacy, rights of publicity, data protection, content regulation, intellectual property, or other subjects. Many of these laws and regulations are still evolving and being tested in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving industry in which we operate.

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A number of government authorities, both in the United States and abroad, and private parties are increasing their focus on privacy issues and the use of personal information. All states have enacted some form of data privacy legislation, including data security and breach notification laws in all 50 states, and some form of regulation regarding the collection, use and disclosure of personal information at the federal level and in several states. California has been the most active in the area of consumer privacy legislation, including passing a comprehensive law requiring transparency, access, and choice known as the California Consumer Privacy Act of 2018 (the “CCPA”), which was amended in November 2020 by a ballot measure known as the California Privacy Rights Act (the “CPRA”). The CCPA went into effect January 1, 2020, with enforcement having begun in June 2020. The CPRA goes into effect over time, with enforcement to begin July 2023. Other states are also considering comprehensive consumer privacy legislation. Certain states have also enacted legislation requiring certain encryption technologies for the storage and transmission of personally identifiable information, including credit card information, and more states are considering laws for or have enacted laws about information security, which may require the adoption of written information security policies that are consistent with state laws if businesses have personal information of residents of those states. Data privacy and information security legislation is also being considered at the federal level, concerning the privacy of individuals and use of internet and marketing information. In the United States, the Federal Trade Commission (“FTC”) and attorneys general in several states have oversight of business operations concerning the use of personal information and breaches of the privacy laws under existing consumer protection laws. In particular, an attorney general or the FTC may examine privacy policies to ensure that a company discloses all material practices and fully complies with representations in the policies regarding the manner in which the information provided by consumers and other visitors to a website is used and disclosed by it, and the failure to do so could give rise to a complaint under state or federal unfair competition or consumer protection laws. The California Attorney General has begun aggressively investigating companies, especially those with websites, with respect to CCPA compliance and these investigations reportedly include inquiries into issues for which there has not yet been clear guidance issued by the state, such as regarding third party cookies that collect personal information from users when they visit our and other websites.

We review our privacy policies and overall operations on a regular basis to ensure compliance with applicable United States federal and state laws, and to the extent applicable, any foreign laws. We launched a CCPA compliance program in January 2020 and at the end of 2020 reviewed the program and made adjustments to our privacy notice and compliance program practices to account for our evolving practices and the new CCPA regulations, which were promulgated in July 2020 and continue to be subject to ongoing rulemaking. We believe the position we take regarding various CCPA issues, including third party cookies, is based on sound and good faith interpretations of the law based on consultation with legal counsel. However, there are conflicting interpretations of the law that have been adopted by various parties in the digital media industry, and given the lack of guidance to date on many of these issues, our compliance posture on some issues might not be accepted by the State of California.

In addition to the laws of the United States, we may be subject to foreign laws regulating web sites and online services, and the laws in some jurisdictions outside of the United States are stricter than the laws in the United States. For instance, in May 2018, the General Data Protection Regulation (the “GDPR”) went into effect in the EU and European Economic Area and Switzerland. The GDPR includes operational requirements for companies that receive or process personal data of residents of the EU that include significant penalties for non-compliance. In addition, some EU countries are considering or have passed legislation implementing additional data protection requirements or requiring local storage and processing of personal data or similar requirements that could increase the cost and complexity of delivering our services. How the GDPR will be fully applied to online services, including cookies and digital advertising, is still being determined through ongoing rulemaking and evolving interpretation by applicable authorities. We operate a GDPR compliance program that we believe, based on our good faith interpretation of the GDPR in consultation with counsel, is consistent with our obligations under that law. The highest court in the EU recently ruled that the United States/EU Privacy Shield was inadequate under GDPR and questioned the viability or legality of any EU to United States personal data transfer methods. We are working to address this issue, for instance, including standard contractual clauses as part of our Data Processing Agreements, and we continue to monitor the development of EU to United States personal data transfer methods and the law relating thereto.

Social networking websites are under increasing scrutiny. Legislation has been introduced on the state and federal level that could regulate social networking websites. Some rules call for more stringent age-verification techniques, attempt to mandate data retention or data destruction by Internet providers, and impose civil and/or criminal penalties on owners or operators of social networking websites.

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The FTC regularly considers issues relating to online behavioral advertising (a/k/a interest-based advertising), which is a significant revenue source for us, and Congress and state legislatures are frequently asked to regulate this type of advertising, including requiring consumers to provide express consent for tracking purposes, so that advertisers may know their interests and are, therefore, able to serve them more relevant, targeted ads. Targeted ads generate higher per impression fees than non-targeted ads. New laws, or new interpretations of existing laws, could potentially place restrictions on our ability to utilize our database and other marketing data (e.g., from third parties) on our own behalf and on behalf of our advertising clients, which may adversely affect our business.

Legislation concerning the above described online activities has either been enacted or is in various stages of development and implementation in other countries around the world and could affect our ability to make our websites available in those countries as future legislation is made effective. It is possible that state and foreign governments might also attempt to regulate our transmissions of content on our website or prosecute us for violations of their laws. United States law offers limited safe harbors and immunities to publishers for certain liability arising out of user-posted content, but other countries do not. Further, there are a number of legislative proposals in the United States, and internationally, that could impose new obligations in areas affecting our business, such as liability for copyright infringement by third parties and liability for defamation or other claims arising out of user-posted content. Our business could be negatively impacted if applicable laws subject us to greater regulation or risk of liability.

Our business could also be adversely affected if regulatory enforcement authorities, such as the California Attorney General or EU/EEA data protection authorities, take issue with any of our approaches to compliance, or if new laws, regulations or decisions regarding the collection, storage, transmission, use and/or disclosure of personal information are implemented in such ways that impose new or additional technology requirements on us, limit our ability to collect, transmit, store and use or disclose the information, or if government authorities or private parties challenge our data privacy and/or security practices that result in liability to, or restrictions, on us, or we experience a significant data or information breach which would require public disclosure under existing notification laws and for which we may be liable for damages and/or penalties.

Furthermore, governments of applicable jurisdictions might attempt to regulate our transmissions or levy sales or other taxes relating to our activities even though we do not have a physical presence and/or operate in those jurisdictions. As our platforms, products and advertisement activities are available over the Internet anywhere in the world, multiple jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions and pay various taxes in those jurisdictions. We address state and local jurisdictions where we believe we have nexus, however, there can be no assurance that we have complied with all jurisdictions that may assert that we owe taxes.

Employees

Our total number of employees as of October 8, 2021 was 362, of which 333 were full-time employees, 20 were part-time employees, and nine were interns.

Available Information

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed or furnished pursuant to Section 13 of the Exchange Act, are available free of charge after we electronically file or furnish them to the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically.

Properties

On April 25, 2018, we entered into an office sublease agreement (the “1500 Fourth Ave Sublease”) to sublease a portion of the “master premises” consisting of 7,457 rentable square feet of office space for our then-executive offices at 1500 Fourth Avenue, Suite 200, Seattle, Washington 98101. The 1500 Fourth Ave Sublease commenced on June 1, 2018 with an expiration date of October 31, 2021. The amount of monthly rent payable per square foot under the 1500 Fourth Ave Sublease was $25.95 for the first year, $35.00 for the second year, $36.00 for the third year, and $37.00 for the remainder of the term. On March 1, 2020, we assumed the entire lease for the remaining term of 20 months.

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Effective October 1, 2019, we entered into an office lease (the “Santa Monica Lease”) of approximately 5,258 rentable square feet at 301 Arizona Avenue, 4th Floor, Santa Monica, California 90401. The Santa Monica Lease has a term of 5 years, expiring on September 30, 2024. The initial monthly rent was approximately $36,800 and increased to approximately $37,900 in October 2020.

On January 14, 2020, we entered into an office sublease agreement (the “Liberty Street Sublease”) of approximately 40,868 rentable square feet at 225 Liberty Street, 27th Floor, New York, New York 10281, with an effective date of February 1, 2020 with lease payments commencing November 1, 2020 and expiring on November 30, 2032. Monthly lease payments from November 1, 2020 through October 31, 2025 are approximately $252,000. On September 1, 2021, we entered into a termination and surrender agreement (the “Liberty Surrender Agreement”) pursuant to which we agreed, as of October 1, 2021, to surrender the premises. Pursuant to the Liberty Surrender Agreement, we agreed to pay approximately $11.5 million to the sublandlord over a period of four years.

We have begun to re-evaluate our property leases and, to the extent feasible and in our best interests, have either surrendered leased properties to the landlord prior to the expiration of such leases or not renewed certain leases. We expect that we will continue this trend of not leasing properties and, instead, continue to encourage our work force to work remotely, provided, that it continues to be feasible to do so in the future. To the extent we need to lease physical properties in the future, we believe we would be able to find suitable properties at market rates.

Legal Proceedings

From time to time, we may be subject to claims and litigation arising in the ordinary course of business. We are not currently subject to any pending or threatened legal proceedings that we believe would reasonably be expected to have a material adverse effect on our business, financial condition, results of operations or cash flows.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the three and six months ended June 30, 2021 and 2020 and the years ended December 31, 2020 and 2019 should be read in conjunction with the financial statements and related notes and the other financial information that are included elsewhere in this prospectus. This discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations, and intentions. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward-looking statements are based upon estimates, forecasts, and assumptions that are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us, or on our behalf. We disclaim any obligation to update forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Business” sections in the registration statement, of which this prospectus forms a part. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. We and our representatives may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the SEC, reports to our stockholders, and news releases. All statements that express expectations, estimates, forecasts, or projections are forward-looking statements. In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “project,” “forecast,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements. The following discussion should be read in conjunction with the financial statements and the notes thereto that are included in this prospectus.

Liquidity and Capital Resources

As of June 30, 2021, our principal sources of liquidity consisted of cash of approximately $6.7 million. Our cash balance on September 30, 2021 was approximately $8.7 million.

We continue to be focused on growing our existing operations and seeking accretive and complementary strategic acquisitions as part of our growth strategy. We believe, that with additional sources of liquidity and the ability to raise additional capital or incur additional indebtedness to supplement our internal projections, we can execute our growth plan and finance our working capital requirements.

We have financed our working capital requirements since inception through issuances of equity securities and various debt financings. During the first six months of fiscal 2021, we received aggregate gross proceeds of approximately $20.0 million from the issuance of shares of our common stock in a private placement offering.

Our working capital deficit as of June 30, 2021 and December 31, 2020 was as follows:

	As of
	June 30, 2021	December 31, 2020
Current assets	$82,402,364	$73,846,465
Current liabilities	(120,917,297)	(107,562,825)
Working capital deficit	(38,514,933)	(33,716,360)

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As of June 30, 2021, we had a working capital deficit of approximately $38.5 million, as compared to approximately $33.7 million as of December 31, 2020, consisting of approximately $82.4 million in total current assets and approximately $120.9 million in total current liabilities. Included in current assets as of June 30, 2021 was approximately $0.5 million of restricted cash. Also included in our working capital deficit are non-cash current liabilities, consisting of approximately $1.5 million of warrant derivative liabilities, leaving a working capital deficit that requires cash payments of approximately $37.6 million.

Our cash flows during the six months ended June 30, 2021 and 2020 consisted of the following:

	Six Months Ended June 30,
	2021	2020
Net cash used in operating activities	$(9,931,736)	$(17,420,685)
Net cash used in investing activities	(9,210,699)	(3,441,593)
Net cash provided by financing activities	16,831,427	14,664,786
Net decrease in cash, cash equivalents, and restricted cash	$(2,311,008)	$(6,197,492)
Cash, cash equivalents, and restricted cash, end of period	$7,223,673	$3,275,598

For the six months ended June 30, 2021, net cash used in operating activities was approximately $9.9 million, consisting primarily of: approximately $74.6 million of cash received from customers (including payments received in advance of performance obligations); less (i) approximately $84.3 million of cash paid (a) to employees, Publisher Partners, Expert Contributors, suppliers, and vendors, and (b) for revenue share arrangements and professional services; and (ii) approximately $0.3 million of cash paid for interest; as compared to the six months ended June 30, 2020, where net cash used in operating activities was approximately $17.4 million, consisting primarily of: approximately $56.3 million of cash received from customers (including payments received in advance of performance obligations); less (y) approximately $73.4 million of cash paid (a) to employees, Publisher Partners, suppliers, and vendors, and (b) for revenue share arrangements, advance of royalty fees and professional services; and (z) approximately $0.3 million of cash paid for interest.

For the six months ended June 30, 2021, net cash used in investing activities was approximately $9.2 million, consisting primarily of: (i) approximately $7.1 million used to acquire a business; (ii) approximately $0.2 million for property and equipment; and (iii) approximately $2.0 million for capitalized costs for our Platform; as compared to the six months ended June 30, 2020, where net cash used in investing activities was approximately $3.4 million consisting primarily of: (x) approximately $0.3 million used for the acquisition of a business; (y) approximately $1.1 million for property and equipment; and (z) approximately $2.1 million for capitalized costs for our Platform.

For the six months ended June 30, 2021, net cash used by financing activities was approximately $16.8 million, consisting primarily of: (i) approximately $19.8 million in net proceeds from the private placement issuance of common stock; less (ii) approximately $2.2 million from repayment under our line of credit; and (iii) approximately $0.7 million in payments of restricted stock liabilities; as compared to the three months ended June 30, 2020, where net cash provided by financing activities was approximately $14.7 million, consisting primarily of: (x) approximately $11.7 million in net proceeds from the 15% delayed draw term note (“Term Note”); (y) approximately $3.2 million from borrowing under our line of credit; and less (z) approximately $0.3 million in payments for tax withholdings on the net settlement of share awards.

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Results of Operations

Three Months Ended June 30, 2021 and 2020

	Three Months Ended June 30,		2021 versus 2020
	2021	2020	$ Change	% Change
Revenue	$34,746,512	$23,090,940	$11,655,572	50.5%
Cost of revenue	23,595,819	24,874,179	(1,278,360)	-5.1%
Gross profit	11,150,693	(1,783,239)	12,933,932	-725.3%
Operating expenses
Selling and marketing	14,881,455	8,409,343	6,472,112	77.0%
General and administrative	15,567,647	7,270,511	8,297,136	114.1%
Depreciation and amortization	3,963,332	4,127,126	(163,794)	-4.0%
Total operating expenses	34,412,434	19,806,980	14,605,454	73.7%
Loss from operations	(23,261,741)	(21,590,219)	(1,671,522)	7.7%
Total other (expense)	2,605,183	(1,571,110)	4,176,293	-265.8%
Loss before income taxes	(20,656,558)	(23,161,329)	2,504,771	-10.8%
Income taxes	-	-	-	0.0%
Net loss	$(20,656,558)	$(23,161,329)	$2,504,771	-10.8%
Basic and diluted net loss per common stock	$(0.09)	$(0.59)	$0.50	-84.7%
Weighted average number of common stock outstanding – basic and diluted	242,283,035	39,217,524	202,813,405	517.1%

For the three months ended June 30, 2021, the total net loss was approximately $20.7 million. The total net loss decreased by approximately $2.5 million as compared to the three months ended June 30, 2020, which had a net loss of approximately $23.2 million. The primary reasons for the decrease in the total net loss is that despite the increase in our revenues, we incurred increased operating expenses as our operations continued to expand during the three months ended June 30, 2021. The basic and diluted net loss per common share for the three months ended June 30, 2021 of $0.09 decreased from $0.59 for the three months ended June 30, 2020, primarily because of our net loss per common share decreased along with the increase of the daily weighted average shares outstanding to 242,283,035 shares from 39,217,524 shares.

Our growth strategy is principally focused on adding new publisher partners to our Platform. In addition, if the right opportunity exists, we would consider also acquiring related online media, publishing and technology businesses by merger or acquisition transactions. This combined growth strategy expanded the scale of unique users interacting on our Platform with increased revenues during the three months ended June 30, 2021. We expect revenues increases in subsequent periods will come from organic growth in operations, addition of more publisher partners, and mergers and acquisitions.

Revenue

The following table sets forth revenue, cost of revenue, and gross profit:

	Three Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentage reflect cost of revenue as a percentage of total revenue)
Revenue	$34,746,512	100.0%	$23,090,940	100.0%	$11,655,572	50.5%
Cost of revenue	23,595,819	67.9%	24,874,179	107.7%	(1,278,360)	-5.1%
Gross profit	$11,150,693	32.1%	$(1,783,239)	-7.7%	$12,933,932	-725.3%

For the three months ended June 30, 2021 we had revenue of approximately $34.7 million, as compared to revenue of approximately $23.1 million for the three months ended June 30, 2020.

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The following table sets forth revenue by product line and the corresponding percent of total revenue:

	Three Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentages reflect product line as a percentage of total revenue)
Advertising	$13,548,069	39.0%	$7,541,616	32.7%	$6,006,453	26.0%
Digital subscriptions	7,690,111	22.1%	6,089,450	26.4%	1,600,661	6.9%
Magazine circulation	12,642,018	36.4%	8,629,166	37.4%	4,012,852	17.4%
Other	866,314	2.5%	830,708	3.6%	35,606	0.2%
Total revenue	$34,746,512	100.0%	$23,090,940	100.0%	$11,655,572	50.5%

For the three months ended June 30, 2021, the primary sources of revenue were as follows: (i) advertising of approximately $13.5 million; (ii) digital subscriptions of approximately $7.7 million; (iii) magazine circulation of approximately $12.6 million; and (iv) approximately $0.9 million from other revenue. Our advertising revenue increased by approximately $6.0 million, due to additional revenue of approximately $3.1 million generated as a result of the Sports Illustrated Licensed Brands, approximately $1.0 million generated as a result of The Spun, which was acquired during the second quarter of 2021 and approximately $2.2 million in revenue generated from our legacy business. Our digital subscriptions increased by approximately $1.6 million due to additional revenue of approximately $1.9 million generated as a result of TheStreet, offset by an approximately $0.4 million decrease in revenue from the Sports Illustrated Licensed Brands. Our magazine circulation contributed approximately $4.0 million as a result of the Sports Illustrated Licensed Brands.

Cost of Revenue

For the three months ended June 30, 2021 and 2020, we recognized cost of revenue of approximately $23.6 million and approximately $24.9 million, respectively. The decrease of approximately $1.3 million in cost of revenue during the three months ended June 30, 2021 is primarily from: (i) our Publisher Partner guarantees and revenue share payments of approximately $0.7 million; less (y) printing, distribution, and fulfillment costs of approximately $0.8 million, and (z) payroll, stock-based compensation, and related expenses for customer support, technology maintenance, and occupancy costs of related personnel of approximately $1.0 million.

For both the three months ended June 30, 2021 and 2020, we capitalized costs related to our Platform of approximately $1.7 million in each period. For the three months ended June 30, 2021, the capitalization of our Platform consisted of: (i) approximately $1.1 million in payroll and related expenses, including taxes and benefits; (ii) approximately $0.5 million in stock-based compensation for related personnel, and (iii) amortization of approximately $2.2 million.

Operating Expenses

The following table sets forth operating expenses and the corresponding percentage of total revenue:

	Three Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentages reflect expense as a percentage of total revenue)
Selling and marketing	$14,881,455	42.8%	$8,409,343	36.4%	$6,472,112	32.7%
General and administrative	15,567,647	44.8%	7,270,511	31.5%	8,297,136	41.9%
Depreciation and amortization	3,963,332	11.4%	4,127,126	17.9%	(163,794)	-0.8%
Total operating expenses	$34,412,434		$19,806,980		$14,605,454	73.7%

Selling and Marketing. For the three months ended June 30, 2021, we incurred selling and marketing costs of approximately $14.9 million, as compared to approximately $8.4 million for the three months ended June 30, 2020. The increase in selling and marketing costs of approximately $6.5 million is primarily from circulation costs of approximately $6.2 million; advertising costs of approximately $0.9 million; professional and marketing service costs of approximately $0.3 million; less (i) payroll of selling and marketing account management support teams, along with the related benefits and stock-based compensation of approximately $0.5 million; and (ii) other selling and marketing related costs of approximately $0.4 million.

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General and Administrative. For the three months ended June 30, 2021, we incurred general and administrative costs of approximately $15.6 million from payroll and related expenses, professional services, occupancy costs, stock-based compensation of related personnel, depreciation and amortization, and other corporate expense, as compared to approximately $7.3 million for the three months ended June 30, 2020. The increase in general and administrative expenses of approximately $8.3 million is primarily from an increase in our payroll, along with the related benefits and stock-compensation of approximately $7.3 million; professional services, including accounting, legal and insurance of approximately $0.7 million; and other general corporate expenses of approximately $0.2 million.

Other (Expenses) Income

The following table sets forth other (expense) income:

	Three Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentages reflect other expense (income) as a percentage of the total)
Change in valuation of warrant derivative liabilities	$360,093	13.8%	$243,276	-15.5%	$116,817	-7.4%
Change in valuation of embedded derivative liabilities	-	0.0%	2,922,000	-186.0%	(2,922,000)	186.0%
Interest expense	(2,362,709)	-90.7%	(4,116,407)	262.0%	1,753,698	-111.6%
Interest income	471	0.0%	1,640	-0.1%	(1,169)	0.1%
Liquidated damages	(1,109,369)	-42.6%	(621,619)	39.6%	(487,750)	31.0%
Other income	5,716,697	219.4%	-	0.0%	5,716,697	-363.9%
Total other (expense)	$2,605,183	100.0%	$(1,571,110)	100.0%	$4,176,293	-265.8%

Change in Valuation of Warrant Derivative Liabilities. The change in valuation of warrant derivative liabilities for the three months ended June 30, 2021 was the result of the decrease in the fair value of the warrant derivative liabilities as of June 30, 2021, as compared to the change in the valuation for the three months ended June 30, 2020 where the change was from an increase in the fair value of the warrant derivative liabilities as of June 30, 2020.

Change in Valuation of Embedded Derivative Liabilities. The approximately $2.9 million decrease in embedded derivative liabilities for the three months ended June 30, 2021 was the result of having no embedded derivative liabilities as of June 30, 2021, as compared to a valuation of approximately $2.9 million for the three months ended June 30, 2020.

Interest Expense. We incurred interest expense of approximately $2.4 million for the three months ended June 30, 2021, as compared to approximately $4.1 million for the three months ended June 30, 2020. The decrease in interest expense of approximately $1.8 million is primarily from an approximately $1.3 million decrease from the amortization of debt discount on notes payable; approximately $0.6 million decrease of accrued interest; and an increase of approximately $0.1 million of other interest.

Liquidated Damages. We recorded liquidated damages of approximately $1.1 million for the three months ended June 30, 2021, an increase of approximately $0.5 million as compared to the three months ended June 30, 2020, primarily from the issuances of our Debentures, Series I Preferred Stock, and Series J Preferred Stock issued during 2020. The liquidated damages were recognized because we determined that: (i) registration statements covering the shares of our common stock issuable upon conversion under the aforementioned instruments would not be declared effective within the requisite time frame; and (ii) that we would not be able to file our periodic reports in the requisite time frame with the SEC in order to satisfy the public information requirements under the securities purchase agreements.

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Six Months Ended June 30, 2021 and 2020

	Six Months Ended June 30,		2021 versus 2020
	2021	2020	$ Change	% Change
Revenue	$68,361,993	$53,503,793	$14,858,200	27.8%
Cost of revenue	51,804,191	51,613,012	191,179	0.4%
Gross profit	16,557,802	1,890,781	14,667,021	775.7%
Operating expenses
Selling and marketing	32,410,164	17,769,281	14,640,883	82.4%
General and administrative	21,206,477	17,680,716	3,525,761	19.9%
Depreciation and amortization	7,926,566	8,223,806	(297,240)	-3.6%
Total operating expenses	61,543,207	43,673,803	17,869,404	40.9%
Loss from operations	(44,985,405)	(41,783,022)	(3,202,383)	7.7%
Total other (expense)	(1,134,458)	(4,154,931)	3,020,473	-72.7%
Loss before income taxes	(46,119,863)	(45,937,953)	(181,910)	0.4%
Income taxes	-	-	-	0.0%
Net loss	$(46,119,863)	$(45,937,953)	$(181,910)	0.4%
Basic and diluted net loss per common share	$(0.20)	$(1.17)	$0.97	-82.9%
Weighted average number of shares outstanding – basic and diluted	236,226,197	39,171,629	196,793,289	502.4%

For the six months ended June 30, 2021, the total net loss was approximately $46.1 million. The total net loss increased by approximately $0.2 million as compared to the six months ended June 30, 2020, which had a net loss of approximately $45.9 million. The primary reasons for the increase in the total net loss is that our operations continued to expand during the six months ended June 30, 2021. The basic and diluted net loss per common share for the six months ended June 30, 2021 of $0.20 decreased from $1.17 for the six months ended June 30, 2020, primarily because our net loss per common share decreased along with the increase of the daily weighted average shares outstanding to 236,226,197 shares from 39,171,629 shares.

Our growth strategy is principally focused on adding new publisher partners to our Platform. In addition, if the right opportunity exists, we would consider also acquiring related online media, publishing and technology businesses by merger or acquisition transactions. This combined growth strategy expanded the scale of unique users interacting on our Platform with increased revenues during the six months ended June 30, 2021. We expect revenue increases in subsequent periods will come from organic growth in operations, addition of more publisher partners, and mergers and acquisitions.

Revenue

The following table sets forth revenue, cost of revenue, and gross profit:

	Six Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentage reflect cost of revenue as a percentage of total revenue)
Revenue	$68,361,993	100.0%	$53,503,793	100.0%	$14,858,200	27.8%
Cost of revenue	51,804,191	75.8%	51,613,012	96.5%	191,179	0.4%
Gross profit	$16,557,802	24.2%	$1,890,781	3.5%	$14,667,021	775.7%

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For the six months ended June 30, 2021 we had revenue of approximately $68.4 million, as compared to revenue of approximately $53.5 million for the six months ended June 30, 2020.

The following table sets forth revenue by product line and the corresponding percent of total revenue:

	Six Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentages reflect product line as a percentage of total revenue)
Advertising	$24,622,494	36.0%	$19,379,600	36.2%	$5,242,894	9.8%
Digital subscriptions	14,774,592	21.6%	11,626,697	21.7%	3,147,895	5.9%
Magazine circulation	27,352,041	40.0%	21,166,698	39.6%	6,185,343	11.6%
Other	1,612,866	2.4%	1,330,798	2.5%	282,068	0.5%
Total revenue	$68,361,993	100.0%	$53,503,793	100.0%	$14,858,200	27.8%

For the six months ended June 30, 2021, the primary sources of revenue were as follows: (i) advertising of approximately $24.6 million; (ii) digital subscriptions of approximately $14.8 million; (iii) magazine circulation of approximately $27.4 million; and (iv) approximately $1.6 million from other revenue. Our advertising revenue increased by approximately $5.2 million due to additional revenue of approximately $3.2 million generated as a result of the Sports Illustrated Licensed Brands, approximately $1.0 million generated as a result of The Spun, which was acquired during the second quarter 2021, and approximately $1.3 million in revenue generated from our legacy business. Our digital subscriptions increased by approximately $3.1 million due to additional revenue of approximately $4.4 million generated as a result of TheStreet, offset by an approximately $1.4 million decrease in revenue from the Sports Illustrated Licensed Brands. Our magazine circulation contributed approximately $6.2 million as a result of the Sports Illustrated Licensed Brands.

Cost of Revenue

For the six months ended June 30, 2021 and 2020, we recognized cost of revenue of approximately $51.8 million and approximately $51.6 million, respectively. The increase of approximately $0.2 million in cost of revenue during the six months ended June 30, 2021 is primarily from: (i) our Publisher Partner guarantees and revenue share payments of approximately $1.7 million; (ii) payroll, stock-based compensation, and related expenses for customer support, technology maintenance, and occupancy costs of related personnel of approximately $1.6 million; less (y) printing, distribution, and fulfillment costs of approximately $3.0 million.

For the six months ended June 30, 2021, we capitalized costs related to our Platform of approximately $2.8 million, as compared to approximately $2.9 million for the six months ended June 30, 2020. For the six months ended June 30, 2021, the capitalization of our Platform consisted of: (i) approximately $2.0 million in payroll and related expenses, including taxes and benefits; (ii) approximately $0.9 million in stock-based compensation for related personnel, and (iii) amortization of approximately $4.3 million.

Operating Expenses

The following table sets forth operating expenses and the corresponding percentage of total revenue:

	Six Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentages reflect expense as a percentage of total revenue)
Selling and marketing	$32,410,164	47.4%	$17,769,281	33.2%	$14,640,883	33.5%
General and administrative	21,206,477	31.0%	17,680,716	33.0%	3,525,761	8.1%
Depreciation and amortization	7,926,566	11.6%	8,223,806	15.4%	(297,240)	-0.7%
Total operating expenses	$61,543,207		$43,673,803		$17,869,404	40.9%

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Selling and Marketing. For the six months ended June 30, 2021, we incurred selling and marketing costs of approximately $32.4 million, as compared to approximately $17.8 million for the six months ended June 30, 2020. The increase in selling and marketing costs of approximately $14.6 million is primarily from circulation costs of approximately $12.9 million; payroll of selling and marketing account management support teams, along with the related benefits and stock-based compensation of approximately $1.9 million; advertising costs of approximately $0.4 million; professional and marketing service costs of approximately $0.5 million; less (i) office, travel, conferences and occupancy costs of approximately $0.4 million; and (ii) other selling and marketing related costs of approximately $0.7 million.

General and Administrative. For the six months ended June 30, 2021, we incurred general and administrative costs of approximately $21.2 million from payroll and related expenses, professional services, occupancy costs, stock-based compensation of related personnel, depreciation and amortization, and other corporate expense, as compared to approximately $17.7 million for the six months ended June 30, 2020. The increase in general and administrative expenses of approximately $3.5 million is primarily from an increase in our payroll, along with the related benefits and stock-compensation of approximately $2.9 million; professional services, including accounting, legal and insurance of approximately $1.0 million; less (i) facilities costs of approximately $0.2 million; and (ii) other general corporate expenses of approximately $0.1 million.

Other (Expenses) Income

The following table sets forth other (expense) income:

	Six Months Ended June 30,				2021 versus 2020
	2021		2020		Change	% Change
	(percentages reflect other expense (income) as a percentage of the total)
Change in valuation of warrant derivative liabilities	$(304,943)	20.0%	$382,495	-9.2%	$(687,438)	16.5%
Change in valuation of embedded derivative liabilities	-	0.0%	4,543,000	-109.3%	(4,543,000)	109.3%
Interest expense	(5,182,680)	456.8%	(7,916,135)	190.5%	2,733,455	-65.8%
Interest income	471	0.0%	3,383	-0.1%	(2,912)	0.1%
Liquidated damages	(1,364,003)	120.2%	(1,167,674)	28.1%	(196,329)	4.7%
Gain upon debt extinguishment	5,716,697	-503.9%	-	0.0%	5,716,697	-137.6%
Total other (expense)	$(1,134,458)	100.0%	$(4,154,931)	100.0%	$3,020,473	-72.7%

Change in Valuation of Warrant Derivative Liabilities. The change in valuation of warrant derivative liabilities for the six months ended June 30, 2021 was the result of the decrease in the fair value of the warrant derivative liabilities as of June 30, 2021, as compared to the change in the valuation for the six months ended June 30, 2020 where the change was from an increase in the fair value of the warrant derivative liabilities as of June 30, 2020.

Change in Valuation of Embedded Derivative Liabilities. The approximately $4.5 million decrease in embedded derivative liabilities for the six months ended June 30, 2021 was the result of having no embedded derivative liabilities as of June 30, 2021, as compared to a valuation of approximately $4.5 million for the six months ended June 30, 2020.

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Interest Expense. We incurred interest expense of approximately $5.2 million for the six months ended June 30, 2021, as compared to approximately $7.9 million for the six months ended June 30, 2020. The decrease in interest expense of approximately $2.7 million is primarily from an approximately $2.2 million decrease from the amortization of debt discount on notes payable; approximately $0.7 million decrease in accrued interest; and increase of approximately $0.2 million of other interest.

Liquidated Damages. We recorded liquidated damages of approximately $1.4 million for the six months ended June 30, 2021, primarily from issuance of our Debentures, Series I Preferred Stock, and Series J Preferred Stock issued during 2020. The liquidated damages were recognized because we determined that: (i) registration statements covering the shares of our common stock issuable upon conversion under the aforementioned instruments would not be declared effective within the requisite time frame; and (ii) that we would not be able to file our periodic reports in the requisite time frame with the SEC in order to satisfy the public information requirements under the securities purchase agreements.

Gain Upon Debt Extinguishment. We recorded a gain upon debt extinguishment of approximately $5.7 million (including accrued interest) pursuant to the forgiveness of the paycheck protection program loan issued under the Coronavirus Aid, Relief, and Economic Security Act for the six months ended June 30, 2020.

Comparison of Fiscal 2020 to Fiscal 2019

	Years Ended December 31,		2020 versus 2019
	2020	2019	$ Change	% Change
Revenue	$128,032,397	$53,343,310	$74,689,087	140.0%
Cost of revenue	103,063,445	47,301,175	55,762,270	117.9%
Gross profit (loss)	24,968,952	6,042,135	18,926,817	313.2%
Operating expenses
Selling and marketing	43,589,239	12,789,056	30,800,183	240.8%
General and administrative	36,007,238	29,511,204	6,496,034	22.0%
Depreciation and amortization	16,280,475	4,551,372	11,729,103	257.7%
Total operating expenses	95,876,952	46,851,632	49,025,320	104.6%
Loss from operations	(70,908,000)	(40,809,497)	(30,098,503)	73.8%
Total other (expenses) income	(18,113,131)	(17,232,999)	(880,132)	5.1%
Loss before income taxes	(89,021,131)	(58,042,496)	(30,978,635)	53.4%
Income taxes	(210,832)	19,541,127	(19,751,959)	-100.1%
Net loss	(89,231,963)	(38,501,369)	(50,730,594)	131.8%
Deemed dividend on convertible preferred stock	(15,642,595)	-	(15,642,595)	0.0%
Net loss attributable to common stockholders	$(104,874,558)	$(38,501,369)	$(66,373,189)	172.4%
Basic and diluted net loss per common share	$(2.28)	$(1.04)	$(1.22)	119.2%
Weighted average number of shares outstanding – basic and diluted	45,981,029	37,080,784	8,900,245	24.0%

For the year ended December 31, 2020, the net loss attributable to common stockholders was approximately $104.9 million. The total net loss attributable to common stockholders increased by approximately $66.4 million from the year ended December 31, 2019 net loss of approximately $38.5 million. The primary reasons for the increase in the total net loss is that our operations continued to rapidly expand during the year ended December 31, 2020 as they did in 2019. In particular, during the year ended December 31, 2020 we operated our Sports Illustrated Licensed Brands that we acquired during the fourth quarter of 2019. The basic and diluted net loss per common share for the year ended December 31, 2020 of $2.28 increased from $1.04 for the year ended December 31, 2019 primarily because of: (i) the weighted average basic and diluted shares increased as the net loss per common share increased along with the calculation of the daily weighted average shares outstanding increase to 45,981,029 shares from 37,080,784 shares; (ii) the deemed dividend on the convertible preferred stock of approximately $15.6 million; and (iii) the other expenses of approximately $18.1 million.

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Our growth strategy is principally focused on adding new publisher partners to our Platform. In addition, if the right opportunity exists, we may also acquire related online media, publishing, and technology businesses. This combined growth strategy has expanded the scale of unique users interacting on our Platform with increased revenues during 2020. We expect revenues increases in subsequent years will come from organic growth in operations, addition of more publisher partners, and mergers and acquisitions.

Revenue

The following table sets forth revenue, cost of revenue, and gross profit:

	Years Ended December 31,				2020 versus 2019
	2020		2019		Change	% Change
	(percentage reflect cost of revenue as a percentage of total revenue)
Revenue	$128,032,397	100.0%	$53,343,310	100.0%	$74,689,087	140.0%
Cost of revenue	103,063,445	80.5%	47,301,175	88.7%	55,762,270	117.9%
Gross profit	$24,968,952	19.5%	$6,042,135	11.3%	$18,926,817	313.2%

For the year ended December 31, 2020, we had gross profit of approximately $25.0 million, as compared to gross profit of approximately $6.0 million for year ended December 31, 2019.

The following table sets forth revenue by product line and the corresponding percent of total revenue:

	Years Ended December 31,				2020 versus 2019
	2020		2019		Change	% Change
	(percentages reflect product line as a percentage of total revenue)
Advertising	$44,359,822	34.6%	$35,918,370	67.3%	$8,441,452	15.8%
Digital subscriptions	28,495,676	22.3%	6,855,038	12.9%	21,640,638	40.6%
Magazine circulation	50,580,213	39.5%	9,046,473	17.0%	41,533,740	77.9%
Other	4,596,686	3.6%	1,523,429	2.9%	3,073,257	5.8%
Total revenue	$128,032,397	100.0%	$53,343,310	100.0%	$74,689,087	140.0%

For the year ended December 31, 2020, the primary sources of revenue were as follows: (i) advertising of approximately $44.4 million; (ii) digital subscriptions of approximately $28.5 million; (iii) magazine circulation of approximately $50.6 million; and (iv) other revenue of approximately $4.6 million. Our advertising revenue increased by approximately $8.4 million, due to additional revenue of approximately $3.2 million generated as a result of TheStreet, which we acquired during the second quarter of 2019, and approximately $11.5 million generated as a result of the Sports Illustrated Licensed Brands, which we acquired during the fourth quarter of 2019, offset by an approximately $6.2 million decrease in revenue from our legacy business. Our digital subscriptions increased by approximately $21.6 million due to additional revenue of approximately $16.8 million generated as a result of TheStreet, which we acquired during the second quarter of 2019 and approximately $4.3 million generated as a result of the Sports Illustrated Licensed Brands, which we acquired during the fourth quarter of 2019. Our magazine circulation contributed approximately $41.5 million as a result of the Sports Illustrated Licensed Brands acquired during the fourth quarter of 2019. Our other revenue increased by approximately $3.1 million due to additional revenue of approximately $0.3 million generated as a result of TheStreet, which we acquired during the second quarter of 2019, approximately $0.4 million generated as a result of the Sports Illustrated media business, which we acquired during the fourth quarter of 2019, and approximately $2.3 million generated by our legacy business.

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Cost of Revenue

For the years ended December 31, 2020 and 2019, we recognized cost of revenue of approximately $103.1 million and approximately $47.3 million, respectively. The increase of approximately $55.8 million in cost of revenue is primarily from: (i) our Publisher Partner guarantees and revenue share payments of approximately $4.8 million; (ii) payroll, stock based compensation, and related expenses for customer support, technology maintenance, and occupancy costs of related personnel of approximately $19.1 million; (iii) amortization of our Platform of approximately $2.4 million (which includes our Platform spending and amortization related to acquired developed technology from our acquisitions); (iv) royalty fees of approximately $11.3 million; (v) hosting, bandwidth, and software licensing fees of approximately $1.3 million; (vi) printing, distribution, and fulfillment costs of approximately $9.5 million; (vii) fees paid for data analytics and to other outside services providers of approximately $3.7 million and (viii) other costs of revenue of approximately $3.8 million.

For the year ended December 31, 2020, we capitalized costs related to our Platform of approximately $5.4 million, as compared to approximately $3.8 million for the year ended December 31, 2019. In fiscal 2020, the capitalization of our Platform development consisted of approximately $3.8 million in payroll and related expenses, including taxes and benefits, approximately $1.6 million in stock-based compensation for related personnel, and amortization of approximately $8.6 million. In fiscal 2019, the capitalization of our Platform development consisted of approximately $2.5 million in payroll and related expenses, including taxes and benefits, approximately $1.3 million in stock-based compensation for related personnel, and amortization of approximately $6.2 million.

Operating Expenses

The following table sets forth operating expenses and the corresponding percentage of total revenue:

	Years Ended December 31,				2020 versus 2019
	2020		2019		Change	% Change
	(percentages reflect expense as a percentage of total revenue)
Selling and marketing	$43,589,239	34.0%	$12,789,056	24.0%	$30,800,183	65.7%
General and administrative	36,007,238	28.1%	29,511,204	55.3%	6,496,034	13.9%
Depreciation and amortization	16,280,475	12.7%	4,551,372	8.5%	11,729,103	25.0%
Total operating expenses	$95,876,952		$46,851,632		$49,025,320	104.6%

Selling and Marketing. For the year ended December 31, 2020, we incurred selling and marketing costs of approximately $43.6 million, as compared to approximately $12.8 million for the year ended December 31, 2019. The increase in selling and marketing cost of approximately $30.8 million is primarily from payroll costs for the selling and marketing account management support teams, along with the related benefits and stock based compensation of approximately $8.2 million; circulation costs of approximately $14.2 million; office and occupancy costs of approximately $0.7 million; advertising costs of approximately $5.9 million; and other selling and marketing related costs of approximately $1.7 million.

General and Administrative. For the year ended December 31, 2020, we incurred general and administrative costs of approximately $36.0 million from payroll and related expenses, professional services, occupancy costs, stock based compensation of related personnel, depreciation and amortization, and other corporate expense, as compared to approximately $29.5 million for the year ended December 31, 2019. The increase in general and administrative expenses of approximately $6.5 million is primarily from our increase in professional services, including accounting, legal and insurance of approximately $4.8 million; facilities costs of approximately $1.1 million; and other general corporate expenses of approximately $2.0 million.

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Other (Expenses) Income

The following table sets forth other (expenses) income:

	Years Ended December 31,				2020 versus 2019
	2020		2019		Change	% Change
	(percentages reflect other expense (income) as a percentage of the total)
Change in valuation of warrant derivative liabilities	$496,305	-2.7%	$(1,015,151)	5.9%	$1,511,456	-8.8%
Change in valuation of embedded derivative liabilities	2,571,004	-14.2%	(5,040,000)	29.2%	7,611,004	-44.2%
Loss on conversion of convertible debentures	(3,297,539)	18.2%	-	0.0%	(3,297,539)	19.1%
Interest expense	(16,497,217)	91.1%	(10,463,570)	60.7%	(6,033,647)	35.0%
Interest income	381,026	-2.1%	13,976	-0.1%	367,050	-2.1%
Liquidated damages	(1,487,577)	8.2%	(728,516)	4.2%	(759,061)	4.4%
Other (expense) income	(279,133)	1.5%	262	0.0%	(279,396)	1.6%
Total other expenses	$(18,113,131)	100.0%	$(17,232,999)	100.0%	$(880,132)	5.1%

Change in Valuation of Warrant Derivative Liabilities. The change in valuation of warrant derivative liabilities for the year ended December 31, 2020 was the result of the decrease in the fair value of the warrant derivative liabilities as of December 31, 2020, as compared to the change in the valuation for the year ended December 31, 2019 where the change was from an increase in the fair value of the warrant derivative liabilities as of December 31, 2019.

Change in Valuation of Embedded Derivative Liabilities. The change in valuation of embedded derivative liabilities for the year ended December 31, 2020 was the result of the decrease in the fair value of the embedded derivative liabilities as of December 31, 2020, as compared to the change in the valuation for the year ended December 31, 2019 where the change was from an increase in the fair value of the embedded derivative liabilities as of December 31, 2019.

Interest Expense. We incurred interest expense of approximately $16.5 million during the year ended December 31, 2020, as compared to approximately $10.5 million for the year ended December 31, 2019, primarily consisting of approximately $6.6 million from amortization of debt discount on notes payable; approximately $9.2 million of accrued interest; and approximately $0.6 million of other interest. In fiscal 2019, interest expense primarily consisted of approximately $4.5 million of amortization of accretion of original issue discount and debt discount on notes payable; $3.1 million of accrued interest; and $2.9 million of other interest.

Liquidated Damages. We recorded approximately $1.5 million of liquidating damages, including the accrued interest thereon, during the year ended December 31, 2020 primarily from the issuance of the Debentures, Series H Preferred Stock, Series I Preferred Stock and Series J Preferred Stock in fiscal 2020 since we determined that: (1) the registration statements registering for resale the shares of common stock issuable upon conversion of the Debentures, Series I Preferred Stock and Series J Preferred Stock would not be declared effective within the requisite time frame; and (2) that we would not be able to become current in our periodic filing obligations with the SEC in order to satisfy the public information requirements under the applicable securities purchase agreements. We recorded liquidated damages, including the accrued interest thereon, of approximately $0.7 million in fiscal 2019 primarily from issuance of Debentures, Series H Preferred Stock, Series I Preferred Stock, and Series J Preferred Stock, which liquidated damages were based upon the reasons set forth above.

Deemed Dividend on Convertible Preferred Stock

Series H Preferred Stock. During fiscal 2020, in connection with the issuance of 108 shares (issued on August 19, 2020) and 389 shares (issued on October 31, 2020) of our Series H Preferred Stock, we recorded a beneficial conversion feature of approximately $0.1 million and approximately $0.4 million, respectively (totaling approximately $0.7 million), for the underlying shares of our common stock since the nondetachable conversion feature was in-the-money (the conversion price of $0.33 was lower than our common stock trading price of $0.86 and $0.77 at the issuance dates of August 19, 2020 and October 31, 2020, respectively). The beneficial conversion feature was recognized as a deemed dividend.

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Series I Preferred Stock. On December 18, 2020, all of the shares of our Series I Preferred Stock converted automatically into shares of our common stock as a result of the increase in the number of authorized shares of our common stock. Upon conversion, we recognized a beneficial conversion feature for the underlying shares of our common stock since the nondetachable conversion feature was in-the-money (the conversion price of $0.50 was lower than our common stock trading price of $0.61 at the conversion date). The beneficial conversion feature was recognized as a deemed dividend.

Series J Preferred Stock. On December 18, 2020, all of the shares of our Series J Preferred Stock converted automatically into shares of our common stock as a result of the increase in the number of authorized shares of our common stock. Upon conversion, we recognized a beneficial conversion feature for the underlying shares of our common stock since the nondetachable conversion feature was in-the-money (the effective conversion price of $0.40 for the issuance of our Series J Preferred Stock on September 4, 2020 (these shares were issued at a discount) was lower than our common stock trading price of $0.61 at the conversion date). The beneficial conversion feature was recognized as a deemed dividend.

Series K Preferred Stock. On December 18, 2020, all of the shares of our Series K Preferred Stock converted automatically into shares of our common stock as a result of the increase in the number of authorized shares of our common stock. Upon conversion, we recognized a beneficial conversion feature for the underlying shares of our common stock since the nondetachable conversion feature was in-the-money (the conversion price of $0.40 was lower than our common stock trading price of $0.61 at the conversion date). The beneficial conversion feature was recognized as a deemed dividend.

Off-Balance Sheet Arrangements

As of December 31, 2020, the following transactions, obligations, or relationships represent our off-balance sheet arrangements:

Strome Warrants. On June 15, 2018, we modified the January 2018 SPA and the March 2018 SPA with Strome Trust. Strome Trust was also granted observer rights on our Board. As consideration for such modification, we issued the Strome Warrants to purchase up to 1,500,000 shares of our common stock, exercisable at price of $0.50 per share (as amended) (as further described in Note 21, Stockholders’ Equity, in our consolidated financial statements for the year ended December 31, 2020), which are carried on our consolidated balance sheets as a derivative liability at fair value, as adjusted at each period-end since, among other criteria, delivery of unregistered shares is precluded upon exercise. The Strome Warrants are exercisable for a period of five years, subject to customary anti-dilution adjustments, and may, in the event there is no effective registration statement covering the resale of the warrant shares, be exercised on a cashless basis in certain circumstances. Strome Warrants exercisable for up to 1,500,000 shares of our common stock were outstanding as of December 31, 2020, with a derivative liability fair value of $704,707. In the event Strome Trust or its designee decided to exercise the Strome Warrants, since shares of our common stock were available to settle the instrument, there would be no impact to our cash resources.

B. Riley Warrants. On October 18, 2018, we issued the 2018 Warrants to B. Riley FBR and one of its affiliates to purchase up to 875,000 shares of our common stock, with an exercise price of $1.00 per share (as further described in Note 21, Stockholders’ Equity, in our consolidated financial statements for the year ended December 31, 2020), which are carried on the consolidated balance sheets as a derivative liability at fair value, as adjusted at each period-end since, among other criteria, delivery of unregistered shares is precluded upon exercise. The 2018 Warrants are exercisable for a period of seven years, subject to customary anti-dilution adjustments, and may, if at any time after the six-month anniversary of the issuance of the warrants there is no effective registration statement covering the re-sale of the shares of common stock underlying the 2018 Warrants, be exercised on a cashless basis. The 2018 Warrants exercisable for up to 875,000 shares of our common stock were outstanding as of December 31, 2020, with a derivative liability fair value of $443,188. In the event B. Riley FBR or its affiliate decided to exercise the 2018 Warrants (which are subject to certain contractual exercise limitations), since shares of our common stock were available to settle the instrument after considering the contractual exercise limitations, there would be no impact to our cash resources.

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Contractual Obligations

The following table sets forth our principal cash operating obligations and commitments as of December 31, 2020, aggregating to approximately $49.5 million.

		Payments due by Year
	Total	2021	2022	2023	2024	2025	Thereafter
Operating leases	$41,948,685	$3,804,853	$3,525,158	$3,528,696	$3,526,406	$3,740,591	$23,822,981
Employment contracts	2,375,000	1,461,842	913,158	-	-	-	-
Consulting agreement	5,146,499	4,554,399	592,100	-	-	-	-
Total	$49,470,184	$9,821,094	$5,030,416	$3,528,696	$3,526,406	$3,740,591	$23,822,981

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition, platform development, impairment of long-lived assets, and stock-based compensation. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 2, Summary of Significant Accounting Policies, in our consolidated financial statements for the year ended December 31, 2020.

Our discussion and analysis of the financial condition and results of operations is based upon our consolidated financial statements included elsewhere in this prospectus, which have been prepared in accordance with GAAP. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Revenue

In accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, revenues are recognized when control of the promised goods or services are transferred to our customers, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services. We generate all of our revenue from contracts with customers. We account for revenue on a gross basis, as compared to a net basis, in our statement of operations. We made this determination based on our taking the credit risk in our revenue-generating transactions and because we are also the primary obligor responsible for providing the services to the customer. Cost of revenues is presented as a separate line item in the statement of operations.

The following is a description of the principal activities from which we generate revenue:

Advertising Revenue

Digital Advertising. We recognize revenue from digital advertisements at the point when each ad is viewed. The quantity of advertisements, the impression bid prices, and revenue are reported on a real-time basis. We enter into contracts with advertising networks to serve display or video advertisements on the digital media pages associated with its various channels. Although reported advertising transactions are subject to adjustment by the advertising network partners, any such adjustments are known within a few days of month end. We owe our independent Publisher Partners a revenue share of the advertising revenue earned, which is recorded as service costs in the same period in which the associated advertising revenue is recognized.

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Advertising revenue that is comprised of fees charged for the placement of advertising on the websites that we own and operate, is recognized as the advertising or sponsorship is displayed, provided that collection of the resulting receivable is reasonably assured.

Print Advertising. Advertising related revenues for print advertisements are recognized when advertisements are published (defined as an issue’s on-sale date), net of provisions for estimated rebates, rate adjustments, and discounts.

Subscription Revenue

Digital Subscriptions. We enter into contracts with internet users that subscribe to premium content on our owned and operated media channels and facilitate such contracts between internet users and our Publisher Partners. These contracts provide internet users with a membership subscription to access the premium content. For subscription revenue generated by our independent Publisher Partners’ content, we owe our Publisher Partners a revenue share of the membership subscription revenue earned, which is initially deferred and recorded as deferred contract costs. We recognize deferred contract costs over the membership subscription term in the same pattern that the associated membership subscription revenue is recognized.

Digital subscription revenue generated from our websites that we own and operate are charged to customers’ credit cards or are directly billed to corporate subscribers, and are generally billed in advance on a monthly, quarterly or annual basis. We calculate net subscription revenue by deducting from gross revenue an estimate of potential refunds from cancelled subscriptions as well as chargebacks of disputed credit card charges. Net subscription revenue is recognized ratably over the subscription periods. Unearned revenue relates to payments for subscription fees for which revenue has not been recognized because services have not yet been provided.

Circulation Revenue

Circulation revenues include magazine subscriptions and single copy sales at newsstands.

Print Subscriptions. Revenue from magazine subscriptions are deferred and recognized proportionately as products are distributed to subscribers.

Newsstand. Single copy revenue is recognized on the publication’s on-sale date, net of provisions for estimated returns. We base our estimates for returns on historical experience and current marketplace conditions.

Licensing Revenue

Content licensing-based revenues are accrued generally monthly or quarterly based on the specific mechanisms of each contract. Generally, revenues are accrued based on estimated sales and adjusted as actual sales are reported by partners. These adjustments are typically recorded within three months of the initial estimates and have not been material. Any minimum guarantees are typically earned evenly over the fiscal year.

Contract Modifications

We occasionally enter into amendments to previously executed contracts that constitute contract modifications. We assess each of these contract modifications to determine:

●	if the additional services and goods are distinct from the services and goods in the original arrangement; and

●	if the amount of consideration expected for the added services or goods reflects the stand-alone selling price of those services and goods.

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A contract modification meeting both criteria is accounted for as a separate contract. A contract modification not meeting both criteria is considered a change to the original contract and is accounted for on either a prospective basis as a termination of the existing contract and the creation of a new contract, or a cumulative catch-up basis.

Cost of Revenue

Our cost of revenue represents the cost of providing our digital media network channels and advertising and membership services. The cost of revenue that we have incurred in the periods presented primarily include:

●	Publisher Partner guarantees and revenue share payments;
●	amortization of developed technology and platform development;
●	royalty fees;
●	hosting, bandwidth and software license fees;
●	printing, distribution, and fulfillment costs;
●	payroll and related expenses for customer support, technology maintenance, and occupancy costs of related personnel;
●	fees paid for data analytics and to other outside service providers; and
●	stock-based compensation of related personnel.

Platform Development

For the years presented, substantially all of our technology expenses are development costs for the Platform that were capitalized as intangible costs. Technology costs are expensed as incurred or capitalized into property and equipment in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, Intangibles – Goodwill and Other. This ASC requires that costs incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project be capitalized.

We capitalize internal labor costs, including compensation, benefits and payroll taxes, incurred for certain capitalized platform development projects. Our policy with respect to capitalized internal labor stipulates that labor costs for employees working on eligible internal use capital projects are capitalized as part of the historical cost of the project when the impact, as compared to expensing such labor costs, is material. Platform development capitalized during the application development stage of a project include:

●	payroll and related expenses for personnel; and
●	stock-based compensation of related personnel.

Selling and Marketing

Selling and marketing consist primarily of expenses incurred in selling and marketing our products. Our selling and marketing expenses include:

●	payroll and employee benefits of selling and marketing account management support teams;
●	professional marketing services;
●	office and occupancy costs;
●	circulation costs;
●	advertising costs; and
●	stock-based compensation of related personnel.

General and Administrative

General and administrative expenses consist primarily of:

●	payroll and employee benefits for executive and administrative personnel;
●	professional services, including accounting, legal and insurance;
●	office and occupancy costs;
●	conferences;
●	other general corporate expenses; and
●	stock-based compensation of related personnel.

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Leases

We have various lease arrangements for certain equipment and its offices. Leases are recorded as an operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheets. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. At inception, we determine whether an arrangement that provides control over the use of an asset is a lease. When it is reasonably certain that we will exercise the renewal period, we include the impact of the renewal in the lease term for purposes of determining total future lease payments. Rent expense is recognized on a straight-line basis over the lease term.

In February 2016, FASB issued Accounting Standards Update (“ASU”) ASU 2016-02, Leases (Topic 842), in order to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under prior GAAP. We adopted ASU 2016-02 on January 1, 2019 which resulted in the recognition of right-of-use assets of approximately $1.7 million, lease liabilities for operating leases of approximately $1.8 million, with no cumulative effect adjustment on retained earnings on our consolidated balance sheets, with no material impact to our consolidated statements (as further described in Note 7, Leases, in our consolidated financial statements filed as part of this prospectus).

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets of businesses acquired in a business combination. Goodwill is not amortized but rather is tested for impairment at least annually on December 31, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. We adopted ASU 2017-04 (as further described in Note 2, Summary of Significant Accounting Policies, in our consolidated financial statements for the year ended December 31, 2020) during the first quarter of 2020 which eliminated Step 2 from the goodwill impairment test. We operate as one reporting unit, therefore, the impairment test is performed at the consolidated entity level by comparing the estimated fair value of the Company to its carrying value. We have elected to first assess the qualitative factors to determine whether it is more likely than not that the fair value of its single reporting unit is less than its carrying amount as a basis of determining whether it is necessary to perform the quantitative goodwill impairment test. If we determine that it is more likely than not that its fair value is less than its carrying amount, then the quantitative goodwill impairment test will be performed. The quantitative goodwill impairment test identifies goodwill impairment and measures the amount of goodwill impairment loss to be recognized by comparing the fair value of our single reporting unit with its carrying amount. If the fair value exceeds the carrying amount, no further analysis is required; otherwise, any excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value.

Stock-Based Compensation

We provide stock-based compensation in the form of (a) stock awards to employees and directors, comprised of restricted stock awards and restricted stock units, (b) stock option grants to employees, directors and consultants, (c) common stock warrants to Publisher Partners (as further described in Note 22, Stock-Based Compensation, in our consolidated financial statements for the year ended December 31, 2020), and (d) common stock warrants to ABG (as further described in Note 22, Stock-Based Compensation, in our consolidated financial statements for the year ended December 31, 2020).

We account for stock awards and stock option grants to employees, directors, and consultants by measuring the cost of services received in exchange for the stock-based payments as compensation expense in our consolidated financial statements. Stock awards and stock option grants to employees which are time-vested are measured at fair value on the grant date, and charged to operations ratably over the vesting period. Stock awards and stock option grants to employees which are performance-vested are measured at fair value on the grant date and charged to operations when the performance condition is satisfied.

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Prior to the adoption of ASU 2018-07 (as further described in Note 22, Stock-Based Compensation, in our consolidated financial statements for the year ended December 31, 2020), we accounted for stock-based payments to certain directors and consultants, and Publisher Partners (collectively the “non-employee awards”) by determining the value of the stock compensation based upon the measurement date at either (a) the date at which a performance commitment is reached or (b) at the date at which the necessary performance to earn the equity instruments is complete, resulting in financial reporting period adjustments to stock-based compensation during the vesting terms for changes in the fair value of the awards. After adoption of ASU 2018-07, the measurement date for non-employee awards is the later of the adoption date of ASU 2018-07, or the date of grant, without change in the fair value of the award. There was no cumulative effect of adoption of ASU 2018-07 on January 1, 2019. For stock-based awards granted to non-employees subject to graded vesting that only contain service conditions, we have elected to recognize stock-based compensation expense using the straight-line recognition method.

The fair value measurement of equity awards and grants used for stock-based compensation is as follows: (1) restricted stock awards and restricted stock units which are time-vested are determined using the quoted market price of our common stock at the grant date; (2) stock option grants which are time-vested and performance-vested are determined utilizing the Black-Scholes option-pricing model at the grant date; (3) restricted stock awards which provide for performance-vesting and a true-up provision are determined through consultants with our independent valuation firm using the binomial pricing model at the grant date; (4) stock option grants which provide for market-based vesting with a time-vesting overlay are determined through consultants with our independent valuation firm using the Monte Carlo model at the grant date; (5) Publisher Partner Warrants are determined utilizing the Black-Scholes option-pricing model; and (6) ABG Warrants are determined utilizing the Monte Carlo model (as further described in Note 22, Stock-Based Compensation, in our consolidated financial statements for the year ended December 31, 2020).

Fair value determined under the Black-Scholes option-pricing model and Monte Carlo model is affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option or warrants, as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock over the term of the equity award. Estimated volatility is based on the historical volatility of our common stock and is evaluated based upon market comparisons. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of common stock is determined by reference to the quoted market price of our common stock.

The fair value of the stock options granted were probability weighted effective January 1, 2019 under the Black-Scholes option-pricing model or Monte Carlo model as determined through consultants with our independent valuation firm since the value of the units or options, among other things, depend on the volatility of the underlying shares of our common stock, under the following two scenarios: (1) scenario one assumes that our common stock will be up-listed on a national stock exchange (the “Exchange”) on a certain listing date (the “Up-list Date”); and (2) scenario two assumes that our common stock is not up-listed on the Exchange prior to the final vesting date of the grants (the “No Up-list”), collectively referred to as the “Probability Weighted Scenarios”.

We classify stock-based compensation expense in our consolidated statements of operations in the same manner in which the award recipient’s cash compensation costs are classified.

Income Taxes

We utilize the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax law is recognized in results of operations in the period that includes the enactment date.

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Impairment of Long-Lived Assets

We periodically evaluate the carrying value of long-lived assets to be held and used when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily by reference to the anticipated cash flows discounted at a rate commensurate with the risk involved.

Seasonality

We expect to experience typical media company advertising and membership sales seasonality, which is strong in the fiscal fourth quarter and slower in the fiscal first quarter.

Effects of Inflation

As of December 31, 2020, inflation had no material impact on our business or operating results.

Recently Issued Accounting Pronouncements

Note 2, Summary of Significant Accounting Policies, in our consolidated financial statements for the year ended December 31, 2020 appearing elsewhere in this prospectus includes Recently Issued Accounting Pronouncements.

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MANAGEMENT

The following table includes the names, ages and titles of our directors and executive officers. Directors are to be elected each year by our stockholders at an annual meeting. Each director holds his or her office until his or her successor is elected and qualified or resignation or removal. Executive officers are appointed by our Board. Each executive officer holds his or her office until he or she resigns or is removed by our Board or his or her successor is appointed and qualified.

Name	Age	Current Title	Dates in Position or Office
Ross Levinsohn	58	Chief Executive Officer and Chair of our Board (1)	August 26, 2020 – Present
Paul Edmondson	47	President, Platform (2)	October 10, 2019 – Present
Douglas Smith	61	Chief Financial Officer and Secretary	May 3, 2019 – Present
Andrew Kraft	48	Chief Operating Officer (3)	October 1, 2020 – Present
Avi Zimak	47	Chief Revenue and Strategy Officer	December 19, 2019 – Present
Jill Marchisotto	44	Chief Marketing Officer	October 1, 2020 – Present
H. Robertson Barrett	55	President, Media	February 18, 2021 – Present
Todd Sims	51	Director (4)	August 23, 2018 – Present
Daniel Shribman	37	Director (5)	June 11, 2021 – Present
Carlo Zola	43	Director (6)	June 11, 2021 – Present
Christopher Petzel	50	Director (7)	October 7, 2021 – Present
Laura Lee	45	Director (8)	October 7, 2021 – Present
H. Hunt Allred	37	Director (9)	October 7, 2021 - Present

(1)	Mr. Levinsohn held the title of Chief Executive Officer of Sports Illustrated from September 2019 until his appointment as our Chief Executive Officer and a director on August 26, 2020. Mr. Levinsohn was appointed as the Chair of our Board on October 12, 2021.
(2)	Mr. Edmondson previously held the title of our Chief Operating Officer from August 2018 until December 2019. Mr. Edmondson also served as President from October 10, 2019 until February 18, 2021; however, on February 18, 2021, the role of President was split into two offices, President, Platform, which Mr. Edmondson holds, and President, Media.
(3)	Mr. Kraft previously held the title of Executive Vice President and Chief Strategy and Revenue Officer from December 2018 until December 2019.
(4)	Mr. Sims is the Chair of our Nominating and Corporate Governance Committee (“Nomination Committee”) and serves on our Special Finance and Governance Committee (“Special Finance Committee”).
(5)	Mr. Shribman serves on our Audit Committee and Nomination Committee.
(6)	Mr. Zola serves on our Audit Committee and is Chair of our Special Finance Committee.
(7)	Mr. Petzel serves on our Compensation Committee and Nomination Committee.
(8)	Ms. Lee is the Chair of our Audit Committee and serves on our Compensation Committee.
(9)	Mr. Hunt is the Chair of our Compensation Committee and serves on our Special Finance Committee.

Biographical Information on Officers and Directors

Ross Levinsohn has served as our Chief Executive Officer and a director since August 26, 2020. Mr. Levinsohn joined us on June 14, 2019 as the Chief Executive Officer of Sports Illustrated. Mr. Levinsohn also served as one of our directors briefly in 2017. Mr. Levinsohn was an executive with Tribune Publishing from August 21, 2017 until January 17, 2019, serving first as the Chief Executive Officer of the Los Angeles Times and then as the Chief Executive Officer of Tribune Interactive. He was the managing partner of Whisper Advisors, LLC, an advisory firm, from June 2016 to August 2017. Mr. Levinsohn also previously served as Chief Executive Officer at Guggenheim Digital Media from January 2013 to June 2014, overseeing brands including The Hollywood Reporter and Billboard Magazine. He served in various executive positions at Yahoo! Inc. (“Yahoo!”), a global Internet company, from October 2010 to August 2012, including as the Interim Chief Executive Officer and Executive Vice President, Head of Global Media and Head of the Americas. Mr. Levinsohn co-founded and served as managing director at Fuse Capital, an investment and strategic equity management firm focused on investing in and building digital media and communications companies, from 2007 to 2010. Prior to his time at Fuse Capital, Mr. Levinsohn spent six years at News Corporation, serving in roles including President of Fox Interactive Media and Senior Vice President of Fox Sports Interactive. Earlier in his career, Mr. Levinsohn held senior management positions with AltaVista, CBS Sportsline and HBO. We believe that Mr. Levinsohn is qualified to serve as one of our directors because of his vast executive experience with various media companies and his understanding of our business through his service as our Chief Executive Officer.

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Paul Edmondson has served as President of Platform since February 16, 2021, the date on which we split our President role into two separate officer roles. Prior to this appointment, he served as our President since October 10, 2019. Beginning on February 16, 2021, Mr. Edmondson’s role as President will be overseeing the Platform operations. Mr. Edmondson also served as our Chief Operating Officer from August 23, 2018 until December 9, 2019. Mr. Edmondson oversees our Platform business that offers the core content management system, programmatic advertising technology and multitenant subscription stack for publishers serving partner publishers and our owned and operated properties. Mr. Edmondson joined the Company with the acquisition of HubPages, where he served as Founder and Chief Executive Officer beginning in January 2006. Prior to HubPages, he served as the Group Product Manager for Microsoft Corporation’s MSN Entertainment. He joined Microsoft Corporation with the acquisition of MongoMusic, Inc., and prior to that he developed applications for Hewlett-Packard Company.

Douglas Smith has served as our Chief Financial Officer since May 3, 2019. Before joining us, Mr. Smith served as the Chief Financial Officer of Ashworth College from March 2016 to April 2019. Mr. Smith also served as the Chief Financial Officer of Scout Media from May 2015 to March 2016, GLM Shows from November 2011 to May 2014, EducationDynamics from July 2009 to November 2011, Datran Media from June 2005 to December 2008, and Peppers & Rogers Group from October 2000 to May 2005. From May 1993 to October 2000, Mr. Smith served as Senior Vice President and Treasurer of Primedia. Prior to his corporate experience, Mr. Smith served as the Senior Vice President of the Bank of New York from June 1982 to May 1993. Mr. Smith earned his Master of Business Administration from Columbia Business School and his Bachelor of Arts in Economics from Connecticut College.

Andrew Kraft has served as our Chief Operating Officer since October 1, 2020. Mr. Kraft joined us in December 2018 and served in a variety of senior leadership roles before transitioning to a consulting role from April 2020 through October 2020, when he rejoined us as a full-time employee. Prior to joining us, Mr. Kraft served in a variety of roles on the executive team of Xandr, a division of AT&T Inc., formerly known as AppNexus, for seven years, including as the head of Business and Corporate Development, as a co-founder of the company’s publisher business and head of Publisher Strategy, and as the Chief Financial Officer. Previously, Mr. Kraft was the Senior Vice President, AMP & Publisher Solutions for Collective, where he led business development for the company’s audience management and monetization platform. Mr. Kraft studied Physics and Theater at the Massachusetts Institute of Technology.

Avi Zimak has served as our Chief Revenue Officer and Head of Global Strategic Partnerships since December 9, 2019. Before joining us, Mr. Zimak served as the Chief Revenue Officer & Publisher of New York Media from March 2017 to December 2019. From September 2012 to January 2015, Mr. Zimak served as the Vice President of Sales of North America for Outbrain. Mr. Zimak also served as the General Manager of The Americas for Outbrain from January 2015 to February 2017. He served on various management teams at Hearst Corporation from August 2007 to September 2012 and worked toward the launch and oversight of the Hearst App Lab. Mr. Zimak served in national sales roles for Condé Nast from 2003 to 2007, Time Inc. from 2001 to 2003, Advance Publications American City Business Journals from 1998 to 2001, and Ziff Davis from 1997 to 1998. Mr. Zimak received his Bachelor of Arts from the State University of New York at Potsdam in 1997.

Jill Marchisotto has served as our Chief Marketing Officer since October 1, 2020. She also served as our Chief Consumer Marketing & Membership Officer from November 2019 until October 2020. Ms. Marchisotto joined us in 2019 with our acquisition of TheStreet, Inc., where she led the consumer subscription business and marketing strategy for the brand’s suite of products, including Jim Cramer’s popular investment club. Her roles with TheStreet included Executive Director, Consumer Marketing from October 2017 until October 2019; Senior Director of Marketing from February 2017 until October 2017; and Director of Marketing from May 2016 until January 2017. From May 2013 to May 2016, Ms. Marchisotto worked on the Consumer Marketing, Retention, and Gift Program for Bloomberg L.P. Prior to that, Ms. Marchisotto worked extensively in both digital and print media and served in various marketing roles at Conde Nast and Wenner Media.

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H. Robertson Barrett has served as our President of Media since February 16, 2021. Before joining us, Mr. Barrett served as the President, Digital of Hearst Newspapers from January 2016 to February 2021. From February of 2014 to December of 2015, Mr. Barrett served as the Vice President of Media Strategy and Operations at Yahoo!, and from May 2011 through January of 2014, as Vice President of Yahoo! News and Yahoo! Finance. Mr. Barrett served as Chief Strategy Officer of Perfect Market, Inc., an IdeaLab company, from January 2010 through May 2011. He served in general management positions at Tribune Company from 2005 to 2009, including Senior Vice President and General Manager, Digital, for The Los Angeles Times from January 2005 through May 2008 and Executive Vice President, Tribune Interactive, from May 2008 through December 2009. Mr. Barrett had earlier digital management roles as Vice President and General Manager of Primedia Inc.’s ChannelOne.com from 1998 to 1999, as Vice President and General Manager of The FeedRoom, Inc., a broadband video venture backed by NBC and Tribune, from 1999 to 2001, and as a co-founder of Time.com, as Deputy Editor, in 1994 and 1995 and of ABCNews.com, as Managing Producer from 1996 to 1998. Mr. Barrett received a Bachelor of Arts in Ancient Greek from Duke University in 1988 and a Master of Public Policy from Harvard University’s John F. Kennedy School of Government in 1994.

Todd Sims has served as a member of our Board since August 23, 2018. Mr. Sims has served as the President of B. Riley Venture Capital (“BRVC”), a wholly owned subsidiary of B. Riley since October 2020. Prior to his current position with BRVC, Mr. Sims served as a member of B. Riley’s board of directors from 2016 to 2020. Prior to his role at BRVC, Mr. Sims spent 10 years as Senior Vice President of Digital Strategy of Anschutz Entertainment Group, Inc., one of the leading sports and entertainment presenters in the world, overseeing business and corporate development for its ticketing business, AXS Digital, LLC. Prior to that, Mr. Sims spent more than 15 years building Internet businesses. In the mid-1990s, Mr. Sims served as ESPN’s executive producer of NFL.com, NBA.com, and NASCAR Online. Mr. Sims also served on the management team of eCompanies, LLC, an incubator which has incubated a number of companies including Jamdat Mobile Inc. (acquired by Electronic Arts Inc.), Business.com Inc. (acquired by R.H. Donnelley Corp.), and Boingo Wireless, Inc. Mr. Sims serves as an advisor to the Los Angeles Dodgers Tech Accelerator and was a guest lecturer at the University of Southern California’s Marshall School of Business. Mr. Sims graduated from Colorado College in 1992. Mr. Sims’ digital media experience provides an important resource to our Board and qualifies him for service as a director.

Daniel Shribman has served as one of our directors since June 11, 2021. He has served as the Chief Investment Officer of B. Riley Financial, Inc. (“B. Riley”) since 2019 and President of its B. Riley Principal Investments subsidiary, which acquires, invests, and operates companies with a focus on maximizing cash flows through operational expertise, since 2018. Mr. Shribman has served as a member of the board of directors of Alta Equipment Group Inc. (NYSE: ALTG) since February 2020 and as a member of the board of directors and audit committee chair of Eos Energy Enterprises (Nasdaq: EOSE) since November 2020. ALTG and EOSE previously completed successful business combinations with two special purpose acquisition companies (or SPACs), B. Riley Principal Merger and B. Riley Principal Merger II, sponsored by a subsidiary of B. Riley. Mr. Shribman has served as the Chief Executive Officer of B. Riley Principal 150 Merger Corp. and B. Riley Principal 250 Merger Corp. since April 2021 and May 2021, respectively. Prior to joining B. Riley, Mr. Shribman was a Portfolio Manager at Anchorage Capital Group, L.L.C., a special situation asset manager with over $15 billion in assets under management. During his tenure, he led investments in dozens of public and private opportunities across the general industrials, transportation, automotive, aerospace, gaming, hospitality and real estate industries. These investments ranged from public equities and bonds to deeply distressed securities, par bank debt, minority owned private equity, and majority owned private equity. Mr. Shribman obtained a MA degree in Economics and History from Dartmouth College. We believe that Mr. Shribman is qualified to serve as a director because of his previous experience working in close collaboration with management teams and boards to maximize shareholder value in the form of operational turnarounds, capital markets financings and communication and capital deployment initiatives.

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Carlo Zola has served as one of our directors since June 11, 2021. He is an investment professional with over 19 years of active experience in the financial markets. Mr. Zola started his professional career in 2002 as a research analyst at Intermonte SIM in Milan, the leading independent Italian investment bank. In 2004, Mr. Zola started working at the largest fund management company in the world with over $2 trillion under management, Capital Group, where he held positions as analyst and portfolio manager in Los Angeles, New York, Toronto and London. During his 13 years at Capital Group, Mr. Zola successfully managed a portfolio of over $1 billion in assets, with responsibilities in global and income mandates as well as more focused mandates in Media, Metals and Mining, Chemicals and Real Estate (REITs). During the last 3 years at Capital Group, Mr. Zola also served as Research Portfolio Coordinator (RPC) overseeing investments by a team of over 20 analysts for one of its Growth and Income funds. An early investor in cryptocurrencies, Mr. Zola left Capital Group in 2018 and has been a founding partner at Paladin Trust, a leading Trust and Custodian business dedicated to the crypto markets founded in 2018. Since January 2020, Mr. Zola is a founding partner at Percival Ventures, an investment firm based in Puerto Rico, focused on early stage blockchain investments and cryptocurrencies. In late 2020, Mr. Zola was among the founding partners of Atlas Capital Team, L.P. an asset management company in which he retains an active position as Portfolio Manager with a mandate focused on Real Estate and ESG investments. Finally, Mr. Zola serves as a principal of Warlock Partners, LLC (“Warlock”) and of Roundtable Media L.L.C. Mr. Zola holds a Bachelor of Arts degree in Economics from Bocconi University in Milan, Italy, where he graduated summa cum laude in 2002 and a Master degree in management from CEMS, the Community of European Management Schools, which he attended at ESADE in Barcelona, Spain. We believe that Mr. Zola is qualified to serve as a director because of his extensive financial market experience.

Christopher Petzel has served as one of our directors since October 7, 2021. He is a partner at Percival Ventures, an investment firm based in Puerto Rico, focused on early stage blockchain investments and crypto currencies. Since August 2019, he has served as Chairman of Byte to Bite Industries, Inc., a delivery-focused hospitality and technology venture, as Chairman of Broadside Enterprises, Inc. (OTC:BRSE), an entertainment and media company, and as Chairman of Chancellor Group, Inc. (OTC:CHAG), a small cap vehicle. Mr. Petzel has broad experience with media, technology, hospitality, and corporate finance, including transactions with publicly-traded companies and has produced and/or financed several hundred million dollars of entertainment assets. Mr. Petzel worked for investment banking firm Houlihan Lokey in Los Angeles, where his clients included DreamWorks, Pacific Data Images (now DreamWorks Animation), Centropolis Effects, Sundance Productions, Constantin Film AG and Castle Music. In 1999, he was one of the principal members of the team representing The Walt Disney Company in valuation matters pertaining to a much-publicized arbitration with Jeffrey Katzenberg. Mr. Petzel also previously worked for the media finance department of Berliner Bank AG (London Branch). Mr. Petzel is fluent in German, English, French and Spanish. He studied finance and economics at the Universities of Barcelona (Spain) and Fribourg (Switzerland), where he graduated summa cum laude. We believe that Mr. Petzel is qualified to serve as a director because of his experience with media, technology, hospitality, and corporate finance, as well as his experience in building a technology platform for the entertainment industry and working with small cap companies, including with respect to their reporting requirements.

Laura Lee has served as one of our directors since October 7, 2021. Ms. Lee is a seasoned technology and media executive, advisor, and board director. Since 2018, Ms. Lee has been advising growth companies like Patreon Inc., Xoogler.co (ex-Googler network), and McKinsey & Company, Inc. Previously, she held senior positions at various media, technology, and consumer companies, including Executive Vice President of Content, Strategy, and Operations at NBC Universal Media LLC in 2017, where she oversaw over $2 billion in key digital investments and relationships with Snap Inc., BuzzFeed, Inc., Vox Media, Inc., and YouTube LLC (“YouTube”), new business opportunities, and digital content production. From 2015 to 2016, Ms. Lee was the Chief Digital Officer and President of Media at Margaritaville Enterprises, LLC (“Margaritaville”), Jimmy Buffett’s lifestyle brand, where she grew Margaritaville’s digital footprint by 300% through original content, lowered the average fan age by 20 years, implemented CRM, digital and marketing infrastructures, and signed multi-million dollar deals for the new media business unit. From 2007 to 2015, Ms. Lee worked at YouTube where she oversaw North American Content, the top revenue-generating division of YouTube (more than $5 billion), launched the global transaction (VOD/EST) business for YouTube and Google Play, and created the Global Top Creator team, which oversaw the relationships with YouTube’s most popular digital-native influencers. Ms. Lee was instrumental in helping both established and digital-native publishers create sizable YouTube audiences with strong links to their owned and operated properties, leading to greater than 200% increases in revenue for key partners. Prior to her time with YouTube, Ms. Lee held various roles at Viacom Media Networks, Inc. from 2003 to 2007, including Vice President of Business Development and Operations at MTV Networks where she launched the first digital video business with Vice (VBS.TV) and acquired Harmonix Music Systems, the developer of iconic gaming hits Rock Band and Guitar Hero. Ms. Lee currently serves on the board of MediaCo Holding Inc. (NASDAQ: MDIA) (“MediaCo”) where she chairs several committees, including Audit, Digital M&A, and the COVID Task Force, and serves on the Compensation Committee. At MediaCo, she is helping the company reimagine its business model, expand its media asset portfolio, and deepen its digital footprint. She previously was an independent director on the board of American Apparel LLC where she served on the Nominating and Corporate Governance Committee, led digital transformation, and helped conduct the Chief Executive Officer search. Ms. Lee also serves on the board of WatchMojo, one of the top global entertainment networks on YouTube with over 45 million subscribers and 18 billion views (www.youtube.com/watchmojo). She provides strategic advice around content, product, and business expansion. She also sits on the board of Womensphere, a social enterprise business focused on empowering women and girls globally. She is an industry expert and has been recognized as a top executive by Variety, NACD, Crain’s New York, and Multichannel News. Ms. Lee proudly serves as a class officer for her Brown University class and is an active alumna of Harvard Business School. We believe that Ms. Lee’s demonstrated experience corporate finance, strategy, digital content and marketing, as well as in the technology and media industries qualifies her to serve as a director.

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H. Hunt Allred has served as one of our directors since October 7, 2021. Mr. Allred currently serves as Director of Alternative Investments, leading investments on behalf of various Hunt Family entities, doing business as Petro-Hunt LLC (“Petro-Hunt”). Petro-Hunt is primarily focused on investing in technology, healthcare, and other venture opportunities. Mr. Allred has served in this position since May 2017. He also serves in management positions across several portfolio companies, including RedCap Investments, LP, Mill Iron Operations and mLife Diagnostics. Prior to joining Petro-Hunt, Mr. Allred held roles at hedge funds Citadel, from December 2016 to April 2017, and Vollero Beach Capital Partners, from June 2012 to September 2016, where he focused on public equity investing across the industrial, energy and utility sectors. Prior to his position with Vollero Beach Capital Partners, Mr. Allred served as an industrial public equity analyst at Aptigon Capital, a division of Citadel LLC, from October 2016 to April 2017. He held various roles at Commerce Street Capital, a private equity fund centered on investing in regional financial institutions. He began his career at ORIX USA, holding roles in both the corporate finance group, financing sponsored backed leverage buyouts, and the real estate structured credit group, working out distressed real estate assets. Mr. Allred received his Bachelor of Business Administration from Texas Christian University and Master of Business Administration from the University of Texas at Austin. Because of his extensive investment experience across multiple asset classes, with expertise including private equity, public equity, venture capital, credit origination, and structured credit resolutions, we believe Mr. Allred is qualified to serve as a director.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, director nominees, and executive officers has been involved in any legal or regulatory proceedings, as set forth in Item 401 of Regulation S-K, during the past ten years.

Director Qualifications

The Nomination Committee determines the qualifications, qualities, skills, and other expertise required to be a director and to develop, and recommend to our Board for its approval, criteria to be considered in selecting nominees for director. The Nomination Committee and our Board believe that at this time, it is unnecessary to adopt criteria for the selection of directors. Instead, the Nomination Committee and our Board believe that the desirable background of a new individual member of our Board may change over time and that a thoughtful, thorough selection process is more important than adopting criteria for directors.

Director Independence

Our common stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. However, we have evaluated independence in accordance with the rules of the Nasdaq Capital Market (the “NCM”) and SEC with respect to each director and director nominee. Based on these standards, our Board has determined that each of the following non-employee directors are independent and has no relationship with us, except as one of our directors and stockholders.

Todd Sims	Carlo Zola
Daniel Shribman	Christopher Petzel
Laura Lee	H. Hunt Allred

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All of the members of the Audit, Nomination, and Compensation Committees are also independent.

Based on these standards, our Board determined Ross Levinsohn was not independent.

Committees of Our Board

The Board has established the Audit Committee, the Compensation Committee, Nomination Committee, and the Special Finance Committee.

Audit Committee. The Audit Committee currently consists of Laura Lee (Chair), Carlo Zola, and Dan Shribman. The Audit Committee acts pursuant to a written charter adopted by our Board, a copy of which can be accessed at https://investors.thearenagroup.net/corporate-governance/documents-and-charters.

The Audit Committee assists our Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, our accounting and financial reporting processes and financial statement audits, (ii) our compliance with legal and regulatory requirements, (iii) our systems of internal control over financial reporting and disclosure controls and procedures, (iv) the independent auditor’s engagement, qualifications, performance, compensation, and independence, (v) review and approval of related party transactions, and (vi) the communication among our independent auditors, our financial, and senior management and our Board. Our Board has determined that the Audit Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC and NCM. Our Board has determined that Mr. Mills, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules.

Compensation Committee. The Compensation Committee currently consists of H. Hunt Allred (Chair), Christopher Petzel, and Laura Lee. The Compensation Committee acts pursuant to a written charter adopted by our Board, a copy of which can be accessed at https://investors.thearenagroup.net/corporate-governance/documents-and-charters.

The purpose of the Compensation Committee is to evaluate, recommend, approve, and review our executive officer and director compensation arrangements, plans and programs and to administer our cash-based and equity-based plans for employees and consultants. The Compensation Committee’s principal functions are to: (i) review and approve all forms of our non-equity and equity-based compensation of executive officers and directors; and (ii) administer our equity-based compensation plans, including administering our 2019 Plan, pursuant to which incentive awards, including stock options, restricted stock awards, unrestricted stock awards, and stock appreciation rights are granted to our directors, executive officers, and key employees. The Compensation Committee is responsible for determining executive compensation, including approving recommendations regarding equity awards for all of our executive officers, setting base salary amounts, and fixing compensation levels. This includes reviewing and making recommendations to our Board regarding corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating, at least annually, the Chief Executive Officer’s performance in light of these goals and objectives, and reviewing and making recommendations to our Board regarding the Chief Executive Officer’s compensation level based on such evaluation.

The Compensation Committee also annually reviews director compensation to ensure non-employee directors are adequately compensated for the time expended in fulfilling their duties to us, as well as the skill-level required by us of members of our Board. After the Compensation Committee completes their annual review, they make recommendations to our Board regarding director compensation.

The Compensation Committee is authorized to engage compensation consultants, if they deem necessary, to assist with the Compensation Committee’s responsibilities related to our executive compensation program and the director compensation program.

Our Board has determined that the Compensation Committee is comprised entirely of independent members as defined under applicable listing standards set out by the SEC and NCM.

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Nomination Committee. The Nomination Committee currently consists of Todd Sims (Chair), Christopher Petzel, and Daniel Shribman. The Nomination Committee acts pursuant to a written charter adopted by our Board, a copy of which can be accessed at https://investors.thearenagroup.net/corporate-governance/documents-and-charters. The purpose of the Nomination Committee is to exercise general oversight with respect to the governance of our Board by (i) identifying, reviewing the qualifications of, and recommending to our Board proposed nominees for election to our Board, consistent with criteria approved by our Board, and (ii) selecting, or recommending that our Board select, the director nominees for the next annual meeting of stockholders. The Nomination Committee provides advice, counsel, and direction to management on the basis of the information it receives, discussions with management, and the experience of the Nomination Committee members.

Special Finance Committee. The Special Finance Committee was formed in fiscal 2021 and consists of Carlo Zola (Chair), Todd Sims, and H. Hunt Allred. The purpose of the Special Finance Committee is to: (i) respond to and address any stockholder activism activities that may be directed to our stockholders and us; (ii) oversee the preparation and adoption of the rights plan that was adopted by our Board in fiscal 2021; and (iii) oversee strategic financing negotiations.

Code of Ethics

A Business Code of Ethics and Conduct (“Code of Ethics”) that applies to our executive officers, directors, and other employees was approved and adopted by our Board on March 9, 2021. The Board also approved the Code of Ethics for Finance Officers (the “Senior Code of Ethics”), which applies to our financial officers, on March 9, 2021. Copies of the Code of Ethics and the Senior Code of Ethics may be accessed on our website at https://investors.thearenagroup.net/corporate-governance/documents-and-charters.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity, other than us, that has one or more executive officers serving as a member of our Board.

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EXECUTIVE COMPENSATION

Named Executive Officers – Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by or paid to (i) any individuals serving as our Chief Executive Officer during fiscal 2020 (Mr. Heckman and Mr. Levinsohn), (ii) our two other most highly compensated executive officers serving as executive officers at the end of fiscal 2020 (Mr. Kraft and Mr. Zimak), and (iii) any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the end of fiscal 2020 (no individuals met this criteria during fiscal 2020).

(a) Name and Principal Position	(b) Year	(c) Salary	(d) Bonus	(f) Option Awards (1)	(i) All Other Compensation		(j) Total Compensation
Ross Levinsohn	2020	$412,585	$200,000	$-	$-		$612,585
Chief Executive Officer and Director (2)	2019	-	-	-	-		-
James Heckman	2020	270,059	-	-	116,667	(3)	386,726
Former Chief Executive Officer and Director	2019	320,333	105,500	5,803,682	-		6,229,515
Andrew Kraft	2020	188,659	120,000	-	150,000	(4)	458,659
Chief Operating Officer and Former Chief Venture Officer	2019	-	-	-	-		-
Avi Zimak	2020	412,585	77,175	-	-		489,760
Chief Revenue Officer(5)	2019	-	-	-	-		-

(1)	Reflects the fair value of option awards during the years in accordance with FASB ASC 718, Compensation – Stock Compensation (refer to our consolidated financial statements for the year ended December 31, 2020 in Note 22, Stock-Based Compensation, filed as part of this prospectus for valuation assumptions).

(2)	Mr. Levinsohn was appointed as our Chief Executive Officer in August 2020.

(3)	“All Other Compensation” consists of $116,667 that Mr. Heckman received from September 2020 until December 2020 pursuant to a Separation Agreement and a Consulting Agreement, both of which were entered into in August 2020.

(4)	Mr. Kraft was appointed as Chief Operating Officer in October 2020. “All Other Compensation” consists of $150,000 that Mr. Kraft received pursuant to a Confidential Separation Agreement and General Release (the “Kraft Separation Agreement”) that was signed in April 2020.

(5)	Mr. Zimak was appointed as Chief Revenue Officer in December 2019.

Narrative Discussion of Summary Compensation Table of Named Executive Officers

The following is a narrative discussion of the material information that we believe is necessary to understand the information disclosed in the foregoing Summary Compensation Table. The following narrative disclosure is separated into sections, with a separate section for each of our named executive officers.

With respect to fiscal 2019 and fiscal 2020, as applicable, each named executive officer received a base salary and was eligible for a stock option award pursuant to either the 2016 Stock Incentive Plan (the “2016 Plan”) or the 2019 Plan.

Ross Levinsohn

Stock Option Awards During Fiscal 2020

Mr. Levinsohn did not receive any stock option awards during fiscal 2020.

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Employment Agreements

On September 16, 2019, we entered into an employment agreement with Mr. Ross Levinsohn (the “Levinsohn Employment Agreement”). The Levinsohn Employment Agreement contemplated an initial employment term from September 16, 2019 through December 31, 2022, with automatic one-year renewals absent notice from either party. Pursuant to the Levinsohn Employment Agreement, Mr. Levinsohn served as the Chief Executive Officer of Sports Illustrated; President of Maven Media Brands, LLC (“Maven Media”); and a director. Mr. Levinsohn was paid a base salary of $450,000 per annum, subject to an annual adjustment, a one-time signing bonus of $100,000, and was entitled to the same employment benefits available to our employees as well as the reimbursement of business expenses during the term of employment. Mr. Levinsohn was also entitled to certain performance-based annual and quarterly cash bonuses and equity incentive awards. The Levinsohn Employment Agreement provided for various termination events under which he would have been entitled to salary continuance for the remainder of the current term plus one year, including quarterly bonuses for the remainder of the current term, and full, immediate acceleration of vesting of his unvested equity awards. He was also subject to a restrictive covenant on competitive employment during the term of the Levinsohn Employment Agreement, and a restrictive covenant on solicitation of our employees, customers, and vendors for up to six months after termination of the Levinsohn Employment Agreement.

On May 1, 2020, we amended the Levinsohn Employment Agreement (the “Amended Levinsohn Employment Agreement”). The Amended Levinsohn Employment Agreement amended the Levinsohn Employment Agreement such that Mr. Levinsohn was to be paid a salary of $427,500 per annum. It also amended the Levinsohn Employment Agreement such that it provided for various termination events under which he would be entitled to eighteen months of salary continuance, including quarterly bonuses for the eighteen-month period. Pursuant to the Amended Levinsohn Employment Agreement, Mr. Levinsohn was to continue to serve as the Chief Executive Officer of Sports Illustrated; President of Maven Media; and a director.

On February 18, 2021, we entered into the second amended and restated executive employment agreement (the “Second A&R Employment Agreement”), which was effective as of August 26, 2020, the date on which Mr. Levinsohn was appointed as our Chief Executive Officer. The Second A&R Employment Agreement amends and restates the Levinsohn Employment Agreement and the Amended Levinsohn Employment Agreement. Pursuant to the terms of the Second A&R Employment Agreement, Mr. Levinsohn will continue to serve as our Chief Executive Officer through December 31, 2023, subject to automatic renewal for an additional one-year term, or until the Second A&R Employment Agreement is terminated in accordance with its terms. The Second A&R Employment Agreement provides that Mr. Levinsohn will be paid an annual base salary of $550,000, subject to annual review by our Board, and, should any member of our leadership receive an increase in their annual salary, he will receive an increase in base salary equal to that percentage increase. Mr. Levinsohn is also eligible to earn an annual bonus based on a target bonus amount of $1.0 million, which will be earned and payable upon the completion of certain performance thresholds. He is also eligible to participate in the 2019 Plan and is entitled to the same employment benefits available to our employees, as well as to the reimbursement of business expenses during his term of employment. The Second A&R Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Levinsohn would be entitled to annual bonuses earned but not yet paid and salary continuation through December 31, 2023, or the end of any renewal term, if applicable, but in no event will he be eligible to less than twelve months of salary continuation and reimbursement of 18 consecutive months of COBRA costs. Mr. Levinsohn is also subject to restrictive covenants on solicitation of employees, solicitation of customers, use of trade secrets, non-disparagement, and competition.

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James Heckman

Stock Option Awards During Fiscal 2019 and Fiscal 2020

Grant Date		Number of Options		Exercise Price Per Share
4/10/2019	(1)	14,509,205	(2)	$0.46

(1)	Grant of stock options pursuant to the 2019 Plan.
(2)	Originally, shares of our common stock underlying the stock options vested one-third on the first anniversary of the grant date, with the remaining vesting monthly over the next two years, subject to certain stock price conditions. Pursuant to the 2019 Amendment (as defined below), 2,000,000 shares were vested as of June 3, 2021, with the remaining portion subject to performance-vesting based on our stock price.

Employment and Other Agreements

On November 4, 2016, we entered into an employment agreement with Mr. James Heckman (the “Heckman Employment Agreement”). The Heckman Employment Agreement contemplated an employment term of a period of three years beginning on July 18, 2016, with Mr. Heckman serving as our Chief Executive Officer, President, and a director. Mr. Heckman was paid a base salary of $300,000 per annum, subject to an annual adjustment by our Board, and was entitled to the same employment benefits available to our employees as well as the reimbursement of business expenses during the term of employment. The Heckman Employment Agreement provided for various termination events under which he would have been entitled to one year’s severance equal to his annual salary amount. He was also subject to a restrictive covenant on competitive employment for up to two years after termination of the Heckman Employment Agreement, so long as we continued to pay his annual salary amount during that period, and a restrictive covenant on solicitation of our employees, customers, and vendors for up to one year after termination of the Heckman Employment Agreement. Mr. Heckman resigned as our Chief Executive Officer and a director on August 26, 2020 and we entered into a Separation Agreement with him with respect to his service in those positions. On the same date, we entered into a Consulting Agreement with Mr. Heckman, pursuant to which Mr. Heckman will serve as a consultant for a one-year period beginning on August 26, 2020. On June 3, 2021, Maven Coalition and Mr. Heckman amended and restated the consulting agreement (the “Heckman Amendment”). Pursuant to the Heckman Amendment, Mr. Heckman agreed to provide certain strategic advisory services to Maven Coalition in exchange for a monthly fee of approximately $57,895 per month (the “Heckman Monthly Fee”), beginning in February 2021 through the remainder of the term of the Heckman Amendment, or August 2022. The Heckman Monthly Fee payments may be partially accelerated in the event of certain financings. In addition, Mr. Heckman’s eligibility to be retained by Maven Coalition, and provide services pursuant to the Heckman Amendment, is conditioned upon Mr. Heckman’s execution of, and not subsequently revoking, the GRCOA between Mr. Heckman, Maven Coalition, Maven Media, TheStreet, Heckman Media, LLC, and us. The GRCOA addresses certain agreements between the parties related to certain stock options previously granted by us to Mr. Heckman and voting agreements related to the shares issuable upon exercise of those options, among other items. Pursuant to the terms of the GRCOA, we amended that certain 2016 Stock Incentive Plan Option Agreement dated September 14, 2018 (the “Original 2016 Option”) and that certain 2019 Equity Incentive Plan Option Agreement dated April 10, 2019 (the “Original 2019 Option”). The amendment to the Original 2016 Option (the “2016 Amendment”) clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option. The amendment to the Original 2019 Option (the “2019 Amendment”) clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option. The 2019 Amendment also changed the vesting schedule of the option to provide for immediate vesting of a portion of the option, with the remainder of the option being subject to performance-based vesting that is tied to the price of our common stock.

Andrew Kraft

Stock Option Awards During Fiscal 2020

Mr. Kraft did not receive any stock option awards during fiscal 2020.

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Employment Agreement

On December 13, 2018, we entered into an executive employment agreement with Mr. Andrew Kraft (the “2018 Kraft Employment Agreement”). The 2018 Kraft Employment Agreement contemplated a term that commenced on December 13, 2018 and continued indefinitely until it was terminated in accordance with the provisions of the 2018 Kraft Employment Agreement. The 2018 Kraft Employment Agreement provided that Mr. Kraft would serve as the Executive Vice President and Chief Strategy and Revenue Officer. Mr. Kraft was paid an annual salary of $300,000, subject to annual review by our Board. Mr. Kraft was also eligible for annual and quarterly bonuses upon the achievement of certain performance objectives. He was also eligible to receive time- and performance-based stock option awards. On January 1, 2020, we amended and restated the 2018 Kraft Employment Agreement (the “Amended Kraft Employment Agreement”). Pursuant to the Amended Kraft Employment Agreement, Mr. Kraft served as our Chief Venture Officer and received an annual salary of $360,000, subject to annual review by our Board. The Amended Kraft Employment Agreement also contemplated an employment term that terminated on April 10, 2020, unless otherwise terminated by the parties.

On April 10, 2020, we entered into the Kraft Separation Agreement. Pursuant to the Kraft Separation Agreement, we agreed to pay Mr. Kraft a severance payment of $150,000 upon his termination as an employee on April 10, 2020, such payment being paid in lieu of any amounts which may have been owed to Mr. Kraft pursuant to the Amended Kraft Employment Agreement. The Kraft Separation Agreement also provided for accelerated vesting of certain of the option awards granted to Mr. Kraft in connection with his employment with us. It also provided that Mr. Kraft would be subject to certain post-employment obligations, including those provided by the Amended Kraft Employment Agreement, as well as confidentiality, non-solicitation, and non-disparagement obligations. Mr. Kraft also agreed to a general release of claims against us, and we agreed to a limited release of claims against Mr. Kraft, including certain claims against Mr. Kraft arising in connection with his employment with us.

On April 11, 2020, we entered into a consulting agreement with Mr. Kraft (the “Kraft Consulting Agreement”). Pursuant to the Kraft Consulting Agreement, Mr. Kraft would perform consulting services for us beginning on April 11, 2020 until either party provided notice of termination to the other party. The Kraft Consulting Agreement provided that Mr. Kraft would be paid $10,000 per month for the performance of consulting services as an independent contractor.

On October 1, 2020, we entered into an employment agreement with Mr. Kraft (the “2020 Kraft Employment Agreement”). The 2020 Kraft Employment Agreement contemplated a term that commenced on October 1, 2020 and continues indefinitely until it is terminated in accordance with the provisions of the 2020 Kraft Employment Agreement. The 2020 Kraft Employment Agreement provides that Mr. Kraft will serve as our Chief Operating Officer. Mr. Kraft will be paid an annualized salary of $380,000 under the 2020 Kraft Employment Agreement, subject to annual review by the Board, with a reduction of 15% during the month of October 2020. Mr. Kraft is also eligible for annual bonuses of up to $220,000, payable in quarterly payments and subject to achievement of certain performance metrics, except that Mr. Kraft was guaranteed to receive the full pro rata amount of the quarterly payments for the fourth quarter of fiscal 2020 and the first quarter of fiscal 2021. Further, he is eligible to receive stock option awards under the 2019 Plan and is entitled to the same employment benefits available to our employees, as well as the reimbursement of business expenses during his term of employment. The 2020 Kraft Employment Agreement provides for various termination events under which Mr. Kraft would be entitled to 50% of his annualized salary, his annual bonus based on 100% of goal attainment, payment for bonuses already earned, and immediate acceleration of the vesting of any unvested time or stock price target options. Mr. Kraft is also subject to restrictive covenants on solicitation of employees and customers for a period of one year after the termination of the 2020 Kraft Employment Agreement and on competition and use of trade secrets during his employment with us.

On February 22, 2021, effective January 1, 2021, we amended and restated the 2020 Kraft Employment Agreement (the “A&R Kraft Agreement”). Pursuant to the terms of the A&R Kraft Agreement, Mr. Kraft will continue to serve as our Chief Operating Officer indefinitely until the A&R Kraft Agreement is terminated in accordance with its terms. The A&R Kraft Agreement provides that Mr. Kraft will be paid an annual base salary of $380,000, subject to annual review by our Board. Mr. Kraft is also eligible to earn an annual bonus equal to $220,000 based on attainment of certain performance metrics. He is also eligible to participate in the 2019 Plan and is entitled to the same employment benefits available to the employees, as well as to the reimbursement of business expenses during his term of employment. The A&R Kraft Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Kraft would be entitled to one year’s severance equal to his annual salary and bonus amounts based on achievement of 100% of his personal goals. Mr. Kraft is also subject to restrictive covenants on solicitation of employees, solicitation of customers, use of trade secrets, and competition with the Company for a period of up to one year after termination of the A&R Kraft Agreement.

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Avi Zimak

Stock Option Awards During Fiscal 2020

Mr. Zimak did not receive any stock option awards during fiscal 2020.

Employment Agreement

On November 2, 2019, we entered into an employment agreement with Mr. Avi Zimak (the “Zimak Employment Agreement”), pursuant to which Mr. Zimak agreed to serve as our Chief Revenue Officer and Head of Global Strategic Partnerships beginning on November 2, 2019 and continuing for a period of two years. The Zimak Employment Agreement provided that Mr. Zimak was paid an annual salary of $450,000, subject to annual review by our Chief Executive Officer, and was entitled to the same employment benefits available to our employees as well as the reimbursement of business expenses during the term of employment. Pursuant to the Zimak Employment Agreement, Mr. Zimak received a one-time signing bonus equal to $250,000. Mr. Zimak was also eligible for an annual bonus of up to $450,000 based upon the achievement of certain performance objectives, a ten-year option to purchase up to 2,250,000 shares of our common stock pursuant to our 2019 Plan, vesting in accordance with the achievement of certain performance objectives, and an award of restricted stock units relating to 250,000 shares of our common stock. The Zimak Employment Agreement provided for various termination events under which he would be entitled to salary continuance for the longer of (i) the remainder of the term of the Zimak Employment Agreement or (ii) one year following the date of the termination, and all of the shares of our common stock underlying the restricted stock units awarded to Mr. Zimak pursuant to the Zimak Employment Agreement would automatically vest. He was also subject to a restrictive covenant on solicitation of employees for a period of one year after the termination of the Zimak Employment Agreement and a restrictive covenant on solicitation of customers during the term of the Zimak Employment Agreement and for a period of one year following the termination of his employment.

On June 14, 2020, the parties entered into an Amended & Restated Executive Employment Agreement (the “Zimak Amended Agreement”). Pursuant to the terms of the Zimak Amended Agreement, Mr. Zimak’s annual salary was reduced to $427,500 effective April 1, 2020 and then further reduced to $363,375, effective June 14, 2020 until December 31, 2020. Beginning January 1, 2021, Mr. Zimak’s annual salary was set at $450,000. Pursuant to the terms of the Zimak Amended Agreement, Mr. Zimak would be entitled to an annual base bonus equal to $375,000 for fiscal 2020 and $450,000 for fiscal 2021 and beyond, which bonus could be earned based on certain annual revenue targets. The Zimak Amended Agreement contemplated that to the extent earned, the annual bonus would be paid quarterly based on the achievement in a quarter of a portion of the annual revenue target then in effect. The Zimak Amended Agreement provided for various termination events under which he was entitled to salary continuance for the longer of (i) the remainder of the term of the Zimak Amended Agreement or (ii) one year following the date of the termination, and all of the shares of our common stock underlying the restricted stock units awarded to Mr. Zimak pursuant to the Zimak Employment Agreement would automatically vest. He was also subject to a restrictive covenant on solicitation of employees for a period of one year after the termination of his employment and a restrictive covenant on solicitation of customers during his employment and for a period of one year following the termination of his employment.

On February 22, 2021, effective January 1, 2021, the parties entered into a Second Amended and Restated Executive Employment Agreement (the “A&R Zimak Employment Agreement”). Pursuant to the terms of the A&R Zimak Employment Agreement, Mr. Zimak will serve as the Company’s Chief Revenue Officer for a two-year period beginning on January 1, 2021, subject to automatic renewal for one-year terms, or until the A&R Zimak Employment Agreement is terminated in accordance with its terms. The A&R Zimak Employment Agreement provides that Mr. Zimak will be paid an annual base salary of $450,000, subject to annual review by our Board. Mr. Zimak is also eligible to earn an annual bonus based on a target bonus amount of $450,000 with respect to calendar years 2021 and beyond, subject to certain performance conditions. Mr. Zimak received a one-time signing bonus in the amount of $250,000, which must be repaid to us in the event Mr. Zimak is terminated for cause or resigns other than for good reason. He is also eligible to participate in the 2019 Plan and is entitled to the same employment benefits available to the employees, as well as to the reimbursement of business expenses during his term of employment. The A&R Zimak Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Zimak would be entitled to salary continuation for up to one year. Mr. Zimak is also subject to restrictive covenants on solicitation of employees, solicitation of customers, use of trade secrets, and competition with us for a period of up to one year after termination of the A&R Zimak Employment Agreement.

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Potential Payments Upon Termination or Change-of-Control

Mr. Levinsohn

The Second A&R Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Levinsohn would be entitled to annual bonuses earned but not yet paid and salary continuation through December 31, 2023, or the end of any renewal term, if applicable, but in no event will he be eligible for less than twelve months of salary continuation and reimbursement of 18 consecutive months of COBRA costs. In addition, he would be entitled to the acceleration of vesting of outstanding equity awards.

Mr. Heckman

The Heckman Employment Agreement provided for various termination events under which he would have been entitled to one year’s severance equal to his annual salary amount. In fiscal 2020, Mr. Heckman and we entered into a Separation Agreement, dated August 26, 2020, pursuant to which we agreed to hire Mr. Heckman as a consultant for a one-year period and pay him a monthly consulting fee of approximately $29,200 per month. The terms of the consulting arrangement were set forth in a separate consulting agreement. The consulting agreement was amended on June 3, 2021 to provide that Mr. Heckman would be paid approximately $57,895 per month through August 2022. Other than these monthly fees, Mr. Heckman is not entitled to any further termination or severance payments.

Mr. Kraft

The 2020 Kraft Employment Agreement provides for various termination events under which Mr. Kraft would be entitled to 50% of his annualized salary, his annual bonus based on 100% of goal attainment, payment for bonuses already earned, and immediate acceleration of the vesting of any unvested time or stock price target options. Effective January 1, 2021, the A&R Kraft Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Kraft would be entitled to one year’s severance equal to his annual salary and bonus amounts based on achievement of 100% of his personal goals, which would be paid as salary continuation, and receive payment for earned businesses. Mr. Kraft would also be entitled to COBRA premiums and all outstanding unvested equity awards would become fully vested.

Mr. Zimak

The Zimak Employment Agreement provides for various termination events under which he would be entitled to salary continuance for the longer of (i) the remainder of the term of the Zimak Employment Agreement or (ii) one year following the date of the termination, and all of the shares of our common stock underlying the restricted stock units awarded to Mr. Zimak pursuant to the Zimak Employment Agreement. Effective January 1, 2021, the A&R Zimak Employment Agreement provides for various termination events, including termination without cause or for good reason (both as defined in the agreement), under which Mr. Zimak would be entitled to salary continuation for up to one year.

Retirement Benefits

We offer a qualified 401(k) defined contribution plan. All of our employees are eligible to participate in this plan, including our named executive officers, subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”). We currently match 100% of contributions made by participants in the 401(k) up to 4% of eligible annual compensation.

Other Compensation

In 2020, we provided our employees, including each of our named executive officers, with health insurance coverage.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning options to purchase shares of our common stock held by the named executive officers on December 31, 2020.

	Option Awards
(a) Name	(b) Number of Securities Underlying Unexercised Options Exercisable	(c) Number of Securities Underlying Unexercised Options Unexercisable		(d) Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	(e) Option exercise price ($)	(f) Option expiration date
James C. Heckman	1,687,500	562,500	(1)	-	0.56	9/12/2028
James C. Heckman	-	14,509,205	(2)	-	0.46	4/10/2029
Ross Levinsohn	-	532,004	(3)	-	0.46	4/10/2029
Ross Levinsohn	1,000,000	1,000,000	(4)	-	0.42	6/11/2029
Ross Levinsohn	-	2,000,000	(5)	-	0.81	9/16/2029
Avi Zimak	375,000	750,000	(6)	-	0.77	12/2/2029
Avi Zimak	-	1,125,000	(7)	-	0.77	12/2/2029
Avi Zimak	250,000	-	(8)	-	-	12/2/2029
Andrew Kraft	1,000,000	-	(9)	-	0.35	12/13/2028
Andrew Kraft	400,000	-		-	0.35	12/13/2028
Andrew Kraft	-	1,354,193	(10)	-	0.46	4/10/2029

(1)	As of December 31, 2020, the shares of our common stock underlying the options were to vest 1/36th over the next 10 months. On June 3, 2021, our Board approved the 2016 Amendment to the option award grant, which clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option.

(2)	As of December 31, 2020, the shares of our common stock underlying the options were to vest one-third on the first anniversary of the grant date, with the remaining vesting monthly over the next two years, subject to certain stock price conditions. On June 3, 2021, our Board approved the 2019 Amendment to the option award grant, which changed the vesting schedule of the option to provide for an immediate vesting of 2,000,000 shares of our common stock underlying the options, with the remainder of the options being subject to performance-based vesting that is tied to the price of our common stock.

(3)	As of December 31, 2020, the shares of our common stock underlying the options were to vest one-third on the first anniversary of the grant date, with the remaining vesting monthly over the next two years, subject to certain stock price conditions. On January 8, 2021, our Board approved an amendment to the option award grant, which eliminated the stock price conditions, therefore, the award continues to vest solely on the time vesting condition.

(4)	The shares of our common stock underlying the options vest one-third on June 11, 2020, with the balance vesting monthly over the next 24 months.

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(5)	As of December 31, 2020, the shares of our common stock underlying the options were subject to revenue vesting conditions in addition to a time vesting condition where one-third of the awards vests after one year of continuous service; with the balance vesting monthly when completes each month of continuous service. On January 8, 2021, our Board approved an amendment to the option award grant, which eliminated the revenue vesting conditions, therefore, the award continues to vest solely on the time vesting condition.

(6)	The shares of our common stock underlying the options vest one-third on the first anniversary of the grant date, with the balance vesting monthly over the next 24 months.

(7)	The shares of our common stock underlying the options are subject to revenue vesting conditions. On January 8, 2021, our Board approved an amendment to the option award grant, which eliminated the revenue vesting conditions, therefore, the award continues to vest solely on the time vesting condition.

(8)	The shares of our common stock underlying the restricted stock units vest on the first anniversary of the grant date.

(9)	On April 10, 2020, pursuant to the Kraft Separation Agreement, our Board approved an amendment to the option award grant which accelerated the vesting of the original option award from one-third on the first anniversary of the grant date, with the balance vesting monthly over the next 24 months to 750,000 options vested on such date with the balance vesting over the next 9 months.

(10)	On April 10, 2020, pursuant to the Kraft Separation Agreement, our Board approved an amendment to the option award grant which permitted the award to be exercised under an option extension clause. As of December 31, 2020, the shares of our common stock underlying the options were to vest one-third on the first anniversary of the grant date, with the remaining vesting monthly over the next two years, subject to certain stock price conditions as provided in the original award agreement. On January 8, 2021, our Board approved an amendment to the option award grant, which eliminated the stock price conditions, therefore, the award continues to vest solely on the time vesting condition.

Director Compensation

In fiscal 2020, we compensated our independent directors with equity awards. We also provided additional compensation for a director who acts as chairperson of one or more committees of our Board. A director who is also an executive officer does not receive any additional compensation for these services as a director while providing service as an executive officer. The following table sets forth, for the year ended December 31, 2020, the compensation paid to the members of our Board.

(a) Name of Director(1)	(b) Fees Earned or Paid in Cash	(c) Stock Awards(2)	(d) Option Awards(3)	(g) All Other Compensation (include narrative disclosure of amounts)(4)	(f) Total
Peter Mills (5)	$6,250	$102,500	$-	$-	$108,750
David Bailey (6)	6,250	51,250	-	-	57,500
Rinku Sen (7)	6,250	51,250	-	12,050	69,550
Todd D. Sims (8)	6,250	102,500	-	-	108,750
John A. Fichthorn (9)	7,500	477,500	-	-	485,000
Joshua Jacobs (10)	6,250	51,250	-	120,000	177,500

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(1)	Mr. Heckman and Mr. Levinsohn are each named executive officers and, accordingly, their compensation is included in the “Summary Compensation Table” above. Neither Mr. Heckman nor Mr. Levinsohn received any compensation for their service as a director for the year ended December 31, 2020. This table also does not include Carlo Zola, Daniel Shribman, Christopher Petzel, Laura Lee, or H. Hunt Allred, five of our current directors that were appointed in fiscal 2021.

(2)	Restricted stock awards were issued pursuant to the 2019 Plan and the 2020 Compensation Policies (as defined below). Each of these restricted stock awards were fully vested as of December 31, 2020. The table reflects the fair value amount in accordance with ASC Topic 718.

(3)	Stock option awards were granted to directors pursuant to approval by our Board. For valuation assumptions on stock option awards refer to the notes to the consolidated financial statements for the year ended December 31, 2020, filed as a part of this prospectus. The table reflects the fair value amount in accordance with ASC Topic 718.

(4)	The table reflects consulting fees paid to directors.

(5)	As of December 31, 2020, the aggregate shares of our common stock underlying the stock awards in column (c) were 125,000 shares.

(6)	As of December 31, 2020, the aggregate shares of our common stock underlying the stock awards in column (c) were 62,500 shares. Mr. Bailey resigned as a director in fiscal 2021.

(7)	“All Other Compensation” includes $12,500 for consulting services performed by Ms. Sen for us during 2020. As of December 31, 2020, the aggregate shares of our common stock underlying the stock awards in column (c) were 62,500 shares.

(8)	As of December 31, 2020, the aggregate shares of our common stock underlying the stock awards in column (c) were 125,000 shares.

(9)	As of December 31, 2020, the aggregate shares of our common stock underlying the stock awards in column (c) were 125,000 shares and restricted stock unit awards for a total of 750,000 shares granted pursuant to Mr. Fichthorn’s Executive Chairman Agreement. Mr. Fichthorn has earned a total of 500,000 shares underlying the restricted stock unit awards, with the remaining 250,000 shares not vesting.

(10)	All Other Compensation includes $120,000 for consulting services performed by Mr. Jacobs for us during 2020. As of December 31, 2020, the aggregate shares of our common stock underlying the stock awards in column (c) were 62,500 shares. Mr. Jacobs resigned as a director in fiscal 2021.

Director Compensation Policies

On January 1, 2020, our Board approved and adopted the 2020 Outside Director Compensation Policy (the “January 2020 Compensation Policy”). The January 2020 Compensation Policy applied to non-employee directors (the “Outside Directors”), providing that the Outside Directors would be granted annually a restricted stock award of a number of shares of our common stock equal in value to $50,000. It also provided that any Outside Director who serves as the chairperson of one or more committees of our Board will be granted annually a restricted stock award of a number of shares of our common stock equal in value to $50,000. However, each Outside Director may only receive one award for their service as a chairperson, regardless of the number of committees chaired. The shares of our common stock underlying each award vests in 12 equal monthly installments.

The January 2020 Compensation Policy included annual cash compensation to each Outside Director of $25,000 and to the Chairman of our Board of $30,000, payable quarterly. However, on May 27, 2020, our Board approved and adopted a new 2020 Outside Director Compensation Policy (the “May 2020 Compensation Policy” and, together with the January 2020 Compensation Policy, the “2020 Compensation Policies”). The May 2020 Compensation Policy includes the same provisions of the January 2020 Compensation Policy, except that it removed the cash compensation to Outside Directors.

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Director Agreements

We previously entered into Director Agreements on various dates with our then-directors Joshua Jacobs and David Bailey, Rinku Sen, and John Fichthorn, and one of our current directors, Todd Sims. The Director Agreements set forth the services required to serve as directors, that the compensation will be set from time to time in accordance with our then-compensation policies, the coverage of director and officer liability insurance, and rights to indemnification. Mr. Jacobs’ Director Agreement also provided for him to provide certain consulting services to us, for which he received compensation in fiscal 2020 that is reflected in the table above.

On June 5, 2020, we entered into an Executive Chairman Agreement with Mr. Fichthorn, which provided that Mr. Fichthorn would receive such compensation as may be payable to the Chairman of our Board pursuant to the 2020 Compensation Policies and he would be entitled to receive up to 750,000 restricted stock units, with vesting to occur as follows (i) an aggregate of 250,000 restricted stock units to vest on December 31, 2020 if certain goals were achieved (the “First Tranche”), (ii) 250,000 restricted stock units would vest in six equal monthly installments commencing on January 1, 2021 (the “Second Tranche”), and (iii) 250,000 restricted stock units would vest if we achieved certain other goals by December 1, 2020 (the “Third Tranche”). As of the date of this registration statement, the goals for the First Tranche have been achieved; however, the goals for the Third Tranche were not met. As such, 500,000 restricted stock units have vested to date and have been issued.

Golden Parachute Compensation

For a description of the terms of any agreement or understanding, whether written or unwritten, between any officer or director and us concerning any type of compensation, whether present, deferred, or contingent, that will be based on or otherwise will relate to an acquisition, merger, consolidation, sale, or other type of disposition of all or substantially all assets of our company, see above under the headings “Executive Compensation” and “Director Compensation Table.”

Risk Assessment in Compensation Programs

During fiscal 2020 and 2019, we paid compensation to our employees, including executive and non-executive officers. Due to the size and scope of our business, and the amount of compensation, we did not have any employee compensation policies and programs to determine whether our policies and programs create risks that are reasonably likely to have a material adverse effect on us.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth information regarding beneficial ownership of our common stock: (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by our directors and our “named executive officers”; and (iii) by all of our directors and executive officers as a group.

Name and Address of Beneficial Owner *	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Five Percent Stockholders:
B. Riley FBR, Inc. (3)	79,055,072	29.87%
180 Degree Capital Corp. (4)	22,932,170	8.54%
Warlock Partners, LLC (5)	29,782,316	11.25%
Athletes First Media LLC (6)	15,000,000	5.67%
TCS Capital Management LLC	20,714,286	7.83%
Directors and Named Executive Officers:
James Heckman (7)	10,910,617	4.02%
Ross Levinsohn (8)	10,240,357	3.74%
Todd Sims (9)	878,116	**
Carlo Zola (10)	41,079	**
Daniel Shribman (11)	41,079	**
Andrew Kraft (12)	2,566,111	**
Avi Zimak (13)	1,500,000	**
H. Hunt Allred (14)	1,609,054	**
Laura Lee	-	-
Christopher Petzel	-	-
Total Executive Officers and Directors, as a group (13 persons)	23,775,702	8.33%

*	The address for each person listed above is 200 Vesey Street, 24th Floor, New York, New York, 10281, unless otherwise indicated.

**	Less than 1.0%.

(1)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. Includes any securities that such person has the right to acquire within sixty (60) days of October 6, 2021 pursuant to options, warrants, conversion privileges, or other rights.

(2)	Based on 264,645,981 shares of our common stock issued and outstanding, plus the number of shares each person has the right to acquire within sixty (60) days of October 6, 2021.

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(3)	Shares of our common stock beneficially owned consist of 79,055,072 shares. Shares of our common stock beneficially owned does not consist of (i) 10,202,346 shares issuable upon conversion of 3,366 shares of Series H Preferred Stock; and (ii) 875,000 shares of our common stock issuable upon the exercise of warrants. Each share of Series H Preferred Stock has voting rights equivalent to the number of shares of our common stock on an as-converted basis. Our Series H Preferred Stock and warrants are subject to a “conversion block”, such that the holder cannot convert or vote any portion of our Series H Preferred Stock or exercise the warrants that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our common stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to us).

(4)	Shares of our common stock beneficially owned consist of: (i) 18,931,250 shares and (ii) 4,000,920 shares issuable upon conversion of 1,320 shares of Series H Preferred Stock. Each share of Series H Preferred Stock has voting rights equivalent to the number of shares of our common stock on an as-converted basis. Our Series H Preferred Stock is subject to a “conversion block”, such that the holder cannot convert or vote any portion of our Series H Preferred Stock that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our common stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to us).

(5)	Shares of our common stock beneficially owned consist of 29,782,316 shares. Shares of our common stock beneficially owned does not consist of 6,668,200 shares issuable upon conversion of 2,200 shares of Series H Preferred Stock. Each share of Series H Preferred Stock has voting rights equivalent to the number of shares of our common stock on an as-converted basis. Our Series H Preferred Stock is subject to a “conversion block”, such that the holder cannot convert or vote any portion of our Series H Preferred Stock that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our common stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to us).

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(6)	Shares of our common stock beneficially owned consist of 15,000,000 shares.

(7)	Shares of our common stock beneficially owned consist of: (i) 4,144,708 shares; (ii) 2,375,000 shares of our common stock issuable upon the exercise of vested options issued under the 2016 Plan; (iii) 2,000,000 shares issuable upon the exercise of vested options issued under the 2019 Plan; and (iv) 2,391,459 shares issuable upon conversion of 789 shares of Series H Preferred Stock. Each share of Series H Preferred Stock has voting rights equivalent to the number of shares of our common stock on an as-converted basis. Our Series H Preferred Stock is subject to a “conversion block”, such that the holder cannot convert or vote any portion of our Series H Preferred Stock that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our common stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to us). Shares of our common stock beneficially owned does not include shares underlying options granted to his adult child.

(8)	Shares of our common stock beneficially owned consist of: (i) 1,242,438 shares; (ii) 4,977,085 shares issuable upon the exercise of vested options issued under the 2019 Plan; (iii) 3,414,634 shares of our common stock issuable under restricted stock units; and (iv) 606,200 shares issuable upon conversion of 200 shares of Series H Preferred Stock. Each share of Series H Preferred Stock has voting rights equivalent to the number of shares of our Common Stock on an as-converted basis. Our Series H Preferred Stock is subject to a “conversion block”, such that the holder cannot convert or vote any portion of our Series H Preferred Stock that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our common stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to us).

(9)	Shares of our common stock beneficially owned consist of 878,116 shares, which includes 166,667 shares of our common stock granted under restricted stock awards, of which 152,778 shares have vested (with the remaining shares vesting 1/12 on a monthly basis).

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(10)	Shares of our common stock beneficially owned consist of 41,079 shares of our common stock granted under a restricted stock award, of which 35,211 shares of our common stock have vested (with the remaining shares vesting 1/7 on a monthly basis). Shares of our common stock beneficially owned does not includes shares beneficially owned by Warlock over which Mr. Zola does not have any voting or investment power.

(11)	Shares of our common stock beneficially owned consist of 41,079 shares of our common stock granted under a restricted stock award, of which 35,211 shares of our common stock have vested (with the remaining shares vesting 1/7 on a monthly basis).

(12)	Shares of our common stock beneficially owned consist of: (i) 1,166,111 shares of our common stock issuable upon the exercise of vested options issued under the 2019 Plan; and (ii) 1,400,000 shares of our common stock issuable upon the exercise of options granted outside the 2016 Plan and 2019 Plan during the year ended December 31, 2020 to certain officers, directors and employees of the Company as approved by the Board and administered by the Company (the “Outside Options”).

(13)	Shares of our common stock beneficially owned consist of 1,500,000 shares of issuable upon the exercise of vested options issued under the 2019 Plan.

(14)	Shares of our common stock beneficially owned consist of: (i) 699,754 shares of our common stock and (ii) 909,300 shares of our common stock issuable upon the conversion of 300 shares of Series H Preferred Stock. Each share of Series H Preferred Stock has voting rights, equivalent to the number of shares of our common stock on an as-converted basis. Our Series H Preferred Stock is subject to a “conversion block,” such that the holder cannot convert or vote any portion of our Series H Preferred Stock that would result in the holder and its affiliates holding more than 4.99% of the then-issued and outstanding shares of our common stock following such conversions (which “conversion block” can be increased to 9.99% upon at least 61 days’ prior written notice to us). Mr. Allred maintains an account in which his broker trades on margin. It is possible that shares of our common stock held in that account is used as collateral.

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Series H Preferred Stock

The following table sets forth information regarding beneficial ownership of the Series H Preferred Stock (i) by each person who is known by us to beneficially own more than 5% of the Series H Preferred Stock; (ii) by our current directors and our “named executive officers”; and (iii) by all of our current directors and executive officers as a group. The information reflects beneficial ownership, as determined in accordance with the SEC’s rules and are based on 19,546 shares of our Series H Preferred Stock issued and outstanding as of October 6, 2021.

Name and Address of Beneficial Owner *	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Five Percent Stockholders:
Mark E. Strome	6,425	32.87%
B. Riley FBR, Inc.	3,366	17.22%
180 Degree Capital Corp.	1,320	6.75%
Warlock Partners LLC	2,200	11.25%
Directors and Named Executive Officers:
James Heckman	789	4.04%
Ross Levinsohn (2)	200	1.02%
Todd Sims	-	-
Carlo Zola	-	-
Daniel Shribman	-	-
Andrew Kraft	-	-
Avi Zimak	-	-
H. Hunt Allred (3)	300	1.53%
Laura Lee	-	-
Christopher Petzel	-	-
Total Executive Officers and Directors, as a group (13 persons)	500	2.56%

*	The address for each person listed above is 200 Vesey Street, 24th Floor, New York, New York, 10281, unless otherwise indicated.

** Less than 1%.

(1)	Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. Includes any securities that such person has the right to acquire within sixty (60) days of October 6, 2021 pursuant to options, warrants, conversion privileges, or other rights.

(2)	Mr. Levinsohn invested $200,000 into the Heckman Maven Investment Fund, L.P. (the “Fund”), an owner of shares of the Series H Preferred Stock. Mr. Levinsohn’s ownership in the Fund resulted in him beneficially owning approximately 200 shares of Series H Preferred Stock.

(3)	Includes 75 shares of the Series H Preferred Stock held by Mr. Allred and 225 shares of Series H Preferred Stock held by Redcap Investments, LP, which Mr. Allred currently serves as the President of its general partner. Does not include 165 shares of Series H Preferred Stock held by a trust for which Mr. Allred’s spouse serves as the trustee.

Series I Preferred Stock, Series J Preferred Stock, and Series K Preferred Stock

On December 18, 2020, we filed the Certificate of Amendment, which increased our authorized shares of common stock. All of the then-outstanding shares of Series I Preferred Stock, Series J Preferred Stock, and Series K Preferred Stock automatically converted into shares of our common stock. Accordingly, as of December 18, 2020, we no longer have any issued and outstanding shares of Series I Preferred Stock, Series J Preferred Stock, and Series K Preferred Stock.

Change-in-Control Arrangements

We do not know of any arrangements which may, at a subsequent date, result in a change in control.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

When we are contemplating entering into any transaction in which any executive officer, director, director nominee, or any family member of the foregoing would have any direct or indirect interest, regardless of the amount involved, the terms of such transaction have to be presented to the full Board (other than any interested director) for approval or disapproval. Our Board has not adopted a written policy for reviewing related party transactions but when presented with such transaction, the transaction is discussed by our Board and documented in its meeting minutes.

The Code of Ethics also requires our employees, officers, and directors to provide prompt and full disclosure of all potential conflicts of interest to the appropriate person. These conflicts of interest may be specific to the individual or may extend to his or her family members. Any officer who has a conflict of interest with respect to any matter is required to disclose the matter to our Compliance Director, or in the case of the Chief Financial Officer, to the Audit Committee. All other employees are required to make prompt and full disclosure of any conflict of interest to the Head of Internal Audit (who is our Chief Financial Officer, unless our Board designates some other person). Directors are required to disclose any conflict of interest to the Chairman of our Board and to refrain from voting on any matter(s) in which they have a conflict. Employees and officers are not permitted to participate in any matter in which he or she has a conflict of interest unless authorized by an appropriate Company official and under circumstances that are designed to protect the interests of the Company and its stockholders and to avoid any appearance of impropriety. In addition, directors and executive officers are required to disclose, in an annual questionnaire, any current or proposed conflict of interests (including related party transactions).

Except as disclosed below, from the period beginning January 1, 2018 and ending October 6, 2021, there were no current or proposed related party transactions.

Financings

On January 4, 2018, we completed a private placement of our common stock, selling 1,200,000 shares at $2.50 per share, for total gross proceeds of approximately $3.0 million. In connection with the offering, MDB, which acted as placement agent, was entitled to 60,000 shares of our common stock and warrants exercisable for up 60,000 shares of our common stock. Christopher Marlett was one of our directors during fiscal 2017 and 2018 and serves as the Chief Executive Officer of MDB.

On June 15, 2018, we completed a private placement of our 10% senior convertible debentures, due on June 30, 2019 (the 10% Senior Debentures”) in the aggregate amount of approximately $4.8 million to four investors. Included in the total was an investment of approximately $3.0 million by Strome Mezzanine Fund LP (“Strome”), an affiliate of Mark Strome, who previously beneficially owned more than 10% of the shares our common stock and currently beneficially owns more than 10% of the shares of our Series H Preferred Stock, approximately $1.0 million by our then-Chief Executive Officer, James Heckman, and $25,000 by our then-President, Joshua Jacobs, totaling approximately $4.0 million. Interest was payable on the 10% Senior Debentures at the rate of 10% per annum, payable in cash semi-annually on December 31 and June 30, and on maturity, beginning on December 31, 2018, and the 10% Senior Debentures were due and payable on June 30, 2019. Upon conversion on August 10, 2018, as described below, the investors received additional interest payments to provide each investor with a 20% annual internal rate of return, where Strome received $600,000, Mr. Heckman received $200,000, and Mr. Jacobs received $5,000.

On June 15, 2018, we modified the January 2018 SPA and the March 2018 SPA with Strome Trust, an affiliate of Mark Strome, who previously beneficially owned more than 10% of the shares our common stock and currently beneficially owns more than 10% of the shares of our Series H Preferred Stock, to eliminate a make-whole provision under which we were committed to issue up to 1,700,000 shares of our common stock in certain circumstances. The modification removed the prior uncertainty of our obligation under these agreements. In exchange for the modification, we issued to a designee of Strome Trust the Strome Warrant, exercisable for up to 1,500,000 shares of our common stock. The Strome Warrant is exercisable for a period of five years at an initial exercise price of $1.19 per share, which has been adjusted to $0.50 per share.

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On August 10, 2018, we entered into the 2018 Series H SPAs with certain accredited investors, pursuant to which we issued an aggregate of 19,399 shares of our Series H Preferred Stock at a stated value of $1,000, initially convertible into 58,785,606 shares of our common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of approximately $19.4 million. Of the shares of Series H Preferred Stock issued, Strome, an affiliate of Mark Strome, who previously beneficially owned more than 10% of the shares our common stock and currently beneficially owns more than 10% of the shares of our Series H Preferred Stock, received 3,600 shares, James Heckman, our then-Chief Executive Officer, received 1,200 shares, and Joshua Jacobs, our then-President, received 30 shares upon conversion of the 10% Senior Debentures. B. Riley FBR acted as placement agent for this Series H Preferred Stock financing, and was paid in cash $575,000, for its services as placement agent, and issued 669 shares (stated value of $1,000 per share) of Series H Preferred Stock. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley.

On October 18, 2018, we entered into a securities purchase agreement with two accredited investors, B. Riley FBR, and an affiliated entity of B. Riley FBR, pursuant to which we issued to the investors the 10% OID senior secured convertible debentures resulting in net proceeds of approximately $3.3 million. B. Riley FBR’s legal fees and expenses of $40,000 were netted from the proceeds received from them. We issued warrants to B. Riley FBR to purchase up to 875,000 shares of our common stock in connection with this securities purchase agreement. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital, a wholly-owned subsidiary of B. Riley. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

On December 12, 2018, we converted the 10% OID senior secured convertible debentures previously issued to two of the investors in October 2018 to the Debentures pursuant to the December 2018 SPAs with three accredited investors, for aggregate proceeds of approximately $3.6 million, in the aggregate, which included principal and interest of the 10% OID senior secured convertible debentures. Upon conversion, interest of approximately $83,000 was recorded for the 10% OID senior secured convertible debentures held by B. Riley FBR. We received net proceeds from B. Riley FBR, BRC Partners Opportunity Fund, LP, an affiliated entity of B. Riley, and Dialectic Antithesis Partners, LP of approximately $9.0 million. We paid B. Riley FBR cash of $540,000 as placement agent in the offering. B. Riley’s legal fees and expenses of $50,000 were netted from the proceeds received from them. The Debentures were convertible, at the holder’s option, until December 31, 2020, at a conversion price of $0.33 per share. Interest accrued at the rate of 12% per annum, payable on the earlier of conversion or December 31, 2020. Our obligations under the Debentures were secured by a security agreement, dated as of October 18, 2018, by and among us and each investor thereto. John A. Fichthorn, the former Chairman of our Board, served as Head of Alternatives of Dialectic Antithesis Partners, LP. Mr. Fichthorn also served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. B. Riley FBR and its affiliates also beneficially own more than 10% of our common stock. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

On March 18, 2019, we completed a private placement of the Debentures in the aggregate amount of approximately $1.7 million to three accredited investors. Included in the total was an investment of approximately $1.5 million by Strome Mezzanine Fund II, LP (“Strome II”), an affiliate of Mark Strome, who previously beneficially owned more than 10% of the shares our common stock and currently beneficially owns more than 10% of the shares of our Series H Preferred Stock, $100,000 by John Fichthorn, the then Chairman of our Board, and $96,000 by B. Riley FBR. We paid a placement agent fee of $96,000 to B. Riley FBR. The Debentures were due and payable on December 31, 2020. Interest accrued at the rate of 12% per annum, payable on the earlier of conversion or December 31, 2020. Our obligations under the Debentures were secured by a security agreement, dated as of October 18, 2018, by and among us and each investor thereto. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. B. Riley FBR and its affiliates also beneficially own more than 10% of our common stock. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

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On April 8, 2019, we entered into the April 2019 SPA with an accredited investor, Todd D. Sims, a member of our Board, pursuant to which we issued a Debenture in the aggregate principal amount of $100,000. The Debentures were due and payable on December 31, 2020. Interest accrued at the rate of 12% per annum, payable on the earlier of conversion or December 31, 2020. Our obligations under the Debentures were secured by a security agreement, dated as of October 18, 2018, by and among us and each investor thereto.

On June 10, 2019, we entered into a note purchase agreement with one accredited investor, BRF Finance Co., LLC (“BRF Finance”), an affiliated entity of B. Riley, pursuant to which we issued to the investor a 12% senior secured note, due July 31, 2019, in the aggregate principal amount of approximately $20.0 million, which after taking into account BRF Finance’s placement fee of $1.0 million and its legal fees and expenses, resulted in the receipt by us of net proceeds of approximately $18.9 million. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

On June 14, 2019, we entered into an amended and restated note purchase agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, which amended and restated the note purchase agreement dated June 10, 2019 and the 12% senior secured note, due July 31, 2019, issued thereunder. In connection with the amended and restated 12% senior secured note, we paid BRF Finance $2.4 million as placement agent and B. Riley FBR $3.5 million as a success fee in the offering. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. On August 27, 2019, we entered into a first amendment to the amended and restated note purchase agreement with BRF Finance, an affiliated entity of B. Riley, which amended the amended and restated 12% senior secured note due June 14, 2022. Pursuant to this first amendment, we received additional gross proceeds of $3.0 million, which after taking into account BRF Finance’s placement fee of $150,000 and its legal fees and expenses, resulted in us receiving net proceeds of approximately $2.8 million. On February 27, 2020, we entered into a second amendment to the amended and restated note purchase agreement dated as of June 14, 2019 with BRF Finance, an affiliated entity of B. Riley, which further amended the amended and restated 12% senior secured note due June 14, 2022. Pursuant to the second amendment to the amended and restated note purchase agreement, BRF Finance issued a letter of credit in the amount of approximately $3.0 million to our landlord for our lease of the premises located at 225 Liberty Street, 27th Floor, New York, New York 10281. On October 8, 2019, we issued the third amended and restated 12% senior secured note due June 14, 2022 in connection with a partial paydown of the second amended and restated 12% senior secured note due June 14, 2022. We also issued 5,000 shares of our Series J Preferred Stock to BRF Finance as a partial payment of approximately $4.8 million of the outstanding balance. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

On June 28, 2019, we entered into the Series I SPAs with certain accredited investors, pursuant to which we issued an aggregate of 23,100 shares of Series I Preferred Stock at a stated value of $1,000, initially convertible into 46,200,000 shares of our common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.50 per share, for aggregate gross proceeds of approximately $23.1 million. Of the shares of our Series I Preferred Stock issued, Ross Levinsohn, then the Chief Executive Officer of Sports Illustrated and currently our Chief Executive Officer, purchased 500 shares for $500,000. B. Riley FBR, acting as placement agent for our Series I Preferred Stock financing, was paid in cash approximately $1.4 million for its services and reimbursed for certain legal and other costs. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

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On October 7, 2019, we entered into the 2019 Series J SPAs with certain accredited investors, pursuant to which we issued an aggregate of 20,000 shares of our Series J Preferred Stock at a stated value of $1,000, initially convertible into 28,571,428 shares of our common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of $20.0 million. Of the shares of our Series J Preferred Stock issued, Luke E. Fichthorn III, an immediate family member of John A. Fichthorn, the former Chairman of our Board and who served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley, purchased 100 shares, and B. Riley, or an affiliated entity, purchased 5,000 shares. B. Riley FBR, acting as placement agent for our Series J Preferred Stock financing, was paid in cash approximately $525,000 for its services and reimbursed for certain legal and other costs. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020.

On March 24, 2020, we entered into the second amended and restated note purchase agreement (the “Second A&R NPA”) with BRF Finance, an affiliated entity of B. Riley, in its capacity as agent and a purchaser. Pursuant to the Second A&R NPA, we issued the Term Note, in the aggregate principal amount of $12.0 million to the purchaser. Up to $8.0 million in principal amount under the Term Note was originally due on March 31, 2021, with the balance thereunder due on June 14, 2022. Interest on amounts outstanding under the Term Note are payable in-kind in arrears on the last day of each fiscal quarter. On March 25, 2020, we drew down approximately $6.9 million under the Term Note, and after payment of commitment and funding fees paid to BRF Finance in the amount of approximately $793,100 and other legal fees and expenses of BRF Finance that we paid, we received net proceeds of approximately $6.0 million. Pursuant to Amendment No. 1 to the Second A&R NPA, interest payable on the notes on September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 will be payable in-kind in arrears on the last day of such fiscal quarter. Alternatively, at the option of the holder, such interest amounts can be converted into shares of our common stock based upon the conversion rate specified in the Certificate of Designation for the Series K Preferred Stock, subject to certain adjustments. In addition, approximately $3.4 million, including approximately $3.3 million of principal amount of the Term Note and approximately $71,600 of accrued interest, was converted into shares of our Series K Preferred and the maturity date of the Term Note was changed from March 31, 2021 to March 31, 2022. John A. Fichthorn, the former Chairman of our Board, served as Head of Alternative Investments for B. Riley Capital Management, a wholly owned subsidiary of B. Riley. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR, an affiliate of B. Riley, and its affiliates also beneficially own more than 10% of our common stock.

Between August 14, 2020 and August 20, 2020, we entered into the 2020 Series H SPAs for the sale of Series H Preferred Stock with certain accredited investors, including, among others, Strome and Strome Alpha Fund, L.P. (“Strome Alpha”), affiliates of Mark Strome, who previously beneficially owned more than 10% of the shares of our common stock and currently beneficially owns more than 10% of the shares of our Series H Preferred Stock, pursuant to which we issued an aggregate of 2,253 shares, at a stated value of $1,000 per share, initially convertible into 6,825,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of $2,730,000 for working capital and general corporate purposes. B. Riley FBR, acting as a placement agent for these issuances, waived its fee for these services and was reimbursed for certain legal and other costs. On October 28, 2020, we entered into a mutual rescission agreement with Strome and Strome Alpha, pursuant to which the stock purchase agreements entered into by Strome and Strome Alpha between August 14, 2020 and August 20, 2020 were rescinded and deemed null and void.

On September 4, 2020, we entered into the 2020 Series J SPAs with certain accredited investors, pursuant to which we issued an aggregate of 10,500 shares of our Series J Preferred Stock at a stated value of $1,000, initially convertible into shares of our common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of $6,000,000. Of the shares of Series J Preferred Stock issued, B. Riley Securities, Inc., an affiliate of B. Riley, purchased 5,250 shares, and B&W Pension Trust, of which 180 Degree Capital Corp. (“180 Degree”) is the Investment Adviser, purchased 5,250 shares. 180 Degree beneficially owns more than 5% of our common stock. B. Riley FBR, acting as placement agent for these issuances, waived its fee for these services and was reimbursed for certain legal and other costs. John A. Fichthorn, the former Chairman of our Board, served as Head of B. Riley Alternatives, a division of B. Riley Capital Management, a wholly-owned subsidiary of B. Riley. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

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Between October 23, 2020 and November 11, 2020, we entered into the Series K SPAs with accredited investors, pursuant to which we issued an aggregate of 18,042 shares of Series K Preferred Stock at a stated value of $1,000 per share, initially convertible into 45,105,000 shares of our common stock at a conversion rate equal to the stated value divided by the conversion price of $0.40 per share, for aggregate gross proceeds of $18,042,090. B. Riley FBR, acting as a placement agent for these issuances, was paid in cash $560,500 for its services and reimbursed for certain legal and other costs. John A. Fichthorn, the former Chairman of our Board, served as Head of Alternative Investments for B. Riley Capital Management, a wholly owned subsidiary of B. Riley. Todd Sims, one of our directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock.

On May 20 and 25, 2021, and June 2, 2021, we entered into the May 2021 SPAs and June 2021 SPA with accredited investors, pursuant to which we issued an aggregate of 28,588,575 shares of our common stock, at a per share price of $0.70, for aggregate gross proceeds of approximately $20.0 million in a private placement. Among the investors were B. Riley and its affiliates, Warlock, and TCS Capital Management LLC (“TCS Capital Management”). John A. Fichthorn, the former Chairman of our Board, previously served as Head of Alternative Investments of B. Riley Capital Management, a wholly owned subsidiary of B. Riley, Todd Sims, one of our directors, has served as the President of BRVC, a wholly-owned subsidiary of B. Riley since October 2020, and Dan Shribman, one of our directors, currently serves as Chief Investment Officer of B. Riley and President of its B. Riley Principal Investments subsidiary. Carlo Zola, one of our directors, serves as a principal of Warlock. Finally, Eric Semler, who at the time of the investment was one of our directors, is the Managing Member of TCS Capital Management.

Other Agreements

On May 1, 2020, Josh Jacobs and we entered into a Strategic Financing Addendum (the “Addendum”) to his Director Agreement dated January 1, 2020 (the “Jacobs Director Agreement”). Pursuant to the Addendum, Mr. Jacobs agreed to provide additional services to us in exchange for compensation in the amount of $20,000 per month. The services to be provided were again amended in July 2020. During fiscal 2020, we paid Mr. Jacobs $120,000 for these services. Josh Jacobs was a former director and, before that, an officer.

On August 26, 2020, Maven Coalition, one of our wholly owned subsidiaries, entered into a consulting agreement with James Heckman, our former Chief Executive Officer, pursuant to which Maven Coalition agreed to pay to Mr. Heckman a monthly fee of approximately $29,167 (to be increased to approximately $35,417 once our senior executive officer salaries are returned to the levels in place prior to March 2020). Mr. Heckman was also entitled to bonus payments of up to one hundred percent of the monthly fees payable in the then-current year upon satisfaction of certain performance goals. Mr. Heckman may also be awarded additional equity incentive awards. The initial term of the consulting agreement commenced on August 26, 2020 and was to end on August 26, 2021, which term may be extended for an additional 12-month period unless our then-Chief Executive Officer notifies Mr. Heckman of a decision not to extend at least 90 days in advance. On June 3, 2021, Maven Coalition and Mr. Heckman entered into the Heckman Amendment to provide that Mr. Heckman would be paid approximately $57,895 per month from February 2021 through August 2022 in exchange for certain strategic advisory services provided by Mr. Heckman to Maven Coalition. The terms of the Heckman Amendment were conditioned upon the execution of a mutual release by Mr. Heckman, Maven Coalition, Maven Media, TheStreet, and Heckman Media, LLC.

Effective September 4, 2020, we entered into a separation and advisory agreement with William Sornsin (the “Sornsin Separation Agreement”), who served as our Chief Operating Officer from January 2020 until September 2020, pursuant to which we agreed to pay him salary continuation in the amount of $275,000, which is the equivalent of one full year of Mr. Sornsin’s salary as of the date of the separation. Pursuant to the Sornsin Separation Agreement, we will continue to pay Mr. Sornsin a consulting fee of $100 per hour of consulting services performed.

On October 5, 2020, we entered into a separation agreement with Benjamin Joldersma, who served as our Chief Technology Officer from November 2016 through September 2020, pursuant to which we agreed to pay him approximately $111,000 as a severance payment, as well as any COBRA premiums.

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Repurchases

On December 15, 2020, we entered into the Fourth Amendment to Agreement and Plan of Merger, dated December 15, 2020, pursuant to which we agreed to repurchase from certain key personnel of HubPages, including Paul Edmondson, one of our officers, and his spouse, an aggregate of approximately 16,802 shares of our common stock at a price of $4 per share each month for a period of 24 months, for aggregate proceeds to Mr. Edmondson and his spouse of approximately $67,207 per month.

Officer Promissory Notes

In May 2018, Mr. Heckman, our then Chief Executive Officer began advancing funds to us in order to meet minimum operating needs. Such advances were made pursuant to promissory notes that were due on demand, with interest at the minimum applicable federal rate, which ranged from 2.18% to 2.38%. As of December 31, 2019, the total principal amount of advances outstanding were $319,351 (including accrued interest of $12,574). On October 31, 2020, we entered into an Exchange Agreement with Mr. Heckman pursuant to which he converted the outstanding principal amount due, together with accrued but unpaid interest under the promissory notes, into 389 shares of our Series H Preferred Stock. Nothing was outstanding as of December 31, 2020.

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LEGAL MATTERS

Baker & Hostetler LLP, Los Angeles, California has passed upon the validity of our common stock offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS

The consolidated financial statements of theMaven, Inc. and its subsidiaries as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2021, included in this prospectus, which constitutes a part of this registration statement, have been so included in reliance upon the report of by Marcum LLP (“Marcum”), an independent registered public accounting firm, appearing elsewhere herein and in this registration statement, given on said firm’s authority as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website at https://investors.thearenagroup.net/financial-information/sec-filings. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

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THEMAVEN, INC. AND SUBSIDIARIES

F-1

THEMAVEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$6,722,864	$9,033,872
Restricted cash	500,809	500,809
Accounts receivable, net	14,715,524	16,497,626
Subscription acquisition costs, current portion	36,606,560	28,146,895
Royalty fees, current portion	15,000,000	15,000,000
Prepayments and other current assets	8,856,607	4,667,263
Total current assets	82,402,364	73,846,465
Property and equipment, net	1,092,030	1,129,438
Operating lease right-of-use assets	17,918,322	18,292,196
Platform development, net	8,056,575	7,355,608
Royalty fees, net of current portion	3,750,000	11,250,000
Subscription acquisition costs, net of current portion	18,682,545	13,358,585
Acquired and other intangible assets, net	61,599,855	71,501,835
Other long-term assets	1,451,897	1,330,812
Goodwill	23,595,779	16,139,377
Total assets	$218,549,367	$214,204,316
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$8,232,790	$8,228,977
Accrued expenses and other	17,745,191	14,718,193
Line of credit	4,929,583	7,178,791
Unearned revenue	71,898,175	61,625,676
Subscription refund liability	4,772,991	4,035,531
Operating lease liabilities	953,635	1,059,671
Liquidated damages payable	10,932,094	9,568,091
Warrant derivative liabilities	1,452,838	1,147,895
Total current liabilities	120,917,297	107,562,825
Unearned revenue, net of current portion	28,160,455	23,498,597
Restricted stock liabilities, net of current portion	1,027,801	1,995,810
Operating lease liabilities, net of current portion	19,496,691	19,886,083
Other long-term liabilities	1,050,284	753,365
Deferred tax liabilities	807,659	210,832
Long-term debt	61,110,728	62,194,272
Total liabilities	232,570,915	216,101,784
Commitments and contingencies (Note 13)
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168,496; Series G shares issued and outstanding: 168,496; common shares issuable upon conversion: 188,791 at June 30, 2021 and December 31, 2020	168,496	168,496
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $19,597,000; Series H shares issued and outstanding: 19,597; common shares issuable upon conversion: 59,384,849 at June 30, 2021 and December 31, 2020	18,247,496	18,247,496
Total mezzanine equity	18,415,992	18,415,992
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 263,175,743 and 229,085,167 shares at June 30, 2021 and December 31, 2020, respectively	2,631,757	2,290,851
Common stock to be issued	10,809	10,809
Additional paid-in capital	173,313,043	139,658,166
Accumulated deficit	(208,393,149)	(162,273,286)
Total stockholders’ deficiency	(32,437,540)	(20,313,460)
Total liabilities, mezzanine equity and stockholders’ deficiency	$218,549,367	$214,204,316

See accompanying notes to condensed consolidated financial statements

F-2

THEMAVEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue	$34,746,512	$23,090,940	$68,361,993	$53,503,793
Cost of revenue (includes amortization of developed technology and platform development for six months ended 2021 and 2020 of $4,324,357 and $4,259,333, respectively)	23,595,819	24,874,179	51,804,191	51,613,012
Gross profit (loss)	11,150,693	(1,783,239)	16,557,802	1,890,781
Operating expenses
Selling and marketing	14,881,455	8,409,343	32,410,164	17,769,281
General and administrative	15,567,647	7,270,511	21,206,477	17,680,716
Depreciation and amortization	3,963,332	4,127,126	7,926,566	8,223,806
Total operating expenses	34,412,434	19,806,980	61,543,207	43,673,803
Loss from operations	(23,261,741)	(21,590,219)	(44,985,405)	(41,783,022)
Other (expense) income
Change in valuation of warrant derivative liabilities	360,093	243,276	(304,943)	382,495
Change in valuation of embedded derivative liabilities	-	2,922,000	-	4,543,000
Interest expense	(2,362,709)	(4,116,407)	(5,182,680)	(7,916,135)
Interest income	471	1,640	471	3,383
Liquidated damages	(1,109,369)	(621,619)	(1,364,003)	(1,167,674)
Gain upon debt extinguishment	5,716,697	-	5,716,697	-
Total other expense	2,605,183	(1,571,110)	(1,134,458)	(4,154,931)
Loss before income taxes	(20,656,558)	(23,161,329)	(46,119,863)	(45,937,953)
Income taxes	-	-	-	-
Net loss	$(20,656,558)	$(23,161,329)	$(46,119,863)	$(45,937,953)
Basic and diluted net loss per common stock	$(0.09)	$(0.59)	$(0.20)	$(1.17)
Weighted average number of common stock outstanding – basic and diluted	242,283,035	39,217,524	236,226,197	39,171,629

See accompanying notes to condensed consolidated financial statements.

F-3

THEMAVEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(unaudited)

Six Months Ended June 30, 2021

	Common Stock		Common Stock to be Issued		Additional		Total
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Stockholders’ Deficiency
Balance at January 1, 2021	229,085,167	$2,290,851	1,080,930	$10,809	$139,658,166	$(162,273,286)	$(20,313,460)
Issuance of restricted stock awards to the board of directors	805,165	8,052	-	-	(8,052)	-	-
Repurchase restricted stock classified as liabilities	(133,068)	(1,331)	-	-	1,331	-	-
Issuance of common stock for restricted stock units in connection with the acquisition of LiftIgniter	256,661	2,567	-	-	(2,567)	-	-
Issuance of common stock in connection with professional services	312,500	3,125	-	-	121,875	-	125,000
Stock-based compensation	-	-	-	-	5,408,207	-	5,408,207
Net loss	-	-	-	-	-	(25,463,305)	(25,463,305)
Balance at March 31, 2021	230,326,425	2,303,264	1,080,930	10,809	145,178,960	(187,736,591)	(40,243,558)
Issuance of restricted stock in connection with the acquisition of The Spun	4,285,714	42,857	-	-	(42,857)	-	-
Issuance of restricted stock awards to the board of directors	82,158	822	-	-	(822)	-	-
Cashless exercise of common stock	84,891	849	-	-	(849)	-	-
Common stock withheld for taxes	(48,952)	(490)	-	-	(40,630)	-	(41,120)
Repurchase of restricted stock classified as liabilities	(133,068)	(1,331)	-	-	1,331	-	-
Issuance of common stock in connection with private placement	28,578,575	285,786	-	-	19,551,971	-	19,837,757
Stock-based compensation	-	-	-	-	8,665,939	-	8,665,939
Net loss	-	-	-	-	-	(20,656,558)	(20,656,558)
Balance at June 30, 2021	263,175,743	$2,631,757	1,080,930	$10,809	$173,313,043	$(208,393,149)	$(32,437,540)

F-4

THEMAVEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

(unaudited)

Six Months Ended June 30, 2020

	Common Stock		Common Stock to be Issued		Additional		Total
	Shares	Par Value	Shares	Par Value	Paid-in Capital	Accumulated Deficit	Stockholders’ Deficiency
Balance at January 1, 2020	37,119,117	$371,190	3,938,287	$39,383	$35,562,766	$(73,041,323)	$(37,067,984)
Issuance of restricted stock units in connection with the acquisition of LiftIgniter	-	-	-	-	500,000	-	500,000
Issuance of restricted stock awards to the board of directors	562,500	5,625	-	-	(5,625)	-	-
Common stock withheld for taxes	(206,881)	(2,069)	-	-	(167,412)	-	(169,481)
Stock-based compensation	-	-	-	-	3,930,172	-	3,930,172
Net loss	-	-	-	-	-	(22,776,624)	(22,776,624)
Balance at March 31, 2020	37,474,736	$374,746	3,938,287	39,383	$39,819,901	$(95,817,947)	$(55,583,917)
Issuance of common stock in connection with the acquisition of Say Media	1,350,394	13,504	(1,350,394)	(13,504)	-	-	-
Common stock withheld for taxes	(234,767)	(2,348)	-	-	(109,992)	-	(112,340)
Stock-based compensation	-	-	-	-	4,283,066	-	4,283,066
Net loss	-	-	-	-	-	(23,161,329)	(23,161,329)
Balance June 30, 2020	38,590,363	$385,902	2,587,893	25,879	$43,992,975	$(118,979,276)	$(74,574,520)

See accompanying notes to condensed consolidated financial statements.

F-5

THEMAVEN, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(46,119,863)	$(45,937,953)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	219,726	396,966
Amortization of platform development and intangible assets	12,031,197	12,086,173
Gain upon debt extinguishment	(5,716,697)	-
Amortization of debt discounts	1,000,882	3,206,982
Change in valuation of warrant derivative liabilities	304,943	(382,495)
Change in valuation of embedded derivative liabilities	-	(4,543,000)
Accrued interest	3,632,271	4,385,240
Liquidated damages	1,364,003	1,167,674
Stock-based compensation	13,215,394	7,343,575
Other	(759,977)	(141,188)
Change in operating assets and liabilities net of effect of business combination:
Accounts receivable	4,375,402	5,852,029
Subscription acquisition costs	(13,783,625)	(9,975,651)
Royalty fees	7,500,000	7,500,000
Prepayments and other current assets	(4,059,777)	(156,872)
Other long-term assets	(121,085)	(714,062)
Accounts payable	3,813	(1,167,051)
Accrued expenses and other	1,714,013	(4,279,568)
Unearned revenue	14,934,357	6,806,829
Subscription refund liability	737,460	133,677
Operating lease liabilities	(404,173)	998,010
Net cash used in operating activities	(9,931,736)	(17,420,685)
Cash flows from investing activities
Purchases of property and equipment	(182,318)	(1,065,223)
Capitalized platform development	(1,971,432)	(2,061,081)
Payments for acquisition of business, net of cash acquired	(7,056,949)	(315,289)
Net cash used in investing activities	(9,210,699)	(3,441,593)
Cash flows from financing activities
Proceeds from long-term debt	-	11,702,725
Borrowings (repayments) under line of credit	(2,249,208)	3,243,882
Proceeds from common stock private placement	20,005,000	-
Payments of issuance costs from common stock private placement	(167,243)	-
Payment for taxes related to repurchase of restricted common stock	(41,120)	(281,821)
Payment of restricted stock liabilities	(716,002)	-
Net cash provided by financing activities	16,831,427	14,664,786
Net decrease in cash, cash equivalents, and restricted cash	(2,311,008)	(6,197,492)
Cash, cash equivalents, and restricted cash – beginning of period	9,534,681	9,473,090
Cash, cash equivalents, and restricted cash – end of period	$7,223,673	$3,275,598
Supplemental disclosure of cash flow information
Cash paid for interest	$289,483	$323,913
Cash paid for income taxes	-	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$858,752	$869,663
Issuance of common stock in connection with professional services	125,000	-
Deferred cash payments in connection with acquisition of The Spun	1,639,016	-
Assumption of liabilities in connection with acquisition of The Spun	1,500	-
Debt discount on delayed draw term note	-	913,865
Restricted stock units issued in connection with acquisition of LiftIgniter	-	500,000
Assumption of liabilities in connection with acquisition of LiftIgniter	-	140,381

See accompanying notes to condensed consolidated financial statements.

F-6

THEMAVEN, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 1. Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements include the accounts of TheMaven, Inc. and its wholly owned subsidiaries (“Maven” or the “Company”), after eliminating all significant intercompany balances and transactions. The Company does not have any off-balance sheet arrangements.

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States of America (“U.S. GAAP”) for complete financial statements. These condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements, which are included in Maven’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2020, filed with the SEC on August 16, 2021.

The condensed consolidated financial statements as of December 31, 2020, and for the three months ended June 30, 2021 and 2020, are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results of interim periods. All such adjustments are of a normal recurring nature. The year-end condensed consolidated balance sheet as of December 31, 2020, was derived from audited financial statements, but does not include all disclosures required by U.S. GAAP. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year. The Company’s impact during the first quarter of 2021 by the novel coronavirus (“COVID-19”) pandemic has been to a lesser extent than in 2020. Beginning in 2021, restrictions on non-essential work activity have begun to lift and sporting and other events have begun to be held, with attendance closer to pre-pandemic levels, which has resulted in an increase in traffic and advertising revenue. The Company expects a continued modest growth in advertising revenue back toward pre-pandemic levels, however, such growth depends on future developments, including the duration and spread of the COVID-19 pandemic, whether related group gathering and sports event advisories and restrictions will be put in place again, and the extent and effectiveness of containment and other actions taken, including the percentage of the population that receives COVID-19 vaccinations.

Reclassifications

Certain prior year amounts have been reclassified to conform to the fiscal 2020 presentation.

Use of Estimates

Preparation of condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, the Company evaluates its estimates, including those related to the allowance for credit losses, fair values of financial instruments, capitalization of platform development, intangible assets and goodwill, useful lives of intangible assets and property and equipment, income taxes, fair value of assets acquired and liabilities assumed in the business acquisitions, determination of the fair value of stock-based compensation and valuation of derivatives liabilities and contingent liabilities, among others. The Company bases its estimates on assumptions, both historical and forward looking, that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

F-7

Contract Modifications

The Company occasionally enters into amendments to previously executed contracts that constitute contract modifications. The Company assesses each of these contract modifications to determine:

●	if the additional services and goods are distinct from the services and goods in the original arrangement; and
●	if the amount of consideration expected for the added services or goods reflects the stand-alone selling price of those services and goods.

A contract modification meeting both criteria is accounted for as a separate contract. A contract modification not meeting both criteria is considered a change to the original contract and is accounted for on either a prospective basis as a termination of the existing contract and the creation of a new contract, or a cumulative catch-up basis (see Note 3 and Note 12).

Recently Adopted Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. On January 1, 2021, the Company adopted ASU 2019-12 with no material impact to its condensed consolidated financial position, results of operations or cash flows.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which updates various codification topics to simplify the accounting guidance for certain financial instruments with characteristics of liabilities and equity, with a specific focus on convertible instruments and the derivative scope exception for contracts in an entity’s own equity and amends the diluted EPS computation for these instruments. On January 1, 2021, the Company adopted ASU 2020-06 with no material impact to its condensed consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20 – Receivables – Nonrefundable Fees and Other Costs, which clarifies that a reporting entity should assess whether a callable debt security purchased at a premium is within the scope of ASC 310-20-35-33 each reporting period, which impacts the amortization period for nonrefundable fees and other costs. On January 1, 2021, the Company adopted ASU 2020-08 with no material impact to its condensed consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which updates various codification topics by clarifying or improving disclosure requirements to align with the SEC’s regulations. On January 1, 2021, the Company adopted ASU 2020-10 with no material impact to its condensed consolidated financial statements.

F-8

Loss per Common Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the period and excludes any dilutive effects of common stock equivalent shares, such as stock options, restricted stock, and warrants. All restricted stock awards are considered outstanding but is included in the computation of basic loss per common share only when the underlying restrictions expire, the shares are no longer forfeitable, and are thus vested. All restricted stock units are included in the computation of basic loss per common share only when the underlying restrictions expire, the shares are no longer forfeitable, and are thus vested. Contingently issuable shares are included in basic loss per common share only when there are no circumstances under which those shares would not be issued. Diluted loss per common share is computed using the weighted average number of common shares outstanding and common stock equivalent shares outstanding during the period using the treasury stock method. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

The Company excluded the outstanding securities summarized below (capitalized terms are described herein), which entitle the holders thereof to acquire shares of the Company’s common stock, from its calculation of net income loss per common share, as their effect would have been anti-dilutive.

	As of June 30,
	2021	2020
Series G convertible preferred stock	188,791	188,791
Series H Preferred Stock	59,384,849	58,787,879
Series I Preferred Stock	-	46,200,000
Series J Preferred Stock	-	28,571,428
Indemnity shares of common stock	-	412,500
Restricted Stock Awards	4,444,047	1,433,332
Financing Warrants	2,882,055	2,882,055
ABG Warrants	21,989,844	21,989,844
AllHipHop warrants	125,000	-
Publisher Partner Warrants	789,541	789,541
Restricted Stock Units	-	2,399,997
Common Stock Awards	6,872,890	8,033,936
Common Equity Awards	160,352,784	82,744,480
Outside Options	3,050,000	2,986,000
Total	260,079,801	257,419,783

 2. Acquisitions

College Spun Media Incorporated – On June 4, 2021, the Company acquired all of the issued and outstanding shares of capital stock of College Spun Media Incorporated, a New Jersey corporation (“The Spun”), for an aggregate of $11,829,893 in cash and the issuance of an aggregate of 4,285,714 restricted shares of the Company’s common stock, with one-half of the shares vesting on the first anniversary of the closing date and the remaining one-half of the shares vesting on the second anniversary of the closing date, subject to a customary working capital adjustment based on cash and accounts receivable as of the closing date. The cash payment consists of: (i) $10,829,893 paid at closing (of the cash paid at closing, $829,893 represents adjusted cash pursuant to the working capital adjustments), and (ii) $500,000 to be paid on the first anniversary of the closing and $500,000 to be paid on the second anniversary date of the closing. The vesting of shares of the Company’s common stock is subject to the continued employment of certain selling employees. The Spun operates in the United States.

The composition of the preliminary purchase price is as follows:

Cash	$10,829,893
Deferred cash payments	1,639,016
Total purchase consideration	$12,468,909

F-9

The Company incurred $128,076 in transaction costs related to the acquisition, which primarily consisted of legal and accounting. The acquisition related expenses were recorded in general and administrative expense in the condensed consolidated statements of operations.

The preliminary purchase price allocation resulted in the following amounts being allocated to the assets acquired and liabilities assumed at the closing date of the acquisition based upon their respective fair values as summarized below:

Cash	$3,772,944
Accounts receivable	1,833,323
Other current assets	4,567
Goodwill	7,456,402
Accrued expenses	(1,500)
Deferred tax liabilities	(596,827)
Net assets acquired	$12,468,909

The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents goodwill from the acquisition. Goodwill is recorded as a non-current asset that is not amortized but is subject to an annual review for impairment. No portion of the goodwill will be deductible for tax purposes.

Petametrics Inc. – On March 9, 2020, the Company entered into an asset purchase agreement with Petametrics Inc., dba LiftIgniter, a Delaware corporation (“LiftIgniter”), where it purchased substantially all the assets, including the intellectual property and excluding certain accounts receivable, and assumed certain liabilities. The purchase price consisted of: (1) a cash payment of $184,087 on February 19, 2020, in connection with the repayment of all outstanding indebtedness, (2) at closing, a cash payment of $131,202, (3) collections of certain accounts receivable, (4) on the first anniversary date of the closing, the issuance of restricted stock units for an aggregate of up to 312,500 shares of the Company’s common stock (of which 256,661 shares of the Company’s common stock were issued during the three months ended June 30, 2021 and 55,839 are to be issued), and (5) on the second anniversary date of the closing, the issuance of restricted stock units for an aggregate of up to 312,500 shares of the Company’s common stock.

The composition of the purchase price is as follows:

Cash	$315,289
Indemnity restricted stock units for shares of common stock	500,000
Total purchase consideration	$815,289

The purchase price allocation resulted in the following amounts being allocated to the assets acquired and liabilities assumed at the closing date of the acquisition based upon their respective fair values as summarized below:

Accounts receivable	$37,908
Developed technology	917,762
Accounts payable	(53,494)
Unearned revenue	(86,887)
Net assets acquired	$815,289

The useful life for the developed technology is three years (3.0 years).

F-10

 3. Balance Sheet Components

The components of certain balance sheet amounts are as follows:

Accounts Receivable – Accounts receivable are presented net of allowance for doubtful accounts. The allowance for doubtful accounts as of June 30, 2021 and December 31, 2020 was $758,228 and $892,352, respectively.

Subscription Acquisition Costs – Subscription acquisition costs include the incremental costs of obtaining a contract with a customer, paid to external parties, if it expects to recover those costs. The current portion of the subscription acquisition costs as of June 30, 2021 and December 31, 2020 was $36,606,560 and $28,146,895, respectively. The noncurrent portion of the subscription acquisition costs as of June 30, 2021 and December 31, 2020 was $18,682,545 and $13,358,585, respectively.

Certain contract amendments resulted in a modification to the subscription acquisition costs that will be recognized on a prospective basis in the same proportion as the revenue that has not yet been recognized (further details are provided under the heading Contract Balances in Note 12).

Property and Equipment – Property and equipment are summarized as follows:

	As of
	June 30, 2021	December 31, 2020
Office equipment and computers	$1,523,610	$1,341,292
Furniture and fixtures	19,997	19,997
Leasehold improvements	345,516	345,516
Gross property and equipment costs	1,889,123	1,706,805
Less accumulated depreciation and amortization	(797,093)	(577,367)
Net property and equipment	$1,092,030	$1,129,438

Depreciation and amortization expense for the three months ended June 30, 2021 and 2020 was $109,912 and $102,067, respectively. Depreciation and amortization expense for the six months ended June 30, 2021 and 2020 was $219,726 and $241,830, respectively. Depreciation and amortization expense is included in selling and marketing expenses and general and administrative expenses, as appropriate, on the consolidated statements of operations.

Platform Development – Platform development costs are summarized as follows:

	As of
	June 30, 2021	December 31, 2020
Platform development	$18,857,612	$16,027,428
Less accumulated amortization	(10,801,037)	(8,671,820)
Net platform development	$8,056,575	$7,355,608

A summary of platform development activity for the six months ended June 30, 2021 and year ended December 31, 2020 is as follows:

	As of
	June 30, 2021	December 31, 2020
Platform development beginning of period	$16,027,428	$10,678,692
Payroll-based costs capitalized during the period	1,971,432	3,750,541
Total capitalized costs	17,998,860	14,429,233
Stock-based compensation	858,752	1,608,995
Dispositions	-	(10,800)
Platform development end of period	$18,857,612	$16,027,428

F-11

Amortization expense for the three months ended June 30, 2021 and 2020, was $1,060,372 and $1,037,834, respectively. Amortization expense for the six months ended June 30, 2021 and 2020, was $2,129,217 and $1,958,658, respectively.

Intangible Assets – Intangible assets subject to amortization consisted of the following:

	As of June 30, 2021			As of December 31, 2020
	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed technology	$19,070,857	$(10,478,880)	$8,591,977	$19,070,857	$(8,283,740)	$10,787,117
Noncompete agreement	480,000	(480,000)	-	480,000	(480,000)	-
Trade name	3,328,000	(642,642)	2,685,358	3,328,000	(503,342)	2,824,658
Subscriber relationships	73,458,799	(25,363,643)	48,095,156	73,458,799	(18,105,041)	55,353,758
Advertiser relationships	2,240,000	(451,453)	1,788,547	2,240,000	(332,515)	1,907,485
Database	1,140,000	(721,183)	418,817	1,140,000	(531,183)	608,817
Subtotal amortizable intangible assets	99,717,656	(38,137,801)	61,579,855	99,717,656	(28,235,821)	71,481,835
Website domain name	20,000	-	20,000	20,000	-	20,000
Total intangible assets	$99,737,656	$(38,137,801)	$61,599,855	$99,737,656	$(28,235,821)	$71,501,835

Amortization expense for the three months ended June 30, 2021 and 2020 was $4,950,990 and $5,094,791, respectively. Amortization expense for the six months ended June 30, 2021 and 2020 was $9,901,980 and $10,127,515, respectively. No impairment charges have been recorded during for the six months June 30, 2021 and 2020.

4. Leases

The Company’s leases are primarily comprised of real estate leases for the use of office space, with certain lease arrangements that contain equipment. The Company determines whether an arrangement contains a lease at inception. Lease assets and liabilities are recognized upon commencement of the lease based on the present value of the future minimum lease payments over the lease term. The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option. Substantially all of the leases are long-term operating leases for facilities with fixed payment terms between 1.5 and 12.8 years.

The table below presents supplemental information related to operating leases:

Six Months Ended June 30, 2021
Operating cash flows for operating leases	$1,938,629
Noncash lease liabilities arising from obtaining operating leased assets during the period	$-
Weighted-average remaining lease term	10.80
Weighted-average discount rate	13.59%

The Company generally utilizes its incremental borrowing rate based on information available at the commencement of the lease in determining the present value of future payments since the implicit rate for most of the Company’s leases is not readily determinable.

Variable lease expense includes rental increases that are not fixed, such as those based on amounts paid to the lessor based on cost or consumption, such as maintenance and utilities.

Operating lease costs recognized for the three months ended June 30, 2021 and 2020 were $906,838 and $1,062,181, respectively. Operating lease costs recognized for the six months ended June 30, 2021 and 2020 were $1,815,303 and $2,100,085, respectively.

F-12

Maturities of operating lease liabilities as of June 30, 2021 are summarized as follows:

Years Ending December 31,
2021 (remaining six months of the year)	$1,866,224
2022	3,525,158
2023	3,528,696
2024	3,526,406
2025	3,740,591
Thereafter	23,822,981
Minimum lease payments	40,010,056
Less imputed interest	(19,559,730)
Present value of operating lease liabilities	$20,450,326
Current portion of operating lease liabilities	$953,635
Long-term portion of operating lease liabilities	19,496,691
Total operating lease liabilities	$20,450,326

5. Line of Credit

FastPay Credit Facility – On February 27, 2020, the Company entered into a financing and security agreement with FPP Finance LLC (“FastPay”), pursuant to which FastPay extended a $15,000,000 line of credit for working capital purposes secured by a first lien on all of the Company’s cash and accounts receivable and a second lien on all other assets. Borrowings under the facility bear interest at the LIBOR Rate plus 8.50% and have a final maturity of February 6, 2022. The balance outstanding as of June 30, 2021 and December 31, 2020 was $4,929,583 and $7,178,791, respectively. As of the date these condensed consolidated financial statements were issued or were available to be issued the balance outstanding was approximately $6,500,000.

6. Restricted Stock Liabilities

On December 15, 2020, the Company entered into an amendment for certain restricted stock awards and units that were previously issued to certain employees in connection with a previous merger. Pursuant to the amendment, the Company committed to repurchase 1,064,549 vested restricted stock awards as of December 31, 2020 at a price of $4.00 per share in 24 equal monthly installments on the second business day of each calendar month beginning January 4, 2021, subject to certain conditions.

F-13

The following table presents the components of the restricted stock liabilities as of June 30, 2021 and December 31, 2020:

	As of
	June 30, 2021	December 31, 2020
Restricted stock liabilities recorded upon modification of the restricted stock awards and units (1,064,549 restricted stock to be purchased at $4.00 per share)	$4,258,196	$4,258,196
Less imputed interest	(457,462)	(457,462)
Present value of restricted stock liabilities	3,800,734	3,800,734
Less payments (excluding imputed interest)	(893,427)	(177,425)
Restricted stock liabilities	$2,907,307	$3,623,309
Current portion of restricted stock liabilities	$1,879,506	$1,627,499
Long-term portion of restricted stock liabilities	1,027,801	1,995,810
Total restricted stock liabilities	$2,907,307	$3,819,560

7. Fair Value Measurements

The Company estimates the fair value of financial instruments using available market information and valuation methodologies the Company believes to be appropriate for these purposes. Considerable judgment and a high degree of subjectivity are involved in developing these estimates and, accordingly, they are not necessarily indicative of amounts the Company would realize upon disposition.

The fair value hierarchy consists of three broad levels of inputs that may be used to measure fair value, which are described below:

●	Level 1 Quoted prices (unadjusted) in active markets for identical assets or liabilities;
●	Level 2 Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable; and
●	Level 3 Assets or liabilities for which fair value is based on valuation models with significant unobservable pricing inputs and which result in the use of management estimates.

The Company accounts for certain warrants (as described under the heading Common Stock Warrants in Note 10) as derivative liabilities, which requires the Company to carry such amounts on its condensed consolidated balance sheets as a liability at fair value, as adjusted at each reporting period-end. The Company accounted for the embedded conversion features of the 12% senior convertible debentures (the “12% Convertible Debentures”) as derivative liabilities, which required the Company to carry such amounts on its condensed consolidated balance sheets as a liability at fair value, as adjusted at each reporting period-end. As of December 31, 2020, there was no longer any principal or accrued but unpaid interest outstanding under the 12% Convertible Debentures since certain holders converted the debt into shares of the Company’s common stock and certain holders were paid in cash.

These warrants and the embedded conversion features are classified as Level 3 within the fair-value hierarchy. Inputs to the valuation model include the Company’s publicly quoted stock price, the stock volatility, the risk-free interest rate, the remaining life of the warrants, notes and debentures, the exercise price or conversion price, and the dividend rate. The Company uses the closing stock price of its common stock over an appropriate period of time to compute stock volatility.

F-14

Warrant Derivative Liabilities

The following table presents the assumptions used for the warrant derivative liabilities under the Black-Scholes option-pricing model:

	As of June 30, 2021		As of December 31, 2020
	Strome Warrants	B. Riley Warrants	Strome Warrants	B. Riley Warrants
Expected life	1.96	4.30	2.45	4.79
Risk-free interest rate	0.25%	0.67%	0.13%	0.36%
Volatility factor	147.10%	134.44%	150.55%	140.95%
Dividend rate	0%	0%	0%	0%
Transaction date closing market price	$0.78	$0.78	$0.60	$0.60
Exercise price	$0.50	$1.00	$0.50	$1.00

The following table represents the carrying amounts and change in valuation for the Company’s warrants accounted for as a derivative liability and classified within Level 3 of the fair-value hierarchy:

	As of and for the Six Months Ended June 30, 2021			As of and for the Six Months Ended June 30, 2020
	Carry Amount at Beginning of Period	Change in Valuation	Carrying Amount at End of Period	Carry Amount at Beginning of Period	Change in Valuation	Carrying Amount at End of Period
Strome Warrants	$704,707	$185,156	$889,863	$1,036,687	$(260,345)	$776,342
B. Riley Warrants	443,188	119,787	562,975	607,513	(122,150)	485,363
Total	$1,147,895	$304,943	$1,452,838	$1,644,200	$(382,495)	$1,261,705

For the three months ended June 30, 2021 and 2020, the change in valuation of warrant derivative liabilities recognized as other income on the condensed consolidated statement of operations, was $360,093 and $243,276, respectively. For the six months ended June 30, 2021 and 2020, the change in valuation of warrant derivative liabilities recognized as other income (expense) on the condensed consolidated statement of operations, as described in the above table, was ($304,943) and $382,495, respectively.

Embedded Derivative Liabilities

For the three months ended June 30, 2020, the change in valuation of embedded derivative liabilities recognized as other income on the condensed consolidated statements of operations was $2,922,000. For the six months ended June 30, 2020, the change in valuation of embedded derivative liabilities recognized as other income on the condensed consolidated statements of operations was $4,543,000.

8. Long-term Debt

12% Second Amended Senior Secured Notes

Below is a summary of the various amended and restated notes, as well as various amendments thereto, to the 12% senior secured note that was originally issued on June 10, 2019, for gross proceeds of $20,000,000. The transactions leading up to the 12% second amended and restated note that is outstanding as of June 30, 2021 consisted of:

●	Amended and restated note issued on June 14, 2019, where the Company received gross proceeds of $48,000,000, together with the $20,000,000 gross proceeds received on June 10, 2019 for total gross proceeds of $68,000,000, due June 14, 2022;

●	First amendment to the amended and restated note issued on August 27, 2019, where the Company received gross proceeds of $3,000,000;

●	Second amendment to the amended and restated note issued on February 27, 2020, where the Company issued a $3,000,000 letter of credit to the Company’s landlord for leased premises; and

F-15

●	Second amended and restated note issued on March 24, 2020, where the Company was permitted to enter into a 15.0% delayed draw term note, in the aggregate principal amount of $12,000,000.

●	First amendment to second amended and restated note issued on March 24, 2020 was entered into on October 23, 2020 (“Amendment 1”), where the maturity date was changed to December 31, 2022, subject to certain acceleration conditions and interest payable on the notes on September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 will be payable in-kind in arrears on the last day of such fiscal quarter. Alternatively, at the option of the holder, such interest amounts originally could have been paid in shares of Series K convertible preferred stock (the “Series K Preferred Stock”); however, after December 18, 2020, the date the Series K Preferred Stock converted into shares of the Company’s common stock, such interest amounts can be converted into shares of the Company’s common stock based upon the conversion rate specified in the Certificate of Designation for the Series K Preferred Stock, subject to certain adjustments.

●	Second amendment to the second amended and restated note issued March 24, 2020 was entered into on May 19, 2021 (“Amendment 2”), with BRF Finance Co., LLC, an affiliated entity of B. Riley Financial, Inc. (“B. Riley”), in its capacity as agent for the purchasers and as purchaser, pursuant to which: (i) the interest rate on the 12% Second Amended Senior Secured Notes decreased from a rate of 12% per annum to a rate of 10% per annum; and (ii) the Company agreed that within one (1) business day after receipt of cash proceeds from any issuance of equity interests, it will prepay the certain obligations in an amount equal to such cash proceeds, net of underwriting discounts and commissions; provided, that, this mandatory prepayment obligation does not apply to any proceeds that the Company received from shares of the Company’s common stock issued pursuant to the securities purchase agreement (as further described below under the heading Common Stock Private Placement in Note 10) during the 90-day period commencing on May 20, 2021.

Collectively the amended and restated notes and amendments thereto and the second amended and restated notes and Amendment 1 and Amendment 2 thereto are referred to as the “12% Second Amended Senior Secured Notes,” with all borrowings collateralized by substantially all assets of the Company.

Delayed Draw Term Note

On March 24, 2020, the Company entered into a 15% delayed draw term note (the “Delayed Draw Term Note”) pursuant to the second amended and restated note purchase agreement, in the aggregate principal amount of $12,000,000.

On March 24, 2020, the Company drew down $6,913,865 under the Delayed Draw Term Note, and after payment of commitment and funding fees paid of $793,109, and other of its legal fees and expenses that were incurred, the Company received net proceeds of $6,000,000. The net proceeds were used for working capital and general corporate purposes. Additional borrowings under the Delayed Draw Term Note requested by the Company may be made at the option of the purchasers, subject to certain conditions. Up to $8,000,000 in principal amount under the note was originally due on March 31, 2021. Interest on amounts outstanding under the note was payable in-kind in arrears on the last day of each fiscal quarter.

On October 23, 2020, pursuant to the terms of Amendment 1, the maturity date of the Delayed Draw Term Note was changed from March 31, 2021 to March 31, 2022. Amendment 1 also provided that the holder, could originally elect, in lieu of receipt of cash for payment of all or any portion of the interest due or cash payments up to a certain conversion portion of the Delayed Draw Term Note, to receive shares of Series K Preferred Stock; however, after December 18, 2020, the date the Series K Preferred Stock converted into shares of the Company’s common stock, the holder may elect, in lieu of receipt of cash for such amounts, shares of the Company’s common stock at the price the Company last sold shares of the Company’s common stock.

On May 19, 2021, pursuant to Amendment 2, the interest rate on the Delayed Draw Term Note decreased from a rate of 15% per annum to a rate of 10% per annum.

F-16

Paycheck Protection Program Loan

On April 6, 2020, the Company entered into a note agreement with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (“SBA”) (the “Paycheck Protection Program Loan”). The Company received total proceeds of $5,702,725 under the Paycheck Protection Program Loan. In accordance with the requirements of the CARES Act, the Company used proceeds from the Paycheck Protection Program Loan primarily for payroll costs. The Paycheck Protection Program Loan was scheduled to mature on April 6, 2022, with a 0.98% interest rate and is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act.

On June 22, 2021, the SBA authorized full forgiveness of $5,702,725 under the Paycheck Protection Program Loan; thus the Company will not need to make any payments on the Paycheck Protection Program Loan that JPMorgan Chase facilitates as an SBA lender. JPMorgan Chase will apply the forgiveness amount the SBA authorized, plus all accrued interest, to the Company’s Paycheck Protection Program Loan. The requirements under this program are established by the SBA. All requests for Paycheck Protection Program Loan forgiveness are subject to SBA eligibility. The Company recorded a gain upon debt extinguishment of $5,716,697 (including accrued interest) pursuant to the forgiveness on the condensed consolidated statements of operations within other income (expense).

Further details as of the date these condensed consolidated financial statements were issued or were available to be issued are provided under the heading Long-term Debt in Note 14.

F-17

The following table summarizes the long-term debt:

	As of June 30, 2021			As of December 31, 2020
	Principal Balance (including accrued interest)	Unamortized Discount and Debt Issuance Costs	Carrying Value	Principal Balance (including accrued interest)	Unamortized Discount and Debt Issuance Costs	Carrying Value
12% Second Amended Senior Secured Note, as amended, due on December 31, 2022	$59,743,851	$(2,773,709)	$56,970,142	$56,296,091	$(3,739,690)	$52,556,401
Delayed Draw Term Note, as amended, due on March 31, 2022	4,464,857	(324,271)	4,140,586	4,294,318	(359,172)	3,935,146
Paycheck Protection Program Loan, scheduled to mature April 6, 2022, however, fully forgiven on June 22, 2021	-	-	-	5,702,725	-	5,702,725
Total	$64,208,708	$(3,097,980)	$61,110,728	$66,293,134	$(4,098,862)	$62,194,272

9. Preferred Stock

On May 4, 2021, a special committee of the Board declared a dividend of one preferred stock purchase right to be paid to the stockholders of record at the close of business on May 14, 2021 for (i) each outstanding share of the Company’s common stock and (ii) each share of the Company’s common stock issuable upon conversion of each share of the Company’s Series H convertible preferred stock (the “Series H Preferred Stock”). Each preferred stock purchase right entitles the registered holder to purchase, subject to a rights agreement, from the Company one one-thousandth of a share of the Company’s newly created Series L Junior Participating Preferred Stock, par value $0.01 per share (the “Series L Preferred Stock”), at a price of $4.00, subject to certain adjustments. The Series L Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions paid to the holders of the Company’s common stock. The Series L Preferred Stock will be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of the Company’s common stock are converted or exchanged, the Series L Preferred Stock will be entitled to receive 1,000 times the amount received per one share of the Company’s common stock.

F-18

10. Stockholders’ Equity

Common Stock

The Company has the authority to issue 1,000,000,000 shares of common stock, $0.01 par value per share.

Common Stock Private Placement

On May 20, 2021 and May 25, 2021, the Company entered into securities purchase agreements with several accredited investors, pursuant to which the Company sold an aggregate of 21,435,718 shares of its common stock, at a per share price of $0.70 for aggregate gross proceeds of $15,005,000 in a private placement. On June 2, 2021, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of 7,142,857 shares of its common stock, at a per share price of $0.70 for gross proceeds of $5,000,000 in a private placement that was in addition to the closings that occurred on May 20, 2021 and May 25, 2021. After payment of legal fees and expenses the investors of $167,244, of which $100,000 was paid in cash to B. Riley, the Company received net proceeds of $19,837,757. The Company intends to use the proceeds for general corporate purposes.

Pursuant to the registration rights agreements entered into in connection with the securities purchase agreements, the Company agreed to register the shares of the Company’s common stock issued in the private placements. The Company committed to file the registration statement on the earlier of: (i) in the event the Company does not obtain a waiver from the holders of the shares of the Company’s common stock that were issued upon the conversion of the Series K Preferred Stock (the “Waiver”), within ten (10) calendar days following the date the Company’s registration statement(s) on Form S-1, registering for resale shares of the Company’s common stock that were issued in connection with offerings prior to the date of the registration rights agreement (the “Prior Registration Statements”), is declared effective by the SEC; and (ii) in the event the Company does obtain the Waiver, the earliest practicable date on which the Company is permitted by the SEC guidance to file the initial registration statement following the filing of the Prior Registration Statements (the “Filing Date”). The Company also committed to cause the registration statement to become effective by no later than 90 days after the Filing Date (or, in the event of a full review by the staff of the SEC, 120 days following the Filing Date). The registration rights agreement provides for Registration Rights Damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested pursuant to the securities purchase agreements.

The securities purchase agreements included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement at any time during the period commencing from the twelve (12) month anniversary of the date the Company becomes current in its filing obligations and ending at such time that all of the common stock may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such purchaser’s other available remedies, the Company shall pay to a purchaser, in cash, as partial liquidated damages and not as a penalty, an amount in cash equal to one percent (1.0%) of the aggregate subscription amount of the purchaser’s shares then held by the purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured up to a maximum of five (5) 30-day periods and (b) such time that such public information is no longer required for the purchasers to transfer the shares pursuant to Rule 144. Public Information Failure Damages shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Damages are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Damages is cured. In the event the Company fails to make Public Information Failure Damages in a timely manner, such Public Information Failure Damages shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full.

F-19

Common Stock Warrants

The Company issued warrants to purchase shares of the Company’s common stock to MDB Capital Group, LLC (the “MDB Warrants”), L2 Capital, LLC (the “L2 Warrants”), Strome Mezzanine Fund LP (the “Strome Warrants”), and B. Riley Financial, Inc. (the “B. Riley Warrants”) in connection with various financing transactions (collectively, the “Financing Warrants”).

The Financing Warrants outstanding and exercisable as of June 30, 2021 are summarized as follows:

			Outstanding
			Classified as	Classified within
			Derivative	Stockholders’	Total
	Exercise	Expiration	Liabilities	Equity	Exercisable
	Price	Date	(Shares)	(Shares)	(Shares)
MDB Warrants	$0.20	November 4, 2021	-	327,490	327,490
Strome Warrants	0.50	June 15, 2023	1,500,000	-	1,500,000
B. Riley Warrants	1.00	October 18, 2025	875,000	-	875,000
MDB Warrants	1.15	October 19, 2022	-	119,565	119,565
MDB Warrants	2.50	October 19, 2022	-	60,000	60,000
Total outstanding and exercisable			2,375,000	507,055	2,882,055

The intrinsic value of exercisable but unexercised in-the-money stock warrants as of June 30, 2021 was $609,944, based on a fair market value of the Company’s common stock of $0.78 per share on June 30, 2021.

11. Compensation Plans

The Company provides stock-based compensation in the form of (a) stock awards to employees and directors, comprised of restricted stock awards and restricted stock units (collectively referred to as the “Restricted Stock Awards”), (b) stock option grants to employees, directors and consultants (referred to as the “Common Stock Awards”) (c) stock option awards, restricted stock awards, unrestricted stock awards, and stock appreciation rights to employees, directors and consultants (collectively the “Common Equity Awards”), (d) stock option awards outside of the 2016 Stock Incentive Plan and 2019 Equity Incentive Plan to certain officers, directors and employees (referred to as the “Outside Options”), (e) common stock warrants to the Company’s publisher partners (referred to as the “Publisher Partner Warrants”), and (f) common stock warrants to ABG-SI, LLC (referred to as the “ABG Warrants”).

F-20

Stock-based compensation and equity-based expense charged to operations or capitalized during the three months ended June 30, 2021 and 2020 are summarized as follows:

	Restricted	Common	Common		Publisher
	Stock	Stock	Equity	Outside	Partner	ABG
	Awards	Awards	Awards	Options	Warrants	Warrants	Totals
During the Three Months Ended June 30, 2021
Cost of revenue	$24,570	$19,202	$1,708,404	$1,455	$-	$-	$1,753,631
Selling and marketing	-	4,891	1,507,535	74,372	-	-	1,586,798
General and administrative	141,897	101,939	4,135,866	-	-	396,251	4,775,953
Total costs charged to operations	166,467	126,032	7,351,805	75,827	-	396,251	8,116,382
Capitalized platform development	4,125	2,351	540,917	2,164	-	-	549,557
Total stock-based compensation	$170,592	$128,383	$7,892,722	$77,991	$-	$396,251	$8,665,939

During the Three Months Ended June 30, 2020
Cost of revenue	$35,750	$27,970	$1,073,674	$1,967	$27,623	$-	$1,166,984
Selling and marketing	298,187	23,783	701,925	43,489	-	-	1,067,384
General and administrative	135,332	138,156	819,916	95,394	-	360,289	1,549,087
Total costs charged to operations	469,269	189,909	2,595,515	140,850	27,623	360,289	3,783,455
Capitalized platform development	75,709	80,608	341,642	1,652	-	-	499,611
Total stock-based compensation	$544,978	270,517	$2,937,157	$142,502	$27,623	$360,289	$4,283,066

F-21

	Restricted	Common	Common		Publisher
	Stock	Stock	Equity	Outside	Partner	ABG
	Awards	Awards	Awards	Options	Warrants	Warrants	Totals
During the Six Months Ended June 30, 2021
Cost of revenue	$49,030	$146,265	$2,998,778	$3,496	$-	$-	$3,197,569
Selling and marketing	-	9,929	2,479,048	149,178	-	-	2,638,155
General and administrative	145,342	219,266	6,262,481	-	-	752,581	7,379,670
Total costs charged to operations	194,372	375,460	11,740,307	152,674	-	752,581	13,215,394
Capitalized platform development	8,948	5,071	840,951	3,782	-	-	858,752
Total stock-based compensation	$203,320	$380,531	$12,581,258	$156,456	$-	$752,581	$14,074,146

During the Six Months Ended June 30, 2020
Cost of revenue	$73,326	$97,766	$2,083,266	$3,173	$35,662	$-	$2,293,193
Selling and marketing	597,402	59,511	1,380,204	98,867	-	-	2,135,984
General and administrative	158,252	309,828	1,575,163	150,577	-	720,578	2,914,398
Total costs charged to operations	828,980	467,105	5,038,633	252,617	35,662	720,578	7,343,575
Capitalized platform development	145,992	121,765	597,643	4,263	-	-	869,663
Total stock-based compensation	$974,972	588,870	$5,636,276	$256,880	$35,662	$720,578	$8,213,238

Unrecognized compensation expense and expected weighted-average period to be recognized related to the stock-based compensation awards and equity-based awards as of June 30, 2021 was as follows:

	Restricted	Common	Common		Publisher
	Stock	Stock	Equity	Outside	Partner	ABG
	Awards	Awards	Awards	Options	Warrants	Warrants	Totals
Unrecognized compensation expense	$3,178,298	$98,636	$62,311,494	$214,592	$-	$3,076,571	$68,879,591
Expected weighted-average period expected to be recognized (in years)	1.93	0.19	2.30	0.69	-	1.88	2.25

Pursuant to an amendment with ABG-SI, LLC on June 4, 2021, the exercise price of 10,994,922 ABG Warrants to acquire shares of the Company's common stock was changed to $0.42 per share from $0.84 per share in exchange for additional benefits under the Sports Illustrated licensing agreement.

Further details as of the date these condensed consolidated financial statements were issued or were available to be issued are provided under the heading Compensation Plans in Note 14.

F-22

12. Revenue Recognition

Disaggregation of Revenue

The following table provides information about disaggregated revenue by product line, geographical market and timing of revenue recognition:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue by product line:
Advertising	$13,548,069	$7,541,616	$24,622,494	$19,379,600
Digital subscriptions	7,690,111	6,089,450	14,774,592	11,626,697
Magazine circulation	12,642,018	8,629,166	27,352,041	21,166,698
Other	866,314	830,708	1,612,866	1,330,798
Total	$34,746,512	$23,090,940	$68,361,993	$53,503,793
Revenue by geographical market:
United States	$33,360,160	$22,049,636	$65,934,337	$51,331,766
Other	1,386,352	1,041,304	2,427,656	2,172,027
Total	$34,746,512	$23,090,940	$68,361,993	$53,503,793
Revenue by timing of recognition:
At point in time	$27,056,401	$17,001,490	$53,587,401	$41,877,096
Over time	7,690,111	6,089,450	14,774,592	11,626,697
Total	$34,746,512	$23,090,940	$68,361,993	$53,503,793

Contract Balances

The timing of the Company’s performance under its various contracts often differs from the timing of the customer’s payment, which results in the recognition of a contract asset or a contract liability. A contract asset is recognized when a good or service is transferred to a customer and the Company does not have the contractual right to bill for the related performance obligations. A contract liability is recognized when consideration is received from the customer prior to the transfer of goods or services.

The following table provides information about contract balances:

	As of
	June 30, 2021	December 31, 2020
Unearned revenue (short-term contract liabilities):
Digital subscriptions	$19,358,809	$15,039,331
Magazine circulation	52,539,366	46,586,345
	$71,898,175	$61,625,676
Unearned revenue (long-term contract liabilities):
Digital subscriptions	$685,039	$593,136
Magazine circulation	27,297,916	22,712,961
Other	177,500	192,500
	$28,160,455	$23,498,597

Unearned Revenue – Unearned revenue, also referred to as contract liabilities, include payments received in advance of performance under the contracts and are recognized as revenue over time. The Company records contract liabilities as unearned revenue on the consolidated balance sheets. Digital subscription and magazine circulation revenue of $35,652,466 was recognized during the six months ended June 30, 2021 from unearned revenue at the beginning of the year.

F-23

During January and February of 2020, the Company modified certain digital and magazine subscription contracts that prospectively changed the frequency of the related issues required to be delivered on a yearly basis. The Company determined that the remaining digital content and magazines to be delivered are distinct from the digital content or magazines already provided under the original contract. As a result, the Company in effect established a new contract that included only the remaining digital content or magazines. Accordingly, the Company allocated the remaining performance obligations in the contracts as consideration from the original contract that has not yet been recognized as revenue.

13. Commitments and Contingencies

Revenue Guarantees

On a select basis, the Company has provided revenue share guarantees to certain independent publishers that transition their publishing operations from another platform to theMaven.net or maven.io. These arrangements generally guarantee the publisher a monthly amount of income for a period of 12 to 24 months from inception of the publisher contract that is the greater of (a) a fixed monthly minimum, or (b) the calculated earned revenue share. For the three months ended June 30, 2021 and 2020, the Company recognized publisher partner guarantees of $1,803,597 and $2,628,477, respectively. For the six months ended June 30, 2021 and 2020, the Company recognized publisher partner guarantees of $3,566,954 and $5,002,564, respectively.

Claims and Litigation

From time to time, the Company may be subject to claims and litigation arising in the ordinary course of business. The Company is not currently a party to any pending or threatened legal proceedings that it believes would reasonably be expected to have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Liquidated Damages

The following table summarizes the contingent obligations with respect to the liquidated damages as of the date these condensed consolidated financial statements were issued or were available to be issued:

	Registration Rights Damages	Public Information Failure Damages	Accrued Interest	Balance
Series H Preferred Stock	$-	$5,236	$93,575	$98,811
12% Convertible Debentures	-	-	36,320	36,320
Series I Preferred Stock	-	-	111,184	111,184
Series J Preferred Stock	240,000	240,000	108,059	588,059
Series K Preferred Stock	-	661,680	11,221	672,901
Total	$240,000	$906,916	$360,359	$1,507,275

14. Subsequent Events

The Company performed an evaluation of subsequent events through the date of filing of these condensed consolidated financial statements with the SEC. Other than the below described subsequent events, there were no material subsequent events which affected, or could affect, the amounts or disclosures on the condensed consolidated financial statements.

Compensation Plans

From July 2021 through the date these condensed consolidated financial statements were issued or were available to be issued, the Company granted common stock options exercisable for a totaling of 693,888 shares of its common stock, all of which remain outstanding.

Long-term Debt

12% Second Amended Senior Secured Notes – The balance outstanding under the 12% Second Amended Senior Secured Notes as of the date these condensed consolidated financial statements were issued or were available to be issued was approximately $60.1 million, which included outstanding principal of approximately $48.8 million, payment of in-kind interest of approximately $10.8 million that the Company was permitted to add to the aggregate outstanding principal balance, and unpaid accrued interest of approximately $0.5 million.

Delayed Draw Term Note – The balance outstanding under the Delayed Draw Term Note as of the date these condensed consolidated financial statements were issued or were available to be issued was approximately $4.6 million, which included outstanding principal of approximately $3.6 million, and payment of in-kind interest of approximately $1.0 million that the Company was permitted to add to the aggregate outstanding principal balance.

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

TheMaven, Inc. and Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of TheMaven, Inc. and Subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ deficiency and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Evaluation of the Contract Modification to Certain Subscription Contacts

As described in Note 2 to the consolidated financial statements, the Company modified certain digital and magazine subscription contracts. The Company determined that the contract modification was a termination of the existing contract and a creation of a new contract with each individual subscriber. The Company accounted for the contract modification on a prospective basis.

The principal consideration for our determination that performing procedures relating to these contract modifications is a critical audit matter, are there is significant audit judgment by management in determining the impact related to revenue recognition, contract assets and contract liabilities and classification of short-term and long-term presentation to the Company’s future period balance sheets.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. The procedures included, amongst others, (i) gaining an understanding of the Company’s estimation process related to contract modification (ii) testing the number of future unserved subscription copies at the contract modification date to estimate the financial impact of the contract modification to both the current period and future period earnings (iii) testing management’s analysis of the financial impact of the contract modification to contract asset and contract liabilities balances as of end of the year and the impact to current period earnings (iv) testing the mathematical accuracy of the analysis prepared by management (v) evaluating the appropriateness of the presentation to the consolidated financial statements.

/s/ Marcum llp
Marcum LLP

We have served as the Company’s auditor since 2019.

Los Angeles, California

August 16, 2021

F-25

THEMAVEN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$9,033,872	$8,852,281
Restricted cash	500,809	620,809
Accounts receivable, net	16,497,626	16,233,955
Subscription acquisition costs, current portion	28,146,895	3,142,580
Royalty fees, current portion	15,000,000	15,000,000
Prepayments and other current assets	4,667,263	4,310,735
Total current assets	73,846,465	48,160,360
Property and equipment, net	1,129,438	661,277
Operating lease right-of-use assets	18,292,196	3,980,649
Platform development, net	7,355,608	5,892,719
Royalty fees, net of current portion	11,250,000	26,250,000
Subscription acquisition costs, net of current portion	13,358,585	3,417,478
Acquired and other intangible assets, net	71,501,835	91,404,144
Other long-term assets	1,330,812	1,085,287
Goodwill	16,139,377	16,139,377
Total assets	$214,204,316	$196,991,291
Liabilities, mezzanine equity and stockholders’ deficiency
Current liabilities:
Accounts payable	$8,228,977	$9,580,186
Accrued expenses and other	14,718,193	16,483,201
Line of credit	7,178,791	-
Unearned revenue	61,625,676	32,163,087
Subscription refund liability	4,035,531	3,144,172
Operating lease liabilities	1,059,671	2,203,474
Liquidated damages payable	9,568,091	8,080,514
Convertible debt	-	741,197
Warrant derivative liabilities	1,147,895	1,644,200
Embedded derivative liabilities	-	13,501,000
Total current liabilities	107,562,825	87,541,031
Unearned revenue, net of current portion	23,498,597	31,179,211
Restricted stock liabilities, net of current portion	1,995,810	-
Operating lease liabilities, net of current portion	19,886,083	2,616,132
Other long-term liabilities	753,365	242,310
Deferred tax liabilities	210,832	-
Promissory notes, including accrued interest	-	319,351
Convertible debt, net of current portion	-	12,497,765
Long-term debt	62,194,272	44,009,745
Total liabilities	216,101,784	178,405,545
Commitments and contingencies (Note 26)
Mezzanine equity:
Series G redeemable and convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 1,800 shares designated; aggregate liquidation value: $168,496; Series G shares issued and outstanding: 168,496; common shares issuable upon conversion: 188,791 at December 31, 2020 and 2019	168,496	168,496
Series H convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 23,000 shares designated; aggregate liquidation value: $19,597,000 and $19,399,250; Series H shares issued and outstanding: 19,597 and 19,400; common shares issuable upon conversion: 59,384,849 and 58,787,879 at December 31, 2020 and 2019, respectively	18,247,496	18,045,496
Series I convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 25,800 shares designated; aggregate liquidation value: $0 and $23,100,000 at December 31, 2020 and 2019, respectively; Series I shares issued and outstanding: 23,100; common shares issuable upon conversion: 46,200,000 at December 31, 2019	-	19,699,742
Series J convertible preferred stock, $0.01 par value, $1,000 per share liquidation value and 25,000 shares designated; aggregate liquidation value: $0 and $20,000,000 at December 31, 2020 and 2019, respectively; Series J shares issued and outstanding: 20,000; common shares issuable upon conversion: 28,571,428 at December 31, 2019	-	17,739,996
Total mezzanine equity	18,415,992	55,653,730
Stockholders’ deficiency:
Common stock, $0.01 par value, authorized 1,000,000,000 shares; issued and outstanding: 229,085,167 and 37,119,117 shares at December 31, 2020 and 2019, respectively	2,290,851	371,190
Common stock to be issued	10,809	39,383
Additional paid-in capital	139,658,166	35,562,766
Accumulated deficit	(162,273,286)	(73,041,323)
Total stockholders’ deficiency	(20,313,460)	(37,067,984)
Total liabilities, mezzanine equity and stockholders’ deficiency	$214,204,316	$196,991,291

See accompanying notes to consolidated financial statements.

F-26

THEMAVEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019
Revenue	$128,032,397	$53,343,310
Cost of revenue (includes amortization for developed technology and platform development for 2020 and 2019 of $8,550,952 and $6,191,965, respectively)	103,063,445	47,301,175
Gross profit	24,968,952	6,042,135
Operating expenses
Selling and marketing	43,589,239	12,789,056
General and administrative	36,007,238	29,511,204
Depreciation and amortization	16,280,475	4,551,372
Total operating expenses	95,876,952	46,851,632
Loss from operations	(70,908,000)	(40,809,497)
Other (expenses) income
Change in valuation of warrant derivative liabilities	496,305	(1,015,151)
Change in valuation of embedded derivative liabilities	2,571,004	(5,040,000)
Loss on conversion of convertible debt	(3,297,539)	-
Interest expense	(16,497,217)	(10,463,570)
Interest income	381,026	13,976
Liquidated damages	(1,487,577)	(728,516)
Other (expenses) income	(279,133)	262
Total other expenses	(18,113,131)	(17,232,999)
Loss before income taxes	(89,021,131)	(58,042,496)
Income taxes	(210,832)	19,541,127
Net loss	(89,231,963)	(38,501,369)
Deemed dividend on convertible preferred stock	(15,642,595)	-
Net loss attributable to common stockholders	$(104,874,558)	$(38,501,369)
Basic and diluted net loss per common share	$(2.28)	$(1.04)
Weighted average number of common shares outstanding – basic and diluted	45,981,029	37,080,784

See accompanying notes to consolidated financial statements.

F-27

THEMAVEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

Years Ended December 31, 2020 and 2019

	Common Stock		Common Stock to be Issued		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficiency
Balance at January 1, 2019	35,768,619	$357,685	5,127,167	51,272	$23,413,077	$(34,539,954)	$(10,717,920)
Issuance of common stock in connection with the merger of Say Media	1,188,880	11,889	(1,188,880)	(11,889)	-	-	-
Cashless exercise of common stock warrants	539,331	5,393	-	-	729,793	-	735,186
Forfeiture of restricted stock	(825,000)	(8,250)	-	-	8,250	-	-
Issuance of restricted stock awards to the board of directors	833,333	8,333	-	-	(8,333)	-	-
Cashless exercise of common stock options	16,466	165	-	-	(165)	-	-
Common stock withheld for taxes	(402,512)	(4,025)	-		(252,033)		(256,058)
Stock-based compensation	-	-	-	-	11,672,177	-	11,672,177
Net loss	-	-	-	-	-	(38,501,369)	(38,501,369)
Balance at December 31, 2019	37,119,117	$371,190	3,938,287	39,383	$35,562,766	$(73,041,323)	$(37,067,984)
Issuance of restricted stock units in connection with the acquisition of LiftIgniter	-	-	-	-	500,000	-	500,000
Issuance of common stock in connection with the merger of Say Media	2,857,357	28,574	(2,857,357)	(28,574)	-	-	-
Forfeiture of restricted stock	(399,998)	(4,000)	-	-	4,000	-	-
Issuance of restricted stock awards to the board of directors	562,500	5,625	-	-	(5,625)	-	-
Issuance of common stock upon conversion of 12% convertible debentures	53,887,470	538,875	-	-	20,863,613	-	21,402,488
Issuance of common stock upon conversion of related embedded derivative liabilities of 12% convertible debentures	-	-	-	-	10,929,996	-	10,929,996
Issuance of common stock upon conversion of Series H convertible preferred stock	909,090	9,091	-	-	290,909	-	300,000
Issuance of common stock upon conversion of Series I convertible preferred stock	46,200,000	462,000	-	-	24,319,742	-	24,781,742
Issuance of common stock upon conversion of Series J convertible preferred stock	43,584,500	435,845	-	-	23,890,696	-	24,326,541
Issuance of common stock upon conversion of Series K convertible preferred stock	45,105,000	451,050	-	-	26,502,500	-	26,953,550
Reclassification of restricted stock awards and units from equity to liability classified upon modification	-	-	-	-	(3,800,734)	-	(3,800,734)
Common stock withheld for taxes	(746,813)	(7,468)	-	-	(512,976)	-	(520,444)
Exercise of common stock options	6,944	69	-	-	3,698	-	3,767
Deemed dividend on Series I convertible preferred stock	-	-	-	-	(5,082,000)	-	(5,082,000)
Deemed dividend on Series J convertible preferred stock	-	-	-		(586,545)	-	(586,545)
Deemed dividend on Series K convertible preferred stock	-	-	-	-	(9,472,050)	-	(9,472,050)
Beneficial conversion feature on Series H convertible preferred stock	-	-	-	-	502,000	-	502,000
Deemed dividend on Series H convertible preferred stock	-	-	-	-	(502,000)	-	(502,000)
Stock-based compensation	-	-	-	-	16,250,176	-	16,250,176
Net loss	-	-	-	-	-	(89,231,963)	(89,231,963)
Balance at December 31, 2020	229,085,167	$2,290,851	1,080,930	$10,809	$139,658,166	$(162,273,286)	$(20,313,460)

See accompanying notes to consolidated financial statements.

F-28

THEMAVEN, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(89,231,963)	$(38,501,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	638,796	276,791
Amortization of platform development and intangible assets	24,192,631	10,466,546
Amortization of debt discounts	6,607,212	4,545,675
Change in valuation of warrant derivative liabilities	(496,305)	1,015,151
Change in valuation of embedded derivative liabilities	(2,571,004)	5,040,000
Loss on conversion of 12% convertible debentures	3,297,539	-
Accrued and noncash converted interest	9,244,324	3,065,633
Liquidated damages	1,487,577	728,516
Stock-based compensation	14,641,181	10,364,787
Deferred income taxes	210,832	(19,541,127)
Other	(245,285)	(363,147)
Change in operating assets and liabilities net of effect of business combinations:
Accounts receivable	362,460	(1,685,948)
Factor receivables	-	(6,130,674)
Subscription acquisition costs	(34,945,422)	(5,008,080)
Royalty fees	15,000,000	(41,250,000)
Prepayments and other current assets	(356,528)	(1,702,064)
Other long-term assets	(245,525)	(276,145)
Accounts payable	(1,404,703)	3,323,196
Accrued expenses	(3,392,507)	11,986,442
Unearned revenue	21,695,088	9,201,586
Subscription refund liability	891,359	(2,283,351)
Other long-term liabilities	511,055	-
Operating lease liabilities	1,814,601	(226,724)
Net cash used in operating activities	(32,294,587)	(56,954,306)
Cash flows from investing activities
Purchases of property and equipment	(1,212,003)	(150,763)
Capitalized platform development	(3,750,541)	(2,537,402)
Proceeds from sale of intangible asset	350,000	-
Payments for acquisition of businesses, net of cash	(315,289)	(16,331,026)
Net cash used in investing activities	(4,927,833)	(19,019,191)
Cash flows from financing activities
Proceeds from long-term debt	11,702,725	71,000,000
Repayments of long-term debt	-	(17,307,364)
Payment of debt issuance costs on long-term debt	(560,500)	(7,162,382)
Proceeds from issuance of Series H convertible preferred stock	113,000	-
Proceeds from (repayments of) convertible debt	(1,130,903)	2,000,000
Proceeds from exercise of common stock options	3,767	-
Proceeds from issuance of Series I convertible preferred stock	-	23,100,000
Proceeds from issuance of Series J convertible preferred stock	6,000,000	15,000,000
Proceeds from issuance of Series K convertible preferred stock	14,675,000	-
Payment of issuance costs of Series I convertible preferred stock	-	(1,459,858)
Payment of issuance costs of Series J convertible preferred stock	-	(580,004)
Proceeds (repayments), net of borrowings, under line of credit	7,178,791	(1,048,194)
Payment for taxes related to repurchase of restricted common stock	(520,444)	(256,058)
Payment of restricted stock liabilities	(177,425)	-
Repayment of promissory notes	-	(366,842)
Net cash provided by financing activities	37,284,011	82,919,298
Net increase in cash, cash equivalents, and restricted cash	61,591	6,945,801
Cash, cash equivalents, and restricted cash – beginning of year	9,473,090	2,527,289
Cash, cash equivalents, and restricted cash – end of year	$9,534,681	$9,473,090
Supplemental disclosure of cash flow information
Cash paid for interest	$645,681	$2,852,262
Cash paid for income taxes	-	-
Noncash investing and financing activities
Reclassification of stock-based compensation to platform development	$1,608,995	$1,307,390
Debt discount on long-term debt	913,865	-
Discount on convertible debt allocated to embedded derivative liabilities	-	1,074,000
Exercise of warrants for issuance common stock	-	735,186
Payment of long-term debt for issuance of Series J convertible preferred stock	-	4,853,933
Liquidated damages recognized upon issuance of convertible debt	-	84,000
Liquidated damages liability recorded against cash proceeds for Series I convertible preferred stock	-	1,940,400
Restricted common stock units issued in connection with acquisition of LiftIgniter	500,000	-
Assumption of liabilities in connection with acquisition of LiftIgniter	140,381	-
Liquidated damages liability recorded against cash proceeds for Series J convertible preferred stock	-	1,680,000
Conversion of convertible debt into common stock	21,402,488	-
Conversion of embedded derivative liabilities into common stock	10,929,996	-
Conversion of Series I convertible preferred stock into common stock	19,699,742	-
Conversion of Series J convertible preferred stock into common stock	23,739,996	-
Conversion of Series K convertible preferred stock into common stock	17,481,500	-
Deemed dividend on Series H convertible preferred stock	502,000	-
Deemed dividend on Series I convertible preferred stock	5,082,000	-
Deemed dividend on Series J convertible preferred stock	586,545	-
Deemed dividend on Series K convertible preferred stock	9,472,050	-
Payment of long-term debt for issuance of Series K convertible preferred stock	3,367,000	-
Payment of promissory note for issuance for Series H convertible preferred stock	389,000

See accompanying notes to consolidated financial statements.

F-29

THEMAVEN, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2020 and 2019

1. Organization and Basis of Presentation

Organization

TheMaven, Inc. (the “Maven” or “Company”), was incorporated in Delaware on October 1, 1990. On October 11, 2016, the predecessor entity now known as Maven exchanged its shares with another entity that was incorporated in Delaware on July 22, 2016. On November 4, 2016, these entities consummated a recapitalization. This resulted in Maven becoming the parent entity, and the other Delaware entity becoming the wholly owned subsidiary. On December 19, 2019, the Company’s wholly owned subsidiaries Maven Coalition, Inc., and HubPages, Inc., a Delaware corporation that was acquired by the Company in a merger during 2018 (“HubPages”), were merged into another of the Company’s wholly owned subsidiaries, Say Media, Inc., a Delaware corporation that was acquired by the Company in a merger during 2018 (“Say Media”), with Say Media as the surviving corporation. On January 6, 2020, Say Media changed its name to Maven Coalition, Inc. (“Coalition”). As of December 31, 2020, the Company’s wholly owned subsidiaries consist of Coalition, Maven Media Brands, LLC (“Maven Media” formed during 2019 as a wholly owned subsidiary of Maven) and TheStreet, Inc. (“TheStreet” acquired by the Company in a merger during 2019 as further described in Note 3).

Unless the context indicates otherwise, Maven, Coalition, and TheStreet, are together hereinafter referred to as the “Company.”

Business Operations

The Company operates a best-in-class technology platform empowering premium publishers who impact, inform, educate and entertain. The Company operates a significant portion of the media businesses for Sports Illustrated (as defined below), own and operate TheStreet, Inc. (the “TheStreet”), and power more than 250 independent brands. The Maven technology platform (the “Maven Platform”) provides digital publishing, distribution, and monetization capabilities for the Sports Illustrated and TheStreet businesses as well as a coalition of independent, professionally managed, online media publishers (each a “Publisher Partner”). Each Publisher Partner joins the media-coalition by invitation-only and is drawn from premium media brands and independent publishing businesses. Publisher Partners publish content and oversee an online community for their respective sites, leveraging our proprietary technology platform to engage the collective audiences within a single network. Generally, Publisher Partners are independently owned, strategic partners who receive a share of revenue from the interaction with their content. When they join, the Company believes Publisher Partners will benefit from the proprietary technology of the Maven Platform, techniques and relationships. Advertising revenue may improve due to the scale we have achieved by combining all Publisher Partners onto a single platform and a large and experienced sales organization. They may also benefit from our membership marketing and management systems, which we believe will enhance their revenue. Additionally, the Company believes the lead brand within each vertical creates a halo benefit for all Publisher Partners in the vertical while each of them adds to the breadth and quality of content. While they benefit from these critical performance improvements they also may save substantially in costs of technology, infrastructure, advertising sales, and member marketing and management.

F-30

The Company’s growth strategy is to continue to expand the coalition by adding new Publisher Partners in key verticals that management believes will expand the scale of unique users interacting on the Company’s technology platform. In each vertical, the Company seeks to build around a leading brand, such as Sports Illustrated (for sports) and TheStreet (for finance), surround it with subcategory publisher specialists, and further enhance coverage with individual expert contributors. The primary means of expansion is adding independent Publisher Partners and/or acquiring publishers that have premium branded content and can broaden the reach and impact of the Company’s technology platform.

In June 2019, the Company entered into a licensing agreement (the “Initial Licensing Agreement”) with ABG-SI LLC (“ABG”), as amended by Amendment No. 1 to Licensing Agreement, dated September 1, 2019 (the “First Amendment”), Amendment No. 2 to Licensing Agreement, dated April 1, 2020 (the “Second Amendment”), and Amendment No. 3 to Licensing Agreement, dated July 28, 2020 (the “Third Agreement” and, together with the Initial Licensing Agreement, First Amendment, and Second Amendment, the “Sports Illustrated Licensing Agreement”) to license certain Sports Illustrated (“Sports Illustrated”) brands as part of its growth strategy. In August 2019, the Company acquired TheStreet. For addition information, see Note 3.

The Company’s common stock is quoted on the OTC Markets Group Inc.’s Pink Open Market under the symbol “MVEN”.

Seasonality

The Company experiences typical media company advertising and membership sales seasonality, which is strong in the fiscal fourth quarter and slower in the fiscal first quarter.

Going Concern

The Company performed an annual reporting period going concern assessment. Management is required to assess its ability to continue as a going concern. These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments that might be necessary if it is unable to continue as a going concern.

The Company has a history of recurring losses. The Company’s recurring losses from operations and net capital deficiency have been evaluated by management to determine if the significance of those conditions or events would limit its ability to meet its obligations when due. The operating loss realized in fiscal 2020 was primarily a result of the impact on our business from the COVID-19 pandemic and the related shut down of most professional and collegiate sports, which reduced user traffic and advertising revenue. The operating loss realized in fiscal 2019 was primarily a result of a marketing investment in customer growth, together with investment in people and technology as we continued to expand our operations, and operations rapidly expanding during fiscal 2019 with the TheStreet Merger and the Sports Illustrated Licensing Agreement.

As reflected in these consolidated financial statements, the Company had revenues of $128,032,397 for the year ended December 31, 2020, and experienced recurring net losses from operations, negative working capital, and negative operating cash flows. During the year ended December 31, 2020, the Company incurred a net loss attributable to common stockholders of $104,874,558, utilized cash in operating activities of $32,294,587, and as of December 31, 2020, had an accumulated deficit of $162,273,286. The Company has financed its working capital requirements since inception through the issuance of debt and equity securities.

F-31

The negative impact from the COVID-19 pandemic during 2021 has been to a lesser extent than in 2020. Beginning in 2021, restrictions on non-essential work activity have begun to lift and sporting and other events have begun to be held, with attendance closer to pre-pandemic levels, which has resulted in an increase in traffic to the Maven Platform and, thereby an increase in advertising revenue. The ultimate extent of the impact on our operational and financial performance will depend on future developments, including the duration and spread of the COVID-19 pandemic, whether related group gathering and sports event advisories and restrictions will be put in place again, and the extent and effectiveness of containment and other actions taken, including the percentage of the population that receives COVID-19 vaccinations, all of which remain uncertain at the time of issuance of our accompanying consolidated financial statements.

Management has evaluated whether relevant conditions or events, considered in the aggregate, raise substantial doubt about the Company’s ability to continue as a going concern. Substantial doubt exists when conditions and events, considered in the aggregate, indicate it is probable that a company will not be able to meet its obligations as they become due within one year after the issuance date of its financial statements. Management’s assessment is based on the relevant conditions that are known or reasonably knowable as of the date these consolidated financial statements were issued or were available to be issued.

Management’s assessment of the Company’s ability to meet its future obligations is inherently judgmental, subjective and susceptible to change. The factors that the Company considered important in its going concern analysis, include, but are not limited to, the Company’s fiscal 2021 cash flow forecast and its fiscal 2021 operating budget. Management also considered the Company’s implementation of additional measures, if required, related to potential revenue and earnings declines from COVID-19. These factors consider information including, but not limited to, the Company’s financial condition, liquidity sources, obligations due within one year after the issuance date of these consolidated financial statements, the funds necessary to maintain operations and financial conditions, including negative financial trends or other indicators of possible financial difficulty.

In particular, the Company’s plan for the: (1) 2021 cash flow forecast, considered the use of its working capital line with FastPay (as described in Note 14) to fund changes in working capital, under which the Company has available credit of approximately $8.5 million as of the issuance date of these consolidated financial statements for the year ended December 31, 2020, and that the Company does not anticipate the need for any further borrowings that are subject to the approval of the holders of the Term Note (as described in Note 19) under which the Company may be permitted to borrow up to an additional $5.0 million; and (2) 2021 operating budget, considered that approximately fifty-eight percent of the Company’s revenue is from recurring subscriptions, generally paid in advance, and that digital subscription revenue, that accounts for approximately thirty percent of subscription revenue, grew approximately thirty percent in 2020 demonstrating the strength of its premium brand, and the plan to continue to grow its subscription revenue from its acquisition of TheStreet in 2019 (as described in Note 3) and to grow premium digital subscriptions from its Sports Illustrated Licensed Brands (as described in Note 3), in which were launched in February 2021.

The Company has considered both quantitative and qualitative factors as part of the assessment that are known or reasonably knowable as of the date these consolidated financial statements were issued or were available to be issued and concluded that conditions and events considered in the aggregate, do not raise substantial doubt about the Company’s ability to continue as a going concern for a one-year period following the financial statement issuance date.

Reclassifications

Certain comparative amounts as of and for the year ended December 31, 2019 have been reclassified to conform to the current period’s presentation. These reclassifications were immaterial, both individually and in the aggregate. These changes did not impact previously reported loss from operations or net loss.

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2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the financial statements of Maven and its wholly owned subsidiaries, Coalition, and TheStreet. Intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency

The functional currency of the Company’s foreign subsidiaries is the local currencies (U.K. pounds sterling and Canadian dollar), as it is the monetary unit of account of the principal economic environment in which the Company’s foreign subsidiaries operate. All assets and liabilities of the foreign subsidiaries are translated at the current exchange rate as of the end of the period, and revenue and expenses are translated at average exchange rates in effect during the period. The gain or loss resulting from the process of translating foreign currencies financial statements into U.S. dollars was immaterial for the years ended December 31, 2020 and 2019, therefore, a foreign currency cumulative translation adjustment was not reported as a component of accumulated other comprehensive income (loss) and the unrealized foreign exchange gain or loss was omitted from the consolidated statements of cash flows. Foreign currency transaction gains and losses, if any, resulting from or expected to result from transactions denominated in a currency other than the functional currency are recognized in other income, net on the consolidated statements of operations.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include those related to the selection of useful lives of property and equipment, intangible assets, capitalization of platform development and associated useful lives; assumptions used in accruals for potential liabilities; fair value of assets acquired and liabilities assumed in the business acquisitions, the fair value of the Company’s goodwill and the assessment of acquired goodwill, other intangible assets and long-lived assets for impairment; determination of the fair value of stock-based compensation and valuation of derivatives liabilities; and the assumptions used to calculate contingent liabilities, and realization of deferred tax assets. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, and makes adjustments when facts and circumstances dictate. Actual results could differ from these estimates.

Risks and Uncertainties

The Company has a limited operating history and has not generated significant revenues to date to cover its operating expenses. The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse developments in these general business and economic conditions could have a material adverse effect on the Company’s financial condition and the results of its operations.

In addition, the Company will compete with many companies that currently have extensive and well-funded projects, marketing and sales operations as well as extensive human capital. The Company may be unable to compete successfully against these companies. The Company’s industry is characterized by rapid changes in technology and market demands. As a result, the Company’s products, services, and/or expertise may become obsolete and/or unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer and market demands, and enhance its current technology under development.

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With the initial onset of COVID-19, the Company faced significant change in its advertisers’ buying behavior. The Company’s advertising revenue from Sports Illustrated was impacted as a result of sports authorities around the world making the decision to postpone/cancel high attendance sports events in an effort to reduce the spread of the COVID-19 virus. Since May 2020, there has been a steady recovery in the advertising market in both pricing and volume, which coupled with the return of professional and college sports yielded steady growth in revenues through the balance of 2020 and the first half of 2021. The Company expects a continued modest growth in advertising revenue back toward pre-pandemic levels. As a result of the Company’s advertising revenue declining in early 2020, the Company is vulnerable to a risk of loss in the near term and it is at least reasonably possible that events or circumstances may occur that could cause a significant impact in the near term, that depend on future developments, including the duration of COVID-19, future sport event advisories and restrictions, and the extent and effectiveness of containment actions taken.

Since August 2018, B. Riley FBR, Inc. (“B. Riley FBR”), a registered broker-dealer owned by B. Riley Financial, Inc., a diversified publicly-traded financial services company (“B. Riley”), has been instrumental in providing investment banking services to the Company and in raising debt and equity capital for the Company. These services have included raising debt and equity capital to support various acquisitions, including TheStreet, the Sports Illustrated Licensing Agreement with ABG (as described in Note 3) and the acquisition of the College Spun Media Incorporated (as described in Note 27). The raising debt and equity capital for the acquisitions, refinancing and working capital purposes included the sale of the 12% Convertible Debentures (as described in Note 18), 12% Second Amended Senior Secured Notes (as described in Note 19), Preferred Stock (as described in Note 20), and subsequent equity offerings of common stock (as described in Note 27).

Revenue Recognition

In accordance with Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, revenues are recognized when control of the promised goods or services are transferred to the Company’s customers, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company generates all of its revenue from contracts with customers. The Company accounts for revenue on a gross basis, as compared to a net basis, in its statement of operations. Cost of revenues is presented as a separate line item in the statement of operations. The Company has made this determination based on it taking the credit risk in its revenue-generating transactions and it also being the primary obligor responsible for providing the services to the customer.

The following is a description of the principal activities from which the Company generates revenue:

Advertising Revenue

Digital Advertising – The Company recognizes revenue from digital advertisements at the point when each ad is viewed. The quantity of advertisements, the impression bid prices and revenue are reported on a real-time basis. The Company enters into contracts with advertising networks to serve display or video advertisements on the digital media pages associated with its various channels. Although reported advertising transactions are subject to adjustment by the advertising network partners, any such adjustments are known within a few days of month end. The Company owes its independent Publisher Partners a revenue share of the advertising revenue earned, which is recorded as service costs in the same period in which the associated advertising revenue is recognized.

Advertising revenue that is comprised of fees charged for the placement of advertising, on the Company’s flagship website, TheStreet.com, is recognized as the advertising or sponsorship is displayed, provided that collection of the resulting receivable is reasonably assured.

Print Advertising – Advertising related revenues for print advertisements are recognized when advertisements are published (defined as an issue’s on-sale date), net of provisions for estimated rebates, rate adjustments, and discounts.

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Subscription Revenue

Digital Subscriptions – The Company enters into contracts with internet users that subscribe to premium content on the owned and operated media channels and facilitate such contracts between internet users and our Publisher Partners. These contracts provide internet users with a membership subscription to access the premium content. The Company owes its independent Publisher Partners a revenue share of the membership subscription revenue earned, which is initially deferred and recorded as deferred contract costs. The Company recognizes deferred contract costs over the membership subscription term in the same pattern that the associated membership subscription revenue is recognized.

Subscription revenue generated from the Company’s flagship website TheStreet.com from institutional and retail customers is comprised of subscriptions and license fees for access to securities investment information, stock market commentary, director and officer profiles, relationship capital management services, and transactional information pertaining to mergers and acquisitions and other changes in the corporate control environment. Subscriptions are charged to customers’ credit cards or are directly billed to corporate subscribers, and are generally billed in advance on a monthly, quarterly or annual basis. The Company calculates net subscription revenue by deducting from gross revenue an estimate of potential refunds from cancelled subscriptions as well as chargebacks of disputed credit card charges. Net subscription revenue is recognized ratably over the subscription periods. Unearned revenue relates to payments for subscription fees for which revenue has not been recognized because services have not yet been provided.

Circulation Revenue

Circulation revenues include magazine subscriptions and single copy sales at newsstands.

Print Subscriptions – Revenues from magazine subscriptions are deferred and recognized proportionately as products are distributed to subscribers.

Newsstand – Single copy revenue is recognized on the publication’s on-sale date, net of provisions for estimated returns. The Company bases its estimates for returns on historical experience and current marketplace conditions.

Licensing Revenue

Content licensing-based revenues are accrued generally monthly or quarterly based on the specific mechanisms of each contract. Generally, revenues are accrued based on estimated sales and adjusted as actual sales are reported by partners. These adjustments are typically recorded within three months of the initial estimates and have not been material. Any minimum guarantees are typically earned evenly over the fiscal year.

Nature of Performance Obligations

At contract inception, the Company assesses the obligations promised in its contracts with customers and identifies a performance obligation for each promise to transfer a good or service or bundle that is distinct. To identify the performance obligations, the Company considers all the promises in the contract, whether explicitly stated or implied based on customary business practices. For a contract that has more than one performance obligation, the Company allocates the total contract consideration to each distinct performance obligation on a relative standalone selling price basis. Revenue is recognized when, or as, the performance obligations are satisfied and control is transferred to the customer.

F-35

Digital Advertising – The Company sells digital advertising inventory on its websites directly to advertisers or through advertising agencies. The Company’s performance obligations related to digital advertising are generally satisfied when the advertisement is run on the Company’s platform. The price for direct digital advertising is determined in contracts with the advertisers. Revenue from the sale of direct digital advertising is recognized when the advertisements are delivered based on the contract. The customer is invoiced the agreed-upon price in the month following the month that the advertisements are delivered with normal trade terms. The agreed upon price is adjusted for estimated provisions for rebates, rate adjustments, and discounts. As part of the Company’s customary business practices, digital advertising contracts may include a guaranteed number of impressions and sales incentives to its customers including volume discounts, rebates, value added impressions, etc. For all such contracts that include these types of variable consideration, the Company estimates the variable consideration and factors in such an estimate when determining the transaction price.

Print Advertising – The Company provides advertisement placements in print media directly to advertisers or through advertising agencies. The Company’s performance obligations related to print advertising are satisfied when the magazine in which an advertisement appears is published, which is defined as an issue’s on-sale date. The customer is invoiced the agreed-upon price when the advertisements are published under normal industry trade terms. The agreed upon price is adjusted for estimated provisions for rebates, rate adjustments, and discounts. As part of the Company’s customary business practices, print advertising contracts include guaranteed circulation levels of magazines, referred to as rate base, and a number of sales incentives to its customers including volume discounts, rebates, bonus pages, etc. For all such contracts that include these types of variable consideration, the Company estimates such when determining the transaction price.

Digital Subscriptions – The Company recognizes revenue from each membership subscription to access the premium content over time based on a daily calculation of revenue during the reporting period, which is generally one year. Subscriber payments are initially recorded as unearned revenue on the balance sheets. As the Company provides access to the premium content over the membership subscription term, the Company recognizes revenue and proportionately reduces the unearned revenue balance.

Print Subscriptions – The Company sells magazines to consumers through subscriptions. Each copy of a magazine is determined to be a distinct performance obligation that is satisfied when the publication is sent to the customer. The majority of the Company’s subscription sales are prepaid at the time of order. Subscriptions may be canceled at any time for a refund of the price paid for remaining issues. As the contract may be canceled at any time for a full refund of the unserved copies, the contract term is determined to be on an issue-to-issue basis as these contracts do not have substantive termination penalties. Revenues from subscriptions are deferred and recognized proportionately as subscribers are served. Some magazine subscription offers contain more than one magazine title in a bundle. The Company allocates the total contract consideration to each distinct performance obligation, or magazine title, based on a standalone-selling price basis.

Newsstand – The Company sells single copy magazines, or bundles of single copy magazines, to wholesalers for ultimate resale on newsstands primarily at major retailers and grocery/drug stores, and in digital form on tablets and other electronic devices. Publications sold to magazine wholesalers are sold with the right to receive credit from the Company for magazines returned to the wholesaler by retailers. Revenue is recognized on the issue’s on-sale date as the date aligns most closely with the date that control is transferred to the customer. The Company bases its estimates for returns on historical experience and current marketplace conditions.

Licensing – The Company has entered into various licensing agreements that provide third-party partners the right to utilize the Company’s content. Functional licenses in national media consist of content licensing.

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Timing of Satisfaction of Performance Obligations

Point-in-Time Performance Obligations – For performance obligations related to certain digital advertising space and sales of print advertisements, the Company determines that the customer can direct the use of and obtain substantially all the benefits from the advertising products as the digital impressions are served or on the issue’s on-sale date. For performance obligations related to sales of magazines through subscriptions, the customer obtains control when each magazine issue is mailed to the customer on or before the issue’s on-sale date. For sales of single copy magazines on newsstands, revenue is recognized on the issue’s on-sale date as the date aligns most closely with the date that control is transferred to the customer. Revenues from functional licenses are recognized at a point-in-time when access to the completed content is granted to the partner.

Over-Time Performance Obligations – For performance obligations related to sales of certain digital advertising space, the Company transfers control and recognizes revenue over time by measuring progress towards complete satisfaction using the most appropriate method.

For performance obligations related to digital advertising, the Company satisfies its performance obligations on some flat-fee digital advertising placements over time using a time-elapsed output method.

Determining a measure of progress requires management to make judgments that affect the timing of revenue recognized. The Company has determined that the above method provides a faithful depiction of the transfer of goods or services to the customer. For performance obligations recognized using a time-elapsed output method, the Company’s efforts are expended evenly throughout the period.

Performance obligations related to subscriptions to premium content on the digital media channels provides access for a given period of time, which is generally one year. The Company recognizes revenue from each membership subscription over time based on a daily calculation of revenue during the reporting period.

Transaction Price and Amounts Allocated to Performance Obligations

Determining the Transaction Price – Certain advertising contracts contain variable components of the transaction price, such as volume discounts and rebates. The Company has sufficient historical data and has established processes to reliably estimate these variable components of the transaction price.

Subscription revenue generated from the flagship website TheStreet.com is subject to estimation and variability due to the fact that, in the normal course of business, subscribers may for various reasons contact the Company or their credit card companies to request a refund or other adjustment for a previously purchased subscription. With respect to many of the Company’s annual newsletter subscription products, the Company offers the ability to receive a refund during the first 30 days but none thereafter. Accordingly, the Company maintains a provision for estimated future revenue reductions resulting from expected refunds and chargebacks related to subscriptions for which revenue was recognized in a prior period. The calculation of this provision is based upon historical trends and is reevaluated each quarter.

The Company typically does not offer any type of variable consideration in standard magazine subscription contracts. For these contracts, the transaction price is fixed upon establishment of the contract that contains the final terms of the sale including description, quantity and price of each subscription purchased. Therefore, the Company does not estimate variable consideration or perform a constraint analysis for these contracts.

A right of return exists for newsstand contracts. The Company has sufficient historical data to estimate the final amount of returns and reduces the transaction price at contract inception for the expected return reserve.

There is no variable consideration related to functional licenses.

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Estimating Standalone-Selling Prices – For contracts that contain multiple performance obligations, the Company allocates the transaction price to each performance obligation on a relative standalone-selling price basis. The standalone-selling price is the price at which the Company would sell a promised good or service separately to the customer. In situations in which an obligation is bundled with other obligations and the total amount of consideration does not reflect the sum of individual observable prices, the Company allocates the discount to (1) a single obligation if the discount is attributable to that obligation or (2) prorates across all obligations if the discount relates to the bundle. When standalone-selling price is not directly observable, the Company estimates and considers all the information that is reasonably available to the Company, including market conditions, entity specific factors, customer information, etc. The Company maximizes the use of observable inputs and applies estimation methods consistently in similar circumstances.

Measuring Obligations for Returns and Refunds – The Company accepts product returns in some cases. The Company establishes provisions for estimated returns concurrently with the recognition of revenue. The provisions are established based upon consideration of a variety of factors, including, among other things, recent and historical return rates for both specific products and distributors and the impact of any new product releases and projected economic conditions.

As of December 31, 2020 and 2019, a subscription refund liability of $4,035,531 and $3,144,172, respectively, was recorded for the provision for the estimated returns and refunds on the consolidated balance sheets.

Contract Modifications

The Company occasionally enters into amendments to previously executed contracts that constitute contract modifications. The Company assesses each of these contract modifications to determine:

●	if the additional services and goods are distinct from the services and goods in the original arrangement; and

●	if the amount of consideration expected for the added services or goods reflects the stand-alone selling price of those services and goods.

A contract modification meeting both criteria is accounted for as a separate contract. A contract modification not meeting both criteria is considered a change to the original contract and is accounted for on either a prospective basis as a termination of the existing contract and the creation of a new contract, or a cumulative catch-up basis (further details are provided under the headings Contract Balances and Subscription Acquisition Costs).

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Disaggregation of Revenue

The following table provides information about disaggregated revenue by product line, geographical market and timing of revenue recognition:

	Years Ended December 31,
	2020	2019
Revenue by product line:
Advertising	$44,359,822	$35,918,370
Digital subscriptions	28,495,676	6,855,038
Magazine circulation	50,580,213	9,046,473
Other	4,596,686	1,523,429
Total	$128,032,397	$53,343,310
Revenue by geographical market:
United States	$122,570,712	$52,611,255
Other	5,461,685	732,055
Total	$128,032,397	$53,343,310
Revenue by timing of recognition:
At point in time	$99,536,721	$47,557,652
Over time	28,495,676	5,785,658
Total	$128,032,397	$53,343,310

Cost of Revenue

Cost of revenue represents the cost of providing the Company’s digital media network channels and advertising and membership services. The cost of revenue that the Company has incurred in the periods presented primarily include: Publisher Partner guarantees and revenue share payments; amortization of developed technology and platform development; royalty fees; hosting and bandwidth and software license fees; printing and distribution costs; payroll and related expenses for customer support, technology maintenance, and occupancy costs of related personnel; fees paid for data analytics and to other outside service providers; and stock-based compensation of related personnel and stock-based compensation related to Publisher Partner Warrants (as described in Note 22).

Contract Balances

The timing of the Company’s performance under its various contracts often differs from the timing of the customer’s payment, which results in the recognition of a contract asset or a contract liability. A contract asset is recognized when a good or service is transferred to a customer and the Company does not have the contractual right to bill for the related performance obligations. An asset is recognized when certain costs incurred to obtain a contract meet the capitalization criteria. A contract liability is recognized when consideration is received from the customer prior to the transfer of goods or services.

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The following table provides information about contract balances:

	As of December 31,
	2020	2019
Unearned revenue (short-term contract liabilities):
Digital subscriptions	$15,039,331	$8,634,939
Magazine circulation	46,586,345	23,528,148
	$61,625,676	$32,163,087
Unearned revenue (long-term contract liabilities):
Digital subscriptions	$593,136	$478,557
Magazine circulation	22,712,961	30,478,154
Other	192,500	222,500
	$23,498,597	$31,179,211

Unearned Revenue – Unearned revenue, also referred to as contract liabilities, include payments received in advance of performance under the contracts and are recognized as revenue over time. The Company records contract liabilities as unearned revenue on the consolidated balance sheets. Digital subscription and magazine circulation revenue of $32,163,087 was recognized during the year ended December 31, 2020 from unearned revenue at the beginning of the year.

During January and February of 2020, the Company modified certain digital and magazine subscription contracts that prospectively changed the frequency of the related issues required to be delivered on a yearly basis (the “Contract Modifications”). The Company determined that the remaining digital content and magazines to be delivered are distinct from the digital content or magazines already provided under the original contract. As a result, the Company in effect established a new contract that included only the remaining digital content or magazines. Accordingly, the Company allocated the remaining performance obligations in the contracts as consideration from the original contract that has not yet been recognized as revenue.

Cash, Cash Equivalents, and Restricted Cash

The Company maintains cash, cash equivalents, and restricted cash at banks where amounts on deposit may exceed the Federal Deposit Insurance Corporation limit during the year. Cash and cash equivalents represent cash and highly liquid investments with an original contractual maturity at the date of purchase of three months. As of December 31, 2020 and 2019, cash and cash equivalents consist primarily of checking, savings deposits and money market accounts. These deposits exceeded federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant credit risk regarding its cash and cash equivalents.

The following table reconciles total cash, cash equivalents, and restricted cash:

	As of December 31,
	2020	2019
Cash and cash equivalents	$9,033,872	$8,852,281
Restricted cash	500,809	620,809
Total cash, cash equivalents, and restricted cash	$9,534,681	$9,473,090

As of December 31, 2020, the Company had restricted cash of $500,809, which serves as collateral for certain credit card merchant accounts with a bank. As of December 31, 2019, the Company had restricted cash of $620,809 of which (1) $500,000 served as collateral for an outstanding letter of credit for a security deposit for office space leased at 14 Wall Street, 15th Floor, New York, New York (see Note 7), and (2) $120,809 served as collateral for certain credit card merchant accounts with a bank.

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Accounts Receivable

The Company receives payments from advertising customers based upon contractual payment terms; accounts receivable is recorded when the right to consideration becomes unconditional and are generally collected within 90 days. The Company generally receives payments from digital and print subscription customers at the time of sign up for each subscription; accounts receivable from merchant credit card processors are recorded when the right to consideration becomes unconditional and are generally collected weekly. Accounts receivable as of December 31, 2020 and 2019 of $16,497,626 and $16,233,955, respectively, are presented net of allowance for doubtful accounts. The allowance for doubtful accounts as of December 31, 2020 and 2019 was $892,352 and $287,902, respectively

Subscription Acquisition Costs

Subscription acquisition costs include the incremental costs of obtaining a contract with a customer, paid to external parties, if it expects to recover those costs. The Company has determined that sales commissions paid on all third-party agent sales of subscriptions are direct and incremental and, therefore, meet the capitalization criteria. Direct mail costs also meet the requirements to be capitalized as assets if they are proven to be recoverable. The incremental costs of obtaining a contract are amortized as revenue is recognized or over the term of the agreement.

Incremental costs of obtaining a contract also included contract fulfillment costs related to the revenue share to the Publisher Partners. The contract fulfillment costs were amortized over the same period as the associated revenue. The Company records incremental costs of obtaining a contract as subscription acquisition costs on the consolidated balance sheets. The Company had no asset impairment charges related to the subscription acquisition costs during the years ended December 31, 2020 and 2019.

The Contract Modifications resulted in subscription acquisition costs to be recognized on a prospective basis in the same proportion as the revenue that has not yet been recognized.

As of December 31, 2020 and 2019, subscription acquisition costs were $41,505,480 (short-term of $28,146,895 and long-term of $13,358,585) and $6,560,058 (short-term of $3,142,580 and long-term of $3,417,478), respectively. Subscription acquisition cost as of December 31, 2020 presented as current assets of $28,146,895 are expected to be amortized during the year ending December 31, 2021 and $13,358,585 presented as long-term assets are expected to be amortized after the year ending December 31, 2021.

Concentrations

Significant Customers – Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales. While a reserve for the potential write-off of accounts receivable is maintained, the Company has not written off any significant accounts to date. To control credit risk, the Company performs regular credit evaluations of its customers’ financial condition.

Revenue from significant customers as a percentage of the Company’s total revenue are as follows:

	Years Ended December 31,
	2020	2019
Customer 1	-	22.4%

There were no significant accounts receivable balances as a percentage of the Company’s total accounts receivable as of December 31, 2020 and 2019.

Significant Vendors – Concentrations of risk with respect to third party vendors who provide products and services to the Company are limited. If not limited, such concentrations could impact profitability if a vendor failed to fulfill their obligations or if a significant vendor was unable to renew an existing contract and the Company was not able to replace the related product or service at the same cost.

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Significant accounts payable balances as a percentage of the Company’s total accounts payable are as follows:

	As of December 31,
	2020	2019
Vendor 1 *	-	61.7%

*	The significant accounts payable balance as of December 31, 2019 related to the service agreements with Meredith Corporation (“Meredith”) (as described in Note 3).

Leases

The Company has various lease arrangements for certain equipment and its offices. Leases are recorded as an operating lease right-of-use assets and operating lease liabilities on the consolidated balance sheets. Leases with an initial term of 12 months or less are not recorded on the consolidated balance sheets. At inception, the Company determines whether an arrangement that provides control over the use of an asset is a lease. When it is reasonably certain that the Company will exercise the renewal period, the Company includes the impact of the renewal in the lease term for purposes of determining total future lease payments. Rent expense is recognized on a straight-line basis over the lease term.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2016-02, Leases (Topic 842), in order to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet for those leases classified as operating leases under prior GAAP. ASU 2016-02 requires that a lessee should recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term on the balance sheet, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. The Company adopted ASU 2016-02 as of January 1, 2019 utilizing the modified retrospective transition method through a cumulative-effect adjustment. The Company has elected the package of practical expedients, which allows the Company not to reassess (1) whether any expired or existing contracts as of the adoption date are or contain a lease, (2) lease classification for any expired or existing leases as of the adoption date and (3) initial direct costs for any existing leases as of the adoption date. The Company did not elect to apply the hindsight practical expedient when determining lease term and assessing impairment of right-of-use assets. The adoption of ASU 2016-02 on January 1, 2019 resulted in the recognition of right-of-use assets of $1,003,221, lease liabilities for operating leases of $1,069,745, with no cumulative effect adjustment on retained earnings on its consolidated balance sheets, and with no material impact to its consolidated statements of operations (as further described in Note 7).

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Major improvements are capitalized, while maintenance and repairs are charged to expense as incurred. Gains and losses from disposition of property and equipment are included in the statement of operations when realized. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

Office equipment and computers	1 – 3 years
Furniture and fixtures	1 – 5 years
Leasehold improvements	Shorter of remaining lease term or estimated useful life

Platform Development

In accordance with authoritative guidance, the Company capitalizes platform development costs for internal use when planning and design efforts are successfully completed, and development is ready to commence. The Company places capitalized platform development assets into service and commences amortization when the applicable project or asset is substantially complete and ready for its intended use. Once placed into service, the Company capitalizes qualifying costs of specified upgrades or enhancements to capitalized platform development assets when the upgrade or enhancement will result in new or additional functionality.

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The Company capitalizes internal labor costs, including payroll-based and stock-based compensation, benefits and payroll taxes, that are incurred for certain capitalized platform development projects related to the Company’s technology platform. The Company’s policy with respect to capitalized internal labor stipulates that labor costs for employees working on eligible internal use capital projects are capitalized as part of the historical cost of the project when the impact, as compared to expensing such labor costs, is material.

Platform development costs are amortized on a straight-line basis over three years, which is the estimated useful life of the related asset and is recorded in cost of revenues on the consolidated statements of operations.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting. The acquisition method of accounting requires that the purchase price, including the fair value of contingent consideration, of the acquisition be allocated to the assets acquired and liabilities assumed using the estimated fair values determined by management as of the acquisition date. Goodwill is measured as the excess of consideration transferred and the net fair values of the assets acquired and the liabilities assumed at the date of acquisition. While the Company uses its best estimates and assumptions as part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, the Company’s estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, the Company records adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill to the extent the Company identifies adjustments to the preliminary purchase price allocation. Upon the conclusion of the measurement period, which may be up to one year from the acquisition date, or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the consolidated statements of operations. Additionally, the Company identifies acquisition-related contingent payments and determines their respective fair values as of the acquisition date, which are recorded as accrued liabilities on the consolidated balance sheets. Subsequent changes in fair value of contingent payments are recorded on the consolidated statements of operations. The Company expenses transaction costs related to the acquisition as incurred.

Intangible Assets

Intangibles with finite lives, consisting of developed technology and trade names, are amortized using the straight-line method over the estimated economic lives of the assets. A finite lived intangible asset is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. Determination of recoverability is based on an estimate of undiscounted future cash flows resulting from the use of the asset and its eventual disposition. Intangibles with an indefinite useful life are not being amortized.

Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used when events or circumstances warrant such a review. The carrying value of a long-lived asset to be held and used is considered impaired when the anticipated separately identifiable undiscounted cash flows from such an asset are less than the carrying value of the asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value of the long-lived asset. Fair value is determined primarily by reference to the anticipated cash flows discounted at a rate commensurate with the risk involved.

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Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets of businesses acquired in a business combination. Goodwill is not amortized but rather is tested for impairment at least annually on December 31, or more frequently if events or changes in circumstances indicate that the carrying amount of goodwill may not be recoverable. The Company adopted ASU 2017-04 (as further described below under the heading Recent Accounting Pronouncements) during the first quarter of 2020 which eliminated Step 2 from the goodwill impairment test. The Company operates as one reporting unit, therefore, the impairment test is performed at the consolidated entity level by comparing the estimated fair value of the Company to its carrying value. The Company has elected to first assess the qualitative factors to determine whether it is more likely than not that the fair value of its single reporting unit is less than its carrying amount as a basis of determining whether it is necessary to perform the quantitative goodwill impairment test. If the Company determines that it is more likely than not that its fair value is less than its carrying amount, then the quantitative goodwill impairment test will be performed. The quantitative goodwill impairment test identifies goodwill impairment and measures the amount of goodwill impairment loss to be recognized by comparing the fair value of the Company’s single reporting unit with its carrying amount. If the fair value exceeds the carrying amount, no further analysis is required; otherwise, any excess of the goodwill carrying amount over the implied fair value is recognized as an impairment loss, and the carrying value of goodwill is written down to fair value.

Deferred Financing Costs and Discounts on Debt Obligations

Deferred financing costs consist of cash and noncash consideration paid to lenders and third parties with respect to convertible debt and other financing transactions, including legal fees and placement agent fees. Such costs are deferred and amortized over the term of the related debt. Upon the settlement of debt or conversion of convertible debt into common stock, under certain circumstances, the pro rata portion of any related unamortized deferred financing costs are charged to operations.

Additional consideration in the form of warrants and other derivative financial instruments issued to lenders is accounted for at fair value utilizing information determined by consultants with the Company’s independent valuation firm. The fair value of warrants and derivatives are recorded as a reduction to the carrying amount of the related debt and are being amortized to interest expense over the term of such debt, with the initial offsetting entries recorded as a liability on the balance sheet. Upon the settlement or conversion of convertible debt into common stock, under certain circumstances, the pro rata portion of any related unamortized discount on debt is charged to operations.

Amortization of debt discount during the years ended December 31, 2020 and 2019, was $6,607,212 and $4,545,675, respectively.

Liquidated Damages

Liquidated damages are provided as a result of the following: (i) certain registration rights agreements provide for damages if the Company does not register certain shares of the Company’s common stock within the requisite time frame (the “Registration Rights Damages”); and (ii) certain securities purchase agreements provide for damages if the Company does not maintain its periodic filings with the Securities and Exchange Commission (“SEC”) within the requisite time frame (the “Public Information Failure Damages”). Obligations with respect to the Registration Rights Damages and the Public Information Failure Damages (collectively, the “Liquidated Damages”) are accounted for as contingent obligations when it is deemed probable the obligations would not be satisfied at the time a financing is completed and are subsequently reviewed at each quarter-end reporting date thereafter. When such quarterly review indicates that it is probable that the Liquidated Damages will be incurred, the Company records an estimate of each such obligation at the balance sheet date based on the amount due of such obligation. The Company reviews and revises such estimates at each quarter-end date based on updated information.

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Selling and Marketing

Selling and marketing expenses consist of compensation, employee benefits and stock-based compensation of selling and marketing, account management support teams, as well as commissions, travel, trade show sponsorships and events, conferences and advertising costs. The Company’s advertising expenses relate to direct-mail costs for magazine subscription acquisition efforts, print, and digital advertising. Advertising costs that are not capitalized are expensed the first time the advertising takes place. During the years ended December 31, 2020 and 2019, the Company incurred advertising expenses of $3,583,116 and $859,802, respectively, which are included within selling and marketing on the consolidated statements of operations.

General and Administrative

General and administrative expenses consist primarily of payroll for executive personnel, technology personnel incurred in developing conceptual formulation and determination of existence of needed technology, and administrative personnel along with any related payroll costs; professional services, including accounting, legal and insurance; facilities costs; conferences; other general corporate expenses; and stock-based compensation of related personnel.

Derivative Financial Instruments

The Company accounts for freestanding contracts that are settled in the Company’s equity securities, including common stock warrants, to be designated as an equity instrument, and generally as a liability. A contract so designated is carried at fair value on a company’s balance sheet, with any changes in fair value recorded as a gain or loss in a company’s results of operations.

The Company records all derivatives on the balance sheet at fair value, adjusted at the end of each reporting period to reflect any material changes in fair value, with any such changes classified as changes in derivatives valuation in the statement of operations. The calculation of the fair value of derivatives utilizes highly subjective and theoretical assumptions that can materially affect fair values from period to period. The recognition of these derivative amounts does not have any impact on cash flows.

At the date of exercise of any of the warrants, or the conversion of any convertible debt or preferred stock into common stock, the pro rata fair value of the related warrant liability and any embedded derivative liability is transferred to additional paid-in capital.

Fair Value of Financial Instruments

The authoritative guidance with respect to fair value established a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels and requires that assets and liabilities carried at fair value be classified and disclosed in one of three categories, as presented below. Disclosure as to transfers in and out of Levels 1 and 2, and activity in Level 3 fair value measurements, is also required.

Level 1. Observable inputs such as quoted prices in active markets for an identical asset or liability that the Company has the ability to access as of the measurement date. Financial assets and liabilities utilizing Level 1 inputs include active-exchange traded securities and exchange-based derivatives.

Level 2. Inputs, other than quoted prices included within Level 1, which are directly observable for the asset or liability or indirectly observable through corroboration with observable market data. Financial assets and liabilities utilizing Level 2 inputs include fixed income securities, non-exchange-based derivatives, mutual funds, and fair-value hedges.

Level 3. Unobservable inputs in which there is little or no market data for the asset or liability which requires the reporting entity to develop its own assumptions. Financial assets and liabilities utilizing Level 3 inputs include infrequently traded non-exchange-based derivatives and commingled investment funds and are measured using present value pricing models.

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The Company determines the level in the fair value hierarchy within which each fair value measurement falls in its entirety, based on the lowest level input that is significant to the fair value measurement in its entirety. In determining the appropriate levels, the Company performs an analysis of the assets and liabilities at each reporting period end.

The carrying amount of the Company’s financial instruments comprising of cash, restricted cash, accounts receivable, accounts payable and accrued expenses approximate fair value because of the short-term maturity of these instruments.

Preferred Stock

Preferred stock (the “Preferred Stock”) (as described in Note 20) is reported as a mezzanine obligation between liabilities and stockholders’ equity. If it becomes probable that the Preferred Stock will become redeemable, the Company will re-measure the Preferred Stock by adjusting the carrying value to the redemption value of the Preferred Stock assuming each balance sheet date is a redemption date.

Stock-Based Compensation

The Company provides stock-based compensation in the form of (a) stock awards to employees and directors, comprised of restricted stock awards and restricted stock units, (b) stock option grants to employees, directors and consultants, (c) common stock warrants to Publisher Partners (further details are provided under the heading Publisher Partner Warrants in Note 22), and (d) common stock warrants to ABG (further details are provided under the heading ABG Warrants in Note 22).

The Company accounts for stock awards and stock option grants to employees, directors and consultants by measuring the cost of services received in exchange for the stock-based payments as compensation expense in the Company’s consolidated financial statements. Stock awards and stock option grants to employees which are time-vested, are measured at fair value on the grant date, and charged to operations ratably over the vesting period. Stock awards and stock option grants to employees which are performance-vested, are measured at fair value on the grant date and charged to operations when the performance condition is satisfied.

The Publisher Partner Warrants granted are subject to a performance condition, which is generally based on the average number of unique visitors on the channel operated by the Publisher Partner generated during the six-month period from the launch of the Publisher Partner’s operations on Maven’s platform or the revenue generated during the period from issuance date through a specified end date. The Company recognizes expense for these Publisher Partner Warrants as the services are received. The Company has specific objective criteria for determination of the period over which services are received and expense is recognized.

Prior to the adoption of ASU 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, the Company accounted for stock-based payments to certain directors and consultants, and Publisher Partners (collectively the “non-employee awards”) by determining the value of the stock compensation based upon the measurement date at either (a) the date at which a performance commitment is reached or (b) at the date at which the necessary performance to earn the equity instruments is complete, resulting in financial reporting period adjustments to stock-based compensation during the vesting terms for changes in the fair value of the awards. After adoption of ASU 2018-07, the measurement date for non-employee awards is the later of the adoption date of ASU 2018-07, or the date of grant, without change in the fair value of the award. There was no cumulative effect of adoption of ASU 2018-07 on January 1, 2019. For stock-based awards granted to non-employees subject to graded vesting that only contain service conditions, the Company has elected to recognize stock-based compensation using the straight-line recognition method.

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The fair value measurement of equity awards and grants used for stock-based compensation is as follows: (1) restricted stock awards and restricted stock units which are time-vested, are determined using the quoted market price of the Company’s common stock at the grant date; (2) stock option grants which are time-vested and performance-vested, are determined utilizing the Black-Scholes option-pricing model at the grant date; (3) restricted stock awards which provide for performance-vesting and a true-up provision, are determined through consultants with the Company’s independent valuation firm using the binomial pricing model at the grant date; (4) stock option grants which provide for market-based vesting with a time-vesting overlay, are determined through consultants with the Company’s independent valuation firm using the Monte Carlo model at the grant date; (5) Publisher Partner Warrants are determined utilizing the Black-Scholes option-pricing model; and (6) ABG warrants are determined utilizing the Monte Carlo model (further details are provided in Note 22).

Fair value determined under the Black-Scholes option-pricing model and Monte Carlo model is affected by several variables, the most significant of which are the life of the equity award, the exercise price of the stock option or warrants, as compared to the fair market value of the common stock on the grant date, and the estimated volatility of the common stock over the term of the equity award. Estimated volatility is based on the historical volatility of the Company’s common stock and is evaluated based upon market comparisons. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The fair market value of common stock is determined by reference to the quoted market price of the Company’s common stock.

The fair value of the stock options granted were probability weighted effective January 1, 2019 under the Black-Scholes option-pricing model or Monte Carlo model as determined through consultants with the Company’s independent valuation firm since the value of the stock options, among other things, depend on the volatility of the underlying shares of the Company’s common stock, under the following two scenarios: (1) scenario one assumes that the Company’s common stock will be up-listed on a national stock exchange (the “Exchange”) on a certain listing date (the “Up-list”); and (2) scenario two assumes that the Company’s common stock is not up-listed on the Exchange prior to the final vesting date of the grants (the “No Up-list”), collectively referred to as the “Probability Weighted Scenarios”.

The Company classifies stock-based compensation in its consolidated statements of operations in the same manner in which the award recipient’s cash compensation cost is classified.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to operating loss carryforwards and temporary differences between financial statement bases of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in the income tax rates on deferred tax asset and liability balances is recognized in income in the period that includes the enactment date of such rate change. A valuation allowance is recorded for loss carryforwards and other deferred tax assets when it is determined that it is more likely than not that such loss carryforwards and deferred tax assets will not be realized.

The Company follows accounting guidance that sets forth a threshold for financial statement recognition, measurement, and disclosure of a tax position taken or expected to be taken on a tax return. Such guidance requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on technical merits of the position.

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Loss per Common Share

Basic loss per share is computed using the weighted average number of common shares outstanding during the period and excludes any dilutive effects of common stock equivalent shares, such as stock options, restricted stock, and warrants. All restricted stock awards are considered outstanding but is included in the computation of basic loss per common share only when the underlying restrictions expire, the shares are no longer forfeitable and, thus, are vested. All restricted stock units are included in the computation of basic loss per common share only when the underlying restrictions expire, the shares are no longer forfeitable and, thus, are vested. Contingently issuable shares are included in basic loss per common share only when there is no circumstance under which those shares would not be issued. Diluted loss per common share is computed using the weighted average number of common shares outstanding and common stock equivalent shares outstanding during the period using the treasury stock method. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive.

The Company excluded the outstanding securities summarized below (capitalized terms are described herein), which entitle the holders thereof to acquire shares of the Company’s common stock, from its calculation of net income loss per common share, as their effect would have been anti-dilutive.

	As of December 31,
	2020	2019
Series G Preferred Stock	188,791	188,791
Series H Preferred Stock	59,384,849	58,787,879
Series I Preferred Stock	-	46,200,000
Series J Preferred Stock	-	28,571,429
Indemnity shares of common stock	-	412,500
Restricted Stock Awards	316,667	2,391,665
Financing Warrants	2,882,055	2,882,055
AllHipHop Warrants	125,000	-
Publisher Partner Warrants	789,541	939,540
ABG Warrants	21,989,844	21,989,844
Restricted Stock Units	-	2,399,997
Common Stock Awards	6,902,337	8,064,561
Common Equity Awards	82,062,314	65,013,645
Outside Options	3,052,000	3,724,667
Total	177,693,398	241,566,573

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

In June 2016, the FASB ASU 2016-13, Financial Instruments – Credit Losses (Topic 326), which introduces a new model for recognizing credit losses for certain financial instruments, including loans, accounts receivable and debt securities. The new model requires an estimate of expected credit losses over the life of exposure to be recorded through the establishment of an allowance account, which is presented as an offset to the related financial asset. The expected credit loss is recorded upon the initial recognition of the financial asset. The Company adopted ASU 2016-13 as of the reporting period beginning January 1, 2020. No impact on the consolidated financial statements was recorded as a result of the adoption of ASU 2016-13.

In January 2017, the FASB issued ASU 2017-04, Intangibles – Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment, that simplifies the subsequent measurement of goodwill by eliminating Step 2 of the goodwill impairment test. The Step 2 test requires an entity to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, an entity will record an impairment charge based on the excess of a reporting unit’s carrying value over its fair value determined in Step 1. This update also eliminates the qualitative assessment requirements for a reporting unit with zero or negative carrying value. Prospective adoption is required and the Company adopted ASU 2017-04 as of the reporting period beginning January 1, 2020. No impact on the consolidated financial statements was recorded as a result of the adoption of ASU 2017-04.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) – Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement, which changes the fair value measurement disclosure requirements. The update removes, modifies, and adds certain additional disclosures. The Company adopted ASU 2018-13 as of the reporting period beginning January 1, 2020. The adoption of this update required a change in disclosures and had no impact on the Company’s consolidated financial statements.

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Recently Issued Accounting Standards

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. ASU 2019-12 will be effective beginning in the first quarter of the Company’s fiscal year 2021. Early adoption is permitted. The Company is currently evaluating the impact this update will have on its consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40), which updates various codification topics to simplify the accounting guidance for certain financial instruments with characteristics of liabilities and equity, with a specific focus on convertible instruments and the derivative scope exception for contracts in an entity’s own equity and amends the diluted EPS computation for these instruments. ASU 2020-06 is effective for annual and interim reporting periods beginning after December 15, 2021, with early adoption permitted for annual and interim reporting periods beginning after December 15, 2020. The Company will adopt ASU 2020-06 as of the reporting period beginning January 1, 2021. The Company is currently evaluating the impact this update will have on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20 – Receivables – Nonrefundable Fees and Other Costs, which clarifies that a reporting entity should assess whether a callable debt security purchased at a premium is within the scope of ASC 310-20-35-33 each reporting period, which impacts the amortization period for nonrefundable fees and other costs. The Company will adopt ASU 2020-08 as of the reporting period beginning January 1, 2021. The Company is currently evaluating the impact this update will have on its consolidated financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which updates various codification topics by clarifying or improving disclosure requirements to align with the SEC’s regulations. The Company will adopt ASU 2020-10 as of the reporting period beginning January 1, 2021. The adoption of this update is not expected to have a material effect on the Company’s consolidated financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt-Modifications and Extinguishments (Subtopic 470-50), Compensation (Topic 718), and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options, a consensus of the Emerging Issues Task Force (EITF), to provide explicit guidance on accounting by issuers for modifications or exchanges of freestanding equity-classified written call options that remain equity classified after the modification or exchange. ASU 2021-04 is effective for fiscal years beginning after December 31, 2021. The Company is currently evaluating the impact this update will have on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, authoritative guidance, if currently adopted, would have a material impact on the Company’s financial statement presentation or disclosures.

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3. Acquisitions

2020 Acquisitions

The Company uses the acquisition method of accounting, which is based on ASC, Business Combinations (Topic 805), and uses the fair value concepts which requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

On March 9, 2020, the Company entered into an asset purchase agreement with Petametrics Inc., dba LiftIgniter, a Delaware corporation (“LiftIgniter”), where it purchased substantially all the assets, including the intellectual property and excluding certain accounts receivable, and assumed certain liabilities. The purchase price consisted of: (1) cash payment of $184,087 on February 19, 2020, in connection with the repayment of all outstanding indebtedness, (2) at closing, a cash payment of $131,202, (3) collections of certain accounts receivable, (4) on the first anniversary date of the closing issuance of restricted stock units for an aggregate of up to 312,500 shares of the Company’s common stock, and (5) on the second anniversary date of the closing, issuance of restricted stock units for an aggregate of up to 312,500 shares of the Company’s common stock.

The composition of the purchase price is as follows:

Cash	$315,289
Indemnity restricted stock units for shares of common stock	500,000
Total purchase consideration	$815,289

The purchase price allocation resulted in the following amounts being allocated to the assets acquired and liabilities assumed at the closing date of the acquisition based upon their respective fair values as summarized below:

Accounts receivable	$37,908
Developed technology	917,762
Accounts payable	(53,494)
Unearned revenue	(86,887)
Net assets acquired	$815,289

The useful life for the developed technology is three years (3.0 years).

2019 Acquisitions

TheStreet, Inc. – On June 11, 2019, the Company, TST Acquisition Co., Inc., a Delaware corporation (“TSTAC”), a newly-formed indirect wholly owned subsidiary of the Company, and TheStreet, entered into an agreement and plan of merger, as amended (the “TheStreet Merger Agreement”), pursuant to which TSTAC merged with and into TheStreet, with TheStreet continuing as the surviving corporation in the merger and as a wholly owned subsidiary of the Company (“TheStreet Merger”). TheStreet Merger Agreement provided that all issued and outstanding shares of common stock of TheStreet would be exchanged for an aggregate of $16,500,000 in cash. Pursuant to the terms of TheStreet Merger Agreement, on June 10, 2019, the Company deposited $16,500,000 into an escrow account pursuant to an escrow agreement.

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On August 7, 2019, the Company acquired all of the outstanding shares of TheStreet for total cash consideration of $16,500,000, pursuant to TheStreet Merger Agreement. The results of operation of the acquired business and the estimated fair market values of the assets acquired and liabilities assumed have been included in the consolidated financial statements as of the acquisition date. TheStreet’s addition to the Company’s premium media coalition highlights its strategic growth and adds a flagship to the portfolio of major media brands. The Company acquired TheStreet to enhance the user’s experience by increasing content through the Company’s industry-leading technology, distribution and monetization platform. TheStreet is a digital financial media company that provides reporting on investment trends and analysis and operates a network of 28 premium content channels that act as an open community for writers, explorers, knowledge seekers and conversation starters to connect in an interactive and informative online space. In connection with TheStreet Merger, the Company entered into an arrangement with a co-founder to continue certain services (further details are provided under the heading Cramer Digital, Inc. Agreement in Note 25). TheStreet operates primarily in the United States.

The Company funded the cash consideration pursuant to TheStreet Merger from the net proceeds from the 12% Senior Secured Note financing (as described in Note 19).

The Company incurred $199,630 in transaction costs related to the acquisition, which primarily consisted of banking, legal, accounting and valuation-related expenses. The acquisition related expenses were recorded within general and administrative expense on the consolidated statements of operations.

The purchase price allocation resulted in the following amounts being allocated to the assets acquired and liabilities assumed at the closing date of the acquisition based upon their respective fair values as summarized below:

Accounts receivable	$1,586,031
Prepaid expenses	1,697,347
Restricted cash	500,000
Other current assets	53,001
Other long-term assets	689,512
Property and equipment	718,475
Operating right-of-use assets	1,395,474
Developed technology	4,388,104
Trade name	2,580,000
Subscriber relationships	2,150,000
Advertiser relationships	2,240,000
Database	1,140,000
Goodwill	8,815,090
Accounts payable	(1,313,223)
Accrued expenses	(1,129,009)
Other current liabilities	(373,836)
Unearned revenues	(6,242,335)
Operating lease liabilities	(2,394,631)
Net assets acquired	$16,500,000

The Company utilized an independent appraisal, as well as other available market data, to assist in the determination of the fair values of the assets acquired and liabilities assumed, which required certain significant management assumptions and estimates. The fair value of the intangible assets were determined as follows: developed technology was determined under the cost approach with a useful life of three years (3.0 years); trade name was determined using the relief from royalty method of the income approach with a useful life of twenty years (20.0 years); subscriber relationships and advertising relationships were determined using the multi-period excess earnings method of the income approach with a useful life of eight and four tenths years (8.4 years) and nine and four tenths years (9.4 years), respectively; and data base was determined using the replacement cost method of the cost approach with a useful life of fifteen years (15.0 years). The weighted-average useful life for the intangible assets is eight and six tenths years (8.6 years). The fair value of the unearned revenues was determined with the following inputs: (1) projection of when unearned revenue will be earned; (2) expense necessary to fulfill the subscriptions; (3) gross up of the fulfillment costs to include a market participant level of profitability; (4) slight premium to the fulfillment-costs plus a reasonable profit metric; and (5) reduce projected future cash flows to present value using an appropriate discount rate.

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The excess of purchase price over the fair value amounts assigned to the assets acquired and liabilities assumed represents goodwill from the acquisition. Goodwill is recorded as a non-current asset that is not amortized but is subject to an annual review for impairment. The Company believes the factors that contributed to goodwill include the acquisition of a talented workforce that expands the Company’s expertise and synergies that are specific to the Company’s consolidated business and not available to market participants.

Licensing Agreement with ABG-SI LLC – On June 14, 2019, the Company and ABG, a Delaware limited liability company and indirect wholly owned subsidiary of Authentic Brands Group, entered into the Sports Illustrated Licensing Agreement, pursuant to which the Company has the exclusive right and license in the United States, Canada, Mexico, United Kingdom, Republic of Ireland, Australia, and New Zealand to operate the Sports Illustrated media business (in the English and Spanish languages), including to (i) operate the digital and print editions of Sports Illustrated (including all special interest issues and the swimsuit issue) and Sports Illustrated for Kids, (ii) develop new digital media channels under the Sports Illustrated brands, and (iii) operate certain related businesses, including without limitation, special interest publications, video channels, bookazines and the licensing and/or syndication of certain products and content under the Sports Illustrated brand (collectively, the “Sports Illustrated Licensed Brands”).

The initial term of the Sports Illustrated Licensing Agreement commenced on October 4, 2019 upon the termination of the Meredith License Agreement (as defined below) and continues through December 31, 2029. The Company has the option, subject to certain conditions, to renew the term of the Sports Illustrated Licensing Agreement for nine consecutive renewal terms of 10 years each (collectively with the initial term, the “Term”), for a total of 100 years. The Sports Illustrated Licensing Agreement provides that the Company will pay to ABG annual royalties in respect of each year of the Term based on gross revenues (“Royalties”) with guaranteed minimum annual amounts. On the execution of the Sports Illustrated Licensing Agreement, the Company prepaid ABG $45,000,000 against future Royalties upon (see Note 5). In addition, ABG will pay to the Company a share of revenues relating to certain Sports Illustrated business lines not licensed to the Company, such as all gambling-related advertising and monetization, events, and commerce. The Company funded the prepaid Royalties from the net proceeds from the 12% Senior Secured Notes financing (as described in Note 19). The Company entered into the Licensing Agreement as part of its growth strategy to serve as a cornerstone of vertical content.

Pursuant to a publicly announced agreement, dated May 24, 2019, between ABG and Meredith, Meredith previously operated the Sports Illustrated Licensed Brands under license from ABG (the “Meredith License Agreement”). On October 3, 2019, Maven and Meredith entered into a Transition Services Agreement and an Outsourcing Agreement (collectively, the “Transition Agreement”), whereby the parties agreed to the terms and conditions under which Meredith continued to operate certain aspects of the business and provide certain services during the fourth quarter of 2019 as all activities were transitioned over to Maven. Through these agreements, Maven took over operating control of the Sports Illustrated Licensed Brands, and the Transition Agreement was terminated.

In connection with the Sports Illustrated Licensing Agreement, the Company issued ABG warrants to acquire common stock of the Company (the “ABG Warrants”) for performance of future services (see Note 22).

As consideration for entering into the Licensing Agreement, the Company agreed to retain the responsibility and lead the negotiations with Meredith to provide for the transfer of the Sports Illustrated Licensed Brands from Meredith, including an arrangement where Meredith retains responsibility for producing and distributing the physical publications Sports Illustrated and Sports Illustrated for Kids (the “Magazines”) and subscriber marketing, as well as to retain responsibility for paying the deferred subscription revenue, described in the Sports Illustrated Licensing Agreement, as the total liability to subscribers to fulfill unfulfilled subscriptions to the print and electronic editions of the Magazines, accrued as of October 4, 2019, and the obligation to issue to each subscriber requesting a refund in connection therewith the amount of such liability owing to that subscriber. No cash was paid to ABG in connection with the Sports Illustrated Licensing Agreement.

The Company concluded that the Sports Illustrated Licensing Agreement entered into to conduct the licensed brands was an asset acquisition in accordance with ASC 805, Business Combinations, Subtopic 50, Related Issues (ASC 805-50), as substantially all of the fair value of the gross assets acquired by the Company is concentrated in a group of similar identifiable assets. All direct acquisition related costs of $331,026 are assigned to the assets in relation to the relative fair value of the acquired assets and recorded as part of the consideration transferred.

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In accordance with the above guidance, the fair value of the assets acquired and liabilities assumed at the effective date of the acquisition based upon their respective fair values are summarized below:

Accounts receivable	$337,481
Prepaid expenses	1,534,922
Subscriber relationships	71,308,799
Other current liabilities	(632,056)
Unearned revenues	(47,249,470)
Subscription refund liability	(5,427,523)
Deferred tax liabilities	(19,541,127)
Net assets acquired	$331,026

The Company utilized an independent appraisal, as well as other available market data, to assist in the determination of the fair values of the assets acquired and liabilities assumed, which required certain significant management assumptions and estimates. The fair value of the intangible asset was determined by an independent appraisal in accordance with ASC 805-50 by allocating the fair value of an assumed liability to the individual assets acquired based on their relative fair values, with the fair value of the assumed liabilities (or unearned revenues and subscription refund liability) assigned to the subscriber relationships asset as the subscribers are sufficiently similar and can be valued together as a single identifiable asset acquired. The fair value of the unearned revenues was determined with the following inputs: (1) projection of when unearned revenue will be earned; (2) expense necessary to fulfill the subscriptions; (3) gross up of the fulfillment costs to include a market participant level of profitability; (4) slight premium to the fulfillment-costs plus a reasonable profit metric; and (5) reduce projected future cash flows to present value using an appropriate discount rate. The fair value of the subscription refund liability was established based upon the historical return rates for specific products. The subscriber relationships (the customer-based intangible assets) useful life was determined by establishing the average term of the issues served taking into account expected subscription renewals, which is five years (5.0 years).

The Company concluded and recognized deferred tax liabilities, consistent with the guidance for an asset acquisition, at the Licensing Agreement effective date in accordance with ASC 740, Income Taxes, based on the difference between the book and tax basis of the assets acquired calculated under the simultaneous equation model using the initial measurement guidance in accordance with ASC 805.

4. Prepayments and Other Current Assets

Prepayments and other current assets are summarized as follows:

	As of December 31,
	2020	2019
Prepaid expenses	$3,400,080	$3,370,757
Prepaid software license	378,488	89,822
Refundable income and franchise taxes	733,553	733,553
Security deposits	92,494	96,135
Other receivables	62,648	20,468
	$4,667,263	$4,310,735

5. Royalty Fees

As of December 31, 2020 and 2019, $26,250,000 and $41,250,000, respectively, of prepaid Royalties fees was unamortized from the $45,000,000 guaranteed minimum annual Royalties that was paid to ABG in connection with the Sports Illustrated Licensing Agreement. The Royalties are being recognized over a period of three-years starting October 4, 2019. As of December 31, 2020 and 2019, the current portion of $15,000,000 was reflected within royalty fees on the consolidated balance sheets and the long-term portion of $11,250,000 and $26,250,000, respectively, was reflected within royalty fees, net of current portion on the consolidated balance sheets.

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6. Property and Equipment

Property and equipment are summarized as follows:

	As of December 31,
	2020	2019
Office equipment and computers	$1,341,292	$476,233
Furniture and fixtures	19,997	193,914
Leasehold improvements	345,516	307,550
	1,706,805	977,697
Less accumulated depreciation and amortization	(577,367)	(316,420)
Net property and equipment	$1,129,438	$661,277

Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was $638,796 and $276,791, respectively. Depreciation and amortization expense is included in selling and marketing expenses and general and administrative expenses, as appropriate, on the consolidated statements of operations. No impairment charges have been recorded in the periods presented.

7. Leases

The Company adopted the comprehensive new lease accounting standard effective January 1, 2019 using the modified retrospective transition method. The Company elected the package of practical expedients under the new lease standards, which includes (i) not reassessing whether any expired or existing contracts are or contain a lease, (ii) not reassessing lease classification for any expired or existing leases, (iii) not reassessing initial direct costs for any existing leases, and (iv) account for a lease and non-lease component as a single component for certain classes of assets. The Company will not adopt the practical expedient to use hindsight in determining the lease term. Adoption of the new standard resulted in recording operating lease right-of-use assets and operating lease liabilities of on the consolidated balance sheets. The adoption of the standard was immaterial and did not result in an impact as of January 1, 2019. The standard did not have a material impact on the consolidated statements of operations or consolidated statements of cash flows.

The Company’s leases are primarily comprised of real estate leases for the use of office space, with certain lease arrangements that contain equipment. The Company determines whether an arrangement contains a lease at inception. Lease assets and liabilities are recognized upon commencement of the lease based on the present value of the future minimum lease payments over the lease term. The lease term includes options to extend the lease when it is reasonably certain that the Company will exercise that option. Substantially all of the leases are long-term operating leases for facilities with fixed payment terms between 1.5 and 12.8 years, which expire at various dates through 2032.

The table below presents supplemental information related to operating leases:

	Year Ended December 31,
	2020	2019
Operating lease costs during the year	$4,054,423	$1,112,362
Cash payments included in the measurement of operating lease liabilities during the year	$3,188,986	$1,212,800
Operating lease liabilities arising from obtaining lease right-of-use assets during the year	$16,617,790	$3,853,500
Weighted-average remaining lease term (in years) as of year-end	11.25	5.03
Weighted-average discount rate during the year	13.57%	9.85%

As most of the Company’s leases do not provide an implicit rate, the Company is required to use its incremental borrowing rate. The Company uses an incremental borrowing rate based on the information available at the lease commencement date to determine present value of lease payments. The incremental borrowing rate used is the rate the Company would have to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

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On February 7, 2020, under the terms of the first amendment to the 12% Amended Senior Secured Notes (as further amended and described in Note 19), BRF Finance Co., LLC (“BRF Finance”), an affiliated entity of B. Riley, issued a letter of credit for $3,024,232 to one of the Company’s landlords. In the event BRF Finance is required to make a draw on the letter of credit, the amount paid will automatically be added to principal of the outstanding notes. As of December 31, 2020 and 2019, security deposits under letters of credit or cash deposited with banks under the terms of the lease arrangements were $185,606 and $160,910, respectively, reflected within other assets on the consolidated balance sheets.

Maturity of Lease Liabilities

The present value of the Company’s operating leases consisted of the following as of December 31, 2020:

Year Ending December 31,
2021	$3,804,853
2022	3,525,158
2023	3,528,696
2024	3,526,406
2025	3,740,591
Thereafter	23,822,981
Minimum lease payments	41,948,685
Less imputed interest	(21,002,931)
Present value of operating lease liabilities	$20,945,754
Current portion of operating lease liabilities	$1,059,671
Long-term portion of operating lease liabilities	19,886,083
Total operating lease liabilities	$20,945,754

8. Platform Development

Platform development costs are summarized as follows:

	As of December 31,
	2020	2019
Platform development	$16,027,428	$10,678,692
Less accumulated amortization	(8,671,820)	(4,785,973)
Net platform development	$7,355,608	$5,892,719

A summary of platform development activity for the years ended December 31, 2020 and 2019 is as follows:

	As of December 31,
	2020	2019
Platform development beginning of year	$10,678,692	$6,833,900
Payroll-based costs capitalized during the year	3,750,541	2,537,402
Total capitalized costs	14,429,233	9,371,302
Stock-based compensation	1,608,995	1,307,390
Dispositions during the year	(10,800)	-
Platform development end of year	$16,027,428	$10,678,692

Amortization expense for platform development for the years ended December 31, 2020 and 2019, was $3,890,966 and $2,660,029, respectively, is included within cost of revenues on the consolidated statements of operations.

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9. Intangible Assets

Intangible assets subject to amortization consisted of the following:

	Weighted Average	As of December 31, 2020			As of December 31, 2019
	Useful Life (in years)	Carrying Amount	Accumulated Amortization	Net Carrying Amount	Carrying Amount	Accumulated Amortization	Net Carrying Amount
Developed technology	4.70	$19,070,857	$(8,283,740)	$10,787,117	$19,138,104	$(4,090,359)	$15,047,745
Noncompete agreement	2.00	480,000	(480,000)	-	480,000	(252,000)	228,000
Trade name	16.63	3,328,000	(503,342)	2,824,658	3,328,000	(224,745)	3,103,255
Subscriber relationships	5.10	73,458,799	(18,105,041)	55,353,758	73,458,799	(3,587,837)	69,870,962
Advertiser relationships	9.42	2,240,000	(332,515)	1,907,485	2,240,000	(94,635)	2,145,365
Database	3.00	1,140,000	(531,183)	608,817	1,140,000	(151,183)	988,817
Subtotal amortizable intangible assets		99,717,656	(28,235,821)	71,481,835	99,784,903	(8,400,759)	91,384,144
Website domain name	-	20,000	-	20,000	20,000	-	20,000
Total intangible assets		$99,737,656	$(28,235,821)	$71,501,835	$99,804,903	$(8,400,759)	$91,404,144

Developed technology, noncompete agreement, trade name, subscriber relationships, advertiser relationships, and database intangible assets subject to amortization were recorded as part of the Company’s business acquisitions. The website domain name has an infinite life and is not being amortized. Amortization expense for the years ended December 31, 2020 and 2019 was $20,301,665 and $7,806,517, respectively. Amortization expense for developed technology and platform development of $4,659,986 and $3,531,936 for the years ended December 31, 2020 and 2019, respectively, are included within cost of revenues on the consolidated statements of operations. No impairment charges have been recorded during the years ended December 31, 2020 and 2019.

Estimated total amortization expense for the next five years and thereafter related to the Company’s intangible assets subject to amortization as of December 31, 2020 is as follows:

Year Ending December 31,
2021	$19,803,965
2022	19,209,117
2023	17,460,073
2024	11,397,870
Thereafter	3,610,810
$71,481,835

10. Other Assets

Other assets are summarized as follows:

	As of December 31,
	2020	2019
Security deposit	$110,418	$110,418
Other deposits	15,400	65,764
Prepaid expenses	732,309	867,467
Note receivable	-	41,638
Prepaid supplies	472,685	-
	$1,330,812	$1,085,287

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11. Goodwill

The changes in carrying value of goodwill as follows:

	As of December 31,
	2020	2019
Carrying value at beginning of year	$16,139,377	$7,324,287
Goodwill acquired in acquisition of TheStreet	-	8,815,090
Carrying value at end of year	$16,139,377	$16,139,377

The Company performs its annual impairment test at the reporting unit level, which is the operating segment or one level below the operating segment. Management determined that the Company would be aggregated into a single reporting unit for purposes of performing the impairment test for goodwill.

For the years ended December 31, 2020 and 2019, the Company as part of its annual evaluations utilized the option to first assess qualitative factors to determine whether it was necessary to perform the quantitative goodwill impairment assessment. As part of this assessment, the Company reviews qualitative factors which include, but are not limited to, economic, market and industry conditions, as well as the financial performance of its reporting unit. In accordance with applicable guidance, an entity is not required to calculate the fair value of its reporting unit if, after assessing these qualitative factors, the Company determines that it is more likely than not that the fair value of its reporting unit is greater than its respective carrying amount. The annual impairment test was performed on December 31, 2020. No impairment of goodwill has been identified during the years ended December 31, 2020 and 2019.

12. Restricted Stock Liabilities

On December 15, 2020, the Company entered into an amendment for certain restricted stock awards and units that were previously issued to certain employees in connection with the HubPages merger. Pursuant to the amendment:

●	the restricted stock awards ceased to vest and all unvested shares were deemed unvested and forfeited, leaving an aggregate of 1,064,549 shares vested;
●	the restricted stock units were modified to vest on December 31, 2020, and as of the close of business on December 31, 2020, each restricted stock unit was terminated and deemed forfeited, with no shares vesting thereunder; and
●	subject to certain conditions, the Company agreed to purchase the vested restricted stock awards and restricted stock units, at a price of $4.00 per share in 24 equal monthly installments on the second business day of each calendar month beginning on January 4, 2021.

As a result of the modification of the equity-based awards, the Company recognized $334,328 of incremental stock-based compensation costs at the time of the modification and recorded $3,800,734 as a reclassification of restricted stock awards and units from equity to liability classified upon modification, as reflected within additional paid-in capital on the consolidated statements of stockholders’ deficiency.

The following table presents the components of the restricted stock liabilities as of December 31, 2020:

Restricted stock liabilities recorded upon modification of the restricted stock awards and units (1,064,549 restricted stock to be purchased at $4.00 per share)	$4,258,196
Less imputed interest	(457,462)
Present value of restricted stock liabilities	3,800,734
Less prepayments on December 31, 2020	(177,425)
Restricted stock liabilities	$3,623,309
Current portion of restricted stock liabilities	$1,627,499
Long-term portion of restricted stock liabilities	1,995,810
Total restricted stock liabilities	$3,623,309

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13. Accrued Expenses

Accrued expenses are summarized as follows:

	As of December 31,
	2020	2019
General accrued expenses	$4,116,875	$7,665,518
Accrued payroll and related taxes	2,519,903	968,782
Accrued publisher expenses	3,956,114	1,550,669
Sales tax liability	1,063,515	801,930
Due to Meredith	-	701,734
Due to ABG	-	4,000,000
Restricted stock liabilities	1,627,499	-
Other	1,434,287	794,568
	$14,718,193	$16,483,201

14. Line of Credit

FastPay Credit Facility – On February 27, 2020, the Company entered into a financing and security agreement with FPP Finance LLC (“FastPay”), pursuant to which FastPay extended a $15,000,000 line of credit for working capital purposes secured by a first lien on all of the Company’s cash and accounts receivable and a second lien on all other assets. Borrowings under the facility bear interest at the LIBOR Rate plus 8.50% and have a final maturity of February 6, 2022. As of December 31, 2020, the balance outstanding under the FastPay facility was $7,178,791. As of the date these condensed consolidated financial statements were issued or were available to be issued the balance outstanding was approximately $6.5 million.

SallyPort Credit Facility – During November 2018, the Company entered into a factoring note agreement, with a $3,500,000 maximum facility limit, with Sallyport Commercial Finance, LLC (“Sallyport”) to increase working capital through accounts receivable factoring. The note provided for maximum borrowing up to 85% of the eligible accounts receivable (the “Advance Rate”) and the Company was permitted to adjust the amount advanced up or down at any time. The note was subject to a minimum monthly sales shortfall fee in the event the monthly sales volume is below $1,000,000. The note bore interest at the prime rate plus 4.00% (the “Interest Rate”) (8.75% as of December 31, 2019) and provided for a floor rate of 5.00% with a default rate of 3.00% plus the Interest Rate. In addition, the note provided for an initial factoring fee of 0.415% with an annual per day fee of $950. As of December 31, 2019, Sallyport collected accounts receivable in excess of the balance outstanding under the note, therefore, the Company was due $626,532 from Sallyport which was reflected within accounts receivable on the condensed consolidated balance sheet. Effective January 30, 2020, the Company’s factoring facility with Sallyport was closed and funds were no longer available for advance.

15. Liquidated Damages Payable

Liquidated Damages payable are summarized as follows:

	As of December 31, 2020
	MDB Common Stock to be Issued (1)	Series H Preferred Stock	12% Convertible Debentures	Series I Preferred Stock	Series J Preferred Stock	Total
Registration Rights Damages	$15,001	$1,163,955	$-	$1,386,000	$1,200,000	$3,764,956
Public Information Failure Damages	-	1,163,955	905,490	1,386,000	1,200,000	4,655,445
Accrued interest	-	481,017	134,466	332,185	200,022	1,147,690
	$15,001	$2,808,927	$1,039,956	$3,104,185	$2,600,022	$9,568,091

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	As of December 31, 2019
	MDB Common Stock to be Issued (1)	Series H Preferred Stock	12% Convertible Debentures	Series I Preferred Stock	Series J Preferred Stock	Total
Registration Rights Damages	$15,001	$1,163,955	$-	$1,108,800	$840,000	$3,127,756
Public Information Failure Damages	-	1,163,955	893,190	1,039,500	840,000	3,936,645
Accrued interest	-	481,017	132,888	262,193	140,015	1,016,113
	$15,001	$2,808,927	$1,026,078	$2,410,493	$1,820,015	$8,080,514

(1)	Consists of shares of common stock issuable to MDB Capital Group, LLC (“MDB”).

Information with respect to the Liquidated Damages recognized on the consolidated statements of operations is provided in Note 23, and for amounts contingently liable in Note 26.

16. Fair Value Measurements

The Company’s financial instruments consist of Level 1, Level 2 and Level 3 assets as of December 31, 2020 and 2019. As of December 31, 2020 and 2019, the Company’s cash and cash equivalents of $9,033,872 and $8,852,281, respectively, were Level 1 assets and included savings deposits, overnight investments, and other liquid funds with financial institutions.

Financial instruments measured at fair value during the year consisted of the following as of December 31, 2020 and 2019:

	Year Ended December 31, 2020
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Long-term debt:
12% Amended Senior Secured Notes	$52,556,401	$-	$52,556,401	$-
Warrant derivative liabilities:
Strome Warrants	$704,707	$-	$-	$704,707
B. Riley Warrants	443,188	-	-	443,188
Total warrant derivative liabilities	$1,147,895	$-	$-	$1,147,895

	Year Ended December 31, 2019
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Long-term debt:
12% Amended Senior Secured Notes	$44,009,745	$-	$44,009,745	$-
Warrant derivative liabilities:
Strome Warrants	$1,036,687	$-	$-	$1,036,687
B. Riley Warrants	607,513	-	-	607,513
Total warrant derivative liabilities	$1,644,200	$-	$-	$1,644,200
Embedded derivative liabilities	$13,501,000	$-	$-	$13,501,000

The carrying value of the Company’s 12% Amended Senior Secured Notes (as defined below) approximates fair value based on current market interest rates for debt instruments of similar credit standing and, consequently, their fair values are based on Level 2 inputs.

The quantitative information utilized in the fair value calculation of the Level 3 liabilities are as follows:

The Company accounts for certain warrants and the embedded conversion features of the 12% Convertible Debentures (as described in Note 18) as derivative liabilities, which require the Company carry such amounts on its consolidated balance sheets as a liability at fair value, as adjusted at each reporting period-end.

The Company determined the fair value of the L2 Warrants, Strome Warrants and B. Riley Warrants (all as described in Note 21) utilizing the Black-Scholes valuation model as further described below. These warrants and the embedded conversion features are classified as Level 3 within the fair-value hierarchy. Inputs to the valuation model include the Company’s publicly-quoted stock price, the stock volatility, the risk-free interest rate, the remaining life of the warrants and debentures, the exercise price or conversion price, and the dividend rate. The Company uses the closing stock price of its common stock over an appropriate period of time to compute stock volatility. These assumptions are summarized as follows:

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L2 Warrants – 2019 assumptions: Black-Scholes option-pricing; expected life: 3.75 years; risk-free interest rate: 1.56%; volatility factor: 130.46%; dividend rate: 0.0%; transaction date closing market price: $0.89; exercise price: $0.50.

Strome Warrants – 2020 assumptions: Black-Scholes option-pricing; expected life: 2.45; risk-free interest rate: 0.13%; volatility factor: 150.55%; dividend rate: 0.0%; transaction date closing market price: $0.60; exercise price: $0.50; and 2019 assumptions: Black-Scholes option-pricing; expected life: 3.45; risk-free interest rate: 1.62%; volatility factor: 144.56%; dividend rate: 0.0%; transaction date closing market price: $0.80; exercise price: $4.50.

B. Riley Warrants – 2020 assumptions: Black-Scholes option-pricing; expected life: 4.79 years; risk-free interest rate: 0.36%; volatility factor: 140.95%; dividend rate: 0.0%; transaction date closing market price: $0.60; exercise price: $1.00; and 2019 assumptions: Black-Scholes option-pricing; expected life: 5.80 years; risk-free interest rate: 1.76%; volatility factor: 127.63%; dividend rate: 0.0%; transaction date closing market price:$0.80; exercise price: $1.00.

The following table represents the carrying amount, valuation and roll-forward of activity for the Company’s warrants accounted for as a derivative liability and classified within Level 3 of the fair-value hierarchy as of and for the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Carrying amount at beginning of year:
L2 Warrants	$-	$418,214
Strome Warrants	1,036,687	587,971
B. Riley Warrants	607,513	358,050
Subtotal carrying amount at beginning of year	1,644,200	1,364,235
Change in valuation of warrant derivative liabilities:
L2 Warrants	-	316,972
Strome Warrants	(331,980)	448,716
B. Riley Warrants	(164,325)	249,463
Subtotal change in valuation during the year	(496,305)	1,015,151
Exercise of warrants during the year:
L2 Warrants	-	735,186
Carrying amount at end of year:
Strome Warrants	704,707	1,036,687
B. Riley Warrants	443,188	607,513
Carrying amount at end of year	$1,147,895	$1,644,200

For the years ended December 31, 2020 and 2019, the change in valuation of warrant derivative liabilities recognized within other (expense) income on the consolidated statement of operations, as described in the above table of $496,305 and ($1,015,151), respectively. The L2 Warrants were fully exercised on a cashless basis during the year ended December 31, 2019, resulting in a $735,186 offset within additional paid-in capital on the consolidated statements of stockholders’ deficiency.

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The following table represents the carrying amount, valuation and a roll-forward of activity for the conversion option features, buy-in features, and default remedy features, as deemed appropriate for each instrument (collectively the embedded derivative liabilities), for the 12% Convertible Debentures (refer to Note 18) accounted for as embedded derivative liabilities and classified within Level 3 of the fair-value hierarchy as of and for the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Recognition of embedded derivative liabilities (conversion feature, buy-in feature, and default remedy feature):
Carrying amount at beginning of year	$13,501,000	$7,387,000
Issuance date of March 18, 2019	-	822,000
Issuance date of March 27, 2019	-	188,000
Issuance date of April 8, 2019	-	64,000
Change in fair value of embedded derivative liabilities	(2,571,004)	5,040,000
Fair value of embedded derivative liabilities recorded within additional paid-capital upon conversion of 12% convertible debentures	(10,929,996)	-
Carrying amount at end of year	$-	$13,501,000

For the year ended December 31, 2020, the change in valuation of embedded derivative liabilities as described in the above table of $2,571,004 was recognized as other income on the consolidated statements of operations. For the year ended December 31, 2019, the change in valuation of embedded derivative liabilities as described in the above table of $5,040,000 was recognized as other expense on the consolidated statements of operations.

In addition, the fair value requirement at each period-end for the Series G Preferred Stock embedded conversion feature was no longer required for the year ended December 31, 2019 since it is not considered a derivative liability, therefore, the carrying amount of $72,563 as of January 1, 2018 was recognized as other income of $72,563 during the year ended December 31, 2019 on the consolidated statements of operations.

As a result of the conversion of certain 12% Convertible Debentures into shares of the Company’s common stock, the Company recorded the fair value of the embedded derivative liabilities of the conversion option features, buy-in features, and default remedy features of $10,929,996 within additional paid-in capital on the consolidated statements of stockholders’ deficiency (as further described in Note 18).

There have been no transfers in Level 1, Level 2, and Level 3 and no changes in valuation techniques for these assets or liabilities for the years ended December 31, 2020 and 2019.

17.	Promissory Notes

In May 2018, the Company’s then Chief Executive Officer began advancing funds to the Company in order to meet minimum operating needs. Such advances were made pursuant to promissory notes that were due on demand, with interest at the minimum applicable federal rate, which ranged from 2.18% to 2.38%. As of December 31, 2019, the total principal amount of advances outstanding were $319,351 (including accrued interest of $12,574) (see Note 25). As of December 31, 2020, the note was repaid (further details are provided in Note 20).

18.	Convertible Debt

During 2018 and 2019, the Company had various financings through the issuance of the 12% senior subordinated convertible debentures which were due and payable on December 31, 2020 (the “12% Convertible Debentures”). Interest accrued at the rate of 12% per annum, payable on the earlier of conversion or December 31, 2020. The Company’s obligations under the 12% Convertible Debentures were secured by a security agreement, dated as of October 18, 2018, by and among the Company and each investor thereto. The 12% Convertible Debentures were subject to the Company receiving stockholder approval to increase its authorized shares of common stock before conversion. Principal on the 12% Convertible Debentures were convertible into shares of the Company’s common stock, at the option of the investor at any time prior to December 31, 2020, at either a per share conversion price of $0.33 (with respect to the 12% Convertible Debentures issued in 2018) or $0.40 (with respect to the 12% Convertible Debentures issued in 2019), subject to adjustment for stock splits, stock dividends and similar transactions, and certain beneficial ownership blocker provisions. Further, the 12% Convertible Debentures were subject to Liquidated Damages (as further described below and in Note 23 and Note 26).

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The 12% Convertible Debentures were issued and convertible into shares of the Company’s common stock as follows: (1) gross proceeds of $13,091,528 on December 12, 2018, convertible into 39,671,297 shares; (2) gross proceeds of $1,696,000 on March 18, 2019, convertible into 4,240,000 shares; (3) gross proceeds of $318,000 on March 27, 2019, convertible into 795,000 shares; and (4) gross proceeds of $100,000 on April 8, 2019, convertible into 250,000 shares. Upon issuance of the various financings, the Company accounted for the embedded conversion option feature, buy-in feature, and default remedy feature (as further described below and in Note 16) as embedded derivative liabilities, which required the Company to carry such amount on its consolidated balance sheets as a liability at fair value, as adjusted at each period-end (see Note 16).

The Company also incurred debt issuance cost. The embedded derivative liabilities and debt issuance cost were treated as a debt discount and amortized over the term of the debt.

The 12% Convertible Debentures issued during the year ended December 31, 2019 were as follows:

On March 18, 2019, the Company entered into a securities purchase agreement with two accredited investors, including John Fichthorn, the Company’s Executive Chairman of the Board of Directors (the “Board”), pursuant to which the Company issued 12% Convertible Debentures in the aggregate principal amount of $1,696,000, which included a placement fee of $96,000 paid to B. Riley FBR in the form of a 12% Convertible Debenture, for acting as the Company’s placement agent in the offering. The Company received net proceeds of $1,600,000 and paid legal fees and expenses of $10,000 in cash. This financing of the 12% Convertible Debentures was subject to an issuance limitation, which fully limited the conversion of the 12% Convertible Debentures into shares of common stock by the holders (outside of the issuance limitation these 12% Convertible Debentures were convertible into 4,240,000 shares of the Company’s common stock), subject to certain conditions as described below.

On March 27, 2019, the Company entered into a securities purchase agreement with an accredited investor pursuant to which the Company issued 12% Convertible Debentures in the aggregate principal amount of $318,000, which included a placement fee of $18,000 paid to B. Riley FBR in the form of a 12% Convertible Debenture for acting as the Company’s placement agent in the offering. The Company received net proceeds of $300,000. This financing of the 12% Convertible Debentures was subject to an issuance limitation, which fully limited the conversion of the 12% Convertible Debentures into shares of common stock by the holder (outside of the issuance limitation these 12% Convertible Debentures were convertible into 795,000 shares of the Company’s common stock), subject to certain conditions as described below.

On April 8, 2019, the Company entered into a securities purchase agreement with an accredited investor, Todd D. Sims, a member of the Board, pursuant to which the Company issued a 12% Convertible Debenture in the aggregate principal amount of $100,000 and received $100,000 from the proceeds. This financing of the 12% Convertible Debenture was subject to an issuance limitation, which fully limited the conversion of the 12% Convertible Debentures into shares of common stock by the holder (outside of the issuance limitation this 12% Convertible Debenture was convertible into 250,000 shares of the Company’s common stock), subject to certain conditions as described below.

Upon issuance of the various financings of the 12% Convertible Debentures, the Company recognized the following embedded derivative liabilities that were bifurcated from the note instruments:

●	Conversion option – (1) At any time after the original issue date until the 12% Convertible Debenture is no longer outstanding, the 12% Convertible Debenture is convertible, in whole or in part, into shares of common stock at the option of the holder at the aforementioned conversion price, and (2) at any time and from time to time subject to: (i) an issuance limitation until the Company has an authorized share increase, and (ii) a beneficial ownership limitations, which prevents conversion if the common stock shares held by the holder exceeds 4.99% of the common stock outstanding (subject to increase by the holder to 9.99%).

●	Buy-in feature – (1) The 12% Convertible Debenture is puttable for a certain buy-in amount where it gives the holder the right, if the Company fails for any reason to deliver to the holder the conversion shares, to a cash settlement for the difference between the cost of the Company’s common stock in the open market and the conversion price; and (2) the put is contingent if the Company fails to deliver conversion shares pursuant to a buy-in event.

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●	Default remedy feature – (1) The 12% Convertible Debenture is puttable in the event of default where it gives the holder the right to repayment, in cash, the greater of (i) the outstanding principal amount due divided by the then conversion price times the daily volume weighted average price of the common stock; or (ii) the outstanding principal debt amount, plus unpaid but accrued interest and other amounts owing in the notes; and (2) the put is contingent upon a Change of Control (as described below) or Fundamental Transaction (as described below).

Change in Control – Change in Control, in general, means: (a) an acquisition in excess of 50% of the voting securities of the Company; (b) the Company merges into or consolidates whereby the Company stockholders own less than 50% of the aggregate voting power after the transaction; (c) the Company sells or transfers all or substantially all of its assets to whereby the Company stockholders own less than 50% of the aggregate voting power after the transaction; (d) a replacement at one time or within a three year period of more than one-half of the Board, which is not approved by a majority of those individuals who are members of the Board on the original issue date, subject to certain conditions; or (e) the execution by the Company of an agreement for any of the events set forth in clauses (a) through (d) above.

Fundamental Transaction – Fundamental Transaction, in general, means: (a) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation; (b) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (c) any, direct or indirect, purchase offer, tender offer or exchange offer is completed pursuant to which the Company common stock holders are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company’s outstanding common stock; (d) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Company’s common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property, or (e) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination whereby such transaction results in an acquisition of more than 50% of the outstanding shares of the Company’s common stock, subject to certain other conditions. Further, if a Fundamental Transaction occurs, the holders have the right to their conversion shares as if the beneficial ownership limitation or the issuance limitation was not in place, subject to certain terms as additional consideration.

The 12% Convertible Debentures also provided that as long as the debt remains outstanding, unless investors holding at least 51% in principal amount of the then-outstanding 12% Convertible Debentures otherwise agree, the Company was not permitted to enter into, incur, assume or guarantee any indebtedness, except for certain permitted indebtedness.

Pursuant to the registration rights agreements entered into in connection with the securities purchase agreements, the Company agreed to register the shares issuable upon conversion of the 12% Convertible Debentures for resale by the holders within a certain timeframe and subject to certain conditions. The registration rights agreement provides for a cash payment equal to 1.0% per month of the amount invested as partial liquidated damages upon the occurrence of certain events, on each monthly anniversary, up to a maximum amount of 6.0% of the aggregate amount invested, subject to interest at 12.0% per annum, accruing daily, until paid in full. The registration rights agreements provide for Registration Rights Damages (further details are provided in Note 15).

The securities purchase agreements also included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement after 6 months of the closing date, then the Company will be obligated to pay to each holder a cash payment equal to 1.0% of the aggregate amount invested for each 30-day period, or pro rata portion thereof, as partial liquidated damages per month, up to a maximum of 6 months, subject to interest at the rate of 1.0% per month until paid in full. The securities purchase agreements provide for Public Information Failure Damages (further details are provided in Note 15).

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The Company recognized a portion of the Public Information Failure Damages pursuant to the securities purchase agreements in connection with the 12% Convertible Debentures at the time of issuance as it was deemed probable the obligations would not be satisfied when the financings were completed (see Note 15 and Note 26).

On December 31, 2020, certain holders converted the 12% Convertible Debentures representing an aggregate of $18,104,949 of the then-outstanding principal and accrued but unpaid interest into 53,887,470 shares of the Company’s common stock at effective conversion per-share prices ranging from $0.33 to $0.40. Further, the Company repaid an aggregate of $1,130,903 of the 12% Convertible Debentures, including the then-outstanding principal and accrued interest, in cash. With respect to the conversion of the accrued interest into shares of the Company’s common stock, the Company recognized a loss on conversion of $3,297,539 at the time of conversion on the consolidated statements of operations. Upon conversion of the 12% Convertible Debentures, the Company recorded the aggregate outstanding principal and loss on conversion of the accrued interest of $21,402,488 within additional paid-capital on the consolidated statements of stockholders’ deficiency.

The following table represents the various financings of the 12% Convertible Debentures recognized during the year ended December 31, 2019 and carrying value as of December 31, 2019:

	Issuance Date				Total 12%
	December 12, 2018	March 18, 2019	March 27, 2019	April 8, 2019	Convertible Debentures
Principal amount of debt	$9,540,000	$1,696,000	$318,000	$100,000	$11,654,000
Less issuance costs	(590,000)	(96,000)	(18,000)	-	(704,000)
Net cash proceeds received	$8,950,000	$1,600,000	$300,000	$100,000	$10,950,000
Principal amount of debt (excluding original issue discount)	$9,540,000	$1,696,000	$318,000	$100,000	$11,654,000
Add conversion of debt from convertible debentures	3,551,528	-	-	-	3,551,528
Add: accrued interest	1,711,273	164,083	29,754	8,933	1,914,043
Principal amount of debt including accrued interest	14,802,801	1,860,083	347,754	108,933	17,119,571
Debt discount:
Allocated embedded derivative liabilities	(4,760,000)	(822,000)	(188,000)	(64,000)	(5,834,000)
Liquidated Damages recognized upon issuance	(706,944)	(67,200)	(12,600)	(4,200)	(790,944)
Issuance costs	(590,000)	(106,000)	(18,000)	-	(714,000)
Subtotal debt discount	(6,056,944)	(995,200)	(218,600)	(68,200)	(7,338,944)
Less amortization of debt discount	2,927,248	414,465	89,422	27,200	3,458,335
Unamortized debt discount	(3,129,696)	(580,735)	(129,178)	(41,000)	(3,880,609)
Carrying value at December 31, 2019	11,673,105	1,279,348	218,576	67,933	13,238,962
Less current portion	(534,993)	-	(206,204)	-	(741,197)
Carry value at December 31, 2019, net of current portion	$11,138,112	$1,279,348	$12,372	$67,933	$12,497,765

For additional information for the years ended December 31, 2020 and 2019 with respect to interest expense related to the 12% Convertible Debentures is provided in Note 19.

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19.	Long-term Debt

12% Senior Secured Note

On June 10, 2019, the Company entered into a note purchase agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, pursuant to which the Company issued to the investor a 12% senior secured note, due July 31, 2019 (the “12% Senior Secured Note”), in the aggregate principal amount of $20,000,000, which after taking into account a B. Riley FBR placement fee of $1,000,000 and legal fees and expenses of the investor of $135,000, resulted in the Company receiving net proceeds of $18,865,000, of which $16,500,000 was deposited into escrow to fund TheStreet Merger consideration and the balance of $2,365,000 was to be used by the Company for working capital and general corporate purposes.

The balance outstanding under the note purchase agreement was no longer outstanding as of June 14, 2019 (refer to 12% Amended Senior Secured Notes below).

12% Amended Senior Secured Notes

On June 14, 2019, the Company entered into an amended and restated note purchase agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, which amended and restated the note purchase agreement and the 12% Senior Secured Note issued by the Company thereunder. All borrowings under the amended and restated note purchase agreement are collateralized by substantially all assets of the Company. Pursuant to the amended and restated note purchase agreement, the Company issued an amended and restated 12% senior secured note, due June 14, 2022, in the aggregate principal amount of $68,000,000, which amended, restated, and superseded that $20,000,000 12% Senior Secured Note issued by the Company to the investor (the “12% Amended Senior Secured Note(s)”). The Company received additional gross proceeds of $48,000,000, which after taking into account a B. Riley FBR placement of $2,400,000, the Company received net proceeds of $45,600,000, of which $45,000,000 was paid to ABG against future Royalties in connection with the Sports Illustrated Licensing Agreement with ABG, and the balance of $600,000 was used by the Company for working capital and general corporate purposes. In addition, the Company paid B. Riley FBR, in cash, a success fee of $3,400,000 and legal fees of the investor of $50,000.

On August 27, 2019, the Company entered into a first amendment to amended note purchase agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, which amended the 12% Amended Senior Secured Note. Pursuant to this first amendment, the Company received gross proceeds of $3,000,000, which after taking into account a B. Riley FBR placement fee of $150,000, the Company received net proceeds of approximately $2,850,000, which was used by the Company for working capital and general corporate purposes. In addition, the Company paid B. Riley FBR in cash legal fees of the investor of $17,382.

On February 27, 2020, the Company entered into a second amendment to the amended and restated note purchase agreement, which further amended the amended and restated note purchase agreements dated as of June 14, 2019. Pursuant to the second amendment to the amended and restated note purchase agreement, the Company replaced its previous $3,500,000 working capital facility with Sallyport with a new $15,000,000 working capital facility with FastPay; and (ii) BRF Finance issued a letter of credit in the amount of approximately $3,000,000 to the Company’s landlord for the property lease located at 225 Liberty Street, 27th Floor, New York, New York 10281.

The balance outstanding under the note purchase agreement was no longer outstanding as of March 24, 2020 (refer to 12% Second Amended Senior Secured Notes below).

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12% Second Amended Senior Secured Notes

On March 24, 2020, the Company entered into a second amended and restated note purchase agreement, which further amended and restated the 12% Amended Senior Secured Notes (collectively, with all previous amendments and restatements, the “12% Second Amended Senior Secured Notes”). Pursuant to the 12% Second Amended Senior Secured Notes, interest on amounts outstanding under the existing 12% Amended Senior Secured Notes with respect to (i) interest that was payable on March 31, 2020 and June 30, 2020, and (ii) at the Company’s option, with the consent of requisite purchasers, interest that was payable on September 30, 2020 and December 31, 2020, in lieu of the payment in cash of all or any portion of the interest due on such dates, was payable in-kind in arrears on the last day of such applicable fiscal quarter.

On October 23, 2020, the Company entered into an amendment to the 12% Second Amended Senior Secured Notes (“Amendment 1”), pursuant to which the maturity date of the 12% Second Amended Senior Secured Notes was changed to December 31, 2022, subject to certain acceleration conditions. Pursuant to Amendment 1, interest payable on the 12% Second Amended Senior Secured Notes on September 30, 2020, December 31, 2020, March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 will be payable in-kind in arrears on the last day of such fiscal quarter. Alternatively, at the option of the holder, such interest amounts originally could have been paid in shares of Series K Preferred Stock; however, after December 18, 2020, the date the Series K Preferred Stock converted into shares of the Company’s common stock, all such interest amounts can be paid in shares of the Company’s common stock based upon the conversion rate specified in the Certificate of Designation for the Series K Preferred Stock, subject to certain adjustments.

Further details subsequent to the date of these consolidated financial statements are provided under the heading Long-Term Debt in Note 27.

Delayed Draw Term Note

On March 24, 2020, the Company entered into a 15% delayed draw term note (the “Term Note”) pursuant to the 12% Second Amended Senior Secured Notes, in the aggregate principal amount of $12,000,000.

On March 24, 2020, the Company drew down $6,913,865 under the Term Note, and after payment of commitment and funding fees paid to BRF Finance in the amount of $793,109, and other of its legal fees and expenses that were incurred, the Company received net proceeds of $6,000,000. The net proceeds were used for working capital and general corporate purposes. Additional borrowings under the Term Note requested by the Company may be made at the option of the purchasers, subject to certain conditions. Up to $8,000,000 in principal amount under the Term Note was originally due on March 31, 2021. Interest on amounts outstanding under the Term Note was payable in-kind in arrears on the last day of each fiscal quarter.

Pursuant to the terms of Amendment 1, the maturity date was changed from March 31, 2021 to March 31, 2022. Amendment 1 also provided that BRF Finance, as holder, could originally elect, in lieu of receipt of cash for payment of all or any portion of the interest due or cash payments up to a certain conversion portion (as further described in Amendment 1) of the Term Note, to receive shares of Series K Preferred Stock; however, after December 18, 2020, the date the Series K Preferred Stock converted into shares of the Company’s common stock, the holder may elect, in lieu of receipt of cash for such interest amounts, shares of the Company’s common stock Company’s common stock based upon the conversion rate specified in the Certificate of Designation for the Series K Preferred Stock, subject to certain adjustments.

On October 23, 2020, $3,367,000, including principal and accrued interest of the Term Note, converted into shares of the Company’s Series K Preferred Stock (see Note 20).

Further details subsequent to the date of these consolidated financial statements are provided under the heading Long-Term Debt in Note 27.

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Paycheck Protection Program Loan

On April 6, 2020, the Company entered into a note agreement with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (“SBA”) (the “PPP Loan”). The Company received total proceeds of $5,702,725 under the PPP Loan. In accordance with the requirements of the CARES Act, the Company used proceeds from the PPP Loan primarily for payroll costs. The PPP Loan was scheduled to mature on April 6, 2022, with a 0.98% interest rate and is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. The PPP Loan was fully forgiven on June 22, 2021 (further details are provided under the heading Long-Term Debt in Note 27).

The following table represents the components of long-term debt recognized during the years ended December 31, 2020 and 2019 and the carrying value as of December 31, 2020 and 2019:

	As of December 31,
	2020				2019
	12% Second Amended Senior Secured Notes Components	Delayed Draw Term Note Components	Paycheck Protection Program Loan Components	Total Long-term Debt Components	12% Second Amended Senior Secured Notes Components
Principal amount of debt:
Principal amount of debt received on June 10, 2019	$20,000,000	$-	$-	$20,000,000	$20,000,000
Principal amount of debt received on June 14, 2019	48,000,000	-	-	48,000,000	48,000,000
Principal amount of debt received on August 27, 2019	3,000,000	-	-	3,000,000	3,000,000
Principal amount of debt received on March 26, 2020	-	6,913,865	-	6,913,865	-
Principal amount of debt received on April 6, 2020	-	-	5,702,725	5,702,725	-
Subtotal principal amount of debt	71,000,000	6,913,865	5,702,725	83,616,590	71,000,000
Add accrued interest	7,457,388	675,958	-	8,133,346	1,082,642
Less principal payment paid in Series J Preferred Stock (net of interest of $146,067)	(4,853,933)	-	-	(4,853,933)	(4,853,933)
Less principal payment paid in Series K Preferred Stock (net of interest of $71,495)	-	(3,295,505)	-	(3,295,505)	-
Less principal payments paid in cash	(17,307,364)	-	-	(17,307,364)	(17,307,364)
Principal amount of debt outstanding including accrued interest	56,296,091	4,294,318	5,702,725	66,293,134	49,921,345
Debt discount:
Placement fee to B. Riley FBR	(3,550,000)	(691,387)	-	(4,241,387)	(3,550,000)
Commitment fee (2% of unused commitment)	-	(101,723)	-	(101,723)	-
Success based fee to B. Riley FBR	(3,400,000)	-	-	(3,400,000)	(3,400,000)
Legal and other costs	(202,382)	(120,755)	-	(323,137)	(202,382)
Subtotal debt discount	(7,152,382)	(913,865)	-	(8,066,247)	(7,152,382)
Less amortization of debt discount	3,412,692	554,693	-	3,967,385	1,240,782
Unamortized debt discount	(3,739,690)	(359,172)	-	(4,098,862)	(5,911,600)
Carrying value at end of year	$52,556,401	$3,935,146	$5,702,725	$62,194,272	$44,009,745

Information for the years ended December 31, 2020 and 2019 with respect to interest expense related to long-term debt is provided below under the heading Interest Expense.

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Interest Expense

The following table represents interest expense:

	Years Ended December 31,
	2020	2019
Amortization of debt discounts:
12% Convertible Debentures	$3,880,609	$3,304,893
12% Second Amended Senior Secured Notes	2,171,910	1,240,782
Term Note	554,693	-
Total amortization of debt discount	6,607,212	4,545,675
Accrued and noncash converted interest:
12% Convertible Debentures	2,116,281	1,831,130
12% Second Amended Senior Secured Notes	6,374,746	1,228,709
Term Note	747,453	-
Promissory Note	5,844	5,794
Total accrued and noncash converted interest	9,244,324	3,065,633
Cash paid interest:
12% Second Amended Senior Secured Notes	-	2,351,904
Promissory Note	-	983
Other	645,681	499,375
Total cash paid interest expense	645,681	2,852,262
Total interest expense	$16,497,217	$10,463,570

20.	Preferred Stock

The Company has the authority to issue 1,000,000 shares of preferred stock, $0.01 par value per share, consisting of authorized and/or outstanding shares as of December 31, 2020 as follows:

●	2,000 authorized shares designated as “Series F Convertible Preferred Stock,” none of which are outstanding;
●	1,800 authorized shares designated as “Series G Convertible Preferred Stock” (as further described below), of which 168.496 shares are outstanding;
●	23,000 authorized shares designated as “Series H Convertible Preferred Stock” (as further described below), of which 19,597 shares are outstanding;
●	25,800 authorized shares designated as “Series I Convertible Preferred Stock” on June 27, 2019, none of which are outstanding (as further described below);
●	35,000 authorized shares designated as “Series J Convertible Preferred Stock” on October 4, 2019, none of which are outstanding (as further described below); and
●	20,000 authorized shares designated as “Series K Convertible Preferred Stock” on October 22, 2020, none of which are outstanding (as further described below)

Series G Preferred Stock

On May 30, 2000, the Company sold 1,800 shares of its Series G Convertible Preferred Stock (the “Series G Preferred Stock”), of which 1,631.504 were converted prior to November 2001 and 168.496 shares continue to be outstanding, at a stated value of $1,000 per share, convertible into 188,791 shares of the Company’s common stock. The Series G Preferred Stock is convertible into shares of common stock, at the option of the holder, subject to certain limitations. The Company may require holders to convert all (but not less than all) of the Series G Preferred Stock or buy out all outstanding shares of Series G Preferred Stock at the liquidation value of $168,496. Holders of Series G Preferred Stock are not entitled to dividends and have no voting rights, unless required by law or with respect to certain matters relating to the Series G Preferred Stock.

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Upon a change in control, sale of or similar transaction, as defined in the Certificate of Designation for the Series G Preferred Stock, the holder of the Series G Preferred Stock has the option to deem such transaction as a liquidation and may redeem their 168.496 shares at the liquidation value of $1,000 per share, or an aggregate amount of $168,496. The sale of all the assets of the Company on June 28, 2007 triggered the redemption option. As such redemption was not in the control of the Company, the Series G Preferred Stock has been accounted for as if it is redeemable preferred stock and is classified on the consolidated balance sheets as a mezzanine obligation between liabilities and stockholders’ equity.

Series H Preferred Stock

On August 10, 2018 (the “Closing Date”), the Company closed on a securities purchase agreement with certain accredited investors, pursuant to which the Company issued an aggregate of 19,400 shares of Series H Convertible Preferred Stock (the “Series H Preferred Stock”) at a stated value of $1,000, initially convertible into 58,787,879 shares of the Company’s common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of $19,399,250 (net proceeds of $18,045,496 after taking into consideration issuance costs).

Between August 14, 2020 and August 20, 2020, the Company entered into additional securities purchase agreements for the sale of Series H Preferred Stock with accredited investors, pursuant to which the Company issued 108 shares (after it rescinded the issuance of 2,145 shares that were deemed null and void and repaid to certain holders on October 28, 2020), at a stated value of $1,000 per share, initially convertible into 327,273 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of $130,896 (net proceeds of $113,000 after taking into consideration issuance costs), which was used for working capital and general corporate purposes.

On October 31, 2020, the Company issued 389 shares of Series H Preferred Stock to James Heckman at the stated value of $1,000, convertible into 1,178,788 shares of the Company’s common stock, at the option of the holder subject to certain limitations at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share. The shares of Series H Preferred Stock were issued in connection with the cancellation of promissory notes payable to Mr. Heckman in the aggregate outstanding principal amount of $389,000.

The number of shares issuable upon conversion of the Series H Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares and similar transactions. Each Series H Preferred Stock votes on an as-if-converted to common stock basis, subject to beneficial ownership blocker provisions and other certain conditions. In addition, if at any time the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then a holder of the Series H Preferred Stock will be entitled to acquire the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete conversion of such holder’s Series H Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, subject to certain conditions, adjustments, and limitations. All the shares of Series H Preferred Stock automatically convert into shares of the Company’s common stock on the fifth anniversary of the Closing Date at the conversion price of $0.33 per share.

The shares of Series H Preferred Stock were subject to limitations on conversion into shares of the Company’s common stock until the date that increased the number of authorized shares of its common stock to at least a number permitting all the Series H Preferred Stock to be converted in full, which was filed on December 18, 2020, therefore this limitation was removed (as further described in Note 21).

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Pursuant to the registration rights agreement entered into on August 10, 2018, in connection with the securities purchase agreements, the Company agreed to register the shares issuable upon conversion of the Series H Preferred Stock for resale by the holders. The Company committed to file the registration statement by no later than 75 days after the closing date and to cause the registration statement to become effective, in general, by no later than 120 days after the closing date (or, in the event of a full review by the staff of the SEC, 150 days following the closing date). The registration rights agreement provides for a cash payment equal to 1.0% per month of the amount invested as partial liquidated damages, on each monthly anniversary, payable within 7 days of such event, and upon the occurrence of certain events up to a maximum amount of 6.0% of the aggregate amount invested, subject to interest at 12.0% per annum, accruing daily, until paid in full. The registration rights agreements provide for Registration Rights Damages (further details are provided in Note 15).

The securities purchase agreements entered into on August 10, 2018, included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement after 6 months of the closing date, then the Company will be obligated to pay to each holder a cash payment equal to 1.0% of the aggregate amount invested for each 30-day period, or pro rata portion thereof, as partial liquidated damages per month, up to a maximum of 6 months, subject to interest at the rate of 1.0% per month until paid in full. The securities purchase agreements provide for Public Information Failure Damages (further details are provided in Note 15).

The following table represents the components of the Series H Preferred Stock for the year ended December 31, 2020 and as of December 31, 2019:

	Shares	Series H Preferred Stock Components
Series H Preferred Stock at December 31, 2019	19,400	$18,045,496
Issuance of Series H Preferred Stock on August 19, 2020:
Issuance of Series H Preferred Stock	108	130,896
Less issuance costs netted from the proceeds		(17,896)
Net proceeds received upon issuance of Series H Preferred Stock		113,000
Conversion of Series H Preferred Stock into common stock on September 21, 2020	(300)	(300,000)
Issuance of Series H Preferred Stock upon conversion of promissory note on November 13, 2020	389	389,000
Net issuance of Series H Preferred Stock	197	202,000
Series H Preferred Stock at December 31, 2020	19,597	$18,247,496
Beneficial conversion feature recognized during the year ended December 31, 2020 (as described below) upon issuance of Series H Preferred Stock		$502,000

During the year ended December 31, 2020, in connection with the issuance of 108 shares (issued on August 19, 2020) and 389 shares (issued on October 31, 2020) of Series H Preferred Stock, the Company recorded a beneficial conversion feature in the amount of $113,000 and $389,000 (totaling $502,000), respectively, for the underlying common shares since the nondetachable conversion feature was in-the-money (the conversion price of $0.33 was lower than the Company’s common stock trading price of $0.86 and $0.77 at the issuance date of August 19, 2020 and October 31, 2020, respectively). The beneficial conversion feature was recognized as a deemed dividend with an offset to additional paid-in capital.

Series I Preferred Stock

On June 28, 2019, the Company closed on a securities purchase agreement with certain accredited investors, pursuant to which the Company issued an aggregate of 23,100 shares of Series I Convertible Preferred Stock (the “Series I Preferred Stock”) at a stated value of $1,000, initially convertible into 46,200,000 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.50 per share, for aggregate gross proceeds of $23,100,000. Each Series I Preferred Stock votes on an as-if-converted to common stock basis, subject to certain conditions.

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In consideration for its services as placement agent, the Company paid B. Riley FBR a cash fee of $1,386,000 plus $73,858 in reimbursement of legal fees and other transaction costs. The Company used approximately $18.3 million of the net proceeds from the financing to partially repay the amended and restated 12% Amended Senior Secured Note dated June 14, 2019, and to pay deferred fees of approximately $3.4 million related to that borrowing facility.

Pursuant to the registration rights agreements entered into in connection with the securities purchase agreements on June 28, 2019, the Company agreed to register the shares issuable upon conversion of the Series I Preferred Stock for resale by the investors. The Company committed to file the registration statement no later than the 30th calendar day following the date the Company files (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (ii) all its required quarterly reports on Form 10-Q since the quarter ended September 30, 2018 through September 30, 2019, and (iii) current Form 8-K in connection with the acquisitions of TheStreet and its license with ABG, with the SEC, but in no event later than December 1, 2019. The Company committed to cause the registration statement to become effective by no later than 90 days after December 1, 2019, subject to certain conditions and upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested. The registration rights agreements provide for Registration Rights Damages (further details are provided in Note 15).

The securities purchase agreements included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement after 6 months of the closing date, then the Company will be obligated to pay to each holder a cash payment equal to 1.0% of the aggregate amount invested for each 30-day period, or pro rata portion thereof, as partial liquidated damages per month, up to a maximum of 6 months, subject to interest at the rate of 1.0% per month until paid in full. The securities purchase agreements provide for Public Information Failure Damages (further details are provided in Note 15).

The Company recognized a portion of the Liquidated Damages pursuant to the registration rights and securities purchase agreements in connection with the Series I Preferred Stock at the time of issuance as it was deemed probable the obligations would not be satisfied when the financing was completed (further details are presented in the table below).

The following table represents the components of the Series I Preferred Stock for the years ended December 31, 2020 and 2019:

	Shares	Series I Preferred Stock Components
Issuance of Series I Preferred Stock on June 28, 2019	23,100	$23,100,000
Less issuance costs:
Cash paid to B. Riley FBR as placement fee		(1,386,000)
Legal fees and other costs		(73,858)
Total issuance costs		(1,459,858)
Less Liquidated Damages recognized upon issuance		(1,940,400)
Total issuance costs and Liquidated Damages		(3,400,258)
Net issuance of Series I Preferred Stock at December 31, 2019	23,100	19,699,742
Conversion of Series I Preferred Stock to common stock on December 18, 2020	(23,100)	(19,699,742)
Series I Preferred Stock at December 31, 2020	-	$-
Beneficial conversion feature recognized during the year ended December 31, 2020 (as described below) upon conversion of Series I Preferred Stock		$5,082,000

All of the shares of Series I Preferred Stock converted automatically into shares of the Company’s common stock on December 18, 2020, as a result of the increase in the number of authorized shares of the Company’s common stock (as further described in Note 21). Upon conversion the Company recognized a beneficial conversion feature for the underlying common shares since the nondetachable conversion feature was in-the-money (the conversion price of $0.50 was lower than the Company’s common stock trading price of $0.61 at the conversion date). The beneficial conversion feature was recognized as a deemed dividend with an offset to additional paid-in capital.

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Series J Preferred Stock

On October 7, 2019, the Company closed on a securities purchase agreement with certain accredited investors, pursuant to which the Company issued an aggregate of 20,000 shares of Series J Convertible Preferred Stock (the “Series J Preferred Stock”) at a stated value of $1,000, initially convertible into 28,571,428 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of $20,000,000.

In consideration for its services as placement agent, the Company paid B. Riley FBR a cash fee of $525,240 plus $43,043 in reimbursement of legal fees and other transaction costs. The Company used $5.0 million of the net proceeds from the financing to partially repay the amended and restated 12% Senior Secured Note dated June 14, 2019, and to use net proceeds of approximately $14.4 million for working capital and general corporate purposes.

Pursuant to the registration rights agreements entered into in connection with the securities purchase agreements on October 7, 2019, the Company agreed to register the shares issuable upon conversion of the Series J Preferred Stock for resale by the investors. The Company committed to file the registration statement no later than the 30th calendar day following the date the Company files (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, (ii) all its required quarterly reports on Form 10-Q since the quarter ended September 30, 2018 through September 30, 2019, and (iii) current Form 8-K in connection with the acquisition of TheStreet, and other acquisitions during 2018, and its license with ABG, with the SEC, but in no event later than March 31, 2020. The Company committed to cause the registration statement to become effective by no later than 90 days after March 31, 2020, subject to certain conditions and upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested. The registration rights agreements provide for Registration Rights Damages (further details are provided in Note 15).

On September 4, 2020, the Company closed on securities purchase agreements with two accredited investors, pursuant to which the Company issued an aggregate of 10,500 shares of Series J Preferred Stock at a stated value of $1,000 per share, initially convertible into 15,000,000 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.70, for aggregate gross proceeds of $6,000,000, which was used for working capital and general corporate purposes.

Pursuant to a registration rights agreement entered into in connection with the securities purchase agreements on September 4, 2020, the Company agreed to register the shares issuable upon conversion of the Series J Preferred Stock for resale by the investors. The Company committed to file the registration statement by no later than the 30th calendar day following the date the Company files its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 and December 31, 2019, (b) all its required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2020, and (c) any Form 8-K Reports that the Company is required to file with the SEC; but in no event later than April 30, 2021 (the “Filing Date”). The Company also committed to cause the registration statement to become effective by no later than 60 days after the Filing Date (or, in the event of a full review by the staff of the SEC, 120 days following the Filing Date) and upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested. The registration rights agreements provide for Registration Rights Damages (further details are provided in Note 15).

The number of shares issuable upon conversion of the Series J Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares and similar transactions. Each share of Series J Convertible Preferred Stock votes on an as-if-converted to common stock basis, subject to certain conditions.

The securities purchase agreements included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement after 6 months of the closing date, then the Company will be obligated to pay to each holder a cash payment equal to 1.0% of the aggregate amount invested for each 30-day period, or pro rata portion thereof, as partial liquidated damages per month, up to a maximum of 6 months, subject to interest at the rate of 1.0% per month until paid in full. The securities purchase agreements provide for Public Information Failure Damages (further details are provided in Note 15).

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The Company recognized a portion of the Liquidated Damages pursuant to the registration rights and securities purchase agreements in connection with the Series J Preferred Stock at the time of issuance as it was deemed probable the obligations would not be satisfied when the financing was completed (further details are presented in the table below).

The following table represents the components of the Series J Preferred Stock for the years ended December 31, 2020 and 2019:

	Shares	Series J Preferred Stock Components
Issuance of Series J Preferred Stock on October 7, 2019	20,000	$20,000,000
Less shares issued for payment of 12% Amended Senior Secured Notes	(5,000)	(5,000,000)
Net issuance of Series J Preferred Stock	15,000	$15,000,000
Issuance of Series J Preferred Stock	20,000	$20,000,000
Less issuance costs:
Cash paid to B. Riley FBR as placement fee		(525,240)
Legal fees and other costs		(54,764)
Total issuance costs		(580,004)
Less Liquidated Damages recognized upon issuance		(1,680,000)
Total issuance costs and Liquidated Damages		(2,260,004)
Net issuance of Series J Preferred Stock at December 31, 2019		17,739,996
Issuance of Series J Preferred Stock on September 4, 2020	10,500	6,000,000
Net Issuance of Series J Preferred Stock prior to conversion on December 18, 2020	30,500	23,739,996
Conversion of Series J Preferred Stock to common stock on December 18, 2020 (as further described below)	(30,500)	(23,739,996)
Series I Preferred Stock at December 31, 2020	-	$-
Beneficial conversion feature recognized during the year ended December 31, 2020 (as described below) upon conversion of Series J Preferred Stock		$586,545

All of the shares of Series J Preferred Stock converted automatically into shares of the Company’s common stock on December 18, 2020, as a result of the increase in the number of authorized shares of the Company’s common stock (as further described in Note 21). Upon conversion the Company recognized a beneficial conversion feature for the underlying common shares since the nondetachable conversion feature was in-the-money (the effective conversion price of $0.40 for the issuance of Series J Preferred Stock on September 4, 2020 (these shares were issued at a discount) was lower than the Company’s common stock trading price of $0.61 at the conversion date). The beneficial conversion feature was recognized as a deemed dividend with an offset to additional paid-in capital.

Series K Preferred Stock

Between October 23, 2020 and November 11, 2020, the Company closed on several securities purchase agreements with accredited investors, pursuant to which the Company issued an aggregate of 18,042 shares of Series K Convertible Preferred Stock” (the “Series K Preferred Stock”) at a stated value of $1,000, initially convertible into 45,105,000 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.40 per share, for aggregate gross proceeds of $18,042,000. The number of shares issuable upon conversion of the Series K Preferred Stock will be adjusted in the event of stock splits, stock dividends, combinations of shares and similar transactions. Each Series K Preferred Stock votes on an as-if-converted to common stock basis, subject to certain conditions.

In consideration for its services as placement agent, the Company paid B. Riley FBR a cash fee of $560,500. The Company used approximately $3.4 million of the net proceeds from the financing to partially repay the Term Note and used approximately $2.6 million for payment on a prior investment, with the remainder of approximately $11.5 million for working capital and general corporate purposes.

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Pursuant to a registration rights agreement entered into in connection with the securities purchase agreements, the Company agreed to register the shares issuable upon conversion of the Series K Preferred Stock for resale by the investors. The Company committed to file the registration statement by no later than the 30th calendar day following the date the Company files its (a) Annual Reports on Form 10-K for the fiscal year ended December 31, 2018 and December 31, 2019, (b) all its required Quarterly Reports on Form 10-Q since the quarter ended September 30, 2018, through the quarter ended September 30, 2020, and (c) any Form 8-K Reports that the Company is required to file with the SEC; provided, however, if such 30th calendar day is on or after February 12, 2021, then such 30th calendar date shall be tolled until the 30th calendar day following the date that the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Filing Date”). The Company also committed to cause the registration statement to become effective by no later than 90 days after the Filing Date (or, in the event of a full review by the staff of the SEC, 120 days following the Filing Date) and upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested. The registration rights agreements provide for Registration Rights Damages (further details are provided in Note 15).

The securities purchase agreements included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement after 6 months of the closing date, then the Company will be obligated to pay to each holder a cash payment equal to 1.0% of the aggregate amount invested for each 30-day period, or pro rata portion thereof, as partial liquidated damages per month, up to a maximum of 6 months, subject to interest at the rate of 1.0% per month until paid in full. The securities purchase agreements provide for Public Information Failure Damages (further details are provided in Note 15).

The following table represents the components of the Series K Preferred Stock for the year ended December 31, 2020:

	Shares	Series K Preferred Stock Components
Issuance of Series K Preferred Stock:
Issuance of Series K Preferred Stock on October 23, 2020	6,750	$6,750,000
Issuance of Series K Preferred Stock on October 28, 2020	5,292	5,292,000
Issuance of Series K Preferred Stock on November 11, 2020	6,000	6,000,000
Subtotal issuance of Series K Preferred Stock	18,042	18,042,000
Less issuance costs:
Cash paid to B. Riley FBR as placement fee		(440,500)
Legal fees and other costs		(120,000)
Total issuance costs		(560,500)
Net issuance of Series K Preferred Stock prior to conversion on December 18, 2020		17,481,500
Conversion of Series K Preferred Stock to common stock on December 18, 2020	(18,042)	(17,481,500)
Series K Preferred Stock at December 31, 2020	-	$-
Beneficial conversion feature recognized during the year ended December 31, 2020 (as described below) upon conversion of Series k Preferred Stock		$9,472,050

All of the shares of Series K Preferred Stock converted automatically into shares of the Company’s common stock on December 18, 2020, as a result of the increase in the number of authorized shares of the Company’s common stock (as further described in Note 21). Upon conversion the Company recognized a beneficial conversion feature for the underlying common shares since the nondetachable conversion feature was in-the-money (the conversion price of $0.40 was lower than the Company’s common stock trading price of $0.61 at the conversion date). The beneficial conversion feature was recognized as a deemed dividend with an offset to additional paid-in capital.

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21. Stockholders’ Equity

Common Stock

The Company has the authority to issue 1,000,000,000 shares of common stock, $0.01 par value per share as the result of filing on December 18, 2020, a Certificate of Amendment with the Secretary of the State of Delaware to increase the number of authorized shares of its common stock from 100,000,000 shares to 1,000,000,000 shares.

Common Stock to be Issued

During the years ended December 31, 2020 and 2019, in connection with the merger of Say Media, the Company issued 2,857,357 shares and 1,188,880 shares, respectively, of its common stock out of total shares required to be issued of 5,067,167 as of January 1, 2019, and has remaining shares to be issued of 1,020,930 as of December 31, 2020.

In connection with a closing of a private placement on January 4, 2018, MDB, as the placement agent, was entitled to receive 60,000 shares of the Company’s common stock that have not been issued as of December 31, 2020. Further, the 60,000 shares of common stock to be issued were subject to Liquidated Damages (see Note 15).

Restricted Stock Awards

As of December 31, 2020 and 2019, a net of 12,312,417 restricted stock awards for shares of the Company’s common stock issued during 2016 remain outstanding and are fully vested. The awards contained a buy-back right that was waived by the Board on March 12, 2018, which resulted in a modification of the restricted stock awards upon the waiver. The shares vest over a three-year period starting on the beginning of the month of the issuance date, with one-third vesting in one year, and the balance monthly over the remaining two years. Because these shares require continued service to the Company, the estimated fair value of the shares is being recognized as compensation expense over the vesting period of the award.

In connection with the merger of HubPages, the Company issued a total of 2,399,997 shares of common stock to certain key personnel of HubPages who agreed to continue their employment, as restricted stock awards, subject to a repurchase right and vesting. The repurchase right, which expired in March 2019 unexercised, gave the Company the option to repurchase a certain number of shares at par value based on a performance condition as defined in the terms of the merger agreement. The shares were subject to vesting over twenty-four equal monthly installments beginning September 23, 2019, and ending September 23, 2021, with the estimated fair value of these shares was recognized as compensation expense over the vesting period of the award. The restricted stock awards provided for a true-up period that if the common stock was sold for less than $2.50 the holder would receive, subject to certain conditions, additional shares of common stock up to a maximum of the number of shares originally received (or 2,400,000 in aggregate to all holders) for the shares that re-sold for less than $2.50. The true-up provision was settled on May 31, 2019 (as further described in Note 22). The true-up period, in general, was 13 months after the consummation of the merger until 90 days following completion of vesting, or July 30, 2021. The restricted stock awards were fair valued upon issuance by an independent appraisal firm.

On January 1, 2019, the Company issued 833,333 shares of its common stock as restricted stock awards to certain members of the Board subject to continued service with the Company. The awards vest over a twelve-month period from the grant date and the estimated fair value of these shares is being recognized as compensation expense over the vesting period of the award (see Note 22).

On December 11, 2019, the Company modified the vesting provisions of 2,000,000 restricted stock awards, issued in connection with the Say Media merger, to remove certain repurchase rights, such that they will vest six equal installments at four-month intervals on the twelfth of each month, starting on December 12, 2019, with the final vesting date on August 12, 2021. Compensation expense is recognized over the vesting period of the awards.

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On January 1, 2020, the Company issued 562,500 shares of its common stock as restricted stock awards to certain members of the Board subject to continued service with the Company. The awards vest over a twelve-month period from the grant date and the estimated fair value of these shares is being recognized as compensation expense over the vesting period of the award (see Note 22).

Unless otherwise stated, the fair value of a restricted stock award is determined based on the number of shares granted and the quoted price of the Company’s common stock on the date issued.

A summary of the restricted stock award activity during the years ended December 31, 2020 and 2019 is as follows:

	Number of Shares		Weighted Average Grant-Fair
	Unvested	Vested	Value Date
Restricted stock awards outstanding at January 1, 2019	6,309,874	10,484,046	$0.50
Issued	833,333	-	0.48
Vested	(3,926,542)	3,926,542
Forfeited	(825,000)	(402,512)
Restricted stock awards outstanding at December 31, 2019	2,391,665	14,008,076	0.56
Issued	562,500	-	0.18
Vested	(2,237,500)	2,237,500
Restricted stock awards subject to repurchase	-	(1,064,549)
Forfeited	(399,998)	(746,813)
Restricted stock awards outstanding at December 31, 2020	316,667	14,434,214	0.42

The Company recorded forfeited unvested restricted stock awards and/or forfeited vested restricted stock awards used for tax withholding of 1,146,811 (399,998 forfeited awards and 746,813 used for tax withholding) and 1,227,512 (825,000 forfeited awards and 402,512 used for tax withholding) during the years ended December 31, 2020 and 2019, respectively, on the consolidated statements of stockholders’ deficiency.

On December 31, 2020, the Company modified certain vested restricted stock awards where the Company agreed to repurchase the underlying common stock at a specified price and forfeited any unvested awards (as further described in Note 12)

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the restricted stock awards is provided under the heading Stock-Based Compensation in Note 22.

Common Stock Warrants

Warrants issued to purchase shares of the Company’s common stock to MDB, L2, Strome, and B. Riley (collectively the “Financing Warrants”) are described below.

MDB Warrants – On November 4, 2016, in conjunction with the recapitalization, the Company issued warrants to MDB (the “MDB Warrants”) to purchase shares of common stock with an exercise price of $0.20 per share, of which 327,490 warrants remain outstanding under this instrument as of December 31, 2020, subject to customary anti-dilution adjustments and exercisable for a period of five years.

On October 19, 2017, the Company issued warrants to MDB who acted as placement agent in connection with a private placement of its common stock, to purchase 119,565 shares of common stock. The warrants have an exercise price of $1.15 per share, subject to customary anti-dilution adjustments and exercisable for a period of five years.

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On January 4, 2018, the Company issued warrants to MDB which acted as placement agent in connection with a private placement of its common stock, to purchase 60,000 shares of common stock. The warrants have an exercise price of $2.50 per share, subject to customary anti-dilution adjustments, and may, in the event there is no effective registration statement covering the re-sale of the warrant shares, be exercised on a cashless basis, exercisable for a period of five years.

MDB Warrants exercisable for a total of 507,055 shares of the Company’s common stock were outstanding as of December 31, 2020 (as further detailed below).

L2 Warrants – Effective as of August 3, 2018, pursuant to a reset provision, the Company issued additional warrants to L2 Capital, LLC (“L2”) to purchase 640,405 shares of common stock at an exercise price of $0.50 per share (the “L2 Warrants”), which were carried on the consolidated balance sheets as a derivative liability at fair value, as adjusted at each period-end since, among other criteria, delivery of unregistered shares is precluded upon exercise (see Note 16).

The L2 Warrants were exercisable for a period of five years, subject to customary anti-dilution adjustments, and may, in the event there was no effective registration statement covering the resale of the warrant shares, be exercised on a cashless basis in certain circumstances. On September 10, 2019, the L2 Warrants were fully exercised on a cashless basis, resulting in the issuance of 539,331 shares of the Company’s common stock.

Strome Warrants – On June 15, 2018, the Company modified the two securities purchase agreements dated January 4, 2018 and March 30, 2018 with Strome Mezzanine Fund LP (“Strome”). As consideration for such modification, the Company issued warrants to Strome (the “Strome Warrants”) to purchase 1,500,000 shares of common stock, exercisable at price of $0.50 per share (as amended), which are carried on the consolidated balance sheets as a derivative liability at fair value, as adjusted at each period-end since, among other criteria, delivery of unregistered shares is precluded upon exercise (see Note 16). Strome was also granted observer rights on the Board.

The Strome Warrants are exercisable for a period of five years, subject to customary anti-dilution adjustments, and may, in the event there is no effective registration statement covering the resale of the warrant shares, be exercised on a cashless basis in certain circumstances.

B. Riley Warrants – On October 18, 2018, the Company issued warrants to B. Riley (the “B. Riley Warrants”) to purchase up to 875,000 shares of the Company’s common stock, with an exercise price of $1.00 per share, subject to customary anti-dilution adjustments, which are carried on the consolidated balance sheets as a derivative liability at fair value, as adjusted at each period-end since, among other criteria, delivery of unregistered shares is precluded upon exercise (see Note 16).

The B. Riley Warrants are exercisable for a period of five years, subject to customary anti-dilution adjustments, and may, in the event, at any time after the six-month anniversary of the issuance of the warrants, if there is no effective registration statement covering the re-sale of the shares of common stock underlying the warrants, the warrants may be exercised on a cashless basis.

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A summary of the Financing Warrants activity during the years ended December 31, 2020 and 2019 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	of	Exercise	Life
	Shares	Price	(in Years)
Financing Warrants outstanding at January 1, 2019	3,949,018	$0.64	4.81
Exercised	(1,066,963)
Financing Warrants outstanding at December 31, 2019	2,882,055	0.80	3.95
Financing Warrants outstanding at December 31, 2020	2,882,055	0.60	2.94
Financing Warrants exercisable at December 31, 2020	2,882,055	0.60	2.94

During 2019, the exercise of the 1,066,963 warrants in September 2019 on a cashless basis resulted in the issuance of 539,331 net shares of common stock when the common stock price was $0.80 per share.

The intrinsic value of exercisable but unexercised in-the-money Financing Warrants as of December 31, 2020 was approximately $280,996, based on a fair market value of the Company’s common stock of $0.60 per share on December 31, 2020.

The Financing Warrants outstanding and exercisable as of December 31, 2020 are summarized as follows:

			Outstanding
	Exercise Price	Expiration Date	Classified as Derivative Liabilities (Shares)	Classified within Stockholders’ Equity (Shares)	Total Exercisable (Shares)
MDB Warrants	$0.20	November 4, 2021	-	327,490	327,490
Strome Warrants	0.50	June 15, 2023	1,500,000	-	1,500,000
B. Riley Warrants	1.00	October 18, 2025	875,000	-	875,000
MDB Warrants	1.15	October 19, 2022	-	119,565	119,565
MDB Warrants	2.50	October 19, 2022	-	60,000	60,000
Total outstanding and exercisable			2,375,000	507,055	2,882,055

AllHipHop Warrants – On October 26, 2020, the Company exchanged 150,000 of Publisher Partner Warrants (as further described under the heading Publisher Partner Warrants) granted to AllHipHop, LLC (“AllHipHop”) for shares of the Company’s common stock that were originally granted on December 20, 2017 with an exercise price of $2.08, for an aggregate of 125,000 new warrants for shares of the Company’s common stock with an exercise price of $0.65 (the “AllHipHop Warrants”) for the surrender and termination of the original warrants granted (the “Exchange”) (further details are provided in Note 22).

The AllHipHop Warrants are exercisable for a period of five years, subject to customary anti-dilution adjustments, and may be exercised on a cashless basis.

Publisher Partner Warrants – On December 19, 2016, the Board approved up to 5,000,000 stock warrants to issue shares of the Company’s common stock to provide equity incentive to its Publisher Partners (the “Publisher Partner Warrants”) to motivate and reward them for their services to the Company and to align the interests of the Publisher Partners with those of stockholders of the Company. On August 23, 2018, the Board approved a reduction of the number of warrant reserve shares from 5,000,000 to 2,000,000. The issuance of the Publisher Partner Warrants is administered by management and approved by the Board.

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the Publisher Partner Warrants is provided under the heading Stock-Based Compensation in Note 22.

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ABG Warrants – On June 14, 2019, the Company issued 21,989,844 warrants to acquire the Company’s common stock to ABG in connection with the Sports Illustrated Licensing Agreement, expiring in ten years. Half the warrants have an exercise price of $0.42 per share (the “Forty-Two Cents Warrants”). The other half of the warrants have an exercise price of $0.84 per share (the “Eighty-Four Cents Warrants”). The warrants provide for the following: (1) 40% of the Forty-Two Cents Warrants and 40% of the Eighty-Four Cents Warrants vest in equal monthly increments over a period of two years beginning on the one year anniversary of the date of issuance of the warrants (any unvested portion of such warrants to be forfeited by ABG upon certain terminations by the Company of the Sports Illustrated Licensing Agreement); (2) 60% of the Forty-Two Cents Warrants and 60% of the Eighty-Four Cents Warrants vest based on the achievement of certain performance goals for the licensed brands in calendar years 2020, 2021, 2022, or 2023; (3) under certain circumstances the Company may require ABG to exercise all (and not less than all) of the warrants, in which case all of the warrants will be vested; (4) all of the warrants automatically vest upon certain terminations of the Licensing Agreement by ABG or upon a change of control of the Company; and (5) ABG has the right to participate, on a pro-rata basis (including vested and unvested warrants, exercised or unexercised), in any future equity issuance of the Company (subject to customary exceptions).

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the ABG Warrants is provided under the heading Stock-Based Compensation in Note 22.

22. Stock-Based Compensation

Common Stock Awards

2016 Plan – On December 19, 2016, the Board adopted the 2016 Stock Incentive Plan (the “2016 Plan”). The purpose of the 2016 Plan is to advance the interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain qualified individuals through opportunities for equity participation in the Company, and to reward those individuals who contribute to the Company’s achievement of its economic objectives. The 2016 Plan allows the Company to grant statutory and non-statutory common stock options, and restricted stock awards (collectively the “common stock awards”) to acquire shares of the Company’s common stock to the Company’s employees, directors and consultants. Shares subject to an award that lapse, expire, are forfeited or for any reason are terminated unexercised or unvested will automatically again become available for issuance under the 2016 Plan. Stock awards issued under the 2016 Plan may have a term of up to ten years and may have variable vesting provisions consisting of time-based and performance-based.

On March 28, 2018, the Board approved an increase in the number of shares of the Company’s common stock reserved for grant pursuant to the 2016 Plan from 3,000,000 shares to 5,000,000 shares. On August 23, 2018, the Board increased the authorized number of shares of common stock under the 2016 Plan from 5,000,000 shares to 10,000,000 shares. The Company’s stockholders approved the increase in the number of shares authorized under the 2016 Plan on April 3, 2020. The issuance of common stock awards under the 2016 Plan is administered by the Company and approved by the Board.

The estimated fair value of the common stock awards is recognized as compensation expense over the vesting period of the award.

The fair value of common stock awards granted during the year ended December 31, 2020 were calculated using the Black-Scholes option pricing model under the Probability Weighted Scenarios utilizing the following assumptions:

	Up-list	No Up-list
Risk-free interest rate	0.45%	0.45%
Expected dividend yield	0.00%	0.00%
Expected volatility	71.00%	132.00%
Expected life	6.0 years	6.0 years

F-79

A summary of the common stock award activity during the years ended December 31, 2020 and 2019 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	of	Exercise	Life
	Shares	Price	(in Years)
Common stock awards outstanding at January 1, 2019	9,405,541	$0.61	9.30
Exercised	(25,000)	0.17
Forfeited	(1,197,776)	0.73
Expired	(118,204)	1.09
Common stock awards outstanding at December 31, 2019	8,064,561	0.62	8.34
Granted	234,000	0.90
Exercised	(6,944)	0.56
Forfeited	(601,179)	1.09
Expired	(788,101)	0.53
Common stock awards outstanding at December 31, 2020	6,902,337	0.86	7.50
Common stock awards exercisable at December 31, 2020	6,027,418	0.90	7.47
Common stock awards not vested at December 31, 2020	874,919
Common stock awards available for future grants at December 31, 2020	3,097,663

The aggregate grant date fair value of common stock awards granted during the years ended December 31, 2020 was $117,000.

The intrinsic value of exercisable but unexercised in-the-money common stock awards as of December 31, 2020 was approximately $185,413 based on a fair market value of the Company’s common stock of $0.60 per share on December 31, 2020.

The exercise prices under the 2016 Plan for the common stock awards outstanding and exercisable are as follows as of December 31, 2020:

Exercise	Outstanding	Exercisable
Price	(Shares)	(Shares)
Under $1.00	4,825,750	3,982,816
$1.01 to $1.25	780,751	779,843
$1.51 to $1.75	250,000	229,479
$1.76 to $2.00	924,169	913,613
$2.01 to $2.25	121,667	121,667
	6,902,337	6,027,418

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the common stock awards is provided under the heading Stock-Based Compensation.

F-80

Common Equity Awards

2019 Plan – On April 4, 2019, the Board adopted the 2019 Equity Incentive Plan (the “2019 Plan”). The purpose of the 2019 Plan is to retain the services of our directors, employees, and consultants and align the interests of these individuals with the interests of our stockholders through awards of stock options, restricted stock awards, unrestricted stock awards, and stock appreciation rights (collectively the “common equity awards”). Certain common equity awards require the achievement of certain price targets of the Company’s common stock. Shares subject to a common equity award that lapse, expire, are forfeited or for any reason are terminated unexercised or unvested will automatically again become available for issuance under the 2019 Plan. Common stock options issued under the 2019 Plan may have a term of up to ten years and may have variable vesting provisions consisting of time-based, performance-based, or market-based.

The Company’s stockholders approved the 2019 Plan and the maximum number of shares authorized of 85,000,000 under the 2019 Plan on April 3, 2020 (further details subsequent to the issuance date of these consolidated financial statements are provided under the heading 2019 Equity Incentive Plan in Note 27). The issuance of common equity awards under the 2019 Plan is administered by the Company and approved by the Board. Prior to December 18, 2020, the Company did not have sufficient authorized but unissued shares of common stock to allow for the exercise of these common equity awards granted; accordingly, any common equity awards granted were considered unfunded and were not exercisable until sufficient common shares were authorized (further details are provided in Note 21).

The estimated fair value of the common equity awards is recognized as compensation expense over the vesting period of the award.

The fair value of common equity awards granted during the years ended December 31, 2020 and 2019 were calculated using the Black-Scholes option pricing model for the time-based and performance-based awards by an independent appraisal firm under the Probability Weighted Scenarios utilizing the following assumptions:

	December 31, 2020		December 31, 2019
	Up-list	No Up-list	Up-list	No Up-list
Expected life	0.20% - 0.79%	0.20% - 0.79%	1.51% - 2.59%	1.51% - 2.59%
Risk-free interest rate	0.00%	0.00%	0.00%	0.00%
Volatility factor	61.00% - 91.00%	61.00% - 142.00%	69.00% - 95.00%	119.00% - 149.00%
Dividend rate	3.0 – 6.7 years	3.0 – 6.7 years	3.0 – 6.0 years	3.0 – 6.0 years

The fair value of common equity awards granted during the year ended December 31, 2019 were calculated using the Monte Carlo model for the market-based awards by an independent appraisal firm under the Probability Weighted Scenarios utilizing the following assumptions:

	Up-list	No Up-list
Expected life	2.20% - 2.70%	2.16% - 2.71%
Risk-free interest rate	0.00%	0.00%
Volatility factor	140.00% - 146.00%	110.00%
Dividend rate	10.0 years	10.0 years

F-81

A summary of the common equity award activity during the years ended December 31, 2020 and 2019 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	of	Exercise	Life
	Shares	Price	(in Years)
Common equity awards outstanding at January 1, 2019	-	$-	-
Granted	68,180,863	0.53
Forfeited	(3,167,218)	0.53
Common equity awards outstanding at December 31, 2019	65,013,645	0.53	9.43
Granted	25,393,768	0.71
Forfeited	(8,342,377)	0.61
Expired	(2,722)	0.56
Common equity awards vested at December 31, 2020	82,062,314	0.58	8.65
Common equity awards exercisable at December 31, 2020	13,608,686	0.54	8.49
Common equity awards not vested at December 31, 2020	68,453,628
Common equity awards available for future grants at December 31, 2020	2,937,686

The aggregate grant date fair value for the common equity awards granted during the years ended December 31, 2020 and 2019 was $11,180,642 and $30,864,185, respectively.

The intrinsic value of exercisable but unexercised in-the-money common equity awards as of December 31, 2020 was approximately $1,416,000 based on a fair market value of the Company’s common stock of $0.60 per share on December 31, 2020.

The exercise prices under the 2019 Plan for the common equity awards outstanding and exercisable are as follows as of December 31, 2020:

Exercise	Outstanding	Exercisable
Price	(Shares)	(Shares)
No exercise price	250,000	250,000
Under $1.00	81,812,314	13,358,686
	82,062,314	13,608,686

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the common equity awards is provided under the heading Stock-Based Compensation.

F-82

Outside Options

The Company granted stock options outside the 2016 Plan and 2019 Plan during the year ended December 31, 2020 to certain officers, directors and employees of the Company as approved by the Board and administered by the Company (the “outside options”). The stock options were to acquire shares of the Company’s common stock and were subject to: (1) time-based vesting; (2) certain performance-based targets; and (3) certain performance achievements. Options to purchase common stock issued pursuant to the Outside Plan may have a term of up to ten years. The issuance of outside options is administered by the Company and approved by the Board. Prior to December 18, 2020, the Company did not have sufficient authorized but unissued shares of common stock to allow for the exercise of these outside options granted; accordingly, any common stock options granted were considered unfunded and were not exercisable until sufficient common shares were authorized (further details are provided in Note 21).

The fair value for the outside options granted during the year ended December 31, 2019 were calculated using the Black-Scholes option pricing model for the time-based and performance-based awards by an independent appraisal firm under the Probability Weighted Scenarios utilizing the following assumptions:

	Up-list	No Up-list
Risk-free interest rate	2.49% –2.57%	2.49% – 2.57%
Expected dividend yield	0.00%	0.00%
Expected volatility	74.00% – 95.00%	122.00% – 142.00%
Expected life	3.0 – 5.8 years	3.0 – 5.8 years

A summary of outside option activity during the years ended December 31, 2020 and 2019 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	of	Exercise	Life
	Shares	Price	(in Years)
Outside options outstanding at January 1, 2019	2,414,000	$0.36	9.94
Granted	1,500,000	0.57
Exercised	(2,000)	0.35
Forfeited	(180,000)	0.35
Expired	(7,333)	0.35
Outside options outstanding at December 31, 2019	3,724,667	0.21	9.04
Forfeited	(195,333)	0.46
Expired	(477,334)	0.39
Outside options outstanding at December 31, 2020	3,052,000	0.46	8.07
Outside options exercisable at December 31, 2020	2,376,333	0.43	6.20
Outside options not vested at December 31, 2020	675,667

The aggregate grant date fair value of outside options granted during the year ended December 31, 2019 was $675,000.

The intrinsic value of exercisable but unexercised in-the-money outside options as of December 31, 2020 was approximately $401,583 based on a fair market value of the Company’s common stock of $0.60 per share on December 31, 2020.

F-83

The exercise prices of outside options outstanding and exercisable are as follows as of December 31, 2020:

Exercise	Outstanding	Exercisable
Price	(Shares)	(Shares)
Under $1.00	3,052,000	2,376,333

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the outside options is provided under the heading Stock-Based Compensation.

Publisher Partner Warrants

On December 19, 2016, as amended on August 23, 2017, and August 23, 2018, the Board approved the Channel Partner Warrant Program to be administered by management that authorized the Company to grant Publisher Partner Warrants. As of December 31, 2020, Publisher Partner Warrants to purchase up to 2,000,000 shares of the Company’s common stock were reserved for grant.

The Publisher Partner Warrants had certain performance conditions. Pursuant to the terms of the Publisher Partner Warrants, the Company would notify the respective Publisher Partner of the number of shares earned, with one-third of the earned shares vesting on the notice date, one-third of the earned shares vesting on the first anniversary of the notice date, and the remaining one-third of the earned shares vesting on the second anniversary of the notice date. The Publisher Partner Warrants had a term of five years from issuance and could also be exercised on a cashless basis. Performance conditions are generally based on the average of number of unique visitors on the channel operation by the Publisher Partner generated during the six-month period from the launch of the Publisher Partner’s operations on the Company’s technology platform or the revenue generated during the period from the issuance date through a specified end date.

A summary of the Publisher Partner Warrants activity during the years ended December 31, 2020 and 2019 is as follows:

			Weighted
			Average
		Weighted	Remaining
	Number	Average	Contractual
	of	Exercise	Life
	Shares	Price	(in Years)
Publisher Partner Warrants outstanding at January 1, 2019	1,017,140	$1.47	3.26
Forfeited	(77,599)	1.62
Publisher Partner Warrants outstanding at December 31, 2019	939,541	1.46	2.57
Forfeited	(150,000)
Publisher Partner Warrants outstanding at December 31, 2020	789,541	1.34	1.50
Publisher Partner Warrants exercisable at December 31, 2020	463,041	1.31	1.52
Publisher Partner Warrants not vested at December 31, 2020	326,500
Publisher Partner Warrants available for future grants at December 31, 2020	1,210,459

During the year ended December 31, 2020, the Company recognized incremental compensation costs as a result of the Exchange of $27,754 (see Note 21).

There was no intrinsic value of exercisable but unexercised in-the-money Publisher Partner Warrants since the fair market value of $0.60 per share of the Company’s common stock was lower than the exercise prices on December 31, 2020.

F-84

The exercise prices of the Publisher Partner Warrants outstanding and exercisable are as follows as of December 31, 2020.

Exercise	Outstanding	Exercisable
Price	(Shares)	(Shares)
Under $1.00	40,000	40,000
$1.01 to $1.25	465,419	275,419
$1.26 to $1.50	68,277	68,277
$1.51 to $1.75	110,318	27,818
$1.76 to $2.00	104,449	50,449
$2.01 to $2.25	1,078	1,078
	789,541	463,041

Information with respect to compensation expense and unrecognized compensation expense related to the Publisher Partner Warrants is provided below.

Restricted Stock Units

On May 31, 2019, the Company issued 2,399,997 restricted stock units to certain employees in settlement of the true-up provisions of the restricted stock awards issued at the time of the HubPages merger. Each restricted stock unit represented the right to receive a number of the shares of the Company’s common stock pursuant to a grant agreement, subject to certain terms and conditions, and was to be credited to a separate account maintained by the Company in certain circumstances. All amounts credited to the separate account will be part of the general assets of the Company. The restricted stock units were to vest in accordance with the grant agreement in six equal installments at four-month intervals on the first of each month, starting on June 1, 2019, with the final vesting date on February 1, 2021. In addition to the vesting schedule as aforementioned, the restricted stock units would not vest until the Company increased its authorized shares of the Company’s common stock. Each restricted stock unit granted and credited to the separate account for the employee will be issued by the Company upon the authorized shares of the Company’s common stock increased (further details are provided in Note 21). Further, unless otherwise specified in an employee’s grant agreement, vesting will cease upon the termination of the employees continuous service.

The fair value of a restricted stock award is determined based on the number of shares granted and the quoted price of the Company’s common stock on the date issued during the year ended December 31, 2019.

A summary of the restricted stock unit activity during the years ended December 31, 2020 and 2019 is as follows:

	Number of Shares		Weighted Average Grant-Date
	Unvested	Vested	Fair Value
Restricted stock units outstanding at January 1, 2019	-	-	$-
Granted	2,399,997	-	0.45
Restricted stock units outstanding at December 31, 2019	2,399,997	-	0.45
Forfeited	(2,399,997)	-
Restricted stock units outstanding at December 31, 2020	-	-	-

As aforementioned (see Note 12), the restricted stock units were forfeited on December 31, 2020.

Information with respect to stock-based compensation expense and unrecognized stock-based compensation expense related to the restricted stock units is included within the Restricted Stock Awards caption under the heading Stock-Based Compensation.

F-85

ABG Warrants

In connection with the Sports Illustrated Licensing Agreement and issuance of the ABG Warrants to purchase up to 21,989,844 shares of the Company’s common stock, the Company recorded the issuance of the warrants as stock-based compensation with the fair value of the warrants measured at the time of issuance and expensed over the requisite service period.

The fair value of the ABG Warrants issued during the year ended December 31, 2019 were calculated using the Monte Carlo model by an independent appraisal firm under the Probability Weighted Scenarios utilizing the following assumptions:

	Up-list	No Up-list
Risk-free interest rate	2.00% – 2.10%	2.00% – 2.10%
Expected dividend yield	0.00%	0.00%
Expected volatility	51.00% – 52.00%	121.00% – 123.00%
Expected life	6.0 – 7.3 years	6.2 – 7.3 years

A summary of the ABG Warrant activity during the years ended December 31, 2020 and 2019 is as follows:

	Number of Shares		Weighted Average Exercise	Weighted Average Remaining Contractual Life
	Unvested	Vested	Price	(in years)
ABG Warrants outstanding at January 1, 2019	-	-	$-
Issued	21,989,844	-	0.63
ABG Warrants outstanding at December 31, 2019	21,989,844	-	0.63	9.46
Vested	(2,198,985)	2,198,985	0.63
ABG Warrants outstanding at December 31, 2020	19,790,859	2,198,985	0.63	8.46

The aggregate issue date fair value of the ABG Warrants issued during the year ended December 31, 2019 was $5,458,979.

The intrinsic value of exercisable but unexercised in-the-money ABG Warrants as of December 31, 2020 was approximately $197,909 based on a fair market value of the Company’s common stock of $0.60 per share on December 31, 2020.

Information with respect to compensation expense and unrecognized compensation expense related to the ABG Warrants is provided under the heading Stock-Based Compensation.

F-86

Stock-Based Compensation

Stock–based compensation and equity-based expense charged to operations or capitalized during the years ended December 31, 2020 and 2019 are summarized as follows:

	Year Ended December 31, 2020
	Restricted	Common	Common		Publisher
	Stock	Stock	Equity	Outside	Partner	ABG
	Awards	Awards	Awards	Options	Warrants	Warrants	Totals
Cost of revenue	$163,181	$156,043	$3,975,625	$8,394	$36,673	$-	$4,339,916
Selling and marketing	1,486,722	114,640	2,454,432	272,431	-	-	4,328,225
General and administrative	317,982	615,604	3,439,803	150,577	-	1,449,074	5,973,040
Total costs charged to operations	1,967,885	886,287	9,869,860	431,402	36,673	1,449,074	14,641,181
Capitalized platform development	361,519	178,284	1,062,792	6,400	-	-	1,608,995
Total stock-based compensation	$2,329,404	1,064,571	$10,932,652	$437,802	$36,673	$1,449,074	$16,250,176

	Year Ended December 31, 2019
	Restricted	Common	Common		Publisher
	Stock	Stock	Equity	Outside	Partner	ABG
	Awards	Awards	Awards	Options	Warrants	Warrants	Totals
Cost of revenue	$122,192	$44,520	$774,632	$1,580	$50,828	$-	$993,752
Selling and marketing	34,393	100,388	455,280	242,399	-	-	832,460
General and administrative	2,541,468	1,660,607	3,383,338	157,359	-	795,803	8,538,575
Total costs charged to operations	2,698,053	1,805,515	4,613,250	401,338	50,828	795,803	10,364,787
Capitalized platform development	535,004	175,837	590,618	5,931	-	-	1,307,390
Total stock-based compensation	$3,233,057	1,981,352	$5,203,868	$407,269	$50,828	$795,803	$11,672,177

Unrecognized compensation expense related to the stock-based compensation awards and equity-based awards as of December 31, 2020 was as follows:

	As of December 31, 2020
	Restricted Stock Awards	Common Stock Awards	Common Equity Awards	Outside Options	Publisher Partner Warrants	ABG Warrants	Totals
Unrecognized compensation expense	$81,620	$371,932	$19,874,675	$283,388	$-	$3,214,102	$23,825,717
Weighted average period expected to be recognized (in years)	0.95	0.67	1.87	1.18	-	2.38	1.91

F-87

23.	Liquidated Damages

The following tables summarize the Liquidated Damages recognized during the years ended December 31, 2020 and 2019, with respect to the registration rights agreements and securities purchase agreements:

	Year Ended December 31, 2020
	12% Convertible Debentures	Series I Preferred Stock	Series J Preferred Stock	Total Liquidated Damages
Registration Rights Damages	$-	$277,200	$360,000	$637,200
Public Information Failure Damages	12,300	346,500	360,000	718,800
Accrued interest	1,578	69,992	60,007	131,577
Balance	$13,878	$693,692	$780,007	$1,487,577

	Year Ended December 31, 2019
	12% Convertible Debentures	Series I Preferred Stock	Series J Preferred Stock	Total Liquidated Damages
Registration Rights Damages	$-	$138,600	$-	$138,600
Public Information Failure Damages	102,246	69,300	-	171,546
Accrued interest	16,162	262,193	140,015	418,370
Balance	$118,408	$470,093	$140,015	$728,516

24.	Income Taxes

The components of the (provision) benefit for income taxes consist of the following:

	Years Ended December 31,
	2020	2019
Current tax benefit:
Federal	$-	$-
State and local	-	-
Total current tax benefit	-	-
Deferred tax (provision) benefit:
Federal	20,677,960	9,802,070
State and local	5,279,879	3,053,709
Change in valuation allowance	(26,168,671)	6,685,348
Total deferred tax (provision) benefit	(210,832)	19,541,127
Total income tax (provision) benefit	$(210,832)	$19,541,127

The CARES Act, was enacted March 27, 2020. Among the business provisions, the CARES Act provided for various payroll tax incentives, changes to net operating loss carryback and carryforward rules, business interest expense limitation increases, and bonus depreciation on qualified improvement property. Additionally, the Consolidated Appropriations Act of 2021 was signed on December 27, 2020 which provided additional COVID-19 relief provisions for businesses. The Company has evaluated the impact of both the Acts and has determined that any impact is not material to its financial statements.

F-88

The components of deferred tax assets and liabilities were as follows:

	As of December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$35,535,941	$20,998,172
Tax credit carryforwards	263,873	263,873
Allowance for doubtful accounts	458,506	450,116
Accrued expenses and other	677,909	64,494
Liquidated damages	1,549,313	1,078,235
Unearned revenue	2,356,111	-
Stock-based compensation	2,158,080	1,055,083
Operating lease liability	691,228	223,596
Depreciation and amortization	4,341,983	3,921,952
Deferred tax assets	48,032,944	28,055,521
Valuation allowance	(29,653,417)	(3,484,746)
Total deferred tax assets	18,379,527	24,570,775
Deferred tax liabilities:
Prepaid expenses	(144,704)	(148,051)
Unearned revenue	-	(67,295)
Acquisition-related intangibles	(18,445,655)	(24,355,429)
Total deferred tax liabilities	(18,590,359)	(24,570,775)
Net deferred tax liabilities	$(210,832)	$-

The Company must make judgements as to the realization of deferred tax assets that are dependent upon a variety of factors, including the generation of future taxable income, the reversal of deferred tax liabilities, and tax planning strategies. To the extent that the Company believes that recovery is not likely, it must establish a valuation allowance. A valuation allowance has been established for deferred tax assets which the Company does not believe meet the “more likely than not” criteria. The Company’s judgments regarding future taxable income may change due to changes in market conditions, changes in tax laws, tax planning strategies or other factors. If the Company’s assumptions and consequently its estimates change in the future, the valuation allowances it has established may be increased or decreased, resulting in a respective increase or decrease in income tax expense. Based upon the Company’s historical operating losses and the uncertainty of future taxable income, the Company has provided a valuation allowance primarily against its deferred tax assets up to the deferred tax liabilities, except for deferred tax liabilities on indefinite lived intangible assets, as of December 31, 2020 and 2019.

As of December 31, 2020, the Company had federal, state, and local net operating loss carryforwards available of approximately $131.17 million, $100.61 million, and $31.15 million, respectively, to offset future taxable income. Net operating losses for U.S. federal tax purposes of $60.67 million do not expire (limited to 80% of taxable income in a given year) and $70.50 million will expire, if not utilized, through 2037 in various amounts. As of December 31, 2019, the Company had federal, state, and local net operating loss carryforwards available of approximately $75.00 million, $59.66 million, and $22.66 million, respectively, to offset future taxable income.

Sections 382 and 383 of the Internal Revenue Code imposes restrictions on the use of a corporation’s net operating losses, as well as certain recognized built-in losses and other carryforwards, after an ownership change occurs. A section 382 ownership change occurs if one or more stockholders or groups of stockholders who own at least 5% of the Company’s common stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. Future issuances or sales of the Company’s common stock (including certain transactions involving the Company’s common stock that are outside of the Company’s control) could also result in an ownership change under section 382. If an ownership change occurs, Section 382 would impose an annual limit on the amount of pre-change net operating losses and other losses the Company can use to reduce its taxable income generally equal to the product of the total value of the Company’s outstanding equity immediately prior to the ownership change (subject to certain adjustments) and the long-term tax exempt interest rate for the month of the ownership change.

F-89

The Company believes that it did have a change in control under these sections in connection with its recapitalization on November 4, 2016 and utilization of the carryforwards would be limited such that the majority of the carryforwards will never be available. Accordingly, the Company has not recorded those net operating loss carryforwards and credit carryforwards in its deferred tax assets. The Company completed a preliminary section 382 analysis as of December 31, 2019 and 2020 and concluded it may have experienced an ownership change as a result of certain equity offerings during the rolling three-year period of 2018 to 2020. The Company concluded that its federal net operating loss carryforwards, including any net operating loss carryforwards as a result of the mergers during 2018 and 2019, resulted in annual limitations on the overall net operating loss carryforward and that the ownership change during 2018, 2019 and 2020 would impose an annual limit on the net operating loss carryforwards and could cause federal income taxes (similar provisions apply for state and local income taxes) to be paid earlier than otherwise would be paid if such limitations were not in effect. The federal, state, and local net operating loss carryforwards are stated net of any such anticipated limitations as of December 31, 2020.

The provision (benefit) for income taxes on the statement of operations differs from the amount computed by applying the statutory federal income tax rate to loss before the benefit for income taxes, as follows:

	Years Ended December 31,
	2020		2019
	Amount	Percent	Amount	Percent
Federal benefit expected at statutory rate	$(18,694,437)	21.0%	$(12,188,924)	21.0%
State and local taxes, net of federal benefit	(5,279,879)	5.9%	(3,053,709)	5.3%
Stock-based compensation	1,768,735	(2.0)%	1,591,202	(2.7)%
Unearned revenue	(5,120,330)	5.8%	(1,969,056)	3.4%
Interest expense	1,173,535	(1.3)%	1,015,199	(1.7)%
Other differences, net	152,294	(0.2)%	199,643	(0.4)%
Valuation allowance	26,168,671	(29.4)%	(6,685,348)	11.5%
Other permanent differences	42,243	0.0%	1,549,866	(2.7)%
Tax provision (benefit) and effective income tax rate	$210,832	(0.2)%	$(19,541,127)	33.7%

The Company recognizes the tax benefit from uncertain tax positions only if it is “more likely than not” that the tax positions will be sustained on examination by the tax authorities, based on the technical merits of the position. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company recognizes interest and penalties related to income tax matters in income tax expense. The Company is also required to assess at each reporting date whether it is reasonably possible that any significant increases or decreases to its unrecognized tax benefits will occur during the next 12 months.

The Company did not recognize any uncertain tax positions or any accrued interest and penalties associated with uncertain tax positions for the years ended December 31, 2020 and 2019. The Company files tax returns in the U.S. federal jurisdiction and New York, California, and other states. The Company is generally subject to examination by income tax authorities for three years from the filing of a tax return, therefore, the federal and certain state returns from 2017 forward and the California returns from 2016 forward are subject to examination. The Company currently is not under examination by any tax authority.

25.	Related Party Transactions

On June 10, 2019, the Company entered into the 12% Senior Secured Note agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, pursuant to which the Company issued to the investor a 12% senior secured note, due July 31, 2019. In connection with the 12% Senior Secured Note, B. Riley FBR received a placement fee from the proceeds of $1,000,000 and legal fees and expenses of $135,000.

On June 14, 2019, the Company entered into the 12% Amended Senior Secured Note agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, which amended and restated the 12% Senior Secured Note dated June 10, 2019. In connection with the 12% Amended Senior Secured Note the Company paid B. Riley FBR cash of $2,400,000 as placement agent and $3,500,000 as a success fee in the offering.

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On June 28, 2019, the Company closed on a securities purchase agreement with certain accredited investors, pursuant to which it issued an aggregate of 23,100 shares of Series I Preferred Stock at a stated value of $1,000, initially convertible into 46,200,000 shares of its common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.50 per share, for aggregate gross proceeds of $23,100,000. Of the shares of Series I Preferred Stock issued, Ross Levinsohn purchased 500 shares for $500,000. B. Riley FBR, acting as placement agent for the Series I Preferred Stock financing, was paid in cash $1,386,000 for its services and reimbursed for certain legal and other costs.

On August 27, 2019, the Company entered into a first amendment to amended note purchase agreement with one accredited investor, BRF Finance, an affiliated entity of B. Riley, with respect to the 12% Amended Senior Secured Notes. In connection with the 12% Amended Senior Secured Note, B. Riley FBR received a closing fee from the proceeds of $150,000 and legal fees and expenses.

On October 7, 2019, the Company closed on a securities purchase agreement with certain accredited investors, pursuant to which it issued an aggregate of 20,000 shares of Series H Preferred Stock at a stated value of $1,000, initially convertible into 28,571,428 shares of its common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of $20,000,000. Of the shares of Series H Preferred Stock issued, Luke E. Fichthorn III, an immediate family member of John A. Fichthorn, purchased 100 shares, and B Riley, or an affiliated entity, purchased 5,000 shares. B. Riley FBR, acting as placement agent for the Series J Preferred Stock financing, was paid in cash $525,240 for its services and reimbursed for certain legal and other costs.

On March 24, 2020, the Company entered into a second amended and restated note purchase agreement with BRF Finance, an affiliated entity of B. Riley, in its capacity as agent and a purchaser, which further amended and restated the amended and restated note purchase agreement dated June 14, 2019, as amended. Pursuant to the second amended and restated note purchase agreement, the Company issued the Term Note, in the aggregate principal amount of $12,000,000 to the purchaser. Up to $8,000,000 in principal amount under the Term Note was due on March 31, 2021, with the balance thereunder due on June 14, 2022. Interest on amounts outstanding under the Term Note are payable in-kind in arrears on the last day of each fiscal quarter. On March 25, 2020, the Company drew down $6,913,865 under the Term Note, and after payment of commitment and funding fees paid to BRF Finance in the amount of $793,109, and other legal fees and expenses of BRF Finance that the Company paid, it received net proceeds of approximately $6,000,000. Pursuant to Amendment 1 to the second amended and restated note purchase agreement, dated October 23, 2020, interest payable on the notes on September 30, 2020, December 31,2020, March 31, 2021, June 30, 2021, September 30, 2021, and December 31, 2021 will be payable in-kind in arrears on the last day of such fiscal quarter. Alternatively, at the option of the holder, such interest amounts can be converted into shares of the Company’s common stock based upon the conversion rate specified in the Certificate of Designation for the Series K Preferred Stock, subject to certain adjustments. In addition, $3,367,000, including $3,295,506 of principal amount of the Term Note and $71,494 of accrued interest, was converted into shares of Series K Preferred Stock and the maturity date of the Term Note was changed from March 31, 2021 to March 31, 2022. John A. Fichthorn, the Executive Chairman, served as Head of Alternative Investments for B. Riley Capital Management, a wholly owned subsidiary of B. Riley. Todd Sims, one of the Company’s directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of our common stock. B. Riley FBR and its affiliates also beneficially owns more than 10% of the Company’s common stock.

Between August 14, 2020 and August 20, 2020, the Company entered into several securities purchase agreements for the sale of Series H Preferred Stock with certain accredited investors, including, among others, Strome and Strome Alpha Fund, L.P. (“Strome Alpha”), affiliates of Mark Strome, who previously beneficially owned more than 10% of the shares of the Company’s common stock and currently beneficially owns more than 10% of the shares of Series H Preferred Stock, pursuant to which the Company issued an aggregate of 2,253 shares, at a stated value of $1,000 per share, initially convertible into 6,825,000 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.33 per share, for aggregate gross proceeds of $2,730,000 for working capital and general corporate purposes. B. Riley FBR, acting as a placement agent for these issuances, waived its fee for these services and was reimbursed for certain legal and other costs. On October 28, 2020, the Company entered into a mutual rescission agreement with Strome and Strome Alpha, pursuant to which the stock purchase agreements entered into by Strome and Strome Alpha between August 14, 2020 and August 20, 2020 were rescinded and deemed null and void.

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On September 4, 2020, the Company entered into a securities purchase agreement with certain accredited investors, pursuant to which the Company issued an aggregate of 10,500 shares of Series J Preferred Stock at a stated value of $1,000, initially convertible into shares of the Company’s common stock, at the option of the holder subject to certain limitations, at a conversion rate equal to the stated value divided by the conversion price of $0.70 per share, for aggregate gross proceeds of $6,000,000. Of the shares of Series J Preferred Stock issued, B. Riley Securities, Inc., an affiliate of B. Riley, purchased 5,250 shares, and B&W Pension Trust, of which 180 Degree Capital Corp. is the Investment Adviser, purchased 5,250 shares. B. Riley FBR, acting as placement agent for these issuances, waived its fee for these services and was reimbursed for certain legal and other costs. Todd Sims, one of the Company’s directors, has served as the President of BRVC, a wholly-owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of the Company’s common stock.

Between October 23, 2020 and November 11, 2020, the Company entered into several securities purchase agreements with accredited investors, pursuant to which the Company issued an aggregate of 18,042 shares of Series K Preferred Stock at a stated value of $1,000 per share, initially convertible into 45,105,000 shares of the Company’s common stock at a conversion rate equal to the stated value divided by the conversion price of $0.40 per share, for aggregate gross proceeds of $18,042,090. B. Riley FBR, acting as a placement agent for these issuances, was paid in cash $520,500 for its services and reimbursed for certain legal and other costs. John A. Fichthorn, the Executive Chairman, served as Head of Alternative Investments for B. Riley Capital Management, a wholly owned subsidiary of B. Riley. Todd Sims, one of the Company’s directors, has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. B. Riley FBR and its affiliates also beneficially owns more than 10% of the Company’s common stock.

Cramer Digital, Inc. Agreement

On August 7, 2019, in connection with TheStreet Merger, the Company entered into a letter agreement (the “Original Cramer Agreement”) with finance and stock market expert Jim Cramer, who co-founded TheStreet, which sets forth the terms of the Cramer Services (defined below) to be provided by Mr. Cramer and Cramer Digital, Inc. (“Cramer Digital”), a production company owned and controlled by Mr. Cramer, featuring the digital rights and content created by Mr. Cramer and his team of financial experts. A second letter agreement providing additional terms was entered into on April 16, 2020 (the “Second Cramer Agreement”). The Company entered into a third letter agreement on January 25, 2021, which extended the notice date to cancel the third year of the term of the Original Cramer Agreement from February 7, 2021 to April 9, 2021 (the “Third Cramer Agreement” and, together with the Original Cramer Agreement and the Second Cramer Agreement, the “Cramer Agreement”).

The Cramer Agreement provides for Mr. Cramer and Cramer Digital to create content for the Company on each business day during the term of the Cramer Agreement, prepare special content for the Company, make certain personal appearances and provide other services as reasonably requested and mutually agreed to (collectively, the “Cramer Services”). In consideration for the Cramer Services, the Company pays Cramer Digital a commission on subscription revenues and net advertising revenues for certain content (the “Revenue Share”). In addition, the Company pays Cramer Digital approximately $3,000,000 as an annualized guaranteed payment in equal monthly draws, recoupable against the Revenue Share. The Company also issued two options to Cramer Digital pursuant to the 2019 Plan. The first option was to purchase up to two million shares of the Company’s common stock at an exercise price of $0.72, the closing stock price on August 7, 2019, the grant date. This option vests over 36 months. The second option was to purchase up to three million shares of the Company’s common stock at an exercise price of $0.54, the closing stock price on April 21, 2020, the grant date. In the event Cramer Digital and the Company agree to renew the term of the Cramer Agreement for a minimum of three years from the end of the second year of the current term, 900,000 shares will vest on the first day of the third year of the term as so extended (the “Trigger Date”). The remaining shares will vest equally on the 12-month anniversary of the Trigger Date, the 24-month anniversary of the Trigger Date and the 36-month anniversary of the Trigger Date.

In addition, the Company provides Cramer Digital with a marketing budget, access to personnel and support services, and production facilities. Finally, the Cramer Agreement provides that the Company will reimburse fifty percent of the cost of the rented office space by Cramer Digital, up to a maximum of $4,250 per month.

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Board of Directors and Finance Committee

During September 2018, John A. Fichthorn joined the Board and during November 2018 he was elected as Executive Chairman and Chairman of the Company’s Finance Committee. Until April 2020, Mr. Fichthorn served as Head of Alternative Investments for B. Riley Capital Management, which is an SEC-registered investment adviser and a wholly owned subsidiary of B. Riley. From April 2020 to November 2020, Mr. Fichthorn served as a consultant to B. Riley. Further, Mr. Fichthorn serves on our Board as a designee of the holders of our Series H Preferred Stock.

During September 2018, Todd D. Sims joined the Board and is also a member of the board of directors of B. Riley. Mr. Sims has served as the President of BRVC, a wholly owned subsidiary of B. Riley since October 2020. Prior to that, Mr. Sims served as a member of the board of directors of B. Riley from 2016 to 2020. Mr. Sims serves on the Company’s Board as a designee of B. Riley.

Since August 2018, B. Riley FBR has been instrumental in raising debt and equity capital for the Company to support its acquisitions of HubPages, Say Media, TheStreet, and the Sports Illustrated Licensing Agreement with ABG, with continued support for subsequent refinancing of debt, equity capital, and working capital purposes (see Note 27).

As of December 31, 2020, our Board was composed of seven persons – Ross Levinsohn, John Fichthorn, Peter Mills, Todd Sims, B. Rinku Sen, David Bailey, and Joshua Jacobs.

Service and Consulting Contracts

Ms. Rinku Sen joined the Board in November 2017 and has provided consulting services and operates a channel on the Company’s technology platform. During the years ended December 31, 2020 and 2019, the Company paid Ms. Sen $12,050 and $39,650, respectively, for these services.

Mr. Josh Jacobs has provided consulting services and operates a channel on the Company’s platform. During the years ended December 31, 2020, the Company paid Ms. Jacobs $120,000 for these services.

On January 1, 2019, the Company entered into an amended consulting agreement with William Sornsin, the Company’s former Chief Operating Officer, pursuant to which the Company agreed to pay a monthly fee of $10,000, plus various incentive payments for launching certain sites on the Company’s platform from January 2019 through September 2019.

On August 26, 2020, the Company entered into a consulting agreement with James C. Heckman, the Company’s former Chief Executive Officer pursuant to which the Company agreed to pay to Mr. Heckman a monthly fee of approximately $29,167 (to be increased to approximately $35,417 once the Company’s senior executive officer salaries are returned to the levels in place prior to March 2020). Mr. Heckman is also entitled to bonus payments of up to one hundred percent of the monthly fees payable in the then-current year upon satisfaction of certain performance goals. Mr. Heckman may also be awarded additional equity incentive awards. The initial term of the consulting agreement commenced on August 26, 2020 and ends on August 26, 2021, which term may be extended for an additional 12-month period unless our then-Chief Executive Officer notifies Mr. Heckman of a decision not to extend at least 90 days in advance.

On October 5, 2020, the Company entered into a separation agreement with Benjamin Joldersma, who served as the Company’s Chief Technology Officer from November 2016 through September 2020, pursuant to which the Company agreed to pay Mr. Joldersma approximately $111,000 as a severance payment, as well as any COBRA premiums.

Promissory Notes

In May 2018, the Company’s then Chief Executive Officer began advancing funds to the Company in order to meet minimum operating needs. Such advances were made pursuant to promissory notes that were due on demand, with interest at the minimum applicable federal rate, which ranged from 2.18% to 2.38%. As of December 31, 2019, the total principal amount of advances outstanding was $319,351 (includes accrued interest of $12,574) (see Note 17). On October 31, 2020, the Company entered into an exchange agreement with Mr. Heckman pursuant to which Mr. Heckman converted the outstanding principal amount due, together with accrued but unpaid interest under the promissory notes, into 389 shares of Series H Preferred Stock (see Note 20).

Repurchases of Restricted Stock

On December 15, 2020, the Company entered into an amendment for certain restricted stock awards and units that were previously issued to certain employees in connection with the HubPages merger, pursuant to which the Company agreed to repurchase from certain key personnel of HubPages, including Paul Edmondson, one of the Company’s officers, and his spouse, an aggregate of approximately 16,802 shares of the Company’s common stock at a price of $4 per share each month for a period of 24 months, for aggregate proceeds to Mr. Edmondson and his spouse of approximately $67,207 per month (see Note 12).

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26.	Commitments and Contingencies

Revenue Guarantees

On a select basis, the Company has provided revenue share guarantees to certain independent publishers that transition their publishing operations from another platform to theMaven.net or maven.io. These arrangements generally guarantee the publisher a monthly amount of income for a period of 12 to 24 months from inception of the publisher contract that is the greater of (a) a fixed monthly minimum, or (b) the calculated earned revenue share. During the years ended December 31, 2020 and 2019, the Company paid Publisher Partner guarantees of $9,391,135 and $7,111,248, respectively.

Claims and Litigation

From time to time, the Company may be subject to claims and litigation arising in the ordinary course of business. The Company is not currently a party to any pending or threatened legal proceedings that it believes would reasonably be expected to have a material adverse effect on the Company’s business, financial condition, results of operations or cash flows.

Liquidated Damages

The Company determined that it is contingently liable for certain for the Registration Rights Damages and Public Information Failure Damages (collectively the “Liquidated Damages”) covering the instruments in the table below, therefore, a contingent obligation (including interest computed at 1% per month based on the balance outstanding for each Liquidating Damages) exist as of the issuance date of these consolidated financial statements as follows:

	Series H Preferred Stock	Series J Preferred Stock	Series K Preferred Stock	Total Liquidated Damages
Registration Rights Damages	$-	$360,000	$-	$360,000
Public Information Failure Damages	7,854	360,000	1,082,520	1,450,374
Accrued interest	153	7,437	2,817	10,407
	$8,007	$727,437	$1,085,337	$1,820,781

27.	Subsequent Events

The Company performed an evaluation of subsequent events through the date of filing of these consolidated financial statements with the SEC. Other than the below described subsequent events, there were no material subsequent events which affected, or could affect, the amounts or disclosures on the consolidated financial statements.

2019 Equity Incentive Plan

From January 2021 through the date these consolidated financial statements were issued or were available to be issued, the Company granted common stock options, restricted stock units and restricted stock awards totaling 83,590,165 (includes 11,158,049 stock options and 26,048,781 restricted stock units issued on February 18, 2021, see below for further details) shares of the Company’s common stock, of which 83,565,415 remain outstanding as of the date these consolidated financial statements were issued or were available to be issued, to acquire shares of the Company’s common stock to officers, directors, employees and consultants.

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On January 8, 2021, the Company amended certain grants of common stock options under its 2019 Plan to remove certain vesting conditions for the performance-based awards, in general, the amendment provides that:

●	the common stock options will vest with respect to one-third of the grant when the option holder completes one year of continuous service beginning on the grant date; and
●	the remaining common stock options will vest monthly over twenty-four months when the option holder completes each month of continuous service thereafter.

On February 18, 2021, the Board approved an amendment to the Company’s 2019 Plan to increase the number of shares of the Company’s common stock, par value $0.01 per share, available for issuance under the 2019 Plan from 85,000,000 shares to 185,000,000 shares. Further, the Board approved up to an aggregate amount of 26,200,000 stock options to be made on or before March 18, 2021 for shares of the Company’s common stock to certain executive officers of the Company under the 2019 Plan. A total of 11,158,049 stock options were granted and designated as a non-qualified stock options, subject to certain terms and conditions.

On February 18, 2021, the Board approved the issuance of restricted stock units to certain executive officers of the Company under the 2019 Plan. A total of 26,048,781 restricted stock units were granted, subject to certain terms and conditions.

Appointments and Departures

On February 16, 2021, the Company announced the appointment of H. Robertson Barrett as the President of Maven Media Brands, LLC, a wholly owned subsidiary of Maven.

On March 9, 2021, the Company announced the appointment of Eric Semler as a director of the Company. On June 8, 2021, Mr. Semler resigned as a director of the Company.

On March 9, 2021, Josh Jacobs resigned as a director of the Company.

On June 10, 2021, David Bailey resigned as a director of the Company.

On June 11, 2021, the Company announced the appointment of Carlo Zola and Daniel Shribman as directors of the Company.

Preferred Stock

On May 4, 2021, a special committee of the Board declared a dividend of one preferred stock purchase right to be paid to the stockholders of record at the close of business on May 14, 2021 for (i) each outstanding share of the Company’s common stock and (ii) each share of the Company’s common stock issuable upon conversion of each share of the Company’s Series H Preferred Stock. Each preferred stock purchase right entitles the registered holder to purchase, subject to a rights agreement, from the Company one one-thousandth of a share of the Company’s newly created Series L Junior Participating Preferred Stock, par value $0.01 per share (the “Series L Preferred Stock”), at a price of $4.00, subject to certain adjustments. The Series L Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions paid to the holders of the Company’s common stock. The Series L Preferred Stock will be entitled to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of the Company’s common stock are converted or exchanged, the Series L Preferred Stock will be entitled to receive 1,000 times the amount received per one share of the Company’s common stock.

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Long-Term Debt

12% Second Amended Senior Secured Notes – On May 19, 2021, the Company entered into an amendment to second amended and restated note purchase agreement (“Amendment 2”) with BRF Finance, an affiliated entity of B. Riley, in its capacity as agent for the purchasers and as purchaser, which further amended the 12% Second Amended Senior Secured Notes, dated March 24,2020, as amended. Pursuant to Amendment 2: (i) the interest rate on the 12% Second Amended Senior Secured Notes decreased from a rate of 12% per annum to a rate of 10% per annum; (ii) the interest rate on the Term Note decreased from a rate of 15% per annum to a rate of 10% per annum; and (iii) the Company agreed that within one (1) business day after receipt of cash proceeds from any issuance of equity interests, it will prepay the certain obligations in an amount equal to such cash proceeds, net of underwriting discounts and commissions; provided, that, this mandatory prepayment obligation does not apply to any proceeds that the Company received from shares of the Company’s common stock issued pursuant to the securities purchase agreement (as further described below under the heading Common Stock) during the 90-day period commencing on May 20, 2021.

The balance outstanding under the 12% Second Amended Senior Secured Notes as of the date these consolidated financial statements were issued or were available to be issued was approximately $60.1 million, which included outstanding principal of approximately $48.8 million, payment of in-kind interest of approximately $10.8 million that the Company was permitted to add to the aggregate outstanding principal balance, and unpaid accrued interest of approximately $0.5 million.

Delayed Draw Term Note – On May 19, 2021, pursuant to Amendment 2, the interest rate on the Term Note decreased from a rate of 15% per annum to a rate of 10% per annum.

The balance outstanding under the Term Note as of the date these consolidated financial statements were issued or were available to be issued was approximately $4.6 million, which included outstanding principal of approximately $3.5 million, and payment of in-kind interest of approximately $1.1 million that the Company was permitted to add to the aggregate outstanding principal balance.

Paycheck Protection Program Loan – On June 22, 2021, the SBA has authorized full forgiveness of $5,702,725 under the PPP Loan, where the Company will not need to make any payments on the PPP Loan that JPMorgan Chase facilitates as an SBA lender. JPMorgan Chase will apply the forgiveness amount the SBA authorized, plus all accrued interest, to the Company’s PPP Loan. The requirements under this program are established by the SBA. All requests for PPP Loan forgiveness are subject to SBA eligibility.

Common Stock

On May 20, 2021 and May 25, 2021, the Company entered into securities purchase agreements with several accredited investors, pursuant to which the Company sold an aggregate of 21,435,718 shares of its common stock, at a per share price of $0.70 for aggregate gross proceeds of approximately $15.0 million in a private placement.

On June 2, 2021, the Company entered into a securities purchase agreement with an accredited investor, pursuant to which the Company sold an aggregate of 7,142,857 shares of its common stock, at a per share price of $0.70 for gross proceeds of approximately $5.0 million in a private placement that was in addition to the closings that occurred on May 20, 2021 and May 25, 2021 as referenced above. The Company intends to use the proceeds for general corporate purposes.

Pursuant to the registration rights agreements entered into in connection with the securities purchase agreements, the Company agreed to register the shares of the Company’s common stock issued in the private placements. The Company committed to file the registration statement on the earlier of: (i) in the event the Company does not obtain a waiver from the holders of the shares of the Company’s common stock that were issued upon the conversion of the Series K Preferred Stock (the “Waiver”), within ten (10) calendar days following the date the Company’s registration statement(s) on Form S-1, registering for resale shares of the Company’s common stock that were issued in connection with offerings prior to the date of the registration rights agreement (the “Prior Registration Statements”), is declared effective by the SEC; and (ii) in the event the Company does obtain the Waiver, the earliest practicable date on which the Company is permitted by the SEC guidance to file the initial registration statement following the filing of the Prior Registration Statements (the “Filing Date”). The Company also committed to cause the registration statement to become effective by no later than 90 days after the Filing Date (or, in the event of a full review by the staff of the SEC, 120 days following the Filing Date). The registration rights agreement provides for Registration Rights Damages upon the occurrence of certain events up to a maximum amount of 6% of the aggregate amount invested pursuant to the securities purchase agreements.

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The security purchase agreements included a provision that requires the Company to maintain its periodic filings with the SEC in order to satisfy the public information requirements under Rule 144(c) of the Securities Act. If the Company fails for any reason to satisfy the current public information requirement at any time during the period commencing from the twelve (12) month anniversary of the date the Company becomes current in its filing obligations and ending at such time that all of the common stock may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to such purchaser’s other available remedies, the Company shall pay to a purchaser, in cash, as partial liquidated damages and not as a penalty, an amount in cash equal to one percent (1.0%) of the aggregate subscription amount of the purchaser’s shares then held by the purchaser on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured up to a maximum of five (5) 30-day periods and (b) such time that such public information is no longer required for the purchasers to transfer the shares pursuant to Rule 144. Public Information Failure Damages shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Damages are incurred and (ii) the third (3rd) business day after the event or failure giving rise to the Public Information Failure Damages is cured. In the event the Company fails to make Public Information Failure Damages in a timely manner, such Public Information Failure Damages shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full.

Heckman Stock Option Modifications

On June 3, 2021, the Company and Mr. Heckman, the Company’s former Chief Executive Officer, entered into an amendment to certain option grants under the Company’s 2016 Plan and 2019 Plan. The amendment to the 2016 Plan options, clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option. The amendment to the 2019 Plan options, clarifies that the option qualifies as a non-statutory stock option and that it remains exercisable for the remainder of the term of the option. The 2019 Plan amendment also changed the vesting schedule of the option to provide for immediate vesting of 2,000,000 shares of options, with the remainder of the options being subject to performance-based vesting that is tied to the price of the Company’s common stock.

Acquisition of College Spun Media Incorporated

On June 4, 2021, the Company acquired all of the issued and outstanding shares of capital stock of College Spun Media Incorporated for an aggregate of $11.0 million in cash and the issuance of an aggregate of 4,285,714 restricted shares of the Company’s common stock, with one-half of the shares vesting on the first anniversary of the closing date and the remaining one-half of the shares vesting on the second anniversary of the closing date. The cash payment consists of: (i) $10.8 million paid at closing (additional cash paid at closing of $0.8 million represents adjusted cash pursuant to the agreement), and (ii) $0.5 million to be paid on the first anniversary of the closing and $0.5 million to be paid on the second anniversary date of the closing, subject to a customary working capital adjustment based on cash and accounts receivable as of the closing date. The vesting of shares of the Company’s common stock is subject to the continued employment of certain selling employees.

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PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table are our expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by us. The Selling Stockholders, however, will pay any other expenses incurred in selling the Shares, including any brokerage commissions or costs of sale. All of the amounts are estimated except for the SEC registration fee.

SEC registration fee	$11,412
Accounting fees and expenses	$25,000
Legal fees and expenses	$125,000
Financial printing	$3,500
Transfer Agent Fee	$15,000
Miscellaneous fees and expenses	$5,000
Total	$184,912

Item 14. Indemnification of Directors and Officers.

Our Certificate of Incorporation, as may be further amended and restated and in effect from time to time, provides that our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director.

Under the DGCL, our directors have a fiduciary duty to us that is not eliminated by this provision of our Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available. This provision also does not affect our directors’ responsibilities under any other laws, such as federal securities laws or state or federal environmental laws.

Section 145 of the DGCL empowers a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit, or proceeding brought by third parties by reason of the fact that they were or are directors or officers of the corporation, if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. Our Bylaws provide that, to the fullest extent permitted by the DGCL, we will indemnify any person who is or was a party or threatened to be made a party to any proceedings by the reason of the fact that such person is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against the expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceedings. Our Bylaws also provide that we will indemnify, to the fullest extent permitted by the DGCL, we will indemnify any person who was or is a party or is threatened to be made a party to any proceedings by or in our right to procure a judgment in our favor by reason of the fact that such person is or was a director or officer of us, or is or was serving at our request as a director, officer, or trustee of another corporation, partnership, joint venture, trust, or other enterprise, against the expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such proceedings.

In addition, we have entered into agreements with some of our directors under which, among other things, we have agreed to indemnify such director or officer against expenses and damages in connection with claims to the fullest extent permitted by our Certificate of Incorporation, our Bylaws, and the DGCL. At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification will be required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Section 145 of the DGCL also empowers a corporation to purchase insurance for its officers and directors for such liabilities. We maintain liability insurance for our officers and directors.

I

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

During the previous three calendar years, we have made sales of the following unregistered securities:

2018

On October 18, 2018, we issued to B. Riley FBR and an affiliate 10% OID senior secured debentures in the aggregate principal amount of approximately $3.5 million, which after taking into account the 5% OID and legal fees and expenses of the investors, we received net proceeds of approximately $3.3 million. The 10% senior secured debentures were convertible into shares of our common stock at a conversion price of $1.00 per share, subject to adjustment. We also issued warrants exercisable for up to 875,000 shares of our common stock to the investors. The warrants have an initial exercise price of $1.00 per share, subject to adjustment. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering.

On November 2, 2018, we granted options exercisable for up to 360,000 shares of our common stock to an employee, which vested based on certain performance targets. The exercise price was set at $0.45 per share. On the same date, we granted options exercisable for up to 240,000 shares of our common stock to an employee, which vested based on the passage of time. The exercise price was set at $0.50. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

On November 21, 2018, we granted options to exercisable for up to 10,000 shares of our common stock, in the aggregate, to two employees. The exercise price was set at $0.36 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

On December 12, 2018, we issued to three accredited investors the Debentures in the aggregate principal amount of approximately $13.1 million, which included (i) the roll-over of an aggregate of approximately $3.6 million in principal and interest of those 10% OID senior secured debentures issued in October 2018 and (ii) a placement fee of $540,000 to the placement agent. We received net proceeds of approximately $9.0 million. The Debentures were convertible into shares of our common stock at a conversion price of $0.33 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering.

Also, on December 12, 2018, in connection with the consummation of the Say Media merger, we issued 2,000,000 shares of our common stock to certain key personnel of Say Media, with a fair value of $0.35 per share. We also issued 432,835 shares of our common stock on or about December 12, 2018 to former holders of Say Media’s preferred stock, with a fair value of $0.35 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) as transactions not involving a public offering.

On December 12, 2018, we granted options exercisable up for up to 374,000 shares of our common stock, which vested over time, to certain of our officers, directors, and employees. The exercise price of the options ranged from $0.28 to $0.35. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

On December 13, 2018, we entered into an employment agreement with one of our executive officers, Mr. Kraft, pursuant to which we granted a time-based stock option exercisable for up to 1,000,000 shares of our common stock at an exercise price of $0.35 per share, and a performance-based stock option exercisable for up to 700,000 shares of our common stock at an exercise price of $0.35 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

II

During the year ended December 31, 2018, we granted warrants exercisable for up to 295,000 shares of our common stock to thirteen Publisher Partners. The exercise prices range from $1.32 to $2.25 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

2019

On January 1, 2019, we issued 833,333 shares of our common stock as restricted stock awards to five members of our board of directors subject to continued service with us. The awards vest over a twelve-month period from the grant date. The per share fair value on the grant date was $0.48. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On March 18 and 27, 2019, we entered into the March 2019 SPAs with accredited investors, including John Fichthorn, our former Chairman, pursuant to which we issued the Debentures in the aggregate principal amount of approximately $2.0 million. We received net proceeds of approximately $1.9 million, after payment of fees and expenses. The Debentures were convertible into shares of our common stock at a conversion price of $0.40 per share, subject to adjustment. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D as promulgated thereunder as transactions not involving a public offering.

On April 8, 2019, we entered into the April 2019 SPA with an accredited investor, pursuant to which we issued the Debentures in the aggregate principal amount of $100,000. The Debentures were convertible into shares of our common stock at a conversion price of $0.40 per share, subject to adjustment. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D as promulgated thereunder as transactions not involving a public offering.

On May 31, 2019, we granted 2,399,997 restricted stock units for shares of our common stock to the holders of the restricted stock awards issued in connection with the merger of HubPages as consideration for an amendment to the true-up provisions. The fair value price per share was $0.45. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

On June 10, 2019, we entered into a note purchase agreement with one accredited investor, BRF Finance, pursuant to which we issued a 12% senior secured note, originally due July 31, 2019, in the aggregate principal amount of $20.0 million. We received net proceeds of approximately $18.9 million, after payment of fees and expenses, of which approximately $16.5 million was deposited into escrow to pay the consideration for an acquisition. On June 14, 2019, we entered into an amended and restated note purchase agreement with an accredited investor, BRF Finance, which amended and restated the note purchase agreement, dated June 10, 2019, pursuant to which we issued an amended and restated 12% senior secured note, due June 14, 2022, in the aggregate principal amount of $68.0 million. We received additional gross proceeds of $48.0 million, which after deducting fees and expenses, we received net proceeds of approximately $45.5 million. On August 27, 2019, we entered into an amendment to the amended and restated note purchase agreement with an accredited investor, BRF Finance, pursuant to which we issued a second amended and restated 12% senior secured promissory note, due June 14, 2022, in the aggregate principal amount of approximately $53.7 million, which amended, restated, and superseded the $68.0 million 12% senior secured note issued by us on June 14, 2019. We received gross proceeds of $3.0 million and after payment of fees and expenses, received net proceeds of approximately $2.8 million. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

III

On June 14, 2019, we issued 21,989,844 warrants to acquire our common stock to ABG in connection with the Sports Illustrated Licensing Agreement, expiring in ten years. Half the warrants have an exercise price of $0.42 per share (the “Forty-Two Cents Warrants”). The other half of the warrants have an exercise price of $0.84 per share (the “Eighty-Four Cents Warrants”). The warrants provide for the following: (1) 40% of the Forty-Two Cents Warrants and 40% of the Eighty-Four Cents Warrants vest in equal monthly increments over a period of two years beginning on the one year anniversary of the date of issuance of the warrants (any unvested portion of such warrants to be forfeited by ABG upon certain terminations by us of the Sports Illustrated Licensing Agreement); (2) 60% of the Forty-Two Cents Warrants and 60% of the Eighty-Four Cents Warrants vest based on the achievement of certain performance goals for the licensed brands in calendar years 2020, 2021, 2022, or 2023; (3) under certain circumstances we may require ABG to exercise all (and not less than all) of the warrants, in which case all of the warrants will be vested; (4) all of the warrants automatically vest upon certain terminations of the Licensing Agreement by ABG or upon a change of control of us; and (5) ABG has the right to participate, on a pro-rata basis (including vested and unvested warrants, exercised or unexercised), in any future equity issuance of the Company (subject to customary exceptions). Pursuant to Fourth Amendment to the Sports Illustrated Licensing Agreement, the exercise price of fifty percent (50%) of the Eighty-Four Cents Warrants was changed to $0.42 per share in exchange for additional benefits under the Sports Illustrated Licensing Agreement. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

On June 28, 2019, we entered into the Series I SPAs with several accredited investors, pursuant to which we sold an aggregate of 23,100 shares of Series I Preferred Stock, initially convertible into 46,200,000 shares of our common stock based on a stated value of $1,000 per share divided by the conversion price of $0.50 per share, for aggregate gross proceeds of approximately $23.1 million and, after payment of fees and expenses, net proceeds of approximately $21.7 million. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

On September 10, 2019, L2 exercised it warrants previously granted in June 2019 on a cashless basis for the issuance of 539,331 shares of our common stock. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder, as transactions not involving a public offering.

On October 7, 2019, we entered into the 2019 Series J SPAs with several accredited investors, pursuant to which we sold an aggregate of 20,000 shares of Series J Preferred Stock, initially convertible into 28,571,428 shares based on a state value of $1,000 divided by the conversion price of $0.70. We received gross proceeds of $20.0 million and, after payment of fees and expenses, received net proceeds of approximately $14.4 million. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

Between March 16, 2019 and December 2, 2019, we granted stock options exercisable for an aggregate of up to 68,137,863 shares of our common stock to participants under our 2019 Plan as payment for services rendered. The exercise prices per share ranged from $0.40 to $0.89. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On or about December 2, 2019, Mr. Zimak was granted an option to purchase up to an aggregate of 2,250,000 shares of common stock, with an exercise price of $0.77 per share, in connection with his appointment as an officer. At the commencement of his employment, he was awarded restricted stock units for 250,000 shares of common stock. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

During the year ended December 31, 2019, in connection with the Say Media merger, we issued 1,188,880 shares of our common stock out of total shares required to be issued of 5,067,167 shares. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as transactions not involving a public offering.

IV

2020

On January 1, 2020, we issued 562,500 shares of our common stock as restricted stock awards to certain members of our Board subject to continued service with us. The awards vest over a twelve-month period from the grant date. The per share value on the grant date was $0.18. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On March 24, 2020, we entered into the Second A&R NPA with BRF Finance, an accredited investor, which amended and restated the amended and restated note purchase agreement, dated as of June 14, 2019, as amended, pursuant to which we issued the Term Note in the aggregate principal amount of approximately $12.0 million to the investor. On March 25, 2020, we drew down approximately $6.9 million under the Term Note and, after payment of fees and expenses, received net proceeds of approximately $6.0 million. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On May 18, 2020 and June 5, 2020, we granted restricted stock units representing 3,250,000 shares of our common stock to participants under our 2019 Plan as payment for services rendered. The fair value per share ranged from $0.44 to $0.50. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

Between August 14, 2020 and August 20, 2020, we entered into the 2020 Series H SPAs with accredited investors, pursuant to which we sold an aggregate of approximately 2,253 shares of Series H Preferred Stock, for gross proceeds of approximately $2.7 million. The shares of Series H Preferred Stock are initially convertible into 6,825,000 shares of our common stock based on a stated value of $1,000 per share divided by the conversion price of $0.33 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

On September 4, 2020, we entered into the 2020 Series J SPAs with two accredited investors, pursuant to which we sold an aggregate of 10,500 shares of Series J Preferred Stock, for gross proceeds of $6.0 million. The Series J Preferred Stock is initially convertible into 15,000,000 shares of our common stock based on a stated value of $1,000 per share divided by the conversion price of $0.70 per share. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

On October 23, 2020, October 28, 2020, and November 11, 2020, we entered into the Series K SPAs with several accredited investors, pursuant to which we sold an aggregate of 18,042 shares of Series K Preferred Stock, initially convertible into 45,105,000 shares of our common stock based on a stated value of $1,000 divided by the conversion price of $0.40. We received gross proceeds of approximately $18.0 million and paid placement agent fees of $560,500. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

On December 18, 2020, upon the filing of the Certificate of Amendment, we issued approximately 134,889,726 of our common stock upon conversion of the Series I Preferred Stock, the Series J Preferred Stock, and the Series K Preferred Stock pursuant to the terms of each respective Certificate of Designation. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

On December 31, 2020, noteholders converted the Debentures representing an aggregate of approximately $18.1 million of the then-outstanding principal and accrued but unpaid interest into 53,887,470 shares of our common stock at conversion per-share prices ranging from $0.33 to $0.40 in accordance with the terms of the debentures. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

Between January 2, 2020 and December 31, 2020, we granted stock options exercisable for an aggregate of up to approximately 22,143,768 shares of our common stock to participants under our 2019 Plan as payment for services rendered. The exercise prices per share ranged from $0.34 to $0.93. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

V

2021

On January 11, 2021, we issued 312,500 shares to Whisper Advisors, LLC as payment for services provided pursuant to that certain Services Agreement dated December 22, 2020. The shares had a fair market value of $125,000. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On January 1, 2021, we issued 750,000 shares of our common stock as restricted stock awards to six members of our board of directors subject to continued service with us. The awards vest over a twelve-month period from the grant date. The per share fair value was $0.60. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

Between January 1, 2021 and October 4, 2021, we granted stock options exercisable for an aggregate of up to 50,244,750 shares of our common stock to participants under the 2019 Plan as payment for services rendered. The exercise prices per share ranged from $0.36 to $0.97. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

Between February 18, 2021 and September 20, 2021, we granted restricted stock units representing 36,908,945 shares of our common stock to participants under the 2019 Plan as payment for services rendered. The fair values per share ranged from $0.47 and $0.90. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On March 9, 2021, we issued 55,165 shares of our common stock as restricted stock awards to one new member of our Board subject to continued service with us. The awards vest over a ten-month period from the grant date. The per share fair value on the grant date was $0.74. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On March 9, 2021, we issued 256,661 shares of our common stock to LiftIgniter as part of the consideration owed under the asset purchase agreement. The fair value per share on the date of issuance was $0.79. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On May 20, 2021 and May 25, 2021, we entered into the May 2021 SPAs with several accredited investors, pursuant to which we sold an aggregate of 21,435,718 shares of our common stock, at a per share price of $0.70 for aggregate gross proceeds of approximately $15.0 million in a private placement. On June 2, 2021, we entered into the June 2021 SPA with an accredited investor, pursuant to which we sold an aggregate of 7,142,857 shares of our common stock, at a per share price of $0.70 for gross proceeds of approximately $5.0 million in a private placement that was in addition to the closings that occurred on May 20, 2021 and May 25, 2021. After payment of legal fees and expenses the investors of $167,244, of which $100,000 was paid in cash to B. Riley, we received net proceeds of $19,837,757. The issuances were exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D promulgated thereunder as transactions not involving a public offering.

On June 4, 2021, we issued an aggregate of 4,285,714 restricted shares of our common stock in connection with our acquisition of The Spun, with one-half of the shares vesting on the first anniversary of the closing date and the remaining one-half of the shares vesting on the second anniversary of the closing date. The per share fair value on the grant date was $0.77. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

On June 14, 2021, we issued 82,158 shares of our common stock as restricted stock awards to two new members of our Board subject to continued service with us. The awards vest over a seven-month period from the grant date. The per share fair value on the grant date was $0.84. The issuance was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof as a transaction not involving a public offering.

VI

Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 13, 2018, by and among the Company, HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 19, 2018.
2.2	Amendment to Agreement and Plan of Merger, dated as of April 25, 2018, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative, which was filed as Exhibit 2.2 to our Annual Report on Form 10-K filed on January 8, 2021.
2.3	Second Amendment to Agreement and Plan of Merger, dated as of June 1, 2018, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K/A filed on June 4, 2018.
2.4	Third Amendment to Agreement and Plan of Merger, dated as of May 31, 2019, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative, which was filed as Exhibit 2.4 to our Annual Report on Form 10-K filed on January 8, 2021.
2.5	Fourth Amendment to Agreement and Plan of Merger, dated as of December 15, 2020, by and among TheMaven, Inc., HP Acquisition Co., Inc., HubPages, Inc., and Paul Edmondson as the securityholder representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 21, 2020.
2.6	Amended and Restated Asset Purchase Agreement, dated as of August 4, 2018, by and among the Company, Maven Coalition, Inc., and Say Media, Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 9, 2018.
2.7	Amendment to Amended and Restated Asset Purchase Agreement, dated as of August 24, 2018, by and among the Company, Maven Coalition, Inc., and Say Media, Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 29, 2018.
2.8	Agreement and Plan of Merger, dated as of October 12, 2018, by and among the Company, SM Acquisition Co., Inc., Say Media, Inc., and Matt Sanchez as the Securityholder Representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 17, 2018.
2.9	Amendment to Agreement and Plan of Merger, dated as of October 17, 2018, by and among the Company, SM Acquisition Co., Inc., Say Media, Inc., and Matt Sanchez as the Securityholder Representative, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on October 17, 2018.
2.10	Agreement and Plan of Merger, dated as of June 11, 2019, by and among the Company, TST Acquisition Co., Inc., and TheStreet, Inc., which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 12, 2019.
3.1	Amended and Restated Certificate of Incorporation of the Registrant, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed on October 13, 2021.
3.2	Second Amended and Restated Bylaws, which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed on October 13, 2021.
3.4	Certificate of Designation of Preferences, Rights, and Limitations for Series G Convertible Preferred Stock, which was filed as Exhibit 4.1 to our Registration Statement on Form S-3 (Registration No. 333-40710), filed on July 3, 2002 and declared effective on July 28, 2000.

VII

3.5	Certificate of Elimination of Series F Convertible Preferred Stock as filed with the Delaware Secretary of State on September 7, 2021, which was filed as Exhibit 3.1 to our Current Report on Form 8-K filed September 13, 2021.
3.6	Certificate of Elimination of Series I Convertible Preferred Stock as filed with the Delaware Secretary of State on September 7, 2021, which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed September 13, 2021.
3.7	Certificate of Elimination of Series J Convertible Preferred Stock as filed with the Delaware Secretary of State on September 7, 2021, which was filed as Exhibit 3.3 to our Current Report on Form 8-K filed September 13, 2021.
3.8	Certificate of Elimination of Series K Convertible Preferred Stock as filed with the Delaware Secretary of State on September 7, 2021, which was filed as Exhibit 3.4 to our Current Report on Form 8-K filed September 13, 2021.
4.1	Specimen Common Stock Certificate, which was filed as Exhibit 4.3 to Amendment No. 1 to Registration Statement on Form SB-2/A (Registration No. 333-48040) on September 23, 1996.
4.2	2016 Stock Incentive Plan, which was filed as Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
4.3	Common Stock Purchase Warrant issued on June 6, 2018 to L2 Capital, LLC, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on June 12, 2018.
4.4	Form of 10% Convertible Debenture due June 30, 2019, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on June 21, 2018.
4.5	Common Stock Purchase Warrant issued on June 15, 2018 to Strome Mezzanine Fund LP, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed on June 21, 2018.
4.6	Form of 10% Original Issue Discount Senior Secured Convertible Debenture due October 31, 2019, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on October 24, 2018.
4.7	Form of Common Stock Purchase Warrant issued on October 18, 2018, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on October 24, 2018.
4.8	Form of 12% Senior Secured Subordinated Convertible Debenture due December 31, 2020, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on December 13, 2018.
4.9	Form of 12% Senior Secured Subordinated Convertible Debenture due December 31, 2020, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 22, 2019.
4.10	Form of 12% Senior Secured Subordinated Convertible Debenture due December 31, 2020, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 28, 2019.
4.11	Form of 12% Senior Secured Subordinated Convertible Debenture due December 31, 2020, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on April 12, 2019.

VIII

4.12	Stockholder Voting Agreement, dated as of June 11, 2019, by and among 180 Degree Capital Corp., TheStreet SPV Series – a Series of 180 Degree Capital Management, LLC, the Company, and TST Acquisition Co., Inc, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on June 12, 2019.
4.13	Form of Warrant for Channel Partners Program, which was filed as Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.
4.14	Form of MDB Warrant issued in connection with the Share Exchange Agreement, which was filed as Exhibit 10.3 to our Current Report on Form 8-K, filed on November 7, 2016.
4.15	Common Stock Purchase Warrant (exercise price $0.42 per share), dated June 14, 2019, issued to ABG-SI LLC, which was filed as Exhibit 4.16 to our Annual Report on Form 10-K, filed on August 16, 2021.
4.16	Common Stock Purchase Warrant (exercise price $0.84 per share), dated June 14, 2019, issued to ABG-SI LLC, which was filed as Exhibit 4.17 to our Annual Report on Form 10-K filed on January 8, 2021.
4.17	Form of 2019 Warrant for Channel Partners Program, which was filed as Exhibit 4.18 to our Annual Report on Form 10-K filed on April 9, 2021.
4.18	Form of 2020 Warrant for Channel Partners Program, which was filed as Exhibit 4.19 to our Annual Report on Form 10-K filed on April 9, 2021.
4.19	Rights Agreement, dated as of May 4, 2021, between the Company and American Stock Transfer & Trust Company, LLC, as Rights Agent, which includes the Form of Certificate of Designations, the Form of Right Certificate, and the Summary of Rights to Purchase Preferred Shares attached thereto as Exhibits A, B, and C, respectively, which was filed as Exhibit 4.1 to our Current Report on Form 8-K filed on May 4, 2021.
5.1**	Opinion of Baker & Hostetler LLP as to the legality of the securities registered hereby.
10.1	Securities Purchase Agreement, dated January 4, 2018, by and between the Company and certain investors named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on January 5, 2018.
10.2	Registration Rights Agreement, dated January 4, 2018, by and between the Company and certain investors named therein, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on January 5, 2018.
10.3	Securities Purchase Agreement, dated March 30, 2018, by and among the Company and certain investors named therein, which was filed as Exhibit 10.11 to our Annual Report on Form 10-K filed on January 8, 2021.
10.4	Registration Rights Agreement, dated March 30, 2018, by and among the Company and certain investors named therein, which was filed as Exhibit 10.12 to our Annual Report on Form 10-K filed on January 8, 2021.
10.5	Securities Purchase Agreement, dated as of June 6, 2018, by and between the Company and L2 Capital, LLC, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 12, 2018.
10.6	Promissory Note, issued as of June 6, 2018 by the Company in favor of L2 Capital, LLC, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on June 12, 2018.
10.7	Securities Purchase Agreement, dated June 15, 2018, between the Company and each purchaser named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 21, 2018.
10.8	Registration Rights Agreement, dated June 15, 2018, by and between the Company and each purchaser named therein, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on June 21, 2018.
10.9	Form of Securities Purchase Agreement, dated as of August 9, 2018, by and between the Company and each purchaser named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 10, 2018.
10.10	Form of Registration Rights Agreement, dated as of August 9, 2018, by and between the Company and each purchaser named therein, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on August 10, 2018.

IX

10.11	Securities Purchase Agreement, dated October 18, 2018, by and between the Company and each investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 24, 2018.
10.12	Security Agreement, dated October 18, 2018, by and among the Company, Maven Coalition, Inc., HubPages, Inc., SM Acquisition Co., Inc., and each investor named therein, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed on October 24, 2018.
10.13	Subsidiary Guarantee, dated October 18, 2018, by Maven Coalition, Inc., HubPages, Inc., and SM Acquisition Co., Inc., in favor of each investor named therein, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed on October 24, 2018.
10.14	Securities Purchase Agreement, dated December 12, 2018, by and between the Company and each investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on December 13, 2018.
10.15	Registration Rights Agreement, dated December 12, 2018, by and between the Company and each investor named therein, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on December 13, 2018.
10.16	Securities Purchase Agreement, dated March 18, 2019, by and between the Company and each investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 22, 2019.
10.17	Registration Rights Agreement, dated March 18, 2019, by and between the Company and each investor named therein, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on March 22, 2019.
10.18	Securities Purchase Agreement, dated March 27, 2019, by and between the Company and each investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 28, 2019.
10.19	Registration Rights Agreement, dated March 27, 2019, by and between the Company and each investor named therein, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on March 28, 2019.
10.20	Securities Purchase Agreement, dated April 8, 2019, by and between the Company and each investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on April 12, 2019.
10.21	Registration Rights Agreement, dated April 8, 2019, by and between the Company and each investor named therein, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on April 12, 2019.
10.22
Note Purchase Agreement, dated June 10, 2019, by and among the Company, Maven Coalition, Inc., HubPages, Inc., Say Media, Inc., TST Acquisition Co., Inc., and the investors named therein, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on June 12, 2019.
10.23	Form of 12% Note due July 31, 2019, which was filed as Exhibit 10.4 to our Current Report on Form 8-K filed on June 12, 2019.
10.24	Pledge and Security Agreement, dated June 10, 2019, by and among the Company, Maven Coalition, Inc., HubPages, Inc., Say Media, Inc., TST Acquisition Co., Inc., and the investor named therein, which was filed as Exhibit 10.5 to our Current Report on Form 8-K filed on June 12, 2019.
10.25	Amended and Restated Note Purchase Agreement, dated June 14, 2019, by and among the Company, Maven Coalition, Inc., HubPages, Inc., Say Media, Inc., TST Acquisition Co., Inc., and the investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 19, 2019.
10.26	Form of 12% Note due June 14, 2022, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on June 19, 2019.
10.27	Confirmation and Ratification Agreement, dated June 14, 2019, by and among the Company, Maven Coalition, Inc., HubPages, Inc., Say Media, Inc., TST Acquisition Co., Inc., and the investor named therein, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on June 19, 2019.

X

10.28	Form of Securities Purchase Agreement, dated as of June 28, 2019, by and among the Company and each of the several purchasers named thereto, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on July 3, 2019.
10.29	Form of Registration Rights Agreement, dated as of June 28, 2019, by and among the Company and each of the several purchasers named thereto, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on July 3, 2019.
10.30	First Amendment to Amended and Restated Note Purchase Agreement, dated August 27, 2019, by and among the Company, Maven Coalition, Inc., HubPages, Inc. Say Media, Inc., TheStreet, Inc., f/k/a TST Acquisition Co., Inc., Maven Media Brands, LLC, and the investor named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on September 3, 2019.
10.31	Form of Second Amended and Restated Promissory Note due June 14, 2022, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on September 3, 2019.
10.32	Form of Securities Purchase Agreement, dated as of October 7, 2019, by and among the Company and each of the several purchasers named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 11, 2019.
10.33	Form of Registration Rights Agreement, dated as of October 7, 2019, by and among the Company and each of the several purchasers named therein, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on October 11, 2019.
10.34	Second Amended and Restated Note Purchase Agreement, dated as of March 24, 2020, by and among the Company, Maven Coalition, Inc., TheStreet, Inc. Maven Media Brands, LLC, the agent and the purchaser, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on March 30, 2020.
10.35	Form of 15% Delayed Draw Term Note, issued on March 24, 2020, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on March 30, 2020.
10.36	Form of Series H Securities Purchase Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on August 20, 2020.
10.37	Form of Series J Securities Purchase Agreement, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on September 9, 2020.
10.38	Form of Series J Registration Rights Agreement, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on September 9, 2020.
10.39	Form of Series K Securities Purchase Agreement by and among the Company and each of the several purchasers named therein, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on October 28, 2020.
10.40	Form of Series K Registration Rights Agreement by and among the Company and each of the several purchasers named therein, which was filed as Exhibit 10.2 to our Current Report on Form 8-K filed on October 28, 2020.
10.41	Amendment No. 1 to Second Amended and Restated Note Purchase Agreement, dated October 23, 2020, among the Company, the guarantors from time to time party thereto, each of the purchasers named therein, and BRF Financial Co., LLC, in its capacity as agent for the purchasers, which was filed as Exhibit 10.3 to our Current Report on Form 8-K filed on October 28, 2020.
10.42	Sublease, dated January 14, 2020, by and between Saks & Company LLC and Maven Coalition, Inc., which was filed as Exhibit 10.51 to our Annual Report on Form 10-K filed on August 16, 2021.
10.43	Sublease Agreement, dated April 25, 2018, by and between Hodgson Meyers Communications, Inc. and Maven Coalition, Inc., which was filed as Exhibit 10.56 to our Annual Report on Form 10-K filed on August 16, 2021.
10.44	Asset Purchase Agreement, dated March 9, 2020, by and among Maven Coalition, Inc., Petametrics Inc., doing business as LiftIgniter, and the Company, which was filed as Exhibit 10.55 to our Annual Report on Form 10-K filed on August 16, 2021.
10.45+	Consulting Agreement, dated August 26, 2020, by and between Maven Coalition, Inc. and James C. Heckman, Jr., which was filed as Exhibit 10.62 to our Annual Report on Form 10-K filed on January 8, 2021.

XI

10.46+	Separation Agreement, effective as of September 2, 2020, by and between the Company and James C. Heckman, Jr., which was filed as Exhibit 10.55 to our Annual Report on Form 10-K filed on August 16, 2021.
10.47+	Form of Stock Option Award Agreement – 2016 Stock Incentive Plan, which was filed as Exhibit 10.62 to our Annual Report on Form 10-K filed on August 16, 2021.
10.48+	Form of Stock Option Award Agreement – 2019 Equity Incentive Plan, which was filed as Exhibit 10.63 to our Annual Report on Form 10-K filed on August 16, 2021.
10.49	Note, dated April 6, 2020, issued by TheStreet, Inc. in favor of JPMorgan Chase Bank, N.A. , which was filed as Exhibit 10.64 to our Annual Report on Form 10-K filed on August 16, 2021.
10.50+	Executive Chairman Agreement, dated as of June 5, 2020, by and between the Company and John Fichthorn, which was filed as Exhibit 10.68 to our Annual Report on Form 10-K filed on August 16, 2021.
10.51+	Independent Director Agreement, effective as of November 3, 2017, by and between B. Rinku Sen and the Company, which was filed as Exhibit 10.70 to our Annual Report on Form 10-K filed on August 16, 2021.
10.52+	Independent Director Agreement, effective as of September 3, 2018, by and between the Company and Todd D. Sims, which was filed as Exhibit 10.71 to our Annual Report on Form 10-K filed on August 16, 2021.
10.53+	First Amendment to the 2016 Stock Incentive Plan, which was filed as Exhibit 10.80 to our Annual Report on Form 10-K filed on August 16, 2021.
10.54+	Second Amendment to the 2016 Stock Incentive Plan, which was filed as Exhibit 10.81 to our Annual Report on Form 10-K filed on August 16, 2021.
10.55+	Form of Restricted Equity Award Grant Note – 2019 Equity Incentive Plan, which was filed as Exhibit 10.82 to our Annual Report on Form 10-K filed on August 16, 2021.
10.56+	Form of Restricted Stock Unit Grant Notice – 2019 Equity Incentive Plan, which was filed as Exhibit 10.83 to our Annual Report on Form 10-K filed on August 16, 2021.
10.57+	Stock Option Award Agreement, dated March 11, 2019, by and between the Company and Douglas B. Smith, which was filed as Exhibit 10.84 to our Annual Report on Form 10-K filed on August 16, 2021.
10.58+	Stock Option Award Agreement, dated March 11, 2019, by and between the Company and Douglas B. Smith, which was filed as Exhibit 10.85 to our Annual Report on Form 10-K filed on August 16, 2021.
10.59	Assignment Agreement, dated October 3, 2019, by and among, the Company, ABG-SI LLC, Meredith Corporation, and TI Gotham Inc., which was filed as Exhibit 10.106 to our Annual Report on Form 10-K filed on January 8, 2021.
10.60	Employee Leasing Agreement, dated October 3, 2019, by and between the Company and Meredith Corporation, which was filed as Exhibit 10.107 to our Annual Report on Form 10-K filed on January 8, 2021.
10.61	Outsourcing Agreement, dated October 3, 2019, by and between the Company and Meredith Corporation, which was filed as Exhibit 10.108 to our Annual Report on Form 10-K filed on January 8, 2021.
10.62	Transition Services Agreement – theMaven, dated October 3, 2019, by and between the Company and Meredith Corporation, which was filed as Exhibit 10.109 to our Annual Report on Form 10-K filed on January 8, 2021.
10.63	Assignment and Assumption Agreement, dated October 3, 2019, by and among Meredith Corporation, TI Gotham Inc., and the Company, which was filed as Exhibit 10.110 to our Annual Report on Form 10-K filed on January 8, 2021.
10.64	Channel Partners Warrant Program adopted on March 10, 2019, which was filed as Exhibit 10.111 to our Annual Report on Form 10-K filed on April 9, 2021.
10.65	Channel Partners Warrant Program adopted on May 20, 2020, which was filed as Exhibit 10.112 to our Annual Report on Form 10-K filed on April 9, 2021.
10.66+	2020 Outside Director Compensation Policy, adopted as of January 1, 2020, which was filed as Exhibit 10.113 to our Annual Report on Form 10-K filed on April 9, 2021.

XII

10.67+	Amendment to 2020 Outside Director Compensation Policy, dated May 27, 2020, which was filed as Exhibit 10.114 to our Annual Report on Form 10-K filed on April 9, 2021.
10.68+	Stock Option Award Agreement, dated January 16, 2019, by and between the Company and Andrew Q. Kraft, which was filed as Exhibit 10.119 to our Annual Report on Form 10-K filed on April 9, 2021.
10.69+	Stock Award Agreement, dated January 16, 2019, by and between the Company and Andrew Q. Kraft, which was filed as Exhibit 10.120 to our Annual Report on Form 10-K filed on April 9, 2021.
10.70+	Maven Executive Bonus Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on January 14, 2021.
10.71	Amendment No. 1 to Agreement and Plan of Merger, dated July 12, 2019, by and among the Company, TheStreet, Inc., and TST Acquisition Co., Inc., which was filed as Exhibit 10.113 to our Annual Report on Form 10-K filed on April 9, 2021.
10.72+	Executive Employment Agreement, effective January 1, 2021, by and between the Company and Paul Edmondson, which was filed as Exhibit 10.4 to our Current Report on Form 8-K on February 23, 2021.
10.73+	Amended and Restated Executive Employment Agreement, effective January 1, 2021, by and between the Company and Douglas B. Smith, which was filed as Exhibit 10.2 to our Current Report on Form 8-K on February 23, 2021.
10.74	Exchange Agreement, dated October 31, 2020, by and between the Company and James C. Heckman, which was filed as Exhibit 10.125 to our Annual Report on Form 10-K filed on April 9, 2021.
10.75+	Stock Option Grant Notice, dated April 10, 2019, by and between the Company and Paul Edmondson, which was filed as Exhibit 10.127 to our Annual Report on Form 10-K filed on April 9, 2021.
10.76+	Stock Option Grant Notice, dated April 10, 2019, by and between the Company and James Heckman, which was filed as Exhibit 10.128 to our Annual Report on Form 10-K filed on April 9, 2021.
10.77+	Stock Option Grant Notice, dated April 10, 2019, by and between the Company B. Rinku Sen, which was filed as Exhibit 10.129 to our Annual Report on Form 10-K filed on April 9, 2021.
10.78+	Stock Option Grant Notice, dated April 10, 2019, by and between the Company and Douglas Smith, which was filed as Exhibit 10.130 to our Annual Report on Form 10-K filed on April 9, 2021.
10.79+	Form of Amendment to Stock Option Award Agreement, by and between the Company and certain grantees awarded stock options on April 10, 2019, which was filed as Exhibit 10.131 to our Annual Report on Form 10-K filed on April 9, 2021.
10.80+	Executive Employment Agreement, effective as of January 1, 2021, by and between the Company and Jill Marchisotto, which was filed as Exhibit 10.5 to our Current Report on Form 8-K on February 23, 2021.
10.81+	Executive Employment Agreement, effective as of February 18, 2021, by and between the Company and Robertson Barrett, which was filed as Exhibit 10.3 to our Current Report on Form 8-K on February 23, 2021.
10.82	Services Agreement, dated as of December 22, 2020, by and between the Company and Whisper Advisors, LLC, which was filed as Exhibit 10.134 to our Annual Report on Form 10-K on April 9, 2021.
10.83+	Stock Option Award Agreement, dated September 14, 2018, by and between the Company and Paul Edmondson, which was filed as Exhibit 10.135 to our Annual Report on Form 10-K on April 9, 2021.
10.84+	Stock Option Award Agreement, dated September 14, 2018, by and between the Company and James Heckman, which was filed as Exhibit 10.136 to our Annual Report on Form 10-K on April 9, 2021.
10.85+	Restricted Stock Award Grant Notice, effective January 1, 2019, by and between the Company and B. Rinku Sen, which was filed as Exhibit 10.137 to our Annual Report on Form 10-K on April 9, 2021.

XIII

10.86+	Amended and Restated Executive Employment Agreement, effective January 1, 2021, by and between the Company and Andrew Kraft, which was filed as Exhibit 10.6 to our Current Report on Form 8-K on February 23, 2021.
10.87+	Second Amended and Restated Executive Employment Agreement, effective January 1, 2021, by and between the Company and Avi Zimak, which was filed as Exhibit 10.7 to our Current Report on Form 8-K on February 23, 2021.
10.88+	Second Amendment to theMaven, Inc.’s 2019 Equity Incentive Plan, dated February 18, 2021, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on February 24, 2021.
10.89+	First Amendment to theMaven, Inc.’s 2019 Equity Incentive Plan, dated March 16, 2020, which was filed as Exhibit 10.141 to our Annual Report on Form 10-K on April 9, 2021.
10.90+	2019 Equity Incentive Plan, which was filed as Exhibit 10.142 to our Annual Report on Form 10-K on April 9, 2021.
10.91+	Letter Agreement between the Company and Joshua Jacobs, effective as of March 9, 2021, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on March 12, 2021.
10.92+	Restricted Stock Award Grant Notice, effective March 9, 2021, by and between the Company and Eric Semler, which was filed as Exhibit 10.144 to our Annual Report on Form 10-K on April 9, 2021.
10.93	Financing and Security Agreement, dated February 2020, by and among Maven Coalition, Inc., theMaven, Inc., Maven Media Brands, LLC, TheStreet, Inc., and FPP Finance LLC, which was filed as Exhibit 10.8 to our Quarterly Report on Form 10-Q on May 7, 2021.
10.94	First Amendment to Financing and Security Agreement, dated March 24, 2020, by and among Maven Coalition, Inc., theMaven, Inc., Maven Media Brands, LLC, TheStreet, Inc., and FPP Financing LLC, which was filed as Exhibit 10.9 to our Quarterly Report on Form 10-Q on May 7, 2021.
10.95	Intercreditor Agreement, dated February 24, 2020, by and between FPP Finance LLC and BRF Finance Co., LLC, which was filed as Exhibit 10.10 to our Quarterly Report on Form 10-Q on May 7, 2021.
10.96	Amendment No. 1 to Intercreditor Agreement, dated March 24, 2020, by and between FPP Finance LLC and BRF Finance Co., LLC, which was filed as Exhibit 10.11 to our Quarterly Report on Form 10-Q on May 7, 2021.
10.97	Amendment No. 2 to Second Amended and Restated Note Purchase Agreement, dated as of May 19, 2021, by and among the Company, Maven Coalition, Inc., TheStreet, Inc., Maven Media Brands, LLC, and the Agent, and the Purchaser, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on May 25, 2021.
10.98	Form of Securities Purchase Agreement among the Company and each of the several purchasers signatory thereto, which was filed as Exhibit 10.2 to our Current Report on Form 8-K on May 25, 2021.
10.99	Form of Registration Rights Agreement among the Company and each of the several purchasers signatory thereto, which was filed as Exhibit 10.3 to our Current Report on Form 8-K on May 25, 2021.
10.100	Stock Purchase Agreement, dated June 4, 2021, by and among the Company, Maven Media Brands, LLC, College Spun Media Incorporated, Matthew Lombardi, Alyson Shontell Lombardi, Timothy Ray, Andrew Holleran, and the Representative, which was filed as Exhibit 10.1 to our Current Report on Form 8-K filed on June 7, 2021.
10.101+	Amended & Restated Executive Employment Agreement, dated June 14, 2020, by and between the Company and Avi Zimak, which was filed as Exhibit 10.140 to our Annual Report on Form 10-K filed on August 16, 2021.
10.102+	Director Agreement – Strategic Financing Addendum, dated May 1, 2020, by and between the Company and Joshua Jacobs which was filed as Exhibit 10.141 to our Annual Report on Form 10-K filed on August 16, 2021.
10.103*	Amended Consulting Agreement, dated June 3, 2021, by and between the Company, Maven Coalition, Inc., and James C. Heckman Jr.
10.104*	General Release and Continuing Obligations Agreement, dated June 3, 2021, by and between the Company, Maven Coalition, Inc., Maven Media Brands, LLC, TheStreet Inc., Heckman Media, LLC, and James C. Heckman Jr.

XIV

10.105+*	Amendment to 2016 Stock Incentive Plan Option Agreement, dated June 3, 2021, by and between the Company and James C. Heckman Jr.
10.106+*	Amendment to 2019 Equity Incentive Plan Option Agreement, dated June 3, 2021, by and between the Company and James C. Heckman Jr.
14.1	Amended and Restated Business Code of Ethics and Conduct, which was filed as Exhibit 14.1 to our Annual Report on Form 10-K filed on August 16, 2021.
14.2	Code of Ethics for Financial Officers, which was filed as Exhibit 14.2 to our Annual Report on Form 10-K filed on August 16, 2021.
21.1	Subsidiaries, which was filed as Exhibit 21.1 to our Annual Report on Form 10-K filed on August 16, 2021.
23.1*	Consent of Marcum LLP.
23.2**	Consent of Baker & Hostetler LLP (included on Exhibit 5.1).
24*	Power of Attorney (included on the signature page).

101.INS XBRL*	Instance Document.
101.SCH XBRL*	Taxonomy Extension Schema Document.
101.CAL XBRL*	Taxonomy Extension Calculation Linkbase Document.
101.DEF XBRL*	Taxonomy Extension Definition Linkbase Document.
101.LAB XBRL*	Taxonomy Extension Label Linkbase Document.
101.PRE XBRL*	Taxonomy Presentation Linkbase Document.
104*	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

*	Filed herewith
**	To be filed by an amendment to this registration statement.
+	Employment Agreement

XV

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

XVI

The undersigned hereby further undertakes that:

(1)	For purposes of determining any liability under the Securities Act the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

XVII

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 26, 2021.

THEMAVEN, INC.

By:	/s/ Ross Levinsohn
Name: Ross Levinsohn
Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints, Ross Levinsohn and Douglas B. Smith, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their, his, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Each of the undersigned has executed this power of attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title

/s/ ROSS LEVINSOHN	Chief Executive Officer and Director
Ross Levinsohn	(Principal Executive Officer)
Date: October 26, 2021

/s/ DOUGLAS B. SMITH	Chief Financial Officer
Douglas B. Smith	(Principal Financial and Accounting Officer)
Date: October 26, 2021

/s/ H. HUNT ALLRED	Director
H. Hunt Allred
Date: October 26, 2021

/s/ CARLO ZOLA	Director
Carlo Zola
Date: October 26, 2021

/s/ LAURA LEE	Director
Laura Lee
Date: October 26, 2021

/s/ CHRISTOPHER PETZEL	Director
Christopher Petzel
Date: October 26, 2021

/s/ DANIEL SHRIBMAN	Director
Daniel Shribman
Date: October 26, 2021

/s/ TODD D. SIMS	Director
Todd D. Sims
Date: October 26, 2021

XVIII